                                                                   EXHIBIT 10.14


                                 EXECUTION COPY



--------------------------------------------------------------------------------
                            GENERAL SUPPLY AGREEMENT


                                     BETWEEN


                           ADVANCED TELCOM GROUP INC.


                                       AND


                            LUCENT TECHNOLOGIES INC.
--------------------------------------------------------------------------------



                         CONTRACT NUMBER LNM99NMYK09ATG


The mailing, delivery or negotiation of this Agreement by either party or its agent or attorney shall not be deemed an offer by such party to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Agreement shall not be binding upon either party, nor shall such party have any obligations or liabilities or the other party any rights with respect thereto, or with respect to the transactions contemplated by the Agreement, unless and until the Agreement has been approved by the executive officers and/or Board of Directors of such party and such party has executed and delivered this Agreement. Until such execution and delivery of this Agreement by a party, such party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

EXHIBITS
--------
     A         Octel Products

     B         Octel Services

     C         SAS Products, Pricing, & Support

     D         CS Support Schedule - Billdats

     E         Planning & Program Management

     F         Checkmate Direct & Indirect

     G         SOW - NRC

     H         Kenan (To Be Provided)

     I         Cabernet (To Be Provided)

     J         Co-Marketing Program

     K         BOA

     L         PMO

     M         IMO

     N         FMO (To Be Provided)




                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

                            GENERAL SUPPLY AGREEMENT

This General Supply Agreement (Contract Number LNM99NMYK09ATG and referred to as "Agreement") is made and entered into on July 28, 1999 (the "Effective Date"),by and between Lucent Technologies Inc. ("Seller"), a Delaware corporation operating through its Global Services Provider group, with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and Advanced TelCom Group Inc., a Delaware corporation with offices located at 100 Stony Point Road, Suite 130, Santa Rosa, California 95401 (hereinafter "Customer").

WHEREAS, Seller has expertise and experience in designing, recommending, configuring, building, supplying, installing, and servicing telecommunications network systems;

WHEREAS, Customer desires to provide facilities-based commercial telecommunications services;

WHEREAS, Seller desires to provide to Customer, and Customer desires to procure from Seller, products, licensed materials and services for the purposes of building and maintaining a telecommunications Network (as defined below) based on the terms and conditions set forth in this Agreement and the terms, conditions, and Specifications set forth in the Attachments to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be lawfully bound agree as follows:


                              ARTICLE I DEFINITIONS

DEFINITIONS

For the purpose of this Agreement, the following definitions will apply:

a) "Acceptance Test" means the testing which may be performed jointly by Seller and Customer during the Acceptance Test Period to determine that the Deliverables or Network Elements or other portion of the Network has been installed in accordance with the mutually agreed upon Acceptance Test plan in the applicable Attachment or, if none is specified, in accordance with Seller's standard acceptance testing procedures.

b) "Acceptance Test Period" means the applicable period set forth in days as specified in Attachments to this Agreement. Where not specified, the Acceptance Test Period shall be thirty (30) days after issuance of the Notice of Completion if Deliverables or Network Elements are installed by Seller, or, if not installed or implemented by Seller, within thirty (30) days after delivery.

c) "Affiliate" means any United States entity, which controls, is controlled by, or is under common control with Customer. "Control" means (i) in the case of corporate entities, direct or indirect beneficial ownership of more than fifty percent (50%) of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (ii) in the case of non-corporate entities, a direct or indirect beneficial equity interest of more than fifty percent (50%) of the entity; or, in either case, otherwise having the right to direct and control the operations of such entity.

d) "Agreement" means this General Supply Agreement and all Attachments incorporated by reference and attachment.

e) "Application Software" means those general purpose Licensed Materials used for provisioning, Integration, Implementation and continuing support maintenance of the Network, as part of Seller licensed Software but not Firmware. Application Software does not include either host switch Software or host switch Software features.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

f) "Architecture" means documented set of rules and standards, functional requirements and functional specifications related to the network and application design and process models, application and network architecture methodologies, and the application and network frameworks that will deliver voice and data services meeting the requirements of the Agreement. Architecture provides the foundation and boundaries when building, modifying, or selecting Products, Deliverables, and Services.

g) "Attachment" means any Exhibits, Statements of Work, Schedules, or any other documents that are attached to this Agreement.

h) "Backwards Compatible" means (i) with respect to Licensed Materials, the ability of newer or more advanced versions to function seamlessly with the most recent older or less advanced major release of such Software or other Licensed Materials and with all existing in-service Seller Provided Products only, already installed or already ordered from Seller to be installed in the Network, and (ii) with respect to Seller Provided Products, the interoperability and compatibility of such Seller Provided Products with existing infrastructure resulting in no reduction in the existing level of Functionality of the existing infrastructure. For the purposes of this definition, any particular version of Licensed Materials shall mean only a software upgrade or software enhancement.

i) "Business Support System" means all interconnected and interworking software and/or manual applications and their associated processes that are related to customer service, operations, telemarketing, telesales, sales and marketing to achieve revenue projections; or any other system used internal to ATG and Lucent to maintain or improve operational effectiveness. Examples include reporting, cost control, revenue assurance, and ordering systems.

j) "Change Order" means changes by Customer to an order which has been previously accepted by Seller as further described in Section 3.4 hereof.

k) "City Specific Plan" means a plan that addresses the facilities, timing, Network design, functional specifications and scope of Installation, Integration, and Implementation for that portion of the Network Architecture and Network Technology to be implemented in a particular city.

l) "Commercial Service" means, with respect to any Products or Licensed Materials the use of such Products or Licensed Materials to bring non-trial, billable services to any customer of Customer.

m) "Customer" means Advanced TelCom Group Inc. and those United States Affiliates who may purchase under this Agreement as "Customer" pursuant to
    Section 2.2 hereof.

n) "Customer Price List" means a list of prices, fees, or charges for the Deliverables and Services procured under this Agreement. Each Customer Price List shall be included in an Attachment to this Agreement.

o) "Cutover" means the date upon which the Deliverables at each Customer switch site are commissioned for service into the public switch network.

p) "Deliverable" means any tangible materials, Product(s), Licensed Material(s), or an end product of a Service delivered by Seller pursuant to this Agreement, Exhibits, or other applicable Attachments.

q) "Delivery Date" means the respective date by which a Deliverable specified in this Agreement arrives at the destination specified in the order.

r) "Designated Processor" means the Product on which licenses to Use Licensed Materials are granted.

s) "Enterprise Connectivity" means the physical and logical connection of employees, customers, trading partners, Products, Deliverables, Services and software systems required to access one or multiple operating systems, Operational Support Systems, Business Support Systems, and other


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
    required Third Party interfaces and systems in a secure and timely fashion from any location using authorized computers.

t) "Firmware" means a combination of (1) hardware and (2) Software represented by a pattern of bits contained in such hardware.

u) "Fit" means physical size or mounting arrangement (e.g., electrical or mechanical connections).

v)  "Form" means physical shape.

w) "Function" means the operations, features and functions that the Product performs, the behavior that the Product exhibits, and the performance of such Product.

x) "Implementation" means all program management and work effort required to plan and verify that the communications Network interfaces to and interconnects with all required third party products and mediated, services, Operational Support Systems and Business Support System required to order, provision and provide complete and accurate service fulfillment to end customers.

y)  "Implementation Acceptance" has the meaning set forth in Section 3.10

z) "Initial Term" means the period beginning on the Effective Date of this Agreement and ending four (4) years thereafter.

aa) "Installation" means all program management and work effort required to plan, verify facilitates and all required gray iron, verify communications equipment, the physical install of all identified gray iron and communications equipment, physical interconnection via wiring scheme/harnesses, loading and/or initiation of first software install, verification of full interconnection and operability testing of the network, and written acceptance and hand-off to the Integration Phase.

bb) "Installation Acceptance" has the meaning set forth in Section 3.8.

cc) "Integration" means all program management and work effort required to plan and verify the ability to access, connect, disconnect, configure, manage, monitor, and test via local and remote terminal connection, whether using in-band or out-of-band methods all elements of the Network with written acceptance and hand-off to the Implementation Phase.

dd) "Integration Acceptance" has the meaning set forth in Section 3.9.

ee) "Licensed Materials" means the Software and Related Documentation for which Seller grants licenses under this Agreement, which may include any Software described in any Attachment hereto or any Customer Price List. Unless specifically set forth in this Agreement or otherwise agreed by the parties, no Source Code versions of Software are included in Licensed Materials, except for Customer's rights under the Escrow Agreement.

ff) "Market Development Funds" means the suite of Seller's marketing tools and Services described in Exhibit F that are available to Customer as Market Development Funds and will be calculated as [*] of the total purchase amounts paid to Seller for Switching and Access Products.

gg) "Minimum Purchase Amount" has the meaning set forth in Section 2.5.

hh) "Network" means the physical hardware and software Products related to the transport, transmission, access, and application Network communications infrastructure used by Customer to its customers via centralized and distributed business offices in a variety of combinations. The demarcation points of the Network shall be coincident with the Customer demarcation points. It is anticipated that the Network will include domestic intra-city networks, inter-city networks, international networks and international intra-city networks.

ii) "Network Architecture" means the overall design and architecture specification for the Network, including sizing and engineering requirements, from which the Network Technology, as part of the overall Solution, is developed.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
                                      -4-

jj) "Network Element" means any transport, transmission, and access Products or set of interrelated Products used in the delivery of services necessary for the proper operation of the Network, which will be set forth in the Network Technology, and result in the specified Solution.

kk) "Network Technology" means the Deliverable developed from the Network Architecture by Seller for review and approval by Customer, all as set forth in Schedule A, that identifies the Product and transport specifications for implementation as part of the City-Specific Plans.

ll) "Notice of Completion" has the meaning set forth in Section 3.8.

mm) "Operating Support Systems" means all interconnected and interworking software and/or manual applications and related methods, processes and procedures required to support the overall operations of the Network, Network Technology, Network Elements, and the broadest definition of the service activation, service fulfillment and service assurance with regards to the ordering, provisioning, billing, and customer service disciplines.

nn) "Outage" has the meaning set forth in Section 6.5.

oo) "Product" means equipment, hardware, and parts and components thereof provided by Seller under this Agreement, which may include, at Customer's election, any Product described in any Attachment hereto, any firm price quotation or any Customer Price List, or any other Product made available by Seller to other parties during the Term, provided, however, that a Product will become subject to this Agreement only when included in an Attachment hereto.

pp) "Program Management" has the meaning set forth in Section 3.1.

qq) "Related Documentation" means materials useful in connection with Software such as, but not limited to, flowcharts, logic diagrams and listings, program descriptions and Specifications.

ss) "Services" mean activities provided by Seller to Customer under this Agreement, which may include, at Customer's election, any Service described in Section 5 hereto, any Attachment hereto, any firm price quotation or any Customer Price List, any other Service made available by Seller to other parties during the Term, or any other Service necessary or useful for designing, building and maintaining the Network, including but not limited to, design, engineering, configuration, installation, provisioning, integration testing, maintenance, repair and monitoring.

tt) "Software" means a computer program in object code or run-time form consisting of a set of logical instructions and tables of information that guide the functioning of a processor. Such program may be contained in any medium whatsoever, including Firmware. However, the term "Software" does not mean or include such medium.

uu) "Solution" means all Products, Licensed Materials and Services designed and architected to meet an agreed Specification or set of Specifications allowing Customer to deliver voice and data by Seller services to its customers.

vv) "Source Code" means any version of Software incorporating high-level or assembly language in human perceivable form that generally is not directly executable by a processor.

ww) "Specifications" means Seller's or its vendor's technical specifications for particular Products or Software furnished hereunder, which, if not included in the Attachments, Seller shall provide to Customer as soon as practicable after Customer's request, and which, if not earlier provided, Seller shall automatically provide with Customer's first order of the corresponding Product or Software item.(Can we do this?)

xx) "Statement of Work" (SOW) means a detailed description of Services to be performed which includes the expected completion dates of such Services. A Statement of Work may be updated from time to time upon mutual written consent of the parties.

yy) "Term" means the Initial Term and any extension or extensions agreed by the parties as set forth in Section 2.1.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

zz) "Third-Party Products" means equipment, hardware, Software or components thereof which are procured by Customer (or by Seller on behalf of Customer) from a third party and which are recommended or approved in writing by Lucent for use in the Network.

aaa)"Use," with respect to Software, means installing the Software onto a computer, loading the Software, or any portion thereof into a computer, executing the instructions and tables contained in such Software, whether alone or in conjunction with other software, providing input to and obtaining output from such Software, using any such output, modifying user controlled modules of such Software, reproducing the Software for backup and archival purposes, and otherwise using the Software as described in the Related Documentation.

bbb) "Work" means Product, Licensed Materials and/or Services provided to Customer pursuant to this Agreement.



                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

                          ARTICLE 2 SCOPE AND STRUCTURE

2.1   TERM OF AGREEMENT

      The Initial Term of this Agreement shall commence on the Effective Date and shall continue in effect thereafter for the Initial Term. Upon written notice from Customer, no less than sixty (60) days prior to the expiration of the Initial Term, or any extension thereof, Customer may, at its sole discretion extend this Agreement for successive one (1) year terms provided that Customer has subsequently met its payment obligation as set forth in this Agreement and is not in material breach of this Agreement. The parties agree on the applicable terms, conditions, specifications and pricing. Upon execution and delivery of this Agreement, the Letter of Intent for Proposed Definitive Agreement(s) Between Advanced Telecom Group, Inc. and Lucent Technologies Inc. dated November 19, 1998 (as amended) is hereby superseded and effectively terminated, and the rights and obligations of the parties with respect to the Proposal No. GS-98-1H7532A1 dated September 4, 1998 and supplemented October 15, 1998 shall retroactively and hereafter be governed by this Agreement.


2.2   SCOPE

      This Agreement sets forth the general terms and conditions under which Customer may purchase and receive Products, Deliverables and Services from Seller for Customer's own use within North America. It is Customer's objective to engage Seller to provide program and project management services, network and system design and architecture services, installation, integration, and implementation services, hardware and software products, and to generally supply Customer with requested Lucent and potentially third party products and services as required, due to the business and industry dynamics as may be dictated by change and more over, provision, monitor, and maintain the service fulfillment of the Customer's nationwide multi-service delivery communications Network. By entering into this Agreement, Customer and Seller desire to leverage Seller's core competencies in both products in designing, implementing, supplying and maintaining the Network. As more fully described in the schedules hereto, Seller and Customer will cooperatively define all program management, scheduling, product, and service requirements and specifications that describe the specific Products, Deliverables, and Services the Seller will be responsible for. Following is a high-level list of such responsibilities:


      i. Develop and document the end-to-end design and architecture of the Network;

      ii. Develop and document the design and architecture of the end-to-end Network Technology;

      iii. Develop and document required plans including which products, deliverables, services, schedules and resources are required to execute the Installation, Integration, and Implementation of the Network and Network Technology;

      iv. Develop and document required plans including which products, deliverables, services, schedules, and resources required to execute the Enterprise Connectivity of the Network and Network Technology to the operating systems, Operational Support Systems, Business Support Systems, and other required Third Party interfaces and systems.

      v. Consistent with the terms of this Agreement, acquire (on Customer's behalf) the required Network Elements and related Services for the installation, integration, and implementation of the Network and Network Technology;


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

      vi. Program manage, project manage, and provide the physical and logical Installation, Configuration, Integration, Implementation, and testing of the Network Elements individually, with each other, and as part of Network and Network Technology overall Acceptance certification; and

      vii. Program manage, project manage, and provide the physical and logical Installation, Configuration, Integration, Implementation, and testing of the Network, Network Technology, Network Elements individually, with each other, and as part of the Customer's end-to-end Solution that includes Operating Systems, Operational Support Systems, Business Support Systems, and required Third Party interfaces and systems; and

      viii. Provide continued Product, Deliverable and Service planning, design, architecture, engineering, installation, integration, and implementation, and maintenance support for the Network, Network Technology, Network Elements, Operating Systems, Operational Support Systems, Business Support Systems, and other Third Party interfaces and systems as it may evolve and expand.


      Customer will designate Seller as Customer's preferred provider of Products, Deliverables and Services for the Network, Network Technology, Network Elements for the term of this Agreement; provided Seller's Products, Deliverables and Services meet Customer's needs and preferences with regard to Form, Fit, Function and price. Notwithstanding Seller's preferred provider status, nothing in this Section 2.2 shall be interpreted to limit Customer's rights to make purchases of any Products and software from other vendors.


2.3   AFFILIATES

      Customer and its North America Affiliates may place orders under this Agreement. By virtue of placing orders with Seller, Customer hereby guarantees the performance of such Affiliates to comply with the terms and conditions of the Agreement and payment of all invoices for such Affiliates. Customer shall promptly notify Seller in writing of any change in the Affiliate status and upon losing Affiliate status, such Affiliate shall immediately be disqualified from purchasing under this Agreement. Any such notices shall automatically append to this Agreement and require no further amendments between the parties. Customer shall provide Seller a list of approved Affiliates, updated from time to time, attached as Exhibit J to this Agreement.


2.4   CONFLICTING TERMS

      Any firm price quotes, proposals, or other offers ("Offers") made by Seller to Customer during the Term shall incorporate the terms and conditions of this Agreement. Any conflicting terms and conditions of an Offer signed by an authorized representative of Seller and Customer and dated after the Effective Date will supersede the comparable terms of this Agreement.

      In the event of any conflict between the Agreement and an Attachment, the terms and conditions of the Agreement shall prevail unless a term of an Attachment expressly states that it supersedes a specific provision of the Agreement.


2.5   MINIMUM PURCHASE AMOUNT

      Under the terms and conditions and prices set forth herein and set forth in any Attachments to this Agreement and subject to Seller's performance of its obligations under this Agreement, Customer will purchase from Seller [*] ("Minimum Purchase Amount") of no less than Deliverables and Services during the Initial Term of this Agreement which shall include no less than [*] [and no less than [*] according to the following schedule:


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
                                      -8-

'

               Purchase Period                                   Cumulative Purchase Amount
               End of First 12 Months of the Initial Term        [*]

               End of Second 12 Months of the Initial Term       [*]

               End of Third 12 Months of the Initial Term        [*]

               End of Fourth 12 Months of the Initial Term       [*]

      All Deliverables ordered prior to the Effective Date shall be considered as part of the First 12 Months orders. No more than thirty (30) days after the end of each 12 months of the Initial Term, Seller and Customer will review Customer's orders for the previous period to determine if Customer has met the cumulative purchase amount. As Seller's sole remedy for Customer's failure to meet its purchase obligations under this Section, Seller reserves the right to review Customer's pricing discounts for future orders to determine if the decrease warrants revision of the pricing discounts. If Customer exceeds the cumulative purchase amount for a reviewed year, Seller shall also review its pricing discounts to determine if the increased cumulative purchase amount warrants further discounts. The above determinators shall utilize the aggregate amount of purchase orders submitted by Customer during each 12 month period, adjusting said amount by eliminating those Purchase Orders which are canceled or not paid for.


2.6   CUSTOMER RESPONSIBILITY

      Customer shall, at no charge to Seller, provide Seller with such technical information, data, or assistance as may reasonably be required by Seller to fulfill its obligations under this Agreement or order. If Customer fails to provide the technical information, data and assistance necessary for Seller to fulfill an obligation hereunder Seller shall be discharged from any such obligation until Customer provides such technical information, data or assistance. Seller shall provide Customer with such technical information, data, or assistance as may reasonably be required by Customer to fulfill its obligations under this Agreement or order. If Seller fails to provide the technical information, data and assistance necessary for Customer to fulfill an obligation hereunder Customer shall be discharged from any such obligation until Seller provides such technical information, data or assistance.


2.7   FORECASTS

      Customer hereby agrees that Customer shall provide Seller an initial forecast of the portions of the Network Elements and Services to be implemented during the first year of this Agreement within thirty (30) business days after receiving all necessary firm price quotations, recommendations and other necessary information and advice from Seller. Customer shall, every six (6) months thereafter, provide Seller a six (6) month forecast that reflects its best estimate of the quantity or volume of Network Elements and Services actually implemented. Customer will provide its best estimate of a rolling twelve (12) month forecast of Network Elements and Services to be implemented. Seller acknowledges that the last 6 months of any 12-month forecast may not be as accurate as the first 6 months.




2.8   PERMITS AND APPROVALS

      Seller represents that its Products furnished hereunder shall comply, to the extent required, with applicable FCC rules and regulations pertaining to said Products. Seller shall be responsible for obtaining necessary governmental permits required to perform its work under this Agreement. Except for the forgoing, Customer shall be responsible for obtaining necessary governmental permits required for Customer to implement and operate the Network.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
                                      -9-

                      ARTICLE 3 GENERAL TERMS AND CONDITIONS

3.1   PLANNING SERVICES AND PROGRAM MANAGEMENT.


      Seller will be responsible for the overall program management of the functions performed by Seller and Customer where such program management is required and involves Network, Network Technology, and Network Elements whereby the Seller has been selected to perform such planning, design, architecture, engineering, installation, integration, implementation, and testing of Products, Deliverables and Services. Also included are such on-going program management of plans, design, architecture, engineering, installation, integration, implementation, and testing of Network operations (e.g., Lucent NRC operations, ATG INOC operations, third party interfaces, third party product, Network Element monitoring, maintenance and support). Seller, in cooperation with Customer program management personnel, will manage master schedules, project schedules, and task schedules for functions performed by Seller, Seller subcontractors, Customer and Customer's third-party contractors in accordance with the Attachments. Seller's performance of the overall program management function does not imply responsibility for budget, cost or performance of work functions not directly controlled by Seller or its subcontractors. The Seller's program management role, as that of a single point of reference and contact for the overall plan, design, architecture, engineering, installation, integration, implementation, and testing of Products, Deliverables and Services and at a high-level will include:


      (a) Typical activities such as program/project schedule development and maintenance, roles and responsibility matrix development and maintenance, action register administration, high-level document control, change control, critical item/jeopardy escalation process management and program progress reporting;


      (b) Managing and communicating with the various responsible parties (i.e., Seller and its subcontractors, Customer and Customer-directed third party resources) as appropriate so that the Implementation meets established objectives of time, cost, functionality and service quality, as defined in the relevant City-Specific Plan. Customer will provide a single point of contact to monitor status, resolve issues and make commitments to Seller with regard to each Customer-performed function or required input; and


      (c) Attending regularly scheduled progress reviews with appropriate Customer personnel to communicate project status and resolve issues in cooperation with Customer.


3.2   ORDERS

      Customer shall submit orders to the designated Lucent Account Executive for the Deliverables and Services specified by Seller. Each order shall incorporate and be subject to the terms and conditions of this Agreement and shall contain information required by Seller to process orders.

      Unless Customer requests expedited delivery as provided below, the requested delivery date of any order must be in accordance with the delivery intervals set forth in the Attachments to this Agreement, or, if not specified therein, with Seller's standard order intervals in effect on the date of receipt of order by Seller. Seller reserves the right to change such standard order intervals upon thirty (30) business days notice to Customer but only with respect to future orders. Such


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
      change shall not affect orders accepted by Seller prior to the change to the standard order intervals.

      Customer may request that delivery of Deliverables be expedited by giving Seller as much notice as possible in advance of the requested delivery date and the reasons for the expedited delivery. Customer shall pay any and all costs and expenses that result directly from the expedited delivery.

      Electronic orders submitted by Customer shall be binding on Customer notwithstanding the absence of a signature. All orders are subject to acceptance by Seller, provided that Seller shall accept all orders that comply with the terms of this Section 3.1 and Customer is not in breach of this Agreement. Pre-printed terms and conditions on Customer's purchase order or on Seller's acceptance or invoice shall be ineffective, void and of no force and effect. Orders shall be sent by Seller's designated Account Executive to the following address:



             Lucent Technologies Inc.
             Customer Service
             6701 Roswell Road
             Building D - 3rd Floor
             Atlanta, GA 30328-2501


3.3   CHANGES IN CUSTOMER'S ORDERS

      Changes made by Customer to a purchase order which has been previously accepted by Seller (a "Change Order") are subject to acceptance by Seller. Change Orders shall be treated as a separate purchase order and shall follow the mutually agreed Change Order process. In the event Seller accepts a Change Order and such change affects Seller's ability to meet its obligations under the original purchase order any price (discount, if applicable), shipment date or Services completion date quoted by Seller with respect to such original purchase order is subject to change. Seller will provide to Customer written quotations and expected completion dates for any requested Change Orders and Seller will have ten (10) business days to accept or reject the new quotation and new completion dates.


      Seller agrees to use reasonable efforts to minimize any delayed shipment or completion date occasioned by such changes.


3.4   LATE DELIVERIES

      3.4.1 For delivery delays that are the sole fault of Seller, and provided that Customer is not in breach of this Agreement and has made invoice payments in accordance with this Agreement, Seller will use its best efforts to provide the delayed Deliverables to Customer expediently and at no additional cost to Customer.

      3.4.2 The parties agree that Seller's failure to meet the mutually agreed upon Installation Acceptance Date for the host switch and associated gray iron and power ("Host Switch Installation") will cause damages to Customer which are difficult if not impossible to ascertain and prove. The parties agree that subject to the terms and conditions set forth herein, Seller shall pay and Customer shall accept as liquidated damages, and not as a penalty, the amounts set forth in this paragraph. If due to Seller's action or inactions, Seller fails to meet such Installation Acceptance Date for the Host Switch Installation, Seller shall pay to Customer as liquidated damages for any loss or damage sustained by Customer an initial payment of [*] after a seven (7) day cure period and thereafter [*] per day, for a maximum of thirty (30) days (resulting in a maximum liability of [*]) for each host switch Installation Acceptance Date. With respect to any host switch installation for which the maximum liquidated damages become due to


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
                                      -11-

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[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

      Customer hereunder, Customer shall have the right to cancel the Purchase Order with respect to such Host Switch Installation, receive a refund of all monies and Customer shall have no further liability or obligation with respect to such Purchase Order. Also, Seller shall not be liable or responsible for liquidated damages for any delay caused by (1) Customer changes, revisions, or modifications, or special requirements of Customer not communicated and agreed to by Seller in writing as specified in the Change Order process set forth in Section 3.3; (2) Customer's failure to meet intervals specified in Schedule of Milestones contained in Schedule ____ of Exhibit C; or (3) Customer's failure to have the Host Switch Site ready as defined by the Site Ready Checklist contained in Schedule _____ of Exhibit C. Any damages for which Seller is liable pursuant as to this clause shall be credited against an invoice(s) for future Purchase Orders during the term as the partied may agree. To the extent Seller does not place Purchase Orders sufficient to credit all Late Delivery damages accrued within six (6) months of the thirty (30) day period, Seller shall refund to Customer that portion of the credit not previously credited. This provision for liquidated damages (and cancellation of the applicable Purchase Order) is intended to be and shall be in lieu of any other remedy and any other claims for damages to which Customer might otherwise be entitled for Seller's failure to timely meet the host switch Installation Acceptance Date.


3.5   CHANGES IN PRODUCTS

      Prior to shipment, Seller may, from time to time, make changes in Products with respect to future orders. Seller may modify the Product(s) drawings and Specifications or substitute Products of later design. Seller agrees that such modifications or substitutions will not impact upon Form, Fit, or Function under normal and proper use of the ordered Product as provided in Seller's Specifications. For changes that do impact the Form, Fit, or Function of the ordered Product, Seller shall notify Customer in writing one hundred eighty (180) days prior to the date that changes become effective. If Customer objects to the change, Customer shall notify Seller within thirty (30) days from the date of notice. Upon receipt of notice, Seller and Customer shall jointly determine acceptable Product alternatives.


3.6   PRICES

      Prices, fees, and charges ("Prices") for Deliverables and Services are set forth in Customer's Price Lists and based upon Seller's standard ordering and shipping intervals. If Customer desires to procure Deliverables or Services that are not listed in any of Customer's Price Lists, Customer may request that Seller provide an additional Customer Price List.


3.7   COMPETITIVE PRICE

      Provided that Customer is not in material breach of this Agreement after being notified by Seller in writing and given a reasonable opportunity to cure such breach Seller will, [*]. If Customer fails to cure a material breach of this Agreement within a reasonable time after being given written notice by Seller, the obligations of Seller under this section shall be suspended until such time as Customer cures the breach at which time Seller's obligations shall be reinstated with respect to purchases on and after the date of cure. If customer purchases Deliverables and Services for deployment in Canada, this Section shall apply to such purchases but the analysis shall be limited to Seller's other customers in Canada.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
                                      -12-

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

3.8   ACCEPTANCE OF INSTALLATION

      Following Installation of Products and Deliverables, or at such other reasonable time during the Implementation plan, Seller shall issue to Customer a written notice of completion ("Notice of Completion") certifying that the Products or Deliverables are in working order and ready for the Acceptance Test. Promptly after issuance of the Notice of Completion and no later than thirty (30) days thereafter, Seller and Customer shall conduct the Acceptance Test (or, at Customer's option, Seller alone may conduct the Acceptance Test) to confirm that the Network Elements or Deliverables have been installed in accordance with the mutually agreed acceptance standards and procedures. "Installation Acceptance" shall occur on the earlier of (i) the date Seller has corrected all material defects identified during testing; (ii) thirty (30) days after Notice of Completion if Customer fails to notify Seller of any material defects during such 30-day period; (iii) the date Customer advises Seller of acceptance; and (iv) the date Customer places the Network Elements or Deliverables into Commercial Service.

3.9   ACCEPTANCE OF INTEGRATION

      Following Integration of Products and Deliverables, or at such other reasonable time during the Integration plan, Seller shall issue to Customer a written notice of completion ("Notice of Completion") certifying that the Products or Deliverables are in working order and ready for the Integration Acceptance Test. Promptly after issuance of the Notice of Completion and no later than thirty (30) days thereafter, Seller and Customer shall conduct the Integration Acceptance Test (or, at Customer's option, Seller alone may conduct the Integration Acceptance
      Test) to confirm that the Network Elements or Deliverables have been integrated in accordance with the mutually agreed acceptance standards and procedures. "Integration Acceptance" shall occur on the earlier of (i) the date Seller has corrected all material defects identified during testing;
      (ii) thirty (30) days after Notice of Completion if Customer fails to notify Seller of any material defects during such 30-day period; (iii) the date Customer advises Seller of acceptance; and (iv) the date Customer places the Network Elements or Deliverables into Commercial Service.

3.10  ACCEPTANCE OF IMPLEMENTATION

      Following Implementation of Products, Deliverables or Services or at such other reasonable time during the Implementation plan, Seller shall issue to Customer a written notice of completion ("Notice of Completion") certifying that the Products or Deliverables are in working order and ready for the Implementation Acceptance Test. Promptly after issuance of the Notice of Completion and no later than thirty (30) days thereafter, Seller and Customer shall conduct the Implementation Acceptance Test (or, at Customer's option, Seller alone may conduct the Implementation Acceptance Test) to confirm that the Network Elements or Deliverables have been implemented in accordance with the mutually agreed acceptance standards and procedures. "Implementation Acceptance" shall occur on the earlier of (i) the date Seller has corrected all material defects identified during testing; (ii) thirty (30) days after Notice of Completion if Customer fails to notify Seller of any material defects during such 30-day period; (iii) the date Customer advises Seller of acceptance; and (iv) the date Customer places the Network Elements or Deliverables into Commercial Service.

3.11  INVOICES AND TERMS OF PAYMENT

      3.11.1 Customer shall pay all undisputed, invoiced amounts and applicable transportation charges and taxes for receipt by Seller within thirty (30) days of invoice date as follows:

      (a) Products and Licensed Materials (including transportation charges and taxes, if applicable) will be invoiced by Seller when shipped, or as soon thereafter as practicable.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

      (b) Engineering services will be invoiced upon main shipment of Products.

      (c) Installation will be invoiced as performed, on a monthly basis, or as soon thereafter as practical.

      (d) For all other Services, invoicing will be on a monthly basis, at the end of the month in which the Service is performed, unless otherwise set forth in an applicable Exhibit.

      3.11.2 Customer shall pay all undisputed amounts when due Seller hereunder using Electronic Funds Transfer ("EFT"). EFT payments by Customer shall be made to the following account of Seller or such other account as is subsequently designated by Seller in writing and, concurrent with the EFT payment, Customer shall fax a copy of the remittal to Seller's Manager of Cash Operations at 770-750-4288.


             Chase Manhattan Bank
             New York, New York
             Account Name:  Lucent Technologies Inc.
             ACCT. 910144-9099
             ABA 021000021


      3.11.3 If Customer fails to pay any invoiced amount when due, the invoiced amount will be subject to a late payment charge at the rate of [*] per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate). Amounts disputed in good faith shall not be subject to a late payment charge, provided Customer has notified Seller of the dispute as provided below. If Customer is in breach of its obligations to make payments, Seller shall have the right to reject, cancel or delay orders, until such time as Customer has cured its breach, and Seller shall not be liable for loss, delay or failure to perform its obligations as a result of such action.

      3.11.4 Customer agrees to review all invoices furnished by Seller hereunder upon receipt and notify Seller of any billing discrepancies or disputed amounts within ten (10) business days of receipt of the applicable invoice. Such inquiries can be directed to Seller in writing or by telephone. Inquiries shall be made to the telephone number or, if in writing, to the address identified on the invoice.


3.12  PURCHASE MONEY SECURITY INTEREST

      Seller reserves and Customer agrees that Seller shall have a purchase money security interest in each Product and Licensed Material hereafter supplied to Customer by Seller under this Agreement until any and all payments and charges due Seller for such Product or Licensed Material are paid in full under this Agreement including, without limitation, shipping and installation charges. Seller shall have the right, at any time and without notice to Customer, to file in any state or local jurisdiction such financing statements (e.g., UCC-1 financing statements) as Seller deems necessary to perfect its purchase money security interest hereunder. Upon request by Seller and at Seller's expense, Customer hereby agrees to execute all documents necessary to secure Seller's purchase money security interest including without limitation, UCC-1 or such other documents Seller deems reasonably necessary. Notwithstanding the foregoing obligation of Customer to execute, Customer hereby irrevocably appoints Seller as its attorney-in-fact for purposes of executing and filing such financing statements and such other documents prepared by Seller or its designated agent for purposes of perfecting Seller's security interest hereunder. Customer also agrees that Seller may file this Agreement in any state or local jurisdiction as a financing statement (or as other evidence of the Seller's purchase money security interest).


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
                                      -14-

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

3.13    TAXES

        Customer shall be liable for and shall reimburse Seller for all taxes and related charges, however designated, imposed upon or based upon the provision of Services and the sale, license or Use of Deliverables, excluding taxes on Seller's net income, unless Customer provides Seller with a valid tax exempt certificate. Seller's failure to collect taxes in accordance herewith shall not be deemed to be an authorization to resell Products or Services or sublicense Licensed Materials. Whenever Seller is able to do so, Seller shall deliver Software electronically to minimize the amount of sales tax payable.


3.14  TRANSPORTATION AND PACKING

      Seller, in accordance with its normal practices, shall arrange for prepaid transportation to destinations in the contiguous United States and shall invoice transportation charges to Customer. Premium transportation will be used only at Customer's request. Seller shall pack Products for delivery in the contiguous United States, in accordance with its standard practices for domestic shipments. Where, in order to meet Customer's requests, Seller packs Products in other than its normal manner or for destinations outside the contiguous United States, Customer shall pay the additional charges for such packing and transportation.


3.15  TITLE AND RISK OF LOSS

      Title to Products only and risk of loss to Products and Licensed Materials shall pass to Customer upon shipment. Title to all Licensed Materials (whether or not part of Firmware) furnished by Seller, and all copies thereof made by Customer, including translations, compilations and partial copies are, and shall remain, the property of Seller or its licensor. Customer shall notify Seller promptly of any claim with respect to loss, which occurs while Seller has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. Seller shall notify Customer promptly of any claim with respect to loss, which occurs while Customer has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim.

3.16  INFRINGEMENT

      In the event of any claim, action, proceeding or suit brought in North America, the European Union, or Japan, by a third party against Customer alleging an infringement of any patent, copyright, or trademark in North America, the European Union, or Japan, or a violation of any trade secret or proprietary rights in North America, the European Union, or Japan, by reason of the use in accordance with Seller's Specifications or Related Documentation of any Product or Licensed Materials furnished by Seller to Customer under this Agreement, or the provision of Services by Seller under this Agreement, Seller, at its expense, will defend, indemnify and hold Customer harmless, subject to the conditions and exceptions stated below. Seller will reimburse Customer for any cost, expense or attorneys' fees, incurred at Seller's written request or authorization, or otherwise reasonably incurred by Customer in good faith and in compliance with this Section , and will indemnify Customer against any liability assessed against Customer on account of such infringement or violation arising out of such use and against any settlement agreed to by Seller.

      If Customer's use shall be enjoined or in Seller's opinion is likely to be enjoined, Seller will, at its expense and at its option, either (1) replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a suitable substitute free of any infringement without materially affecting Form, Fit or Function; (2) modify it so that it will be free of the infringement without materially affecting Form, Fit or Function; or (3) procure for Customer a license or other right to use it. If none of the foregoing options can be implemented , Seller will remove the enjoined Product or Licensed Materials and any related Products or Licensed Materials elected by Customer and refund to Customer any amounts paid to Seller therefor.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

      Customer shall give Seller prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Seller shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Customer shall, upon Seller's request and at Seller's expense, furnish all information and assistance available to Customer and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

      No undertaking of Seller under this section shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which Seller is directed by Customer to follow, and which were not prepared, specified, or recommended by Seller, but only if such alleged infringement or violation does not reside in corresponding commercial Product or Licensed Materials of Seller's design or selection; or (2) arises from adherence to instructions by Customer to apply Customer's trademark, trade name or other company identification; or (3) resides solely in a product or licensed materials which are not of Seller's origin and which are furnished by Customer to Seller for use under this Agreement, except to the extent such product or licensed materials were installed, recommended or otherwise approved by Seller; or
      (4) relates to uses of Product or Licensed Materials provided by Seller in combination with other products or licensed materials not furnished by Seller, unless the combination was installed, recommended or otherwise approved by Seller, or is otherwise required or necessary to use the Product or Licensed Materials. In the foregoing cases numbered (1) through
      (4), Customer will defend and save Seller harmless, subject to the same terms and conditions and exceptions stated above, with respect to the Seller's rights and obligations under this Section.

      The liability of Seller and Customer with respect to any and all such claims, actions, proceedings or suits by third parties described in this Section shall be limited to the specific undertakings contained in this Section.


3.17  REMEDIES

      3.17.1 Customer's exclusive remedies and the entire liability of Seller, its Affiliates and their respective employees, agents and suppliers for any claim, loss, damage or expense of Customer or any other entity arising out of this Agreement, or the use, performance, or nonperformance of any Product, Licensed Materials, or Services, whether in an action for or arising out of breach of contract, tort, including negligence, indemnity, or strict liability, shall be as follows:

      1.    For infringement, the remedy set forth in the "Infringement"
            Section;

      2. For the nonperformance of Products, Software and the Network and for the performance or nonperformance of Services during the Warranty Period - the remedy set forth in the applicable "Warranty" Section;

      3. For tangible property damage to Customer's property and personal injury caused by Seller - the amount of direct damages; and

      4.    For the late delivery, the remedy set forth in Section 3.4; and

      5.    For everything other than as set forth above - [*].

      3.17.2 Seller's exclusive remedies and the entire liability of Customer, its Affiliates and their respective employees, agents and suppliers for any claim, loss, damage or expense of Seller or any other entity arising out of this Agreement, or the use, performance, or nonperformance of any Product, Licensed Materials, or Services, whether in an action for or arising out of breach of contract, tort, including negligence, indemnity, or strict liability, shall be as follows:

      1.    For infringement, the remedy set forth in the "Infringement"
            Section;

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.



                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

      2. For tangible property damage to Seller's property and personal injury caused by Customer - the amount of direct damages; and

      3.    For everything other than as set forth above - [*].

      3.17.3 EXCEPT FOR CLAIMS, LOSS, OR DAMAGES ARISING FROM BREACH OF
      SECTION 3.17 OR MISAPPROPRIATION OF A PARTY'S INTELLECTUAL PROPERTY, NEITHER PARTY NOR ITS AFFILIATES NOR THEIR RESPECTIVE EMPLOYEES, AGENTS AND SUPPLIERS, SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS OR LOSS OF DATA ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, DELIVERABLES, OR THE PROVISION OF SERVICES, REGARDLESS OF THE FORM OF ACTION AND REGARDLESS WHETHER SUCH DAMAGES WERE FORESEEABLE. THIS SECTION SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY.

3.18  USE OF INFORMATION

      All technical and business information in whatever form recorded which bears a legend or notice stating its proprietary or confidential nature or otherwise restricting its use, copying, or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in a writing so marked and delivered to the receiving party within thirty (30) days of disclosure to the receiving party (all hereinafter designated "Information") shall be deemed confidential. The furnishing party grants the receiving party the right to use such Information only for purposes expressly permitted in this section. Such Information (1) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and (2) shall, together with any full or partial copies thereof, be returned or destroyed upon request of the furnishing party when no longer needed or useful. Moreover, when Seller is the receiving party, Seller shall use such Information only for the purpose of performing under this Agreement, and when Customer is the receiving party, Customer shall use such Information only (1) to order; (2) to evaluate Seller's Products, Licensed Materials and Services; or (3) to install, operate and maintain the particular Products and Licensed Materials for which the Information was originally furnished. Unless the furnishing party consents in writing, such Information, except for that part, if any, which is known to the receiving party free of any confidential obligation, which is independently developed by the receiving party without reference to the Information, or which becomes generally known to the public through acts not attributable to the receiving party, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons (such as financial advisors, legal advisors, consultants, investors, customers, and suppliers), upon the furnishing party's prior written authorization, but solely to perform acts which this section expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this section and to any other reasonable conditions requested by the furnishing party. Notwithstanding the foregoing, the receiving party may disclose information to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The party required to make such disclosure shall take all reasonable steps and exercise all reasonable efforts directed by the other party to secure a protective order, seek confidential treatment, or otherwise assure that this Agreement and/or any order will be withheld from the public record.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

3.19  DOCUMENTATION

      Seller shall furnish to Customer, at no additional charge, three (3) electronic copies on CD-Rom of the documentation for Products and/or three electronic copies on CD-Rom of the Related Documentation for Software licensed to Customer. Electronic copies shall be in CD-Rom format or in an alternative Web accessible format, if available, and if not available, Seller shall furnish three (3) hard copies. Such documentation shall be that which is customarily provided by Seller to its Customers at no additional charge. Such documentation shall be sufficient to enable Customer to operate and maintain such Products and Software in accordance with Seller's Specifications. Such documentation shall be provided either prior to, included with, or shortly after shipment of Products and/or Software from Seller to Customer. Additional copies of such documentation are available at prices set forth in Seller's Customer Price Lists. Seller hereby grants Customer a nonexclusive, nontransferable license to print a reasonable number of hard copies of the documentation for Customer's sole use in operating its business.

3.20  NOTICES

      Any notice, demand or other communication (other than an order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made by nationally recognized overnight courier service, confirmed facsimile, or certified mail, return receipt requested and shall be addressed to the respective parties as follows:

      If to Seller:

                            Attn: Contract Manager

                            Lucent Technologies Inc.
                            Global Commercial Markets
                            8400 East Prentice Ave., Ninth Floor
                            Englewood, CO 80111-2912

                            Facsimile: 303-773-2455

      If to Customer:       Advanced Telecom Group, Inc.

                            Attn: Mr. Eric Russell, Controller

                            100 Stony Point Road

                            Suite 130

                            Santa Rosa, CA 9540

      Any such notice shall be effective upon receipt. Each party may change its designated representative or address for receipt of communications and notices by giving written notice to the furnishing party.


3.21  FORCE MAJEURE

      Neither party shall be liable to the other party for any delay or failure in performance to the extent the delay or failure results from a Force Majeure. A Force Majeure is any cause which is beyond a party's reasonable control, including but not limited to fires, strikes, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, or other causes , whether or not similar to the foregoing, in each case to the extent beyond such party's control. A party shall promptly notify the other party of the occurrence of Force Majeure, and the notifying party shall be excused from any further performance of the obligations affected by Force Majeure for as long as the Force Majeure continues, provided such


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
      party uses and continues to use its best efforts to recommence performance. If such delay or failure to perform extends for more than ninety (90) days, the other party may terminate the order or orders affected by Force Majeure upon written notice without liability for such termination.


3.22  ASSIGNMENT

      Except as provided in this section, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "assignment") without the other party's prior written consent. Any attempted assignment in contravention of this shall be void and ineffective. Nothing shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement, subject to the other party's approval, which shall not be unreasonably withheld. A party's use of such subcontractor shall not release the party from its obligations under this Agreement. Notwithstanding the foregoing, either party has the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and without the other party's consent, to any present or future subsidiary or Affiliate of such party or to any combination of the foregoing. Such assignment or delegation shall not release such party from any further obligation or liability thereon. In addition, each party shall have the right to assign this Agreement to an entity which acquires all or substantially all of the business, stock or assets of such party, whether by operation of law or otherwise, provided that the party acquiring Customer's business, stock or assets is not a direct competitor of Seller in providing Network Products, Software or Services. In such cases, the assigning party shall give the other party prompt written notice of the assignment. For the purposes of this section, the term "Agreement" includes this Agreement, all Attachments, any subordinate agreement placed under this Agreement and any order placed under this Agreement or subordinate agreement.


3.23  TERMINATION

      In the event either party is in material breach or default of the terms of this Agreement and such breach or default continues for a period of thirty
      (30) days after the receipt of written notice from the other party, excluding matters which are the subject of a good faith dispute under negotiation, then the party not in breach or default shall have the right to terminate this Agreement without any charge, obligation or liability except for Products or Licensed Materials already delivered and Services already performed.


3.24  INDEPENDENT CONTRACTOR

      All work performed by either party under this Agreement shall be performed as an independent contractor and not as an agent of the other, and no persons furnished by the performing party shall be considered the employees or agents of the other.


3.25  RELEASES VOID

      Neither party shall require releases or waivers of any personal rights from representatives or employees of the other in connection with visits to its premises, nor shall such parties plead such releases or waivers in any action or proceeding.


3.26  PUBLICITY

      For publication at a mutually agreed time, the parties will jointly and promptly create a press release to announce the execution of this Agreement and the formation of a relationship between Customer and Seller within thirty (30) days of the Effective Date. The press release will be subject to prior written consent of each party. Neither party shall issue or release for publication any articles, advertising, or publicity material relating to Products, Licensed Materials, or Services under this Agreement or mentioning or implying the name, trademarks,


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
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

      logos, trade name, service mark or other company identification of the other party or any of its Affiliates or any of its personnel without the prior written consent of the other party, which, if applicable, shall be provided as soon as practicable thereafter. Customer may use Seller's trade name, logo, trademarks, service marks and other company identification as provided in Exhibit F.


3.27  CONFIDENTIALITY OF AGREEMENT

      Notwithstanding the obligations contained in Section "Use of Information" of this Agreement the parties shall keep all provisions of this Agreement and any order submitted hereunder (including, without limitation, prices and pricing related information) confidential except as reasonably necessary for performance by the parties hereunder and except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The disclosing party shall take all reasonable steps and exercise all reasonable efforts directed by the other party to secure a protective order, seek confidential treatment, or otherwise assure that this Agreement and/or any order will be withheld from the public record.


3.28  EXPORT CONTROL

      The parties acknowledge that all Deliverables, related documentation, and technical information (including, but not limited to, service and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such Products, Software, related documentation, or technical information must be authorized under those regulations. Each party agrees that it will not use, distribute, transfer, or transmit the Products, Software, related documentation, or technical information (even if incorporated into other products) except in compliance with U.S. regulations. If requested by Seller, Customer also agrees to sign written assurances and other export-related documents as may be required for Seller to comply with U.S. export regulations.


3.29  AMENDMENTS

      Any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties.


3.30  SEVERABILITY

      If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin negotiations for a replacement.


3.31  WAIVER

      If either party fails to enforce any right or remedy available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.


3.32  SURVIVAL

      The rights and obligations of the parties, which by their nature would continue beyond the termination cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
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3.33  SECTION HEADINGS

      The section headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.


3.34  CHOICE OF LAW

      The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of California without regard to its conflict of laws provision and excluding the United Nations Convention on the Sale of Goods. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the United States District Court for the Northern District of California, or if there is no federal jurisdiction, the California state courts of San Francisco, California, and the parties consent to the personal and exclusive jurisdiction of these courts.


3.35  DISPUTE RESOLUTION

      3.36.1 Senior management of either party may, upon notice and within five
      (5) business days of receipt of a notice from the other party, elect to utilize a non-binding resolution procedure whereby each party presents its case before a panel consisting of two senior executives of each of the parties and, if such executives can agree upon such an individual, a mutually acceptable neutral advisor. If a party elects to use the procedure set forth in this clause, the other party shall participate. The hearing shall occur no more than ten (10) business days after a party serves notice to use the procedure set forth in this clause. If the matter cannot be resolved by such senior executives, the neutral advisor, if one has been agreed upon, may be asked to assist such senior executives in evaluating the strengths and weaknesses of each party's position on the merits of their dispute. The parties shall each bear their respective costs incurred in connection with the procedure set forth in this clause, except that they shall share equally the fees and expenses of the neutral advisor, if any, and the cost of the facility for the hearing.

      If the parties are unable, in good faith, to reach a settlement of the matter submitted to mediation, upon notice to the other party, either party may elect to file a lawsuit in a court of competent jurisdiction. Similarly, if one party refuses or fails to comply with the procedure described above, upon notice to the non-compliant party, the other party may elect to file a lawsuit in a court of competent jurisdiction.

3.36  AMBIGUITIES

      The parties represent that they are sophisticated businesses with access to their own legal, financial and business advisors and that each party has had the opportunity to consult with advisors of their own choosing before entering into this Agreement. The parties therefore acknowledge and agree that the rule of law that ambiguities are construed against the drafter shall not apply to the interpretation of this Agreement.


3.37  INSURANCE

      Each party shall maintain during the term of this Agreement, at its own cost and expense, carry and maintain at a minimum, the insurance coverage listed below. If either party is not self-insured, that party shall maintain such coverages having a "Best's" rating of at least B+XIII. Seller shall not commence any work hereunder until each party has fulfilled all insurance requirements herein. Each party shall require its subcontractors and agents to maintain the same insurance coverage listed below.

      - Workers' Compensation insurance with statutory limits as required in the state(s) of operation; and providing coverage for either party's employee entering onto Customer premises, even if not required by statute. Employers' Liability or "Stop Gap" insurance with limits of not less than $500,000 for each occurrence.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

      - Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products/completed operations and contractual liability with respect to the liability assumed by either party hereunder.

      -     The limits of insurance shall not be less than:

            -     Each Occurrence (Bodily Injury/Property Damage) $1,000,000.00

            -     General Aggregate Limit (Annual Aggregate) $2,000,000.00

            -     Products-Completed Operations Limit (Annual Aggregate)
                  $1,000,000.00

            -     Personal Advertising Injury Limit (Each Occurrence)
                  $1,000,000.00

      - Comprehensive Automobile Liability Insurance covering ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with the performance of this Agreement, with limits of at least $1,000,000 combined single limit for bodily injury and property damage.

      The insurance limits required herein may be obtained through any combination of self-insurance, primary and excess or umbrella liability insurance. Each party shall furnish the other prior to the start of the work, if requested by the other, certificates or adequate proof of the insurance required by this clause. Each party shall notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing risks.


3.38  FACILITIES ACCESS

      Each party shall provide the other with reasonable access to its facilities required in connection with the performance of their respective obligations under this Agreement. No charge shall be made for such access. Reasonable prior notification will be given when access is required. Neither party shall require releases of any personal rights in connections with visits to its premises.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

              ARTICLE 4 PROVISIONS APPLICABLE TO LICENSED MATERIALS


4.1   LICENSE FOR LICENSED MATERIALS

      Upon delivery of Licensed Materials and payment of the applicable license fee(s) to Seller, Seller grants to Customer a perpetual, irrevocable, non-terminable and nonexclusive license to Use Licensed Materials in North America for its own business operations. No license is granted to Customer to Use the Licensed Materials outside North America or to sublicense such Licensed Materials furnished by Seller. Customer shall not reverse engineer, decompile or disassemble Software furnished as object code to generate corresponding Source Code, except as authorized by applicable law. Unless otherwise agreed in writing by Seller, Customer shall not modify Software furnished by Seller under this Agreement, except as authorized in Section 4.8 or otherwise authorized herein or in the Documentation. Further, Seller shall offer maintenance and support services for such Licensed Materials in accordance with mutually agreed terms and conditions.

      Customer shall not copy Software embodied in Firmware, except as necessary for its Use. Customer shall not make any copies of any other Licensed Materials except for backup and archival copies and as otherwise necessary in connection with the rights granted hereunder. Customer shall reproduce and include any Seller copyright and proprietary notice on all such necessary copies of the Licensed Materials. Customer shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Seller and Customer and that such Licensed Materials are the property of Seller. Customer shall maintain records of the number and location of all copies of the Licensed Materials. Customer shall take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Licensed Materials so as to enable Customer to satisfy its obligations under this Agreement. If the Licensed Materials are no longer needed by, or useful to Customer, Customer shall return all copies of such Licensed Materials to Seller or follow written disposition instructions provided by Seller.

      Seller shall provide, at no extra cost to Customer, up to three (3) copies of the Application Software for use in Customer testing facility ("Testing Software"). Customer shall not make additional copies so the "Testing Software" and expressly agrees that it will not use the Testing Software for commercial service or for any purpose other than testing, and migration planning for entities to be acquired by Customer, provided that the period of use for migration planning shall not exceed 120 days. In addition, the testing Software may be used for disaster recovery at a fee to be mutually agreed.


4.2   CHANGES IN LICENSED MATERIALS

      Prior to shipment, Seller at its option may at any time modify the Licensed Materials, provided the modifications, under normal and proper Use, do not materially adversely affect the Use, function, or performance of the ordered Licensed Materials and such Licensed Materials continue to conform to the Specifications, and provided that Customer receives thirty
      (30) days notice of such modifications and an opportunity to cancel such order without charge. Unless otherwise agreed in writing, such substitution shall not result in any additional charges to Customer with respect to licenses for which Seller has quoted fees to Customer.


4.3   NON-CANCELLATION OF LICENSE

      The parties acknowledge that licenses to Use the Licensed Materials, together with the Products and Services, are critical to Customer's business operations, and as such, Seller may not under


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
      any circumstances terminate or cancel Customer's licenses hereunder or otherwise prevent Customer from Using the Licensed Materials (except as provided below), and such licenses shall survive any expiration or termination of this Agreement. If Customer fails to comply with any of the material terms and conditions of this Agreement with respect to the Use of Licensed Materials and such failure is not corrected within sixty (60) days of receipt of written notice thereof by Customer, then Seller shall be entitled to recover damages including direct and consequential damages for Customer's breach of license(s), not to exceed [*]. If Customer's failure to comply with such terms and conditions involves the disclosure of proprietary or confidential Information or impairs the protection of Seller's intellectual property, Customer acknowledges that Seller will suffer irreparable harm and damages will be insufficient to compensate Seller. Accordingly, in such event Seller shall be entitled to injunctive and other equitable relief to insure ongoing compliance with the applicable terms and conditions of the license, but not to prevent Customer's use of the Licensed Materials in accordance with the license terms and conditions. In addition, until such time as Customer cures its failure to comply with such terms and conditions, Seller shall have no obligation to grant any additional licenses or deliver any additional Software hereunder.


4.4   OPTIONAL SOFTWARE FEATURES

      Software provided to Customer under this Agreement may contain optional features that are separately licensed and priced. Seller shall notify Customer regarding all such features prior to or concurrent with delivery of the Software. Customer understands and agrees that such optional features will not be activated without written authorization from Seller and Customer's payment of the appropriate license fees. Seller will identify all locked-out features of Seller- developed Software. If, in spite of Customer's best efforts to comply with this restriction, such features are activated, Customer agrees to so notify Seller within five
      (5) business days from the date of Customer's knowledge that such features were activated and to either pay Seller the current license fees charged by Seller for the activated features or allow Seller to promptly deactivate such features.

4.5   ADDITIONAL RIGHTS IN LICENSED MATERIALS

      Customer may relocate the Software from time to time, as long as Customer remains in compliance with the license restrictions set forth herein. Upon Seller's reasonable request from time to time, Customer shall provide Seller a report regarding the current locations of the Software. Seller will not unreasonably withhold its consent to Use outside the United States provided that the proprietary information associated with the Use can be adequately protected and any other reasonable concerns of Seller are adequately addressed

      Customer may retain an archival copy of the Software for as long as such Software is relevant to Customer's operations.


4.6   INSTALLATION OF SOFTWARE

      If an order specifies that Customer is responsible for Software installation, Seller shall deliver the Software to Customer on or before the scheduled Delivery Date specified in the order. However, if the order specifies that Seller is responsible for such installation, Seller shall deliver and install the Software on Customer's computer(s)on or before the scheduled installation date specified in such order.

      Where Customer has assumed responsibility for the installation of newly licensed Software and in the event that Customer encounters installation difficulties, at Customer's request, Seller will, at the standard rate in effect at the time of the request, provide technical assistance, provided that if such installation difficulties are due to problems with the Software, Seller shall provide such assistance at no charge.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
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

4.7   MODIFICATIONS BY CUSTOMER TO USER CONTROLLED MODULES

      Customer may add to, delete from, or modify user controlled Software modules or menus as contemplated in the Seller's Related Documentation. Such changes or modifications, however extensive, shall not affect Seller's title to the licensed Software. Seller shall have no liability for Customer's errors in making such changes or modifications.

4.8   ADDITIONAL SOFTWARE RIGHTS

      Customer may transfer Software embedded in hardware without the payment of an additional right-to-use fee or transfer fee provided the license to such Software may only be transferred together with the Product with which Customer has a right to use such Software, and such right to use the Software shall continue to be limited to Use with such Product. Application Software for general purpose operating system(s) may be transferred under this Section in connection with Customer's sale of a business or subject to mutually agreed transfer fee(s) or other right-to-use fee(s), if any. Any transfer can be made to an end user for its own internal use and only under the following conditions:

      (a) Such Software shall be Used only within North America; however, Seller will not unreasonably withhold its consent to Use outside North America provided that the proprietary information associated with the Use can be adequately protected and any other reasonable concerns of Seller are adequately addressed;

      (b) Before any such Software shall be transferred, Customer shall notify Seller of such transfer and the transferee shall have agreed in writing (a copy of which will be provided to Seller at its request) to keep such Software in confidence and to comply with corresponding conditions respecting Use of Licensed Materials as those imposed on Customer; and,

      (c) Within North America, the transferee shall have the same right to Software warranty or Software maintenance for such Software as the transferor, provided the transferee continues to pay the fees, if any, associated with such Software or Software maintenance.

      (d) In no event shall such transfer be made to any competitor of Seller who is in the business of developing or manufacturing comparable systems.


4.9   SOURCE CODE ESCROW

      At Customer's request and expense and subject to the terms of a mutually negotiated escrow agreement with an independent escrow agent reasonably acceptable to both parties, Seller will deposit into an escrow account a copy of the human-readable source code and available documentation therefor (collectively, "Source Code") for certain Seller-developed Application Software licensed under this Agreement. The Source Code shall be for Application Software and not apply to host switch Software or to host switch optional Software features.

      The Source Code escrow agreement shall provide for release of the Source Code to Customer if and when one of the following events occurs:

      (a) Seller becomes insolvent or makes an assignment for the benefit of creditors;

      (b) A petition is filed by or against Seller under any state or federal bankruptcy or insolvency law alleging that Seller is insolvent or unable to pay debts as they mature, which petition is not withdraw or stayed within sixty (60) days;

      (c) Seller announces it is will discontinue manufacture of the Application Software and will no longer maintain the Application Software;


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
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

      (d) Seller ceases to maintain a standard, supported version of Application Software furnished pursuant to this Agreement, and support services are not available from another entity (either working with or independently from Seller);

      (e) Seller's enhancements and development of the Application Software require migration to a different operating environment and Seller no longer provides standard support services for the version of the Application Software that runs on the operating system used by Customer;

      (f) A court determines that Seller has continuously and repeatedly breached its obligations under this Article 4 and has failed to cure its breach.

      If the Source Code is released to Customer as provided above, Seller grants Customer a nonexclusive, nontransferable, limited right to use and modify the Source Code only to the extent necessary to maintain and enhance the corresponding Application Software.





                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

                      ARTICLE 5 GENERAL SERVICES PROVISION


5.1   SCOPE OF SERVICES

      To the extent required to design, engineer, install, integrate, implement, test, monitor, order, activate and delivery voice and data services, and document the Network, Network Architecture, Network Technology, Network Elements, Enterprise Connectivity, Operational Support Systems, and Business Support Systems, Seller will provide ongoing Services to accomplish the Solution as outlined in Section 2.2, in all attached Exhibits to this Agreement and any successors thereto.

      Subject to the provisions of Section 3.16, and in recognition of the fact that Seller provides similar Services for other customers, this Agreement will not prevent Seller from providing such similar Services or restrict Seller's use of any personnel who may be provided to Customer under this Agreement.


5.2   PERSONNEL & SUBCONTRACTORS

      a) Seller reserves the right to re-assign and substitute its personnel with personnel having comparable qualifications at any time during the term of this Agreement, with no interruption of Customer's services.

      b) Seller reserves the right to subcontract, with Customer's prior written approval, such approval to not be unreasonably withheld, specific Services to third parties and to use independent consultants provided that the use of subcontractors and/or consultants will not cause any interruption of Services to Customer. Services supplied by such third parties shall be subject to the terms and conditions of this Agreement as if supplied directly by Seller and Seller shall be responsible for the Services performed.

      c) Customer's site representative shall exercise no direct supervision over any personnel furnished by Seller or any subcontractor, but Customer's site representative (or such representative's designee) shall be available to Seller for consultation and advice upon Seller's reasonable request and advance written notice. Notwithstanding the foregoing, Customer may establish reasonable rules and procedures with which personnel furnished by Seller or any subcontractor shall be obligated to comply, provided that such rules and procedures do not interfere with the performance of Seller's obligations under this Agreement.


5.3   WORK OR SERVICES PERFORMED BY OTHERS

      Seller is expected to provide Services whereby Seller oversees the work of Customer's vendors or contractors pursuant to an Exhibit. In such cases, Seller shall be responsible for the third party vendor performing the Services in accordance with the applicable Exhibit. If Customer oversees the work of vendors or contractors, Customer shall use all reasonable efforts to ensure that work or services performed at the site by Customer or its other vendors or contractors shall not interfere with Seller's performance of Services. Seller shall have no responsibility or liability with respect to such work or services performed by those vendors or contractors for which Customer has oversight responsibility. If Customer or its other vendors or contractors fail to timely complete the site readiness or if Customer's or its other vendors' or contractors' work unreasonably interferes with Seller's performance, the scheduled completion date of Seller's Services under this Agreement shall be extended as necessary to compensate for such delay or


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
      interference. Each party shall use all reasonable efforts to avoid interfering with work or services performed by the other party and its other vendors or contractors.


5.4   CHANGES TO SERVICES

      Changes to Services requested by Customer shall be handled in accordance with the Change Order process described in Section 3.3. Customer's request for changes shall be provided in writing to Seller's designated representative for Services.


5.5   SPECIAL PROVISIONS FOR SERVICES

      From time to time, both Seller and Customer will be required to provide certain items or perform certain tasks prior to, or in order to, implement the Services that may be required under this Agreement. Seller and Customer will review Seller's standard requirements for the Services, SOW, Methods of Procedure where applicable, and mutually determine the tasks that each party must perform and or the items to be furnished by each party.


5.6   STATEMENTS OF WORK

      Certain Services are set forth in the initial Statement of Work, which is attached to and incorporated herein as Exhibit G. Seller and Customer may enter into additional written Statements of Work, and, if so, each will be automatically incorporated into this Agreement upon signature by an authorized representative of each party without further amendment.

5.7   DOCUMENTATION

      Upon payment by Customer of the applicable price, Customer shall own all rights in the documents and plans created by Seller as set forth in
      Section 2.2, to the extent developed specifically for Customer's Network or Network Technology. Customer shall not acquire any rights to other intellectual property utilized by Seller in creating the aforementioned documents and plans.




                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

                               ARTICLE 6 WARRANTY


6.1   PRODUCTS AND SOFTWARE

      Seller warrants to Customer only, that during the applicable warranty period (I) Products (exclusive of Software) will be free from defects in material and workmanship and will conform to the Specifications for such Products; (ii) Software will be free from those defects which materially affect performance in accordance with the Specifications.

      The warranty period for switching, transmission and optical hardware Products and the associated Software (acquired with the Product that enables it to function) is [*] and for all other Software is for a period of [*], in each case commencing on acceptance by Customer as set forth in this Agreement. The warranty period for any Product (or part thereof) repaired or replaced under this section is the unexpired portion of the new Product warranty period or [*], whichever is longer.

      If, under normal and proper use, a defect or non-conformity appears in Products or Software during the applicable warranty period and Customer notifies Seller in writing of such defect or non-conformance during such period or promptly thereafter and follows Seller's instructions regarding return of defective or non-conforming Product or Software, Seller, at its option, will either repair, replace or correct the same without charge or, if Seller is unable after using its best efforts to repair, replace or correct within a reasonable time period, provide a refund of the original purchase price or license fee. Seller may offset any refund amounts owed by Seller to Customer against amounts due from Customer to Seller. No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Seller. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product or Software to Seller shall be borne by Seller, unless it is ultimately determined that such Product or Software is not defective, in which case it shall be borne by Customer. Seller shall pay the costs of transportation of the repaired or replacing Product or Software to any United States destination designated by Customer. If the returned Product or Software is not defective, Customer shall pay Seller's reasonable costs of handling, inspecting, testing and transportation and, if applicable, travel and related expenses. In repairing or replacing any Product, part of Product, or Software medium under this warranty, Seller may use either new, remanufactured, reconditioned, refurbished or functionally equivalent Products or parts. Replaced Products or parts shall become Seller's property. Response and restoral times during the warranty period will be the same as the response/restoral times specified in the maintenance and support services agreement to be negotiated between the parties.

      With respect to Products, which are not readily returnable for repair, Seller shall repair or replace the Products at Customer's site. Customer, at its expense, shall make the Products accessible for repair or replacement.

6.2   YEAR 2000

      Seller agrees that all Software licensed to Customer pursuant to this Agreement shall be Year 2000 Capable Software. Seller agrees that, notwithstanding any other warranty provided to Customer pursuant to this Section during the Year 2000 Warranty Period, the period beginning on the warranty start date and ending on the later of three (3) months after Acceptance or March 31, 2001, that Year 2000 Capable Software will (a) process calendar dates falling on or after January 1, 2000, with substantially the same functionality as such Software processes calendar dates falling on or before December 31, 1999, (b)provide substantially the same functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, as it provides with respect to the introduction of records containing dates

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
      falling on or before December 31, 1999, and (c) correctly calculate and compare date data between the twentieth and twenty-first centuries without impairment of the functioning of the Software, including recognition of the year 2000 as a leap year. All of the foregoing functionality shall be known as "Year 2000 Capability". In the event Customer has or licenses more than one version of "Year 2000 Capable" Software, such versions of Software, if they are intended by Seller to interoperate, will be compatible and interoperate in such manner as to process between them, as applicable, date related data correctly as described herein. All of the foregoing functionality shall be known as "Year 2000 Interoperability". The foregoing sets forth an additional warranted specification for Software developed by Seller that Seller has identified as having "Year 2000 Capability". The failure of such Software to meet such specification during the Year 2000 Warranty Period shall, to the extent the Software remains then subject to warranty protection, entitle Customer to the remedies set out in this Section 6.1. Moreover, nothing in the foregoing shall be deemed to make Seller responsible for the "Year 2000 Capability" or "Year 2000 Interoperability" of any third party software interoperating or intended to interoperate with Software developed by Seller. Customer and/ or the manufacturer or other supplier of such third party software shall be responsible for such compliance and assuring the ability of such software to successfully operate while interoperating with Software developed by Seller.

6.3   SERVICES

      Seller agrees to perform Services in a professional and workmanlike manner, in accordance with the Statement of Work and Specification for such Services, and in accordance with good usage and accepted practices in the community in which Services are performed using material free from defects except where such material is provided by Customer. If Services performed by Seller are not so performed, and if Customer notifies Seller to that effect within a thirty (30) business day period commencing on the date of completion of the service, Seller will correct any defects and deficiencies or, if after using its best efforts, Seller is unable to correct such defects and deficiencies, Seller shall render a full refund of the original charge for the defective or deficient Service. Seller may offset any refund amounts by Seller to Customer against amounts due from Customer to Seller.

      If engineering or installation Services only are not performed as warranted, and Customer so notifies Seller within a three (3) month period commencing on the date of completion of the Services, Seller will correct the defect or non-conforming Services or, if after using its best efforts, Seller is unable to correct such defects and deficiencies, Seller shall render a full refund of the original charges for the defective or deficient Services. Seller may offset any refund amounts by Seller to Customer against amounts due from Customer to Seller.

6.4   NETWORK AND INTEGRATION

      Seller represents, warrants and covenants that Seller is familiar with the intended use by Customer of the Network as described in this Agreement and in the applicable Operations Plan and that the Network and its associated Deliverables are suitable for and will satisfy such use and the terms of this Agreement in all respects, including the Network Architecture and design and Product recommendations.

      Seller represents and covenants that the Network, if implemented in accordance with the Network Architecture, is designed to and will interface and interoperate in accordance with the Network Architecture, the Solutions Specifications and other corresponding Specifications in this Agreement as a fully integrated system. If the Network fails to so interface and interoperate during the Term of this Agreement, Seller shall initiate corrective actions after receipt of notice of the defect or failure and shall promptly cure such defect at Seller's sole cost and expense. This warranty shall not apply to the extent that a failure results from (i) the Network being installed at Customer's direction by a party other than Seller and said Installation is not in accordance


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
      with the Network Architecture or (ii) a failure or defect or Third-Party Products to operate in accordance with their specifications. This warranty shall not be deemed to extend, limit or substitute for any warranty for any individual Product provided by Seller


6.5   NETWORK PERFORMANCE

      6.5.1 Seller recognizes that Customer may suffer injury which will be difficult to determine with certainty as a result of Outages resulting from causes which are a breach of Seller's warranty obligations as set forth in Sections 6.1, 6.2, 6.3 and 6.4 hereof.


      6.5.2 A "Business Hour Outage" is an Outage with occurs on Monday through Friday between the hours of 8 am and 5 pm. As used herein, "Business Hour Outage" means an unscheduled loss of functionality of a host switch Network from the causes set forth in Section 6.5.1 above which results in the loss of the capability to originate or terminate five percent (5%) or more of the active voice channels then in service with the host switch Network for a period of time exceeding five (5) minutes, or the loss of capability of a multi-line 15 or more lines end-user customer to originate or terminate any calls on all of its lines for a period of time exceeding five (5) minutes.


      6.5.3 During the warranty period, Business Hour Outage damages will be calculates as follows: [*] of the Business Hour Outage, plus [*] for each minute the duration of the Business Hour Outage exceeds [*].


      6.5.4 "Other Outages" is an Outage which occurs during a time other than a Business Hour Outage. As used herein, "Other Outage" means an unscheduled loss of functionality of a host switch Network for the reason set forth in
      Section 6.5.1 above which results in the capability to originate or terminate [*] or more of the active voice channels than in service within the host switch network for a period of time exceeding ten (10) minutes, or the loss of capability of a multi-line [15 or more lines] end-user customer to originate or terminate any calls on all of its lines for a period of time exceeding ten (10) minutes.


      6.5.5 During the warranty period, Other Outage damages will be calculated as follows: [*] for the first thirty (30) minutes of the Other Outage, plus [*] per minute for each minute the duration of the outage exceeds
      30 minutes.


      6.5.6 In the event a Second Outage occurs within thirty (30) days of a prior Outage (the "First Outage"), the Outage damages specified in Sections 6.5.3 and 6.5.4 will be [*]. In the event a Third Outage occurs within thirty (30) days of the First Outage, the Outage damages set forth in Sections 6.5.3 and 6.5.4 will be [*].


      6.5.7 In no event will Seller's liability for Outage damages pursuant to either Section 6.5.3 or Section 6.5.4 exceed [*] with respect to each Outage in any given host switch Network, provided however, that said cap will be [*] in the event of a Second Outage occurring

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
      within thirty (30) days of a First Outage and [*] in the event of a Third Outage occurring within thirty (30) days of a Second Outage.

      In addition, the Seller's total liability for all Outage damages for the Network will not exceed [*] per calendar year until Customer deploys more than [*] host switches. For each additional host switch deployed by Customer, the damage total liability cap will increase by [*]. These Outage damages will be Customer's sole remedy for any failure in Network performance as set forth in this Agreement.


      6.5.8 Any damages for which Seller is liable pursuant to this Section shall be credited against an invoice for future Purchase Orders during the term as the parties may agree. To the extent, Seller does not place Purchase Orders sufficient for Customer to utilize the entire Outage Credit in the six months after the Outage Credit accrues, Seller shall refund the unused portion of the Outage Credit to Customer.


      6.5.9 Notwithstanding the foregoing, Seller will have no liability for:

      (i) Outages caused by a Force Majeure;

      (ii) Outages resulting from a mutually agreed scheduled activity such as Network maintenance or loading of Software that does not exceed the scheduled Outage interval

      (iii) Outages resulting from Customer's, its subcontractor's or any third party's (employed by the Customer) failure to follow the Documentation;

      (iv) Outages resulting the failure of Customer to have (a) competent technicians available to respond to notification from Seller, or (b) adequate spares as recommended by Seller on site to repair the problem or
      (c) from Customer's failure to perform an assigned responsibility under this Agreement or the Exhibits.

      (v) Outages resulting from an end user customer to which this Section applies failing to properly maintain its Network or otherwise follow operating procedures, based on standard industry processes applicable to networks of similar size and scope.

      6.5.10 Customer acknowledges that the provisions of this network performance warranty are based on Customer's continuing to purchase the full range of Deliverables and Service set forth in Section 2.2. If Customer chooses to reduce the scope of Seller's responsibilities, the parties will need to renegotiate the provisions of this Network Performance Warranty.

6.6   DISCLAIMER

      The foregoing warranties will not extend to defective conditions or non-conformities resulting from Customer's modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage, maintenance; or use, in each case, in a manner not in accordance with Seller's or its vendor's Specifications or operating instructions or failure of Customer to apply previously applicable Seller's modifications or corrections. In addition, Seller makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like. No warranty is made that Software will run uninterrupted or error free, and in addition Seller makes no warranty with respect to defects related to Customer's data base errors.


                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

      THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.





                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

                              ARTICLE 7 ATTACHMENTS


      All Attachments to this Agreement are incorporated herein by reference. Any additional Attachments agreed upon by the parties subsequent to the Effective Date, and any Amendments to this Agreement which are subject to
      Section 3.29, shall also be incorporated herein by reference to this Agreement.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





                     LUCENT TECHNOLOGIES INC. - PROPRIETARY

                           ARTICLE 8 ENTIRE AGREEMENT

      The terms and conditions contained in this Agreement supersede all prior oral or written understandings between the parties with respect to the subject matter thereof and constitute the entire agreement between the parties with respect to such subject matter. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.



-------------------------------------- -----------------------------------------
   ADVANCED TELCOM GROUP INC.             LUCENT TECHNOLOGIES INC.
-------------------------------------- -----------------------------------------
BY: /s/ CLIFFORD G. RUDOLPH            BY: /s/ S. TIM GROPP
-------------------------------------- -----------------------------------------
SIGNATURE: CLIFFORD G. RUDOLPH         SIGNATURE: S. TIM GROPP
-------------------------------------- -----------------------------------------
NAME: Clifford G. Rudolph              NAME: S. Tim Gropp
-------------------------------------- -----------------------------------------
TITLE: Chief Executive Officer         TITLE: Vice President, Sales
-------------------------------------- -----------------------------------------
DATE: July 30, 1999                    DATE: July 30, 1999
-------------------------------------- -----------------------------------------




                     LUCENT TECHNOLOGIES INC. - PROPRIETARY
                                      -35-

                                   EXHIBIT A
                                     TO THE
                            GENERAL SUPPLY AGREEMENT
--------------------------------------------------------------------------------

             PURCHASE AND SERVICE OF IMA-CA VOICE PROCESSING SYSTEMS

1.      RELATIONSHIP OF DOCUMENTS; AGREEMENT TO SELL IMA-CA PRODUCTS

This Exhibit A to the Agreement, together with its Schedules attached hereto (collectively, the "Exhibit"), contains the terms and conditions under which Seller, acting through its wholly owned subsidiary Octel Communications Corporation ("OCC") shall sell and service IMA-CA voice processing systems.

OCC shall sell (or license) to and service for Customer such IMA-CA Products and IMA-CA Software licenses described in this Exhibit as Customer may elect to obtain by executing one or more Order Schedules and/or Customer purchase orders. Customer's purchases and OCC's service of IMA-CA Products and IMA-CA Software offered by OCC shall be and are subject to the terms and conditions of this Exhibit A. The terms and conditions of Customer's standard purchase order which conflict with or in any way purport to amend any of the terms and conditions of this Exhibit A shall be of no force or effect.

2.      EFFECT

The Parties to this Exhibit agree that the following sections of the Agreement shall be excluded and/or amended solely in connection with the purchase contemplated hereunder of OCC's voice processing systems, as indicated herein:

3.      ADDITIONAL DEFINITIONS FOR OCC PRODUCTS

Solely for purposes of this Exhibit A, Article I Section 1.1 Definitions is hereby amended to include the following capitalized terms which shall have the meanings ascribed to them herein:

a. "CAPACITY ON DEMAND PRODUCTS AND SOFTWARE" Capacity On Demand ("COD") Products consist of IMA-CA Equipment and/or IMA-CA Software with COD. "IMA-CA SOFTWARE WITH COD" is software that determines the capacity of OCC's IMA-CA Product to, among other things, store messages, create mailboxes and add functionality to mailboxes. IMA-CA Software with COD may be enabled at the time of manufacture or remotely after installation, in incremental units of capacity.

b. "ENHANCEMENT" shall mean any improvements, additions and revisions to the IMA-CA Software which contain substantially new functionality, which at times may also be referred to as an "Engineering Upgrade".

c. "IMA-CA SYSTEM" means the entirety of the IMA-CA Products and IMA-CA Software described in an Order Schedule which are to be installed at a particular site.

d. "INSTALLATION DATE" means the date an IMA-CA System is connected to Customer's access lines and Customer's power source. For IMA-CA Products other than an IMA-CA System, Installation Date means the date the IMA-CA Product is installed in an existing IMA-CA System.

e. "ORDER SCHEDULE" shall mean the document used to purchase OCC IMA-CA Systems and license IMA-CA Software under this Exhibit and which is substantially in the form attached as SCHEDULE A.

f. "SYSTEM UPDATES" shall mean those improvements, additions, and revisions to the IMA-CA Software which do not contain substantially new functionality and are part of OCC's normal IMA-CA Software release process.

4.      OCC ADDITIONAL PURCHASE PRICE TERMS

Solely for the purposes of this Exhibit A, Article III Section 3.6 Prices is hereby amended as follows:

The Prices shall be specified in the Order Schedule and do not include freight charges or applicable taxes. The Price for all IMA-CA Products, IMA-CA Software licenses and Services will be the then-current price on OCC's official price list ("Price List") less a [*] discount on all discountable IMA-CA Products and IMA-CA Software as indicated in the Price List.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                                          Lucent Technologies Inc. Proprietary 1

5.     CONDITIONS FOR INSTALLATION AND ACCESS

Solely for the purposes of this Exhibit A, Article III Section 3.38 Facilities Access is expressly amended by the following and Article 5 is amended to include the following Section 5.9 Installation:

Prior to the delivery of each IMA-CA System, Customer, at its own expense, shall make available a room on the Premises for installation of the IMA-CA System that meets the environmental and other site requirements as specified in Exhibit C of the Agreement, Customer shall also provide reasonable access to the Premises and the IMA-CA System for OCC's installation and maintenance personnel or other authorized OCC representatives.

6.     TRAINING AND DOCUMENTATION

Solely for the purposes of this Exhibit A, Article III Section 3.19 Documentation is expressly superseded by the following:

Unless otherwise noted in the applicable Order Schedule, OCC will provide to Customer for each IMA-CA System, the training, consultation and documentation specified in Schedule B. Transportation and other expenses to and from training facilities are Customer's responsibility. Additional training and documentation will be available to Customer at OCC's standard prices in effect at the time such training and/or consultation is performed or such documentation is purchased. All documentation provided hereunder shall be in a format and of a quality commonly accepted in the industry with respect to content, size, legibility and reproducibility.

7.     OCC WARRANTIES

Solely for the purposes of this Exhibit A, Article VI Warranty is expressly amended by the following:

      7.a  IMA-CA PRODUCT WARRANTY WITH COD

      The applicable Warranty Period for IMA-CA Products, IMA-CA Software with COD, Upgrades, and IMA-CA Systems shall be as follows:


        IMA-CA PRODUCT:                                      WARRANTY PERIOD:
        ---------------                                      ----------------
        1.     New IMA-CA System (IMA-CA Software and        [*] from Installation Date
               IMA-CA Products) with COD

        2.     COD upgrades and expansions (IMA-CA           [*] Installation Date
               Products only)

        3.     IMA-CA Software Upgrades (including           [*] from Installation Date in the case of new
               new releases of IMA-CA system Software        releases and [*] from date of ennoblement by
               and new IMA-CA Software features whose        OCC or its authorized agent in the case of new
               capacity is not variable)                     features

        4.     IMA-CA Software with COD (e.g.,               [*] from the date of ennablement by OCC or its
               incremental units of message storage          authorized agent
               hours, number of mailboxes, etc.)


      7.b REMOTE ACCESS:

      Customer is aware and agrees that OCC through its remote access to each IMA-CA System has the ability to audit Customer's use of each IMA-CA System. As a result of any such audit, should OCC reasonably conclude that COD features or incremental units of capacity, ports or mailboxes have been enabled for which Customer has not paid the specified price or license fee, OCC will notify Customer and request that Customer pay the specified price or license fee within thirty (30) days. If Customer fails to (1) pay the specified price or license fee, (2) turn off the unauthorized COD features, incremental units of capacity, ports or mailboxes, or (3) reasonably demonstrate that Customer has paid for such COD features capacity ports or mailboxes, then at the conclusion of said thirty (30) days (without resolution), OCC shall have the right to shut down only the COD features or incremental units of capacity, ports or mailboxes that have been enabled for which Customer has not paid the specified price or license fee.

      7.c DISCLAIMER OF OTHER WARRANTIES; LIMITATION OF REMEDIES:

      Solely for the purposes of this Exhibit A, Article VI Warranty Section 6.6 Disclaimer is amended to include the following:

      Except as otherwise expressly set forth in this Agreement, OCC makes no express or implied warranty that the IMA-CA Product is immune from or prevents fraudulent intrusion, unauthorized use or disclosure or loss of proprietary information. Customer acknowledges that certain features, such as Conference Mailbox, Skip Password, Password Reset and Monitor



                                          Lucent Technologies Inc. Proprietary 2

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

      Mailbox, could be improperly used in violation of privacy laws. Customer assumes all responsibility for its improper use of the IMA-CA, or any portions or features thereof, in violation of any applicable privacy laws.

8.         POST WARRANTY PRODUCT  AND SOFTWARE SUPPORT

Solely for the purposes of this Exhibit A, Article VI Warranty is expressly amended to include the following:

Customer agrees to have personnel trained and duly certified in OCC's Installation and Maintenance Training Course in sufficient numbers to provide coverage at the locations of Customer's IMA-CA System Sites as deemed adequate by Customer , but no less than one OCC certified Customer technician per IMA-CA System site.


      8.a POST WARRANTY: After the expiration of a IMA-CA Product or IMA-CA Software warranty, Customer may order Technical Assistance and Parts Replacement Agreement Program ("TAPRA") in accordance with Schedule C attached hereto. If Customer chooses not to order TAPRA, OCC will provide maintenance service to Customer on a time and materials basis at OCC's then-current rates. OCC will make parts and materials available at its then-current prices; provided, however, Customer shall receive a [*] credit toward any such parts if the replaced part is returned to OCC within ten (10) days after receipt of its replacement. For a period of five (5) years from Acceptance of each IMA-CA Product and item of IMA-CA Software, OCC will make available maintenance and support and spare parts as described in this Section and in Schedule C.


      8.b SOFTWARE SUPPORT: OCC will periodically provide performance related engineering modifications and changes ("Engineering Updates") at no charge during warranty, while under TAPRA, or for Services provided by Seller under Exhibit B in conformance of the Agreement. Additionally, OCC will provide safety related changes, and modifications at no charge. Customer agrees to install such Engineering Updates promptly once provided by OCC on Customer's IMA-CA System. Engineering Updates will be defined by OCC, exclusively. For IMA-CA Systems for which IMA-CA Software Updates that have been provided to Customer but have not been installed on the IMA-CA System within thirty (30) days from the date the IMA-CA Software Update was provided, OCC will thereafter provide software maintenance support on a time and material basis at OCC's then-current rates. From time to time OCC will introduce software and/or hardware features that enhance the functionality of IMA-CA Products or IMA-CA Software ("Upgrades"). Upgrades will be made available to Customer at OCC's Price Schedule in effect at the time of purchase of such Upgrades.

9.     SYSTEM INTEGRATION

During the term of this Agreement, IMA-CA Systems purchased from OCC will interface with the Simplified Message Desk Interface (SMDI) enabled Lucent Host Switch. In addition, OCC will make commercially reasonable efforts to Integrate IMA-CA Systems with Lucent Host Switches purchased by Customer during the term of this Agreement. For purposes of this section, "Integrate" shall mean that an IMA-CA System interoperates with a Lucent Host Switch to in a manner that is functionally equivalent to how IMA-CA Systems interoperate with 5ESS host switches.


In the event the Customer chooses to buy a Lucent Host Switch which does not Integrate with the IMA-CA System at the time of purchase, Customer's IMA-CA purchase commitment as set forth in Section 2.5 of the master Agreement will be suspended, only until such time as the IMA-CA is able to integrate with the Lucent Host Switch (the "Suspension Period"). Customer's purchase commitment of [*] IMA-CA Systems and related Voice Messaging Services shall be reduced by the number of Lucent Host Switches purchased during the Suspension Period, and Customer shall have no obligation to purchase IMA-CA Systems or related Voice Messaging Services for any Lucent Host Switches which are purchased during the Suspension Period.


10.    OCC IMA-CA SOFTWARE LICENSE AND IMA-CA PRODUCTS RESTRICTION

Solely for the purposes of this Exhibit A, Article IV Provisions Applicable to Licensed Materials is expressly amended as follows:

      10.a.1         Section 4.3 is expressly amended as follows:


      If the irrevocable nature of the license grant in Section 4.1 or the rights or restrictions set forth in this Section 4.3 are in violation of any agreement in effect as of the Effective Date between OCC and any third party from whom OCC has licensed any portion of the IMA-CA Software, then the license grant in Section 4.1 and/or Section 4.3 shall be deemed amended, solely with respect to the IMA-CA Software and solely to the extent necessary to comply with such agreement, to provide OCC a limited right to terminate Customer's software license upon Customer's material breach which remains uncured for a reasonable period of time after written notice thereof. In addition, solely with respect to IMA-CA Software, replace "not to exceed [*] with [*]."


      10.a.2         Section 4.8 is expressly amended to add the following:



                                          Lucent Technologies Inc. Proprietary 3

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

      Before Customer may transfer any Software license rights to the IMA-CA software to any reseller of voice messaging equipment, Customer shall obtain OCC's written approval, which shall not be unreasonably withheld.

      10.b IMA-CA SOFTWARE LICENSE TERMS WITH COD:

      10.b.1. INCREMENTAL CAPACITY LICENSED AS SEPARATE IMA-CA SOFTWARE PRODUCTS. - Each incremental unit of capacity for all IMA-CA Software with COD will be considered a separate IMA-CA Software product that is licensed in object code form to Customer pursuant to the terms of this Section. Only that IMA-CA Software that has been properly ordered from OCC, paid for by Customer, and whose enablement has been authorized and directed by OCC, will be licensed to Customer. Customer specifically acknowledges that only OCC is entitled to authorize the enablement of any IMA-CA Software (or features thereof) and that Customer will not enable (remotely or otherwise) or attempt to enable any IMA-CA Software (or features thereof), nor will it authorize or assist any third party to do so. Customer will promptly notify OCC if it has knowledge of any third party attempt to enable IMA-CA Software (or features thereof).

      10.b.2. CONDITIONS FOR ENABLEMENT OF IMA-CA SOFTWARE FEATURE PRODUCTS. To facilitate OCC's enablement of IMA-CA Software features and capabilities, Customer will make available remote system-level access to Customer's OCC IMA-CA Systems at a time mutually agreeable to both Customer and OCC.

      10.b.3. OCC AUDIT RIGHTS. Customer agrees that OCC or its authorized agent may, at its discretion, electronically inspect and audit the configuration of Customer' OCC IMA-CA System(s) for compliance with the terms of this IMA-CA Software License at the following times: (i) at the time of enablement of any separately licensed IMA-CA Software feature or capability, such as incremental capacity for OCC's IMA-CA Products, and
      (ii) once each calendar year upon three (3) business days' notice to Customer from OCC. Customer agrees to cooperate with OCC or its authorized agent in conducting such audits including making available remote system level access to Customer's IMA-CA Systems for such purpose.

11.    MARKETING PROGRAM

Solely for the purposes of this Exhibit A, Lucent's marketing program (CheckMate) is expressly superseded by the following:

Customer may participate in OCC's marketing program, known as the "ADvantage Fund Participation Program" under the terms and conditions specified in Schedule D attached hereto.



                                          Lucent Technologies Inc. Proprietary 4

                             SCHEDULE A TO EXHIBIT A
                               OCC ORDER SCHEDULE

Exhibit A to the Purchase Agreement No. LNM99NMYK09ATG ("Agreement") between the Customer identified below and OCC is hereby incorporated by reference as though set forth in full herein.


CUSTOMER:                                                   PREMISES (IF DIFFERENT THAN INVOICE ADDRESS):
INVOICE ADDRESS
________________________________________________________    Various, to be specified on Customer Purchase Order(s)
________________________________________________________    ____________________________________________________________
________________________________________________________    ____________________________________________________________
ATTN: __________________________________________________    ATTN: ______________________________________________________
                                                            TELEPHONE NO: _________________  FACSIMILE NO: _____________

IMA-CA PRODUCT CONFIGURATION:
"IMA-CA Product" as used in Exhibit A shall include:        IMA-CA SOFTWARE OPTIONS:
                                                             1     CLEC offer package (See Exhibit A.1 attached)
                                                            ----
System Type:  IMA-CA   Serial No.  TBD                      ____   ______________________________________________________
Ports: 24   Drive Type: RAID 1   Drive Quantity: 4          ____   ______________________________________________________
      ----                                      ---         ____   ______________________________________________________
                                                            ____   ______________________________________________________
                                                            ____   ______________________________________________________
HARDWARE:
System
 1     CLEC Offer with Message Redundancy (RAID) package
----       (see SCHEDULE A.1 attached)                      AUTHORIZED CAPACITY:
____   _________________________________________________    ____________________
____   _________________________________________________    ____________________
____   _________________________________________________    ____________________
____   _________________________________________________    ____________________

                                                            Literature:
Other equipment                                             ____   Standard
____   _________________________________________________    ____   Other
____   _________________________________________________     x     To be ATG branded using OCC Marketing Assistance
                                                            ----   and tools in the Octel ADvantage Program
____   _________________________________________________
[SEE SCHEDULE A.1 ATTACHED]                                 ____   ________________________________________________
(ADD ADDITIONAL SHEETS AS NECESSARY)

PURCHASE PRICE:  For each 5ESS host installation,           IMPLEMENTATION CHARGES:
[*] (exclusive of freight, related charges and              [*] for Customer's selection of
  ----------                                                 --------------------------------
 taxes, if applicable).                                     Full  Implementation as more fully described in Schedule C (for
                                                            --------------------
                                                            billing purposes only, will be included in the purchase price upon invoice).
Scheduled Shipment Date:  February, 1999 .
                          --------------
Scheduled Installation Date:  March, 1999 .
                              -----------
Please reference Purchase Order #  _____________________
for payment purposes only.




                                          Lucent Technologies Inc. Proprietary 5

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                             SCHEDULE A TO EXHIBIT A
                               OCC ORDER SCHEDULE

                                      TAPRA

     MODULES COVERED    Voice   [x]       Data and [ ]               Custom [ ]
                                      Applications             Applications



Applications included under customer application support:
__________________________________________________________________.

List price of included applications:
_______________________________________________________________________________.

POST-WARRANTY SERVICE PLAN:


Customer selects the: two (2) year TAPRA as more fully described in Schedule C (service program checked above)

Purchase price for the service plan is $ 0 , payable quarterly, annually or paid
                                        ---
in full (circle) for  2  year(s).
-------              ---

Service shall begin at expiration of warranty
                       ----------------------
Please reference Purchase Order # _______________________ for payment purposes only.


CUSTOM APPLICATIONS:

The purchase price for _______________________________ described in the attached Scope of Work (exclusive of freight charges and taxes) shall be $_________________________________________.

The purchase price for ______________________________ Services described in the attached Scope of Work shall be $_____________________________________________.

The scheduled implementation date for the _______________________________ is
_______________________________.

Please reference Purchase Order # __________________ for payment purposes only.

By their signature on this Schedule A and A.1, the parties named below have reviewed and agree to be bound by the terms and conditions of the Exhibit A between Customer and OCC.


CUSTOMER                                    LUCENT TECHNOLOGIES INC.

Signature:_____________________________     Signature:__________________________
Name Printed:__________________________     Name Printed:_______________________
Title:_________________________________     Title:______________________________
Date:__________________________________     Date:_______________________________



                                          Lucent Technologies Inc. Proprietary 6

                     SCHEDULE A.1 TO EXHIBIT A - CLEC OFFER

In accordance with OCC's CLEC Offer ("The Offer") the Customer as an Integrated Communications Provider ("ICP") shall qualify to receive the following standard package:

A complete 24-port IMA-CA Voice Processing System which includes:

~ A 24-port IMA-CA Voice Processing IMA-CA System with 150 hours of message storage and 2,500 mailboxes
~       A 24-port T1-TIC
~       SMDI Integration (with cables)
~       Inband Integration
~       VIS 2.0 system software
~       Non-standby Redundancy Kit
~       Cabinet with floor mount

Business Messaging Features:

~ Enhanced Features Package which includes the Enhanced Call Package (ECP) and Information Center Mailboxes (ICMBs)
~       Fax Store and Forward which includes Fax Overflow
~       Voice Forms

Team CLEC ADvantage Program: The objective of the Team CLEC ADvantage program is to prepare you for success through an interactive consulting process. With the Team CLEC ADvantage Program, an OCC Market Resource Consultant trained in the CLEC market will be assigned to your account to deliver the following programs:

~ SmartStart for CLECs - The objective of the Smart Start program is to help you design a successful messaging launch strategy. It consists of two days of consulting via the telephone or face to face plus one day of consultant preparation time. The two days will be tailored to meet the specific needs of your market and can include modules such as service offer definition, pricing strategy, channel strategy, communications strategy, assistance with end user collateral development, etc.

~ VoiceMail Academy for CLECs - The objective of the VoiceMail Academy program is to develop the training and education necessary for your channels to sell effectively prior to launch. It consists of two days of consulting via the telephone or face to face plus one day of consultant preparation time. The two days will be tailored to meet the specific needs of your market and can include modules such as developing a training package, training the trainer and assistance with sales tools and incentives. Actual channel training is not included with VoiceMail Academy but is available from OCC for an additional fee.

~ MarketPlus for CLECs- The objective of the MarketPlus program is to tune up your market offering 3-6 months after launch. It consists of one day of consulting via the telephone or face to face plus one day of consultant preparation time. The day consists of performing a situation analysis including a launch assessment and results in recommendations for service evolution.

~ CLEC Launch Tool Kit - Lucent OCC has developed a CLEC Launch Tool Kit for use in conjunction with the above programs. This kit includes templates and tools to assist a CLEC to launch in a new market and are included in order to expedite the launch.

This set of marketing programs provided for every five systems purchased through the CLEC Offer out of a centralized location. Additional programs or consulting is available for additional fees. In addition to the Marketing Resource Consultant and the Marketing Programs, CLECs purchasing the CLEC Offer are eligible to participate in the Octel ADvantage Fund. This fund provides marketing funds based on your purchases to be used to pay for marketing expenses associated with your messaging service. Octel ADvantage funds are available the quarter after you enroll. See your MRC for more details.

A Services Package to meet ongoing CLEC service needs:

~       Full IMA-CA Implementation
~ Following the first year warranty, a 2-year Technical Assistance and Parts Replacement Agreement (TAPRA) contract
~ IMA-CA CLEC Spares Kit ((1) CPU32, (1) RAID File Card, (1) 4GB drive for IMA-CA, (1) Voice/Fax line card, (1) Monitor Card, (1) T1-TIC, 24 channel)
~       IMA-CA implementation and Maintenance training course (one seat)
~       IMA-CA System Management training course (one CD ROM)
~       IMA-CA Advanced System Management training course (one seat)
~       IMA-CA System manager's terminal assembly (with cables)
~       Epson FX870 Printer (with cables)
~       IMA-CA System Manager Literature Kit



                                          Lucent Technologies Inc. Proprietary 7

                             SCHEDULE B TO EXHIBIT A
                         IMPLEMENTATION PACKAGES SUMMARY

                                                      IMA-CA
                                                      FULL IMPLEMENTATION
ACTIVITY)

PRE-INSTALLATION CONSULTATION
Consultation on application development                   12 hours
Software configuration assistance                         16 hours

TELEPHONE CONSULTATION
Consultation on MTSO/CO requirements                       4 hours

INSTALLATION
Hardware installation                                     Provided
MTSO/CO interface/integration testing                     Provided

TRAINING
System Management Training for one (1)
employee at Premises                                       6 hours
One (1) seat in System Manager Course and one seat
in Installation and Maintenance Training Course           Provided
at OCC Facilities*

POST-INSTALLATION SUPPORT
Load of initial Customer database
and IMA-CA System parameters**                            2-6 hours

DOCUMENTATION - ALL PACKAGES
PER IMA-CA SYSTEM

1 System Managers Manual
1 System Manager Addendum
1 Training Kit
1 Service Manual (to be delivered to Attendee of OCC's Installation and Maintenance Training)

ART WORK FOR

User Guide
Quick Reference Guide

 *      Expires ninety (90) days after Installation Date
**      Number of hours depends on IMA-CA System size
        Additional training slots may be ordered at the then-current prices.



                                          Lucent Technologies Inc. Proprietary 8

                             SCHEDULE C TO EXHIBIT A
         TECHNICAL ASSISTANCE AND PARTS REPLACEMENT AGREEMENT ("TAPRA")
                              TERMS AND CONDITIONS



1.     TAPRA PROGRAM SUMMARY

Following the Warranty Period, OCC will provide to Customer the support Services described herein for those IMA-CA Products and IMA-CA Software for which Customer has ordered TAPRA. This TAPRA Program, which is designed for those Customers with OCC-certified technical personnel who desire to perform their own maintenance, consists of the following:


~ Replacement parts ordered at any time from local inventory and airport locations with non-urgent delivery during normal business hours.
~       Emergency replacement plan in the event of a natural disaster.
~ Twenty-four hour technical assistance through the OCC Technical Assistance Center.
~ On-site response time within 24 hours of problem identification, if required, at OCC's Preferred Customer Rate.
~       IMA-CA Software Updates provided by OCC, for installation by Customer.
~       Preferred Customer Rate for any on-site service performed by OCC.

2.     GENERAL INFORMATION

2.1        ELIGIBILITY/CERTIFICATION

Any Customer IMA-CA System is eligible to participate in this TAPRA Program. However, OCC may require Customer to upgrade IMA-CA System, at Customer expense, to supportable hardware and software levels, as specified by OCC, prior to entering into or renewing this TAPRA Program.

2.2        REPLACEMENT PARTS

Replacement parts are provided from OCC factory depots and airport locations at no charge if the replaced part is returned undamaged to OCC within thirty (30) days of receipt of replacement part. Otherwise, Customer will be charged the then-current rate in the Price List for the replacement part.

Replacement parts can be ordered 24 hours/day, 7 days/week with non-urgent delivery during normal coverage hours. OCC is responsible for the costs of surface shipment of a replacement part to Customer. Customer is responsible for shipping costs of replaced part to OCC and any costs for expedited shipment requested by Customer.

OCC can recommend approved packaging procedures, if so requested by Customer, to prevent additional physical damage to a returned part. If improperly packaged or shipped, Customer may not receive credit for the returned part and may be charged the Agreement Rate for the replacement part.

2.3        EMERGENCY REPLACEMENT PLAN

In the event of an emergency out-of-service condition because of a natural disaster such as a flood, earthquake, unusually severe weather conditions, or fire, OCC will, upon Customer's request, use all reasonable efforts to ship replacement IMA-CA Products in an expedited time frame (within 24 hours of request) and to waive delivery schedule priorities to the extent permitted by prior contract obligations and commitments, laws and regulations. The price for the replacement IMA-CA Products and IMA-CA Software will be those in OCC's then-current Price List. Customer shall bear all shipping costs.

2.4        TECHNICAL ASSISTANCE CENTER

The Technical Assistance Center, staffed by OCC-certified technicians, provides Customer with twenty-four (24) hour telephone access for problem resolution and technical assistance.

In order to identify or resolve IMA-CA System problems in a timely manner, OCC may, with Customer authorization, remotely poll the IMA-CA System, provided Customer supplies OCC with a direct line to the IMA-CA System, separate from voice messaging lines, and all necessary access information to perform the polling. OCC analysis may result in recommending the replacement of defective hardware components and/or the installation of IMA-CA Software patches or Engineering Updates.



                                          Lucent Technologies Inc. Proprietary 9

2.5        ESCALATION PLAN

Customer and OCC will use reasonable efforts to resolve problems in accordance with the following escalation plan:

        1. Customer's local OCC-certified technician attempts to isolate the problem and contacts the Technical Assistance Center via telephone which will be deemed Customer's initial request for maintenance Services.

        2. OCC's Technical Assistance Center provides telephone support to Customer's local technician.

        3. If the problem is not resolved within two (2) hours after Customer's initial request for maintenance Services, OCC's technician at the Technical Assistance Center shall escalate the problem to OCC's IMA-CA Product Technical Support group, which will assist with telephone support.

        4. If the problem is a major maintenance occurrence and is not resolved within six (6) hours following Customer's initial request for maintenance Services, at Customer's OCC shall dispatch a technician to the IMA-CA System Site.


2.6        ON-SITE RESPONSE TIME

When it is determined that OCC service is required on-site, response time will not exceed twenty-four (24) hours after such determination is made.

2.7        IMA-CA SOFTWARE UPDATES AND UPGRADES

OCC will periodically provide, and Customer will promptly install, performance-related or safety-related engineering modifications, and changes ("Engineering Updates"). Customer may also request installation by OCC at Customer expense. Software Updates are defined exclusively by OCC.

From time to time OCC will introduce Software and/or hardware features which enhance the functionality of IMA-CA Products ("Upgrades"). Upgrades will be made available to Customer at the Agreement Rate.

2.8        PREFERRED CUSTOMER RATE

While Customer System is covered by this TAPRA Program, any on-site service performed by OCC shall be invoiced at OCC's prime-shift hourly rate ("Preferred Customer Rate") unless otherwise stated in the terms of the Exhibit A between OCC and Customer. The Preferred Customer Rate (2-hour minimum, portal to portal) is subject to change at any time.

3.     CUSTOMER RESPONSIBILITIES

3.1        PROBLEM REPORTING

Customer agrees to work with the Technical Assistance Center by phone so that OCC support personnel can diagnose problems and determine the best method of repair. In the event that Customer determines that a IMA-CA Product or IMA-CA Software does not operate properly, Customer will, if requested by OCC:

A. Attempt to duplicate the malfunction, but only at times and under circumstances when doing so will not reasonably interrupt service to Customer's user base.

B. Supply OCC with problem analysis routines, such as error logs and diagnostic data, and any reasonable assistance necessary to demonstrate and diagnose the malfunction.

C. Promptly implement or assist in implementing each patch, bypass, Update or other solution provided by OCC.

Customer is also responsible for performing designated service actions per written notification periodically provided by OCC.

3.2        PERSONNEL TRAINING

Customer will ensure that personnel authorized to service the IMA-CA System and report any problems to OCC will have been trained and duly certified in OCC technical training courses.

3.3        REQUIRED SPARES

Customer is required to maintain the appropriate spares kits, as defined in the OCC Official Price List.



                                         Lucent Technologies Inc. Proprietary 10

3.4   PREVENTIVE MAINTENANCE

Customer is responsible for performing the preventive maintenance recommended by OCC.

4.     PROGRAM TERMS

4.1        PROGRAM RENEWAL

This TAPRA Program will be automatically renewed, subject to price changes, on the anniversary of the Program Start Date for a period equal to the original Coverage Period. Customer should submit a purchase order verifying the renewal to OCC within 30 days of the anniversary date. OCC will provide Customer with any price changes no less than sixty (60) days prior to each such anniversary or other automatic renewal date, and OCC may require re-certification in accordance with Section 2.1.

This Program will terminate if either party receives written notice from the other of its intention to cancel thirty (30) days from receipt of such notice.


If Customer terminates a multi-year TAPRA Program commitment prior to its expiration date, OCC shall invoice, and Customer shall pay OCC, a termination fee equal to [*] If Customer has prepaid for service which it will not receive due to termination, OCC will credit Customer for amounts paid for such service to the extent the amount exceeds Customer's termination fee.


Any hardware Upgrade or expansion to a IMA-CA System covered by this Schedule will require a price adjustment that will be prorated based on the term of this Schedule, less the applicable warranty period. An addendum will be generated and the appropriate charges will be added.

4.2        AGREEMENT RATE

Any charges for IMA-CA System products, parts, services and training classes are at the then-current prices and are pursuant to Exhibit A to the Purchase Agreement between OCC and Customer ("Agreement Rate"). The Agreement Rate is applied at the time of order of such items and is exclusive of local, state and federal taxes.

5.     BILLABLE SERVICES

Items described below are not covered by this TAPRA Program but will be provided, where possible, at the Preferred Customer Rate for on-site services and the Agreement Rate for IMA-CA System Products and parts.

a.      Any on-site service.

b. Any parts for an IMA-CA System that are damaged by or as a result of any of the following:

        ~ Failure to comply with Customer site requirements as defined by OCC.

        ~       Other than normal use and wear.

        ~ Acts of nature or disaster such as, but not limited to, floods, fire, winds, lightning and earthquakes.

        ~ Accidents, vandalism, burglary, neglect, misuse, repair and unauthorized changes.

        ~       Moving of the IMA-CA System by other than authorized personnel.

        ~ Improper interface with or operation of associated equipment such as telephone systems or services.



                                         Lucent Technologies Inc. Proprietary 11

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                             SCHEDULE D TO EXHIBIT A
              OCC ADVANTAGE FUND PARTICIPATION TERMS AND CONDITIONS

[OCC ADVANTAGE FUND LOGO]

OCC and the undersigned Customer ("You") are entering into this OCC ADvantage Fund Participation Agreement ("Agreement") to confirm the terms and conditions of your participation in the OCC ADvantage Fund (the "Fund") for the current Fund Year, which extends from July 1 through June 30. With regard to the current Fund Year, OCC and You hereby agree as follows:

1. The rights and duties of OCC and You under the Fund are specified in detail in the "Guidelines", Schedule D.1 attached hereto. OCC reserves the right to revise these Guidelines from time to time during the Fund Year. OCC will provide You with any revisions. Also, OCC reserves the right to cancel the Fund at any time by written notice. If the Fund is canceled, any dollars accrued in your account will still be available for use by You under the terms of the Fund before it was canceled. However, no new dollars will accrue in your account after any notice of cancellation has been given.

2. You will earn dollars in your account based on purchases by You from OCC during the Fund Year. Details of how purchases count toward dollars, and how the dollars will be calculated for the first quarter of the Fund Year, will be communicated to You by letter after you have signed this Agreement.

3. All expenditures for which You claim reimbursement from the Fund must be in accordance with the Guidelines. Expenditures by You not in accordance with the Guidelines are not reimbursable. You must submit a Prior Approval Form and obtain the approval of OCC, in accordance with the Guidelines, prior to incurring any expense for which a reimbursement is claimed from the Fund.

4. As a condition of participation in the Fund, You must state an incremental growth goal such as increased mailboxes, increased activation of mailboxes and /or increased messaging for the Fund Year, and will be expected to report to OCC within sixty (60) days after the close of the Fund Year (June 30) how your actual growth corresponded to the goal.

5. You must complete a Marketing Results Form, a copy of which is attached to the Guidelines, for each approved marketing project within 60 days after the end date of the program. OCC will keep this information confidential on an individual customer basis, and will only share it in a consolidated report form.

6. Within the first three months after you execute this Agreement, you shall review your marketing plans for the remaining months of the current Fund Year and discuss with your OCC Account Manager how to best leverage the Fund as part of your overall marketing plan.

7. You may terminate participation in the Fund at any time upon written notice to OCC. OCC may terminate your participation in the Fund if you are in breach of any material obligation under this Agreement and the breach remains uncured for thirty (30) days following written notice from OCC.

8. You shall be entirely responsible for the contents of any advertising or promotional materials for which You are reimbursed by OCC under the Fund.

9. The parties acknowledge that nothing in this Agreement or the Guidelines shall be interpreted to give OCC the right to control the price under which You may resell OCC products to end users, and You acknowledge that You are free to set the resale price at your sole discretion.

10. The parties acknowledge that the Fund consists only of a bookkeeping entry, and no funds shall be set aside in trust or otherwise for your benefit, and that under no circumstances will interest or other earnings be paid or credited on dollars accumulated in your favor under the Fund.

11. To the extent that taxes are payable with respect to any transaction contemplated by this Agreement, any amounts reimbursed to You by OCC shall include any applicable municipal, provincial, state, county or federal taxes for which OCC is liable, including, but not limited to, all sales, use, consumption excise, value-added, or other taxes.



                                         Lucent Technologies Inc. Proprietary 12

12.     This Agreement is subject to acceptance by OCC in Milpitas, California.

13. This Agreement, including its attachments, constitutes the entire agreement between OCC and You, and supersedes all prior and contemporaneous proposals, negotiations, and communications, oral or written, between OCC and You, with respect to the subject matter of the Agreement.

14. This Agreement will be automatically renewed at the end of the then current Fund Year, but subject always to the termination and cancellation rights of the parties set forth in Sections 1 and 7 above. The three-month period referred to in Section 6 will commence on the first day of the new Fund Year (July 1).



                                         Lucent Technologies Inc. Proprietary 13

                            SCHEDULE D.1 TO EXHIBIT A
                          OCC ADVANTAGE FUND GUIDELINES

Welcome to OCC ADvantage! This flexible program demonstrates our commitment to making sure our valued business partners have the tools and resources to effectively market OCC voice messaging and enhanced services.

OCC ADvantage is being administered by MEDIANET, located in Austin, Texas. Any questions you have about the program, should be directed to MEDIANET at (512) 343-2002 ext. 222.

These guidelines contain the following information to help you best utilize the OCC ADvantage Fund:

~       How OCC ADvantage works
~       Guidelines Matrix
~       How to enroll
~       How to obtain prior approval
~       How to file a claim
~       How to report results

HOW THE OCC ADVANTAGE FUND WORKS

HOW DO I QUALIFY FOR THE ADVANTAGE FUND? Any OCC VIS service provider selling OCC voice messaging and other enhanced services is eligible to participate as long as you are not participating in another OCC sponsored program where you receive marketing credits.

ENROLLMENT To enroll in the OCC ADvantage Fund, you must fill out the "Getting Started with OCC ADvantage" form, sign the OCC ADvantage Fund Participation Agreement and submit them to your OCC Account Manager.

ACCRUAL OCC ADvantage funds accrue quarterly. Funds will accrue during each quarter based on your company's purchase of OCC products. The funds accrued are available for use the month after the quarter ends.

ALLOWANCE PERIOD For any quarter that you accrue funds, you will have four quarters in which to spend those OCC ADvantage Fund dollars. Any money accrued and not spent within the twelve-month window will be forfeited. As you participate in the OCC ADvantage Fund, a summary statement of your accruals and claims will be sent to you monthly. This statement will include your available funds, funds about to expire, and your previous accrual and claim activity.

PRIOR APPROVAL REQUIREMENT All marketing projects must receive prior approval. Prior Approval Forms (contained in this package) must be filled out completely and faxed or mailed to your OCC Account Manager. MEDIANET will return a copy of the form to you once the project is approved. You will not be approved for funds exceeding the amount currently available in your OCC ADvantage account.

CHANGES TO PRIOR Approvals If you make any changes to your prior approval including delaying the start and end dates of your marketing program, please notify MEDIANET and submit a new Prior Approval Form.

REIMBURSEMENT AMOUNT You will be reimbursed with OCC ADvantage Funds for 100% of any preapproved expenses for the promotion of qualifying OCC products and services. In the event that the marketing project contains information on products or services in addition to Octel's products and services, you will be reimbursed for the percentage devoted to Octel, as determined by MEDIANET ("Octel's Share," see Guidelines Matrix). The amount paid will be based on actual invoices for the marketing project, not the amount estimated on your Prior Approval Form. The amount will be paid as long as funds are available. Taxes will not be reimbursed.

MARKETING RESULTS REQUIREMENT Octel requires that the Marketing Results Form be filled out completely for each marketing project within 60 days after the end date of the program. This information will be kept confidential on an individual customer basis. Information will be shared in consolidated report form by region and type of business. These forms will automatically be sent to you from MEDIANET. Future prior approvals will not be granted until all outstanding Marketing Results Forms have been received. Additional forms are available from MEDIANET.

CLAIM REJECTION If you do not send MEDIANET all of the required documentation and proof of performance, your claim will be rejected. MEDIANET will ask you to forward the missing information and upon receipt, your claim will be paid.



                                         Lucent Technologies Inc. Proprietary 14

LACK OF FUNDS If you submit a claim for prior approval and do not have sufficient funds, you may only be approved up to the amount available in your Octel ADvantage account.

PROGRAM CANCELLATIONS Failure to adhere to any of the Guidelines may result in rejection of your claim for reimbursement. Repeated violations can result in loss of eligibility.

GUIDELINES MATRIX The following matrix was created to give you an overview of marketing activities and their eligibility requirements for reimbursement.

QUALIFIED ACTIVITY            EXPENSES COVERED               REQUIRED DOCUMENTATION AND PROOF OF PERFORMANCE  EXPENSES NOT COVERED
------------------            ----------------               -----------------------------------------------  --------------------
DIRECT MAIL                   ~ Mail list /Postage           ~ Sample of piece                                ~ Applicable taxes
                              ~ Layout/Design                ~ Copy of paid invoices
                              ~ Printing                     ~ Copy of postage receipt

PRINT ADVERTISING (INCLUDING  ~ Layout/Design                ~ Original, actual-sized tearsheet or            ~ Applicable taxes
NEWSPAPER)                    ~ Photography/Illustration       photocopy showing publication name, date
                              ~ Space cost                     and location
                                                             ~ Copy of publisher invoice
                                                             ~ Copy of layout/design, photography invoices

INDOOR, OUTDOOR AND VEHICLE   ~ Layout/Design                ~ Copy of paid invoice indicating where          ~ Applicable taxes
SIGNAGE                       ~ Space                          advertising was posted
                                                             ~ Photo of ad
                                                             ~ Copy of paid invoice for layout/design

RADIO AND TV                  ~ Air time                     ~ Copy of paid invoice showing length of         ~ Applicable taxes
                              ~ Production costs               commercial, dates and times of spots, where
                                                               aired, cost per spot, and total cost
                                                             ~ Station affidavit and a copy of the
                                                               video/audio tape
                                                             ~ Copy of paid invoice for production work

SERVICE PROVIDER CREATED      ~ Printing                     ~ Original sample of piece                       ~ Applicable taxes
SALES LITERATURE              ~ Production costs             ~ Copy of paid invoices


QUALIFIED ACTIVITY            EXPENSES COVERED               REQUIRED DOCUMENTATION AND PROOF OF PERFORMANCE  EXPENSES NOT COVERED
------------------            ----------------               -----------------------------------------------  --------------------
TRADE SHOWS AND SEMINARS      ~ Rental of facilities/booth   ~ Photo of display                               ~ Travel
                              ~ Collateral materials         ~ All supporting invoices                        ~ Applicable taxes
                              ~ Equipment rental
                              ~ Banners/Display materials

IN-HOUSE INCENTIVE            ~ All costs associated with    ~ All supporting invoices                        ~ Applicable taxes
PROGRAMS                        program support              ~ Copy of promotional piece
                              ~ Travel                       ~ Copy of incentive plan

MARKETING AND                 ~ Tuition of OCC training      ~ All supporting invoices                        ~ Travel
SALES TRAINING                ~ Printed materials            ~ Copy of materials if not OCC                   ~ Applicable taxes
                              ~ Refreshments/Food
                              ~ Promotional materials
                              ~ Display/Banner



                                         Lucent Technologies Inc. Proprietary 15

QUALIFIED ACTIVITY            EXPENSES COVERED               REQUIRED DOCUMENTATION AND PROOF OF PERFORMANCE  EXPENSES NOT COVERED
------------------            ----------------               -----------------------------------------------  --------------------
MARKET RESEARCH               ~ Outside market research      ~ All supporting invoices                        ~ Applicable taxes
                                firm
                              ~ Focus groups                 ~ Copy of final report
                              ~ Quantitative study
                                materials

POINT OF PURCHASE MATERIALS   ~ Cost of materials            ~ All supporting invoices                        ~ Applicable taxes
                              ~ Layout/Design                ~ Copy of supporting materials

TELEMARKETING                 ~ Script development           ~ All supporting invoices                        ~ Phone usage bill
                              ~ Telemarketers                ~ Copy of scripts                                ~ Applicable taxes

PURCHASE OF MARKETING         ~ Cost of program              ~ None required                                  ~ Applicable taxes
PROGRAM FROM OCC

INFORMATION ABOUT VOICE       ~ Writer                       ~ All supporting invoices                        ~ Development of web
MESSAGING ONYOUR WEB SITE     ~ Graphic design               ~ Hard copy of how it appears on your web site     site
                                                             ~ Must appear on web site for at least six       ~ Postings on web site
                                                               months in a row                                  of less than six
                                                                                                                months in a row
                                                                                                              ~ Applicable taxes

OTHER APPROVED PROMOTIONAL    ~ All costs associated with    ~ All supporting invoices                        ~ Applicable taxes
ACTIVITY                        approved promotion           ~ Copy of all materials                          ~ Travel



Remember: all claims require the following:

~       Prior Approval Form
~       Claim Form
~       Marketing Results Form

HOW TO ENROLL

1.      Fill out the Getting Started with OCC ADvantage form.
2.      Read and sign the OCC ADvantage Fund Participation Agreement.
3.      Have your Octel Account Manager submit these forms to MEDIANET.
4.      You are now enrolled in the Octel ADvantage Fund.

HOW TO OBTAIN PRIOR APPROVAL

1.      You and your Octel Account Manager plan a marketing project.
2. You complete the Prior Approval Form and forward it to your Octel Account Manager.
3.      Your Octel Account Manager approves this project.
4.      Octel Corporate approves this project.
5.      MEDIANET verifies that you have funds available.
6. MEDIANET verifies that results from previous projects have been submitted (if there has been a previous project).
7. The appropriate funds are held until you submit your claim for reimbursement.
8. MEDIANET faxes you and your Octel Account Manager a prior approval confirmation.



                                         Lucent Technologies Inc. Proprietary 16

HOW TO FILE A CLAIM

1. Claims may not be submitted until the marketing project has been completed.
2. You must fill out the Claim Form within 60 days of the end of the marketing project.
3. If the claim is not received within 60 days of the end of the marketing project, the prior approval will be canceled and the allocated Octel ADvantage funds will be released back into your available balance for future use.
4. Submit the completed claim form with supporting documentation to MEDIANET (see Guidelines Matrix.)
5.      Be sure to mail, not fax, your claim.
6.      Claims are checked against Prior Approval Forms.
7.      MEDIANET verifies cost documentation and your proof of performance.
8.      Checks or wire transfers are issued by MEDIANET.
9. Under no circumstances may you deduct the amount of your claim from a merchandise or service invoice due to Octel.
10. As you use the Octel ADvantage Fund, a monthly summary statement showing your accruals and claim activity will be sent to you.
11. Octel will not reimburse a publication, broadcasting station or any other supplier directly for advertising costs incurred by a service provider.

Submit claims to:   OCC ADvantage  c/o MEDIANET, Inc.
                    PO Box 203218  Austin, Texas 78720-3218

Please do not send your final claims directly to OCC as this will only delay processing and reimbursement.

HOW TO REPORT RESULTS

1. At the same time you fill out the Claim Form, fill out the Marketing Results Form.
2.      Make sure you state your objectives and results.
3.      Submit your completed Marketing Results Form to MEDIANET.
4. A Marketing Results Form must be filled out for each marketing project within 60 days of the end date of the project. Marketing Results Forms may be faxed to (512) 343-1717.
5. Once you have submitted your Marketing Results Forms, you may be approved for your next project.

SUMMARY

Working closely with your OCC Account Representative, we hope you will quickly see the benefits of the OCC ADvantage program. Our goal is to help you successfully market messaging services -- to take some risks, to try new things.

We encourage you to try this program. Put the OCC ADvantage on your side.



(C) Copyright 1996
Octel Communications Corporation
All Rights Reserved.


All trademarks identified by the (R) and (TM) symbols are registered trademarks of Octel Communications Corporation. All other trademarks are the properties of their respective owners. Printed in USA.


The above information is provided by Octel Communications Corporation based on the information available at the time of publication and is subject to change without notice.


5/96
PN 001-10625-00



                                         Lucent Technologies Inc. Proprietary 17

                                   EXHIBIT B
                                     TO THE
                            GENERAL SUPPLY AGREEMENT

                            VOICE MESSAGING SERVICES

        This Exhibit B to the Agreement, together with its Schedules attached hereto (collectively, the "Exhibit"), contains the terms and conditions under which Seller shall provide certain voice/data information storage and retrieval services. In case of any conflict between the provisions of this Exhibit and the Agreement with respect to the Services described in this Exhibit, the provisions of this Exhibit shall control.

1.      DEFINITIONS.

Capitalized terms used in this Exhibit shall have the meanings set forth in the Agreement. Additional capitalized terms or capitalized terms with meanings specifically related to this Exhibit are also set forth below:

Administrative Change means any request from Customer to move, add, delete, or modify a Mailbox or Enhanced Mailbox.

Billable Mailbox means a block of computer disk memory resident on a Voice Mail Platform associated with a Mailbox or an ECP Application.

Call Answering means the Service whereby the Voice Mail System will, subject to the operation of the telecommunication equipment, facilities and services of Customer and the applicable Subscriber, receive telephone calls directed to Seller from Customer. Upon accessing the Voice Mail System, callers directed to the Voice Mail System will hear a customized greeting and will then be provided with instructions regarding use of the Voice Mail System. The Voice Mail System will store verbal/data message(s) (subject to storage limitations) which the caller chooses to leave. Additionally, telephone calls received by the Voice Mail System may be directed to a specific Mailbox which will provide the caller with the User's personal greeting if Customer's equipment provides compatible in-band or out-of-band integration with the Voice Mail System.

Central Office Switching System Integration/Call Answering means the combined Service whereby the Voice Mail System will, subject to the operation of the telecommunication equipment located at the premises of Customer and the applicable Subscriber and the CENTREX systems, facilities and services of the applicable LEC, receive unanswered telephone calls, provide the caller with instructions regarding use of the Voice Mail System, dispatch message waiting indication information packets to Customer's PBX/CO in accordance with Seller's Specifications, and store verbal/data message(s) (subject to storage limitations) which the caller chooses to leave. As used herein, unanswered telephone calls include those not answered because the intended recipient's telephone station either is in use at the time of the telephone call or is not answered within a predetermined number of rings.

Customer Site means one of the locations set forth in SCHEDULE C at which a Voice Mail Platform will be deployed. Additional locations may be added to SCHEDULE C in the future with the written consent of Seller.

Enhanced Call Processing (ECP) Application means the application which creates one or more Enhanced Mailboxes and links such Enhanced Mailboxes together to perform the functions requested by Customer (subject to the capabilities of the Voice Mail System). The series of choices in an ECP Application is called a menu and one or more menus linked together comprise an ECP Application. Development of an ECP Application requires that a graphical representation of the menu(s) accompany the order to Seller to create the requested linkages between the requested Enhanced Mailboxes.

Enhanced Mailboxes means the following types of Mailboxes that deliver specific information or routing instructions to calling parties as described in Seller's
Specifications: "Enhanced Call Processing Mailbox" (Types 30, 31, 32, 33); "Information Center Mailbox" (Types 1, 2, and 3); "Bulletin Mailbox"; "Transfer Mailbox"; "Conditional Transfer Mailbox"; and "Voice Forms Mailbox" (Types 10 and 11).



Confidential                           1

Error Dispatcher means a monitoring system which allows any/all alarm conditions to be captured by the Seller Network Operations Center. Each device being monitored is displayed on color monitors in the Network Operations Center with specific alarm conditions and thresholds. As events (alarms) occur an audible and/or visual signal is generated that requests immediate attention. In this fashion alarm conditions are acknowledged and acted upon by initiating trouble tickets and notifying Seller Network Services Operations Personnel to contact Customer for resolution, if required.

HelpDesk means a Service whereby Users may place a call to Seller via Customer provided 800/888 circuits for support relative to the functionality of their Mailbox and/or the Voice Mail System.

LEC means a local exchange carrier.

Local Access is a means of accessing the Voice Mail System via DID circuits provided by the LEC pursuant to the request of Customer, whereby a User can access his/her Mailbox by calling a local telephone number terminating in one of the service centers listed in SECTION 4.1.

Mailbox means a block of computer disc memory locations assigned to a User, residing on a Voice Mail Platform and used to provide User Services.

Mailbox Activation means the download to the proper Voice Mail Platform of the information necessary to activate the requested Mailbox on that specific Voice Mail Platform.

Mailbox Model means a standardized set of features. Each Mailbox Model will have a five digit order code for purposes of Mailbox Activation.

Remedial Maintenance means Services required to restore the Voice Mail System to good operating condition and cause it to be capable of performing in accordance with Seller's Specifications following a malfunction of the Voice Mail System.

Management Reports mean a series of reports generated and delivered each month by Seller to Customer consisting of (a) Customer care reports (including trouble ticket statistics and HelpDesk tickets), Mailbox access reports (including count by features, count by bill group, access minutes by call types, usage minutes by call types, and fax usage detail), and System operation reports (including capacity planning, services availability, System downtime, mean time to correct statistics, and monthly service performance metrics); and (b) the billing statistics in the mutually agreed medium and format as provided in SECTION 3.4.

Message Waiting Indicator (MWI) - (Integrated Services to Customer Premise Equipment Telephone Systems ONLY) is a means to visually notify a User of the arrival of a message in the User's Mailbox. The notification consists of illuminating a light on the User's telephone instrument. Upon retrieval of any messages contained in the Mailbox, the Voice Mail System will subsequently extinguish the light.

Message Networking means the class of service assigned to a specific Mailbox allowing the applicable User to transmit a message(s) to the Mailbox(s) of other User(s) established on one or more different Voice Mail Platforms.

NOC means Seller's Network Operations Center.

PBX/CO Private Branch Exchange (PBX) Central Office (CO) means Customer's telephone switching system and/or a privately owned telephone system located at Customer's or a Subscriber's place of business.

PBX Integration means the service whereby the Voice Mail System will, subject to the operation of the PBX(s) and other telecommunication equipment located at a Subscriber's premises, receive, via dedicated facilities, unanswered telephone calls, provide the caller with instructions regarding use of the Voice Mail System, provide for "on/off" control of a User's message waiting indicator and store any message (subject to storage limitations) which the caller chooses to leave. As used herein, unanswered telephone calls include those not answered because the intended recipient's telephone station either is in use at the time of the telephone call or is not answered within a predetermined number of rings.



Confidential                           2

Port means any or all of the following: a port located on a Voice Mail Platform that is in a state of receiving traffic from the network of Customer or a LEC; a port located on the digital access cross-connect system (DACS) that when in use is physically connected to either the network of Customer or equipment inside of an Seller Service Center; and a port located on Seller's administrative system (Sun Microsystems SPARC 6000).

Seller Sites means one of the locations set forth in SECTION 4.1 where Seller has deployed one or more Voice Mail Platforms.

Services means any or all of the information storage and retrieval services provided by Seller under this Exhibit.

Service Activation Date means the month in which a Voice Mail Platform is deployed and is enabled to deliver Services.

Services Enabling Equipment means the PBX/CO(s) provided by Customer and the hardware and software required on the Voice Mail Platform(s) to provide Services, including, but not limited to, Seller Command Language, Command Language Port, Centralized System Management, DMID(s) and associated PBX/CO connections.

Subscriber means an individual, corporation, partnership or other legal entity which has purchased User Services from Customer.

User means any individual authorized (directly or indirectly) by Customer to have a Mailbox resident on the Voice Mail System.

User Documentation Kits mean the documentation provided to Subscribers to describe the features of the Voice Mail System and the User Services.

User Services mean those Services used directly by Users.

Voice Mail Platform means the hardware and software programs (excluding related telecommunications facilities) necessary to provide a User with User Services.

Voice Mail System means all Voice Mail Platforms and Service Enabling Equipment necessary to provide a User with User Services.

2.      SERVICES.


2.1 For the fees and Prices stated in SCHEDULE B, Seller shall deliver to Customer one or more of the information storage and retrieval Services described in this Exhibit as Customer may request. From time to time, Seller may amend this Exhibit to add additional Services which will be made available to Customer or to delete Services previously made available to Customer. Prior to deleting any Service from this Exhibit, Seller will provide Customer at least sixty (60) days advance notice of deletion. Upon deletion from this Exhibit, a Service will cease to be included within the definition of "Services" and Customer will stop marketing those services to Subscribers and potential Subscribers. Seller will not delete a Service from this Exhibit, unless such Service is being generally discontinued.

2.2 Customer shall request delivery of Services in writing and specify the date at least thirty (30) days in advance of the date on which such Services are to be delivered. Customer shall purchase Services from Seller in at least the amounts and on or before the dates set forth in SCHEDULE C.

3.      SELLER'S DUTIES AND OBLIGATIONS.


3.1 Seller will provide the Services in accordance with the service performance standards set forth in SCHEDULE B and will use commercially reasonable efforts to complete all requested events subject to the timelines indicated therein. Seller will provide Services in the various markets described in SCHEDULE C on or before the dates listed therein.



Confidential                           3

3.2 Seller will use its commercially reasonable efforts to fulfill all accepted Administrative Change orders pursuant to SCHEDULE B, SECTION 1.

3.3 Seller will provide HelpDesk Service with a mutually agreed upon custom greeting to be played to calling parties. At Customer's request, Seller will provide User Mailbox address directories on a mutually agreed upon basis.

3.4 Seller will provide available detailed billing content and reports per Subscriber to Customer in a mutually agreed format to be determined jointly by Customer and Seller. Such billing information will be rendered monthly to Customer representing a period of 30 days as mutually agreed.

3.5 At Customer's request, Seller will prepare and mail User Documentation Kits to the Customer sales office specified in the order entry documents (postage incurred will be billed separately). Seller's marketing communications group will, as requested, reasonably assist Customer to develop, publish and distribute customized promotional, informational and educational materials and documentation.

3.6 Seller will use its commercially reasonable best efforts to provide written quotes for Services not covered by this Exhibit within 5 business days of receipt through normal channels of all necessary information required to render a proper quotation.

3.7 Seller will be reasonably available (via telephone or teleconference) for rendering marketing and sales support and will use commercially reasonable efforts to provide answers within 3 days of request with the procedure subject to agreement by both parties.

3.8 Seller will use its commercially reasonable efforts to upgrade Voice Mail Platforms (when provided by Seller) with the latest Seller software that can be successfully deployed and supported by Seller.

3.9 Seller will notify Customer, not less than ninety (90) days in advance, of upcoming Software releases that will cause a change in fulfillment or the user interface materials.

3.10 As Customer requests and Seller technically is able to deliver, special custom-type Mailboxes may be created using "classes of service" meeting various feature/functionality requests made by potential Subscribers of Customer. Such Mailboxes will be developed and provided upon mutually agreeable terms and conditions.

3.11 Promptly following the written request of Customer and receipt of all required graphical representations, Seller will create and activate ECP Applications per the scheduled delivery times as indicated in SCHEDULE B.

3.12 Seller will respond promptly to all Remedial Maintenance problems and will notify the designated Customer representative of any outage as soon as Seller is aware of such outage. Seller and Customer will mutually agree on the notification process required for outages. Seller will respond to outages within time periods as specified in SCHEDULE B. Seller will provide technical escalation support to expedite resolution of outages and to coordinate fault isolation with Customer and with other of Customer's suppliers. Seller will provide required travel and labor as part of providing the Services. As necessary, Seller will initiate corrective action upon receipt of an alarm or trouble report and will ensure impairments and outages are resolved in descending order of severity. Seller will begin the repair process once a trouble ticket has been created. Remote Remedial Maintenance will begin initially and generally resolves troubles reported. Should on-site Remedial Maintenance procedures be required, Seller targets on-site response of six (6) hours during business days and twenty four (24) hours during non-business days.



Confidential                           4

4.      CUSTOMER'S DUTIES AND OBLIGATIONS.


4.1 In the event that Customer does not use frame relay circuits that connect with the Lucent NRC, Customer will connect at its sole expense to 3410 Midcourt, Suite 115, Carrolton, Texas 75006, via a dedicated frame relay circuit so that Lucent may provide the Services described in Schedule A to Exhibit B.

4.2 Customer will utilize the User Services under Customer's service mark or name to prospective business or consumer markets. Customer will ensure that Customer's sales organization and support personnel are trained with respect to the basic features/functionality of the User Services and/or the Voice Mail System.

4.3 Customer will use its commercially reasonable efforts to provide support and training to all Users. Customer will provide and cause to be delivered to Seller collateral materials (requested by Subscribers) for assembly into end-user kits ("User Documentation Kits"). Such User Documentation Kits will be "private labeled" and appear uniquely different from any then current Seller fulfillment materials. Customer will provide Seller, upon Seller's request, with sufficient initial and replacement inventory of Customer developed User Documentation Kits for use by Seller when executing the end-user collateral fulfillment process (postage will be paid by Customer).

4.4 Customer and/or Lucent NRC will designate and staff a Customer Voice Mail Product Manager to act as the first line of support for all Customer representatives, and act as the single point of contact for Seller with respect to all matters regarding the Services.

4.5 Customer will be responsible for invoicing each Subscriber or User, as appropriate.

4.6 Customer and/or Lucent NRC will work with Seller to establish and document, within thirty (30) days of execution of the Agreement, mutually agreed upon escalation/trouble handling procedures and clearing times between the Network Operations Center and Customer. Customer further agrees to escalate to Customer's senior management for resolution in the event that procedures are not agreed upon by Seller and Customer's PBX/CO vendor for resolving uncleared trouble ticket(s).

4.7 Customer will provide and maintain all circuit connections to the Voice Mail Platforms from Customer's PBX/CO or other devices, including but not limited, Services Enabling Equipment at Customer's sole expense.

4.8 Customer will work with Seller to establish and document, within thirty (30) days of execution of this Agreement, mutually agreed upon Mailbox Models.

4.9 Customer will use the secure facilities provided in Exhibit __ to house the Voice Mail Platform(s) and Services Enabling Equipment. Such facilities will include sufficient power sources to operate all switching and voice mail equipment co-located at those facilities.

4.10 Customer will complete the Administrative Change process (to be mutually agreed upon by both parties) including, but not limited to codes for designating Mailbox Models, prior to transmission of the order entry documents to Seller (via facsimile equipment or pursuant to some other mutually agreed method) for processing.

4.11 Customer will use its reasonable efforts to cause its other vendors to cooperate with Seller in connection with the installation, testing, modification and problem evaluation of Voice Mail System components as necessary for Seller to provide the Services, provided that Seller will not commit Customer to any charges from such suppliers without Customer's advance written approval. Customer acknowledges that the failure of such vendors to cooperate with Seller will excuse Seller from any resulting breach of this Exhibit or any failure to meet its performance obligations hereunder.

4.12 Customer will provide access by Seller employees/agents to the sites for purposes of installation, testing, maintenance and inspection of the Voice Mail System.

4.13 Customer will be responsible for obtaining at its sole cost and expense all necessary local, long distance switched or dedicated transport access.



Confidential                           5

4.14 Neither Customer nor its Affiliates will move any Voice Mail Platform deployed at a Customer Site without the written consent of Seller.

4.15 Customer acknowledges and agrees that Customer will be solely liable for ensuring that access requested by its officers, directors, agents, employees and/or Affiliates to messages contained in Mailboxes is obtained in accordance with the requirements of applicable law. Customer will indemnify Seller and its officers, directors, employees, agents and Affiliates against and hold each of them harmless from any and all liabilities, costs, damages, judgements and expenses (including reasonable attorney's fees and costs) arising out of or attributable to Seller providing Customer and/or Customer's officers, directors, employees, agents and/or Affiliates with access to or assisting Customer and/or Customer's officers, directors, employees, agents and/or Affiliates in obtaining access to the content of messages contained in Mailboxes, provided that such access was requested by Customer.


5.      PRICING, INVOICING TO CUSTOMER AND PAYMENT TERMS.

5.1 The fees and Prices for the Services are those set forth in SCHEDULE A.


6.      LIMITATION ON LIABILITY.

Solely with respect to the Services provided pursuant to this Exhibit B:

Seller shall have no liability to Customer or to anyone else for any damages, losses, liabilities, injuries, claims, demands or expenses arising out of or directly or indirectly connected with the disclosure or loss of information deposited in the Voice Mail System by Users or others, except to the extent such damages, losses, liabilities, injuries, claims, demands or expenses arise out of or result from the negligence or willful misconduct of Seller. Seller will provide individual identification numbers for each User of the Services and will use its commercially reasonable best efforts to ensure that the identification numbers are not disclosed except to Customer and personnel of Seller who require such information to administer the Services. Users may further protect such identification numbers by the addition of a password as explained in the User Documentation Kits, and are encouraged to do so. The Parties acknowledge that Seller is providing the Services to Customer in lieu of Customer providing such Services on its own behalf. The intent of this Exhibit is not to shift to Seller any potential liability resulting from unauthorized access to the Voice Mail System or to make Seller a surety with respect to such liabilities. Accordingly, Customer agrees to remain fully liable for damages resulting from unauthorized access as if, with respect to such damages, Customer were providing the Services on its own behalf. Notwithstanding the foregoing, Seller will be fully liable for any damages arising from unauthorized access to the Voice Mail System, if such access is due to Seller's failure to use its commercially reasonable best efforts to safeguard identification numbers issued to Users or if such damages are otherwise due to the willful misconduct or negligence of Seller. Notwithstanding the foregoing, nothing in this Section 6 is intended to limit any warranties or remedies set forth in the Agreement or Exhibit A with respect to the Voice Mail System or the other services provided under this Agreement.



7.      REPRESENTATIONS AND WARRANTIES OF SELLER.

7.1 Seller warrants that the Services will meet the Performance Standards as stated in SCHEDULE B. THE FOREGOING WARRANTY IS THE EXCLUSIVE WARRANTY FOR THE SERVICES PROVIDED UNDER THIS EXHIBIT AND IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED INCLUDING (WITHOUT LIMITATION) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

7.2 This Section 7.2 is intended to supercede the provisions of Section 6.5 (Network Performance) of the General Supply Agreement except as herein provided. In addition, this Section 7.2 supercedes any remedy that might otherwise be available under Section 6.3 of the General Supply Agreement for failure to achieve the System Availability standard set forth in Section 7 of Schedule B hereto. Seller shall issue the following service credits if the Voice Mail Systems for which Seller is providing Services experience an Outage. For purposes of this Section 7.2, an "Outage" is defined as the inability of a Voice Mail Platform to accept calls, record messages, store messages, and allow users to retrieve their respective messages. "Outage" is further defined as any of the events



Confidential                           6
stated in the immediately preceding sentence occurring to a minimum of 25% of the ports on a Voice Mail Platform, or the lesser of (a) 25% of the mailboxes on a System or (b) 50 of the mailboxes on a System. In the event that Seller is unable to satisfy its performance obligations within fifteen (153) minutes of notification of an Outage, Seller will issue a service credit of [*] per Outage per Platform. If the same Outage (e.g., failure of the same TIC card or processor) occurs more than one time in the same month, the amount of the credit Seller shall issue will increase by [*] for each subsequent occurrence. For example, for the second occurrence of the same Outage, the credit shall be [*]; for the third occurrence of the same Outage, the credit shall be [*]. The total Outage credits that Seller will issue for Outages in a particular in any month shall not exceed the monthly billable fee paid for services. Notwithstanding the foregoing, Seller will have no liability for: (i) Outages caused by a Force Majeure; (ii) Outages resulting from a mutually agreed scheduled activity such as Network maintenance or loading of Software that does not exceed the scheduled Outage interval (iii) Outages resulting from Customer's, its subcontractor's or any third party's (employed by the Customer) failure to follow the Documentation; (iv) Outages resulting the failure of Customer to have (a) competent technicians available to respond to notification from Seller, or (b) adequate spares as recommended by Seller on site to repair the problem or (c) from Customer's failure to perform an assigned responsibility under this Agreement, the Attachments of the Operations Plan. (v) Outages resulting from an end user customer to which this Section applies failure to properly operate its Network or otherwise follow applicable Maintenance procedures.


Notwithstanding the foregoing, Seller will not be liable for any breach arising out of any modification or attempted modification by Customer of the hardware or software products used by Seller to provide the Services, unless Customer has obtained prior authorization from Seller permitting such modification.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.



Confidential                           7

                                   SCHEDULE A
                                  TO EXHIBIT B


                                PRICING SCHEDULE

The Prices described in this Schedule are for Services performed in the contiguous 48 States of the U.S.A.

CUTOVER SERVICES
--------------------------------------------------------------------------------

Cutover services include the setup, end user kit development and program establishment for all markets.

Program Establishment Fee                   $    [*] One (1) Time

PBX or Central Office Integration Fee       $    [*] per Integration

User Kit Creation/Development               $    [*] One (1) Time Fee

[QUESTION CONCERNING USER KIT CREATION/DEVELOPMENT AT [*] VERSUS INITIAL MONTHLY BUNDLE FEE PER SITE AT [*] PRICED IN LETTER. ARE THEY THE SAME THING AND WHAT THE PRICE PREVAILS?]

PACKAGED SURVEILLANCE AND BACK OFFICE   SERVICES
--------------------------------------------------------------------------------

The following PACKAGED SURVEILLANCE SERVICES will be provided hereunder for IMA-CA Voice Mail Platforms installed at a Customer Site: Systems Watchdog Monitoring, Remote Database Maintenance and Remote Database Repair, Disk Utilization Monitoring and Notification, Port Utilization Monitoring and Notification, Message Networking Monitoring and Notification, End-to-End Access Testing (2X daily) and Notification, Capacity Planning Reports by P.0X GOS, Electronic Billing Data, Monitoring/Repair/Notification and Monthly Reporting on SURVEILLANCE SERVICES.

The following Customer SERVICES are provided hereunder for IMA-CA Voice Mail Platforms installed at a Customer Site: Program Management, Mailbox Administration, Order Entry via Manual and/or Batch Processing, Automatic Mailbox Provisioning, Networking Node Table Management, System Distribution Lists Management, Broadcast Mailbox Management, ECP Documentation and Archival, 24x7 HelpDesk, System Database Archival and Restoration, and Management Reports.

For Services not specified in the forgoing table and for Services in excess of the amounts specified in the foregoing table, the pricing set forth in the remainder of this Schedule will be applicable.

Surveillance and Back Offices Services Establishment    $  [*]

Surveillance and Back Offices Services Deployment       $  [*]

Surveillance and Back Offices Services Recurring Fees:

All Ports are added and deleted in 24-Port increments. No proration for periods less than one month.

For Services not specified in the forgoing table and for Services in excess of the amounts specified in the forgoing table, the pricing set forth in the remainder of this Exhibit D will be applicable.


                  NEW
                 TYPE-0     MOVES                DATABASE    BUNDLE
                 MAILBOX     AND      HELPDESK   FEES PER    FEE PER
  PACKAGED        ADDS     CHANGES     MINUTES   MAILBOX     MONTH BY
 PORT TOTALS    INCLUDED   INCLUDED   INCLUDED   INCLUDED      SITE
 -----------    --------   --------   --------   --------      ----
     24           100        70         150        [*]       [*]

     48           150        150        300        [*]       [*]

     72           250        250        500        [*]       [*]


If a market exceeds the parameters in the corresponding tables during a given month, the following Prices will apply for the Services delivered for the amount that exceeds the parameters defined in the table above. Package sizes are dictated by Port utilization of each market. If the total number of Ports used on a platform exceeds the amounts in a


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


Confidential                           8
package in any given month, the next larger package and corresponding parameters will dictate the package size to be purchased in that month.

Growth beyond 72 Port packages         $ [*] per Port per month

The above pricing is for Ports used in excess of the packaged amounts. (Example:
If Customer required 96 Ports, Customer would pay their monthly rate for Package 72 and add the additional amount as set forth above: [*]


BACK OFFICE  AND CUSTOMER SERVICES
--------------------------------------------------------------------------------

The following BACK OFFICE SERVICES will be provided at the Prices indicated for both Customer or Seller-owned Voice Mail Platforms (IMA-CA) installed at a Customer Site:

Customer Service Fees
--------------------------------------------------------------------------------

Order Entry and Mailbox Provisioning
        Manual Order Entry

           STANDARD Turnaround Time Per SCHEDULE B        $  [*] One-Time Per Mbx Type-0 Only

           Administrative Change fee                      $  [*] One-Time Per Mbx Type-0 Only

           EXPEDITE Turnaround Time per SCHEDULE B        $  [*] One-Time Per Mbx Type-0 Only

        Batch Electronic Mailbox activation
           (only available when performed
           using the electronic order entry
           specification provided by
           Seller).  Turnaround Time Per SCHEDULE B       $  [*] One-Time Per Mbx Type 0 Only

           Order Entry of Exception Orders
                                                          $  [*] One-Time Per Mbx type 0 Only

        Direct Data Link Electronic Mailbox
           activation (requires engineering
           development for both Customer and
           Seller. Intended for high volume
           order entry/provisioning)                      $  [*] One-Time Per Mbx Type 0 Only

           Order Entry of Exception Orders                $  [*] One-Time Per Mbx type 0 Only

End User Fulfillment Kit Assembly                         $  [*] per each Kit/One-Time Type-0

                                                          $  [*] per each Application: Non Type-0

Fulfillment Shipping                                      Shipped at Customer's sole expense

ECP Applications   [Note: Prices are in addition to Mailbox activation.]

        STANDARD Turnaround Time Per SCHEDULE B

           All ECP Applications                           $  [*] per application/One-Time*

        EXPEDITE Turnaround Time Per SCHEDULE B

           All ECP Applications                           $  [*] per application/One-Time



        *In the event that ATG product management standardizes an ECP Application (e.g., a Type 31 mailbox plus five Type 0 mailboxes), the parties will mutually agree to a [*].

Miscellaneous Service Fees
--------------------------------------------------------------------------------
Area Code Split                                           $   [*] per system

                                                         +$   [*] per mailbox


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


Confidential                           9

Addition of new 800# for HelpDesk                        $    [*]   set-up per 800#

                                                         +$   [*]/minute for HelpDesk

Bill Cycle Change
                                                         $    [*] set-up

                                                         +$   [*] per mailbox

Build New Mailbox Community                              $    [*] per community

Change Billing Hierarchy                                 $    [*] set-up

                                                         +$   [*] per mailbox

Circuit Installation (analog line - POTS)                $    [*] per POTS line

Circuit Installation (DS-0)                              $    [*] per DS-0

Circuit Installation (DS-1)                              $    [*] per DS-1

Circuit Removal (analog line - POTS)                     $    [*] per POTS line

Circuit Removal (DS-0)                                   $    [*] per DS-0

Circuit Removal (DS-1)                                   $    [*] per DS-1

Note:  circuit installation and removal
    are waived at the installation of
    IMA-CA platforms.

Custom Voice Recordings                                  $    [*] set-up

                                                         +$   [*] per recording

Engineering and Software Development                     $    [*] per hour

Manual Invoice Changes                                   $    [*] per event

Mailbox Model number creation                            $    [*] per model

Mailbox Move / System Split                              $    [*] per system

                                                         +$   [*] per mailbox

Networking Set-Up - Initial Systems (N=Systems)          [*] one time

Networking  - Updates or add/delete system               [*] one time

Seven to Ten Digit Mailbox Address Conversion            $    [*] per system

                                                         +$   [*] per mailbox

Software Upgrade requiring database change               $    [*] per system

                                                         +$   [*] per mailbox

Telephone Interface Card (TIC) Installation              $    [*] per event

Training Development and Delivery                        $    [*] per hour

Trunk Group Reconfiguration                              $    [*] per event

Voice Mail System Cluster                                $    [*] per cluster

    +system installation/services
    activation fees as defined in
    customer's contract

Voice Mail System Relocation                             $    [*] per platform

                                                         + moving expenses

Voice Mail System Removal                                $    [*] per platform

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


Confidential                           10

Systems Database Maintenance
--------------------------------------------------------------------------------

The System Database Fee is based upon each Mailbox contained within the Centralized Administration Database during a billing cycle period.

All Mailboxes                                            $    [*] per mailbox, Per month

HelpDesk and Order Management Fees
--------------------------------------------------------------------------------

Costs are based upon total Call Minutes (total minutes from connect to disconnect plus all minutes in after work state, if any), NOTE THAT ALL INBOUND CALLS ROUTE TO THE SAME ACD QUEUE FOR BOTH HELPLINE AND ORDER MANAGEMENT.

HelpDesk Calls (all calls)                               $    [*] Per Call Minute

HelpDesk or Order Management Training Fees

Training is purchased in blocks of hours, and travel expenses are in addition.
Seller requires a 30-day advance notice for any training requests.

        25 hours On Premises                             $    [*] per 25 hour block

        50 Hours On Premises                             $    [*] per 50 hour block

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


Confidential                           11

                                   SCHEDULE B
                                  TO EXHIBIT B


                                    PERFORMANCE STANDARDS

SECTION 1. ORDER PROCESSING

A. New Mailbox Installations and Administrative MANUAL Changes STANDARD Response Times

Seller will perform MANUAL Administrative Changes to Type 0 Mailboxes in accordance with the following schedule (unless otherwise agreed to by the parties):

        NUMBER ADMINISTRATIVE CHANGES
        RECEIVED AT SELLER PER BUSINESS DAY     CYCLE TIME FROM RECEIPT OF WRITTEN
        PER SITE                                ORDER*
        -----------------------------------     ----------------------------------
        < 25 Administrative Changes             24 hours

        25-50 Administrative Changes            2 business days

        51-100 Administrative Changes           3 business days

        101-250 Administrative Changes          4 business days

        251-400 Administrative Changes          5 business days

        > 400 Administrative Changes            Must be individually scheduled


        * Includes quality control and shipping of User Documentation Kits, if required. Rejected order time frames will re-start upon receipt of the corrected order.

B. New Mailbox Installations and Administrative MANUAL Changes EXPEDITED Response Times

Seller will perform MANUAL Administrative Changes to Type 0 Mailboxes in accordance with the following expedited schedule (unless otherwise agreed to by the parties):

        NUMBER ADMINISTRATIVE CHANGES
        RECEIVED AT SELLER PER BUSINESS DAY     EXPEDITED CYCLE TIME FROM RECEIPT
        PER SITE                                OF WRITTEN ORDER* IN BUSINESS HOURS
        -----------------------------------     ----------------------------------
        < 10   Administrative Changes           4 hours

        10-20 Administrative Changes            8 hours


        * Includes quality control and shipping of User Documentation Kits, if required. Rejected order time frames will re-start upon receipt of the corrected order.

C. Enhanced Mailbox Installations and Administrative MANUAL Changes STANDARD Response Times

Seller will perform MANUAL Administrative Changes to Enhanced Mailboxes in accordance with the following STANDARD schedule (unless otherwise agreed to by the parties):



Confidential                           12

        NUMBER OF ENHANCED MAILBOXES SUBJECT
        TO ADMINISTRATIVE CHANGES ORDERS        STANDARD CYCLE TIME FROM RECEIPT
        RECEIVED IN A SINGLE DAY PER SITE       OF WRITTEN ORDER*
        ---------------------------------       -----------------
        1 - 10 Enhanced Mailboxes               3 business days

        11 - 25 Enhanced Mailboxes              5 business days

        26 - 50 Enhanced Mailboxes              7 business days

        51+ Enhanced Mailboxes                  Must be individually scheduled


        * Includes quality control and shipping of User Documentation Kits, if required. Rejected order time frames will re-start upon receipt of the corrected order.

D. Enhanced Mailbox Installations and Administrative MANUAL Changes EXPEDITED Response Times

Seller will perform MANUAL Administrative Changes to Enhanced Mailboxes in accordance with the following EXPEDITED schedule (unless otherwise agreed to by the parties):

        NUMBER OF ENHANCED MAILBOXES SUBJECT
        TO ADMINISTRATIVE CHANGES ORDERS        EXPEDITED CYCLE TIME FROM RECEIPT
        RECEIVED IN A SINGLE DAY PER SITE       OF WRITTEN ORDER*
        ---------------------------------       -----------------
        1-4 Enhanced Mailboxes                  1 business days

        5- 15 Enhanced Mailboxes                2 business days

        16 - 25 Enhanced Mailboxes              4 business days

        25+ Enhanced Mailboxes                  Must be individually scheduled

        * Includes quality control and shipping of User Documentation Kits, if required. Rejected order time frames will re-start upon receipt of the corrected order.

Any Administrative Transaction which requires the deployment of a Voice Mail Platform or the addition of Ports or disk drives on an existing Voice Mail Platform will be deployed within mutually agreeable time frames. Confirmation of receipt of new orders and completion of orders back to Customer will be accomplished at the end of each business day on which orders are placed.

E.      New Mailbox Installations and Administrative BATCH Changes Response
        Times

Seller will perform BATCH Administrative Changes to Type 0 Mailboxes in accordance with the following schedule (unless otherwise agreed to by the parties). NOTE: ENHANCED MAILBOXES ARE NOT AVAILABLE VIA BATCH PROCESSING.

Customer will be responsible for any development to facilitate the accurate submission of Seller's electronic specification to Seller. All transport is borne by Customer.



Confidential                           13

        NUMBER OF BATCH ADMINISTRATIVE
        Changes RECEIVED AT SELLER PER          BATCH CYCLE TIME FROM THE
        BUSINESS DAY                            RECEIPT OF FILE
        ------------------------------          -------------------------
        < 50 Administrative Changes             2 hours

        < 100 Administrative Changes            4 hours

        < 500  Administrative Changes           8 hours

        < 1,000 Administrative Changes          12 hours

        < 2,000 Administrative Changes          24 hours

        < 4,000 Administrative Changes          48 hours

        > 4,000 and < 10,000 Administrative     72 hours
        Changes

        > 10,000 Administrative Changes         96 hours

        * Includes quality control and shipping of User Documentation Kits, if required. Batch processing usually requires a third party fulfillment center on behalf of Customer. Rejected order time frames will re-start upon receipt of the corrected file.

F.      Order Flow

All Administrative Change requests will be made on a mutually agreed upon form by an authorized, designated Customer contact. Said request will be made, via a mutually agreed upon media, to Seller's designated employee or agent.

SECTION 2. HELPDESK

Seller will provide a toll free number to the HelpDesk for call handling. The HelpDesk provides a point of contact for Subscribers and Users to report problems and obtain assistance with the Voice Mail System.

Seller's goals in answering HelpDesk calls are to ensure (i) at least 70% of HelpDesk calls will be answered within 20 seconds or less directly by an employee/agent as calculated over a calendar month (ii) calls that enter the automatic call distributor queue will remain in queue for a targeted average of
1.5 minutes or less as calculated over a calendar month and (iii) Seller will resolve all informational or User assistance HelpDesk tickets within forty-five
(45) minutes of the time reported to the HelpDesk. Failure to achieve these goals will not constitute breach of this Exhibit.

SECTION 3. MONITORING

A.      Error Dispatcher

Seller will monitor Customer's Voice Mail System twenty-four (24) hours per day, seven (7) days per week. Monitoring is defined as conducting polling events utilizing polling computer technology which electronically retrieves error and status logs. Such polling is typically performed in sixty (60) minute intervals. Upon extraction of the error logs (i.e. polling action) Seller processes and analyzes the error log for possible system problems/errors. If an error is detected, the NOC will begin immediate resolution procedures. An Seller employee/agent is present at the NOC twenty-four (24) hours a day, seven (7) days a week for trouble resolution and corrective action. All error and status log extractions are stored for fourteen (14) days following collection.

B.      Access Manager

Seller will dial each system access number utilized by Customer's Voice Mail System, detect the system greeting, gain access to a test Mailbox, detect a pre-recorded tone and disconnect. Each system access number is tested at least twice between the hours of 10:00 PM and 6:00 AM CST. If a problem is detected, the NOC will begin



Confidential                           14
immediate resolution procedures. An Seller employee/agent is present at the NOC twenty-four (24) hours a day, seven (7) days a week for trouble resolution and corrective action.

SECTION 4. TROUBLE TICKET RESOLUTION

On behalf of Customer, Seller will manage the escalation and resolution of trouble tickets, which is a record of Major and/or Minor Outages identified by monitoring or reported to the HelpDesk. Seller's employee or agent will diagnose, investigate and where possible, remotely correct the reported outage. If any outage can not be corrected from the NOC, the trouble ticket associated with such outage will be escalated to the appropriate Seller employee/agent and continually documented and tracked until resolution.

SECTION 5. REPAIR RESPONSE

Seller will respond promptly to all outages identified by monitoring or reported to the HelpDesk. Seller will classify each outage as a Minor Outage or Major Outage. If a Major Outage is identified, Seller will immediately begin remote diagnostics and corrective actions as mutually defined by Customer AND Seller.

All outages not classified as Major Outages are considered Minor Outages and will be responded to within twenty-four (24) hours.

Seller will provide required travel, labor and parts as part of the cost of providing Services. Replacement spare parts will be furnished on an exchange basis and may, at the discretion of Seller, be new, re-manufactured, or refurbished; provided any such re-manufactured or refurbished replacements are equivalent in functionality to new parts and are in good working condition.

SECTION 6. TROUBLE TICKET ESCALATION

Customer may escalate any trouble ticket at any time by calling the HelpDesk and asking to speak to a HelpDesk supervisor. Major Outages will be escalated every two (2) hours until resolution.

SECTION 7. SYSTEM AVAILABILITY

Seller will maintain each Voice Mail Platform with 99.9% system availability based on twenty-four (24) hour system availability. The system availability will be calculated monthly, as a percent as follows:

        System Availability =   A-B
                                ---
                                 A

        Where:       A =    Total minutes in a calendar month less total minutes
                            of scheduled downtime in such month

                     B = Total minutes of Major Outage in such month less on-site response time, if required.

SECTION 8. SCHEDULED DOWNTIME

Seller will perform preventive maintenance procedures designed to keep the Voice Mail System in operating condition and capable of performing in accordance with the manufacturers' specifications. Seller and Customer will mutually agree on the scheduling of preventive maintenance procedures with a view toward minimizing interruptions of normal business activities. Seller will identify, prior to performance, any preventive maintenance procedures which may result in any disruption of User Services to Customer.

Seller will provide Customer with a request for scheduled downtime at least one week in advance (normally between 11:00 PM and 6:00 AM local time) for any scheduled maintenance procedures, system hardware and software enhancements, disk expansions, system splits, user moves or special projects. Seller will obtain Customer approval prior to the performance of any such procedures. If Customer restricts Seller from performing required preventive maintenance procedures, Seller will be relieved from any liability for resultant failures and the downtime, if any, associated with that failure.



Confidential                           15

SECTION 9. EQUIPMENT UPGRADES

Seller will, at mutually agreed upon times, perform installation of software, hardware and/or safety engineering changes required or recommended by the manufacturer. Seller will first notify and obtain advance written authorization from Customer to perform such installations. At its discretion, Customer may refuse to allow installation of engineering changes not required for safety reasons; however, such a refusal will relieve Seller from any liability for resultant failures and the downtime, if any, associated therewith.

SECTION 10. CAPACITY MANAGEMENT

A.      Grade of Service  (GOS)

Seller agrees to electronically monitor Voice Mail Platform line group traffic statistics from each Voice Mail Platform to proactively identify capacity issues. Upon identification of a capacity issue, Seller will notify Customer and recommend a course of action for resolution. Customer will provide the final approval before any action is taken.

Seller collects capacity statistics as part of monitoring services. The statistics are compiled, processed and analyzed in seven-day periods. Capacity reports are generally available within ten (10) days following the close of the seven-day monitoring period. These statistics provide a set of data that is used to compute the daily busy hour Erlangs and the corresponding statistical Erlang B GOS. Busy hours are determined by dividing each business day into twenty-four
(24) one (1) hour periods and identifying the hour which carried the most traffic Unless otherwise specified, the capacity metrics used to initiate a proactive capacity issue notification to Customer are as follows:

                                                     NUMBER OF SAMPLES PER
                                                    MONTH EXCEEDING THE GOS
        LINE GROUP TYPE             GOS METRIC             METRIC
        ---------------             ----------      -----------------------
        In-bound to Voice Mail      P.02 (2%                 3
        Platform                    blocking)

        Outbound from Voice Mail    P.30 (30%                3
        Platform                    blocking)


        Inbound Voice Mail Platform line groups are typically used for voicemail access and Call Answering functions. Outbound Voice Mail Platform line groups are typically used for paging, networking and FAX delivery functions.

B.      Disk Storage

Seller collects and reviews Voice Mail Platform disk storage statistics as part of monitoring services. The statistics are compiled, processed and analyzed in seven-day periods. Capacity reports are generally available within ten (10) days following the close of the seven-day monitoring period. These statistics identify the available disk storage as a percent of total storage by Voice Mail Platform. Upon identification of a storage availability issue, Seller will notify Customer and include a recommended course of action for resolution. Customer will provide the final approval before any action is taken.

Unless otherwise specified, the metric used to initiate a disk storage availability issue notification to Customer is as follows:

        NUMBER OF SAMPLES IN A MONTH EXCEEDING            MINIMUM UNUSED STORAGE
        THE STORAGE AVAILABILITY METRIC                       CAPACITY METRIC
        --------------------------------------            ----------------------
                     3                                              20%

        Note: Customer has the responsibility of identifying any future events that might influence the recommend course of action, as it relates to capacity planning.



Confidential                           16

SECTION 11. PROJECT MANAGEMENT

Seller Project Management will develop project plans and assign Seller resources to complete Customer projects in accordance with the following schedule (unless otherwise agreed to by the parties):



Confidential                           17

                       PROJECT TYPE                     TIME FRAME TO COMPLETE*
                       ------------                     -----------------------
         New Voice Mail Platform installations             90 calendar days

         Remote integration to existing Voice              60 calendar days
         Mail Platform

         Blank cluster to existing Voice Mail              60 calendar days
         Platform

         Trunk group expansion                             45 calendar days

         Area code split                                   30 calendar days

         Mailbox Model development                         15 business days


        * These time frames are dependent upon Customer providing information and any required power, circuits, switch programming, etc. on or before the date defined in the project plan.

SECTION 13. QUARTERLY BUSINESS REVIEW MEETINGS

Seller will hold quarterly business review meetings with Customer to review information such as, but not limited to, the status of performance, disclosures of new features and technologies and organizational direction for both parties. The parties will use their commercially reasonable efforts to alternate locations for hosting the quarterly review meetings.



Confidential                           18

                                   SCHEDULE C
                                  TO EXHIBIT B


                              CUSTOMER COMMITMENTS

        Customer agrees that it will purchase Services from Seller in at least the amounts and on or before the following dates.



        Date          Amount                Market
        ----          ------                ------
        2/15/99       Package 24            Santa Rosa, CA
        3/15/99       Package 24            Salem, OR
        4/15/99       Package 24            Tacoma, WA
        7/17/99       Package 24            Reno, NV
        9/15/99       Package 24            Washington, D.C.
        TBD           Package 24            To Be Determined  (TBD) by Customer
        TBD           Package 24            TDB
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD
        TBD           Package 24            TBD




        In the event that Customer fails to purchase Services in the amounts and on or before such dates, Customer agrees that the pricing for the Services Purchased during the applicable periods will be retroactively adjusted to satisfy the commitments set forth in the immediate preceding sentence and Customer agrees to pay the additional amounts due on or before the date ninety
(90) days subsequent to the end of such period.


Confidential                           19

                                   EXHIBIT C

                     SWITCH AND TRANSMISSION SYSTEM PRODUCTS


1       SCOPE

        1.1 This Switch and Transmission System Products Discount Exhibit establishes terms and conditions under which Customer may purchase the 5ESS(R)-2000 Products, additional related Software, and Transmission System Products ("TSP") set forth herein from Seller.

        1.2 In consideration for Customer's Purchase Commitment, Seller shall provide the pricing, allowances and incentives for 5ESS(R)-2000 Products, additional related Software, and TSP set forth herein. Seller reserves the right to discontinue or adjust accordingly all discounts, pricing, allowances and/or incentives set forth herein for all orders if Customer does not meet its Purchase Commitment and or Customer is in breach of the Agreement.


2       DEFINITIONS

        2.1 The following terms shall have the meanings indicated below for the 5ESS-2000 Products and related Software described herein:

                2.1.1 "5ESS-2000 Switch" means any initial 5ESS-2000 Switch system. A 5ESS-2000 Switch contains at a minimum, an Administrative Module ("AM"), Communications Module ("CM"), and at least one (1) Switch Module, and any such Switch can act as a host for Optically Remote Modules ("ORMs"), Remote Switch Modules ("RSMs"), and/or the Extended Switch Modules ("EXMs").

                2.1.2 "Base Software" means the operating system and related Software, and operations, administration and maintenance features and functions, for all Seller's 5ESS-2000 Switch based platforms.

                2.1.3 "Expanded Access Interface Unit (`EAIU')" means an extended line unit.

                2.1.4 "Growth" means any hardware or Software not purchased with the associated 5ESS-2000 Switch required to expand the capacity of such 5ESS-2000 Switch, which may include without limitation Switch or Switch Module.

                2.1.5 "Peripherals" means hardware and/or optional Software features added subsequent to the installation of the initial Switch or Switch Module.


3       PRICING PLAN FOR 5ESS-2000 PRODUCTS AND SWITCH SOFTWARE RELEASES

        3.1     Purchase Price and Configurations

                Seller shall provide to Customer the Product(s) described in the following Schedules which are incorporated herein by reference and attachment:

                3.1.1   Schedule 1, "5ESS/RSM Price Fact Table,"

                3.1.2   Schedule 2, "5ESS/RSM Product Configurations"

                        Schedule 1 pricing is fixed for the Agreement term, subject to Seller's evaluation of Customer's Purchase Commitment. Schedule 2 describes Customer's customized configurations for 5ESS-2000 Switches in its networks. Any 5ESS-2000 Products discounts shall be applied towards Seller's published list price in effect upon the Effective Date of this Agreement.

        3.2     Pricing Plan for 5ESS-2000 Product Discounts

                3.2.1 Any purchase orders placed pursuant to this Exhibit shall reference Contract Number LNM99NMYK09ATG to qualify for the discounts incorporated herein. During the term, these discounts are applicable to Seller's 5ESS-2000 Products and related Software licenses listed herein only. Purchases orders shall be discounted against Seller's list price in effect at the time of order receipt and be



                        LUCENT TECHNOLOGIES - PROPRIETARY                1 OF 11
                        processed using then-current standard delivery intervals. Ancillary items, pre-conditioning, engineering and installation services are excluded from the discount schedule. Discounts shall be determined by Seller's merchandise class code.

                3.2.2 In consideration for its Purchase Commitment, Customer shall receive the following discounts as provided below:



                                  DISCOUNT SCHEDULE FOR 5ESS-2000 SWITCH PRODUCTS(1)
                                  --------------------------------------------------
                                                              INITIAL SWITCH     SM / LARGE
                                  PRODUCT TYPE                   DISCOUNT      GROWTH DISCOUNT
                                  ------------                   --------      ---------------
                         5ESS- 2000 Host Switch                     [*]               [*]

                         5ESS-2000 Peripheral Hardware              [*]               [*]

                         EXM- & ORM-2000 Remote Switch              [*]               [*]

                         EAIU                                       [*]               [*]

                        1 Discounts do not apply to engineering and installation Services.

                        2 This discount shall apply when [*] or more STSX packs are included on Customer's purchase order for a single 5ESS-2000 Switch site.

        3.3     Pricing Plan For 5ESS-2000 Switch Software Releases

                3.3.1 For the purposes of this Section, the fees for Base Software releases shall mean the Software RTU and Office Data Administration ("ODA") fees. The purchase by Customer of a 5ESS-2000 Switch during the term will include, at no additional charge to Customer, a license (subject to the licensing provisions of the Agreement) to use the then-current Base Software on the Switch. Subsequent Base Software releases will be licensed by Customer for [*] per RTU Base Software release per 5ESS-2000 host Switch. These license fees do not include any other licenses for Software features, firmware, hardware, engineering and installation in Customer's network.

        3.4     Discount Schedule for Transmission Systems Products

                Seller will provide the following TSP discounts for Seller's SLC-2000, Anymedia Fast and SLC Connect Reach products pursuant to the discount table below:


                         TRANSMISSION SYSTEMS PRODUCTS              DISCOUNT
                ------------------------------------------------- --------------
                SLC-2000 CARRIER SYSTEM:                               [*]

                ANYMEDIA FAST 303/08

                        ANYMEDIA SHELF/COMMONS                         [*]

                        POTS ONLY APPLICATION PACK                     [*]

                        PROGRAMMABLE APPLICATION PACK                  [*]

                        ISDN APPLICATION PACK                          [*]

                        ADSL APPLICATION PACK                          [*]

                SLC CONNECT REACH

                        HARDWARE                                       [*]

                        POTS CHANNEL UNITS                             [*]

                        DATA CHANNEL UNITS                             [*]

        3.5 The above TSP does not include the cables or power used with the equipment. Unless otherwise specified, the discounts shown above apply to TSP hardware only. The discount

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                        LUCENT TECHNOLOGIES - PROPRIETARY                2 OF 11
                for the power and cables used in the systems set forth above shall be [*] off the list price in effect at the time of order receipt.

                3.5.1 During the term, these discounts are applicable to Seller's TSP listed herein only. Purchases orders shall be discounted against Seller's list price in effect at the time of order receipt and be processed using then-current standard delivery intervals. Ancillary items, pre-conditioning, engineering and installation services are excluded from the discount schedule. Discounts shall be determined by Seller's merchandise class code.

        3.6     RTU Audit and Payment Plan for Optional 5ESS-2000 Software
                Features

                3.6.1 Each calendar quarter, Seller will audit Customer's activated optional Software features by 5ESS(R)-2000 Switch for the preceding quarter. Optional Software features are those features which can be installed on the 5ESS(R)-2000 Switch dependent upon the generic Software release platform. Optional Software features not installed at the time of initial 5ESS(R)-2000 Switch purchase and installation are discounted [*]. Seller shall invoice and Customer shall remit payment within thirty (30) days of the invoice date for any increase in the number of activated features for the audited quarter. Seller shall use the Feature Activation Accounting and Reconciliation (FACR) software program to accurately audit activated features. In addition to Seller's audit, Customer shall promptly submit written notification to Seller of the total number of activated features by 5ESS-2000 Switch for the prior calendar quarter. Seller shall notify Customer five (5) business days prior to such audit. Customer shall support Seller in its auditing activities to ensure the accuracy of such audit.


4       TRAINING

        4.1 Seller will provide [*] for the first 5ESS-2000 Host/Standalone Switch purchased after the effective date of this Schedule. This training may be used any time during the first twelve (12) months after the Host/Standalone Switch installation. Seller will provide an additional [*] for each 5ESS-2000 Host/Standalone Switch purchased subsequent to the first Host/Standalone Switch, [*] for each additional Remote Switch, and [*] for the first SM-2000 growth per 5ESS-2000 Host/Standalone Switch. Customer is responsible for all travel and living expenses for Customer's personnel. While Seller recommends core courses from Customer Training Catalog, any 5ESS-2000 Switch-related courses may be taken at Customer's discretion.

        4.2 In consideration for Customer's first purchase of each SLC-2000 Access system, SLC-Connect Reach system, and Anymedia-Fast system, Seller will provide [*] for each system. The use of training days as used herein shall mean one student day per training class. Training days earned by Customer for TSP must be used before the expiration date of this Agreement. Customer is responsible for all associated travel and living expense for Customer personnel. Seller, at its option, shall offer training regionally at Seller's Training Centers. While Seller recommends core courses from its Customer Training Catalog, Customer may choose from any of the Seller's TSP related courses.


5       DOCUMENTATION

        5.1 Seller will provide, at no charge, three (3) copies of the 5ESS-2000 Switch System and Software Site Documentation on CD-ROM for each Host Switch site. Updates will be provided for two (2) years from Host Switch Site Notice of Installation Complete. When a Host Switch is converted to the subsequent Software generic, Seller will provide another copy of Switch System and Software Site documentation on CD-ROM to the Host Site along with updates for one (1) year after issuance.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                        LUCENT TECHNOLOGIES - PROPRIETARY                3 OF 11

        5.2 Seller will provide at no charge one (1) Application Planning and Ordering Guide in paper form with the initial order of each TSP type. Seller will also provide in CD-ROM three (3) copies of the latest version of Seller's TSP Documentation.


6       MARKETING DEVELOPMENT FUND

        6.1 Seller will allocate to a Marketing Development Fund (MDF) [*] of TSP revenues by Customer during the term. Any amounts allocated to the MDF herein may be utilized by Customer only in accordance with the MDF Guidelines set forth at the time of utilization.


7       TECHNICAL SUPPORT

        7.1 During the term, warranty assistance shall be available to Customer by calling Seller's Regional Technical Assistance Center (RTACs) on 1-800-CAL-RTAC (1-800-225-7822). Seller shall monitor this number on a twenty-four (24) hour a day, seven day a week basis. During regular business hours (8:00 a.m. to 5:00 p.m. central time), calls will be answered by the closest geographically located RTAC. Outside of regular business hours, all calls will be answered at a centralized assistance center. Service-affecting problems will be expedited to the local RTAC.

        7.2 Seller shall make available for purchase by Customer post-warranty technical support. Such post-warranty technical support shall be provided under a separate post-warranty service contract entered into by the parties or on a per-problem basis during the term at Seller's prevailing rates.

        7.3 Seller shall make available additional services designed to enhance the operating capabilities of Customer's network or system on a billable basis. Seller shall also make available additional technical support for Customer's network or system. Such additional technical support shall be provided at Seller's then prevailing rates and terms.


8       SITE REQUIREMENTS


        8.1 Customer is solely responsible for ensuring that the installation site is compliant with any site requirements identified by Seller for the installation and/or operation of any Products, Licensed Materials, or Services furnished by Seller under this Agreement. Such site requirements shall include, without limitation, those site requirements set forth herein below. Seller agrees to cooperate with Customer to ensure compliance with all site requirements, provided that such cooperation shall not require Seller to incur any out-of-pocket costs unless the parties expressly agree otherwise in writing.

        8.2 Customer shall be solely responsible for ensuring that the installation site complies with all applicable laws, orders, and regulations of federal, state and local governmental entities including, without limitation, those relating to environmental conditions.

        8.3 Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no liability to Customer, its employees, agents, and customers for any delay by Seller in completion of any installation or other Service to be provided by Seller under this Agreement if such delay is attributable to the failure by Customer to comply with any site requirements or to provide any other items which are the responsibility of Customer under this section.

                The site requirements which are solely the Customer's responsibility shall include but are not limited to the following:

                (a)     Participate in a joint site survey with Seller

                (b) Interior Space -Clears ten feet (10') from floor to bottom of lowest obstruction

                (c) Floor Loading(minimum requirements) Structural Analysis always required


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                        LUCENT TECHNOLOGIES - PROPRIETARY                4 OF 11

                (d)     Power Room 150 lb. per sq. ft

                (e)     Switch Room 100 lb. per sq. ft.

                (f) Floor Thickness: In accordance with local seismic requirements for the equipment

                (g)     Conduit access to all floors in building

                (h)     Local exchange carrier cable available

                (i)     Commercial electrical current

                (j)     Existing building grounding is 5 ohm or less metered

                (k) Battery room ventilation in accordance with local requirements

                (l)     Fire suppression system

                (m)     Freight access for a 48' trailer off loading equipment.

                8.3.1   ADDITIONAL ITEMS TO BE PROVIDED BY CUSTOMER

        Customer will also be responsible for furnishing the items described in this section as required by the conditions of the particular installation or other on-site Service at no cost to Seller and such items are not included in Seller's price for the Services. Seller shall have the right to invoice Customer for any costs or expenses incurred by Seller as a result of Customer's failure to provide any of these items described in this section and all such invoices shall be paid by Customer in accordance with this Agreement.

                (a) Access to Building and Work Site Customer shall provide employees of Seller and its subcontractors free access to premises and facilities at all hours during the scheduled Service or at such other times as are requested by Seller. Customer shall obtain for Seller's employees and its subcontractors' employees any identification and clearance credentials, which are necessary to enable Seller and its subcontractors to have access to the work site.

                (b) Site Coordination At Seller's request Customer shall coordinate with Customer's sub contractors, property managers, Regional Bell Operating Company, Local Exchange Carrier and any other parties and tenants having rights to the work site or whose participation is necessary in order for Seller to perform the applicable Services.

                (c) Environmental Conditions Prior to the Services start date, Customer shall insure that the premises will be dry and free from dust and Hazardous Materials, including but not limited to asbestos, and that the premises are in such condition as not to be injurious to Seller's or its subcontractors' employees or to the Products and Licensed Materials to be installed. Prior to Services start date and during the performance of the Services, Customer shall, if requested by Seller, provide Seller with sufficient data to assist Seller and its subcontractors in evaluating the environmental conditions at the work site (including without limitation, the presence of Hazardous Materials). The price quoted by Seller for Services does not include the cost of removal or disposal of the Hazardous Materials from the work site. Customer is responsible for the removal and disposal in accordance with applicable laws, rules and regulation of the Hazardous Materials, including but not limited to asbestos, prior to commencement of Services.

                (d) Sensitive Equipment Prior to the Services start date, Customer shall inform Seller of the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

                (e) Repairs to Buildings Prior to the Services start date, Customer shall make such alterations and repairs to the work site as are necessary for proper installation of Products and Licensed Materials.



                        LUCENT TECHNOLOGIES - PROPRIETARY                5 OF 11

                (f) Building Readiness Prior to the Services start date, Customer shall provide extraordinary hauling and hoisting services such as, rigging or crane services, if applicable, and shall arrange for traffic control, if necessary for the delivery of Products.

                (g) Openings in Buildings Customer shall furnish suitable openings in buildings, including, without limitation, elevators and windows as needed to allow Products to be placed in position, and shall provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Seller. Customer shall fireproof (with steel covers and as otherwise required by applicable laws, rules, regulations, and codes) all unopened paths throughout such buildings.

                (h) Surveys Prior to the Services start date, Customer shall provide to Seller (and, if requested by Seller, to Seller's subcontractors) surveys (describing the physical characteristics, legal limitations, and utility locations for the work site) and a legal description of the site.

                (i) Electrical Current, Heat, Light, and Water Customer shall, in amounts no less than that ordinarily furnished for similar purposes in a working office, provide electric power, run all leads to Seller's power board; provide temperature control and general illumination (regular and emergency) in rooms in which services are to be performed or Products stored, provide exit lights; and provide water and other necessary utilities for the proper execution of Services.

                (j) Building Evacuation Prior to the Services start date, Customer shall provide building evacuation plans in case of a fire or other emergency.

                (k) Ceiling Inserts Provide ceiling inserts as required using Seller's standard spacing arrangement for ceiling support equipment.

                (l) Material Furnished by Customer Unless expressly stated in the Firm Price quote, Seller's prices do not include costs for any Customer furnished material nor do they include any Seller charges for engineering, installation, modification, or repair Services to Customer furnished material. New or used material furnished by Customer requiring installation shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment. Refurbish of Customer provided equipment will be billed on an individual basis and can not be Firm Price quoted. Customer assumes all responsibility for the proper functioning of such material. Customer shall also provide the necessary technical assistance and information for Seller to properly install such material. Cost for installation and engineering services must be identified prior to installation start and a signed Purchase Order must be provided.

                (m) Floor Space and Storage Facilities Customer shall provide, for the duration of Services, suitable and easily accessible floor space and storage facilities to permit storing of Products and other material, tools and other property of Seller and its subcontractors in close proximity to where they will be used. Where the Services are to be performed outside of a building or in a building under construction, Customer shall, in addition to the above requirements, permit or secure any necessary permission for Seller and its subcontractors to maintain at the work site, storage facilities for Products, material, tools, and equipment needed to complete the Services. As appropriate Customer shall provide Seller's and its subcontractors' personnel access to toilet facilities.

                (n) Easements, Permits, and Rights of Way Customer shall secure prior to the Services start date and shall maintain for the duration of the Services all rights-of-way, easements, licenses, and permits and such other rights and approvals as are necessary to enable Seller to perform the Services including, without limitation, all construction and building permits for work to be performed at



                        LUCENT TECHNOLOGIES - PROPRIETARY                6 OF 11
                        the work site and other areas ancillary to the work site such as sidewalks, streets, alleys, and highways.

                (o) Security Service Customer shall provide such levels of security as are necessary to prevent admission of unauthorized persons to building and other areas where installation Services are performed and to prevent unauthorized removal of the Products and other materials. Seller will inform Customer as to which storage facilities at the work site Seller will keep locked. Such storage facilities will remain closed to Customer's building surveillance.

                (p) Access to Existing Equipment Customer shall permit Seller reasonable use of such portions of the existing equipment as are necessary for the proper completion of such tests as require coordination with existing equipment. Such use shall not interfere with the Customer's normal maintenance of equipment.

                (q) Grounds Customer shall provide access to suitable and isolated building ground as required for Seller's standard grounding of equipment. Where installation is performed outside or in a building under construction, Customer shall also furnish lightning protection ground.

                (r) Requirements for Customer Designed Circuits Customer shall furnish information covering the proper test and readjust requirements for apparatus and shall furnish requirements for circuit performance associated with circuits designed by Customer or standard circuits modified by Customer's drawings such as alarm and environmental circuits.

                (s) Cross-Connecting Main Distributing Frames and Installing Heat Coils Customer shall install such cross-connections and heat coils as are necessary in connection with the Services.

                (t) Clearing Equipment for Modifications Customer shall remove cross-connections, transfer service on trunks and sundry working equipment, and make other arrangements required to permit Seller to modify existing equipment.

In the event the joint site survey conducted by the parties pursuant to this Section determines that the necessary requirements are not met at the commencement of the installation of the Products and the Customer needs to arrange for alterations and/or repairs, the order will be placed on hold until such time as requirements are met. During such interval, Seller reserves the right to determine any schedule and price impacts, to treat such product as Bill and Hold, or to cancel such order. Customer shall be responsible for and agrees to pay the applicable cancellation fee if Seller cancels such order.



                8.3.2   IMA-CA SITE REQUIREMENTS

        (a) Purpose: This Schedule defines the power, physical and environmental requirements for the equipment room to be furnished by the CUSTOMER for the IMA-CA, the form of which may be revised by Octel from time to time. It is the responsibility of the CUSTOMER to ensure that these requirements are met. Conformance to site requirements will ensure maximum reliability of the system. CUSTOMER assumes responsibility for equipment room compliance to applicable building and electrical codes.

        (b) Power Source: OCTEL systems require a dedicated power circuit from the facility's primary power source. The power panel provided for the systems will have an isolated ground connected to the service entry ground using a continuous insulated conductor the same size as the current carrying conductors. The service entry ground will be connected to a single point ground, such as a ground rod, building structural steel, or other approved ground source defined by the National Electrical Code. Water pipes are not an acceptable ground for this technology.



                        LUCENT TECHNOLOGIES - PROPRIETARY                7 OF 11

        (c) Power Requirements: A system administrator terminal requires one outlet at 117 VAC, 60 Hz, 10 amps, 3-wires with a dedicated ground. An optional printer connecting to the terminal requires the same power.

        (d) Power Conditioning: The Systems are extremely resistant to transient voltages in comparison to most computing devices. However, in areas where electrical storms pose a danger, consider installing transient protection device in the power lines. This is particularly important where power is provided by outside overhead lines. Installing the Systems onto the same AC line with copy machines, elevators, air conditioning units or other motor-driven devices is not recommended, unless proper power conditioning is installed to isolate the system from AC power surges and fluctuations.

        (e) Equipment Room Space: The CUSTOMER will provide approximately 36 inches in front, sides and rear of the equipment which will allow sufficient space for access to the equipment for service personnel. Space provided by the CUSTOMER will also accommodate a desk top or suitable rack for installation of the system administrator's terminal and printer.

        (f) Equipment Room Environment: CUSTOMER will provide adequate temperature and humidity equipment and controls to maintain optimum operation range of 40 to 100 degrees F, and 20-80% relative humidity. Space provided will be relatively dust-free and moisture-proof. The space should meet NEBS requirements for airborne contaminants and not contain X-ray equipment, radar or TV transmitters.


9       PREREQUISITES FOR DEPLOYMENT OF INTEGRATION TEAM

        9.1     Requirement


                9.1.1   Building Site Readiness

       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                        L               5ESS installation complete and FULLS loaded in the switch.

                       C/L              Transport equipment installation complete. If not Lucent
                                        Manufactured Equipment, Customer responsible for Test and
                                        Turn-up.

                       C/L              Cross connect equipment installation complete.

                       C/L              Office clock installed, wired to equipment, and synchronization active.

               9.1.2  Facility orders (DS-3's, DS-1's and DS-0's)



- Facility orders, for facilities required for cut over, are placed and delivered to coincide with the start of the integration process interval. Office records (CLRs, DLRs) availability at the site.


       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                       C                DS3's: Facility will appear within the location, and be
                                        terminated on the appropriate frames. Due dates for facilities should coincide with the start of the integration interval.
                                        Facility assignment records (i.e., DLR's, CLR's) need to be available. T-Bird 310 and



                        LUCENT TECHNOLOGIES - PROPRIETARY                8 OF 11

                                        224 test equipment available.

                       C                DS1's - DS0's: Orders placed with due dates on or before the start of Integration interval. Trunk layout records which
                                        associate the trunks with the facilities they ride, need to be available. Any changes to facility or trunk assignments must be accompanied by updated records.

                9.1.3   SS7 Links ordered and Installed


       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                       C                Due dates for SS7 links should be on or before the start of the integration interval. Level one testing complete.

                       C                Diversity of the SS7 links should be planned for and provided.

                9.1.4   Integration Team Work Area and Telecommunications



- Work area and telecommunications readiness to support all Lucent and Customer personnel scheduled for the office.


       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                       C                Several tables or desks need to be provided for the Integration
                                        Team.  This is in addition to the maintenance center

                       C                Telecommunications needs to be adequate to support the expected population of the site during the interval. The Integration
                                        Team needs a minimum of two lines (hunting), which appear in the maintenance center area and near the transport equipment, and two lines (hunting) which only appear in the maintenance center. These lines are for the use of the integration Team in completing the integration process.

                       C                If other people will be at the location during the integration process, separate lines need to be provided for their use

                       C                Telephone lines required for remote access (e.g., SCANS, NRC and remote TLWS) must be installed to the site prior to the start of integration.

                9.1.5   Contact information for other service providers



       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                       C                Telephone numbers for vendor contacts should be obtained when facilities or circuits are order. This should include contacts for initial testing of circuits, ongoing maintenance, and
                                        escalation information.

                       C                Contact information for the SS7 provider is required.

                        9.1.6 Alarm Assignments



                        LUCENT TECHNOLOGIES - PROPRIETARY                9 OF 11

       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                       C                A list of miscellaneous alarms (i.e., building, environmental)
                                        must be provided at the beginning of the integration interval

                       C                If a specific layout on the alarm page is desired, that
                                        information must be provided at the start of the integration interval.

                       C/L              Alarm leads from miscellaneous equipment must appear on the main distributing frame or other cross-connect bays to allow connection to the 5ESS.

                       C                Arrangements must be made with vendors of miscellaneous
                                        equipment (i.e., air conditioning, fire detection) to perform alarm tests from their equipment.

                9.1.7   Call flow Diagrams


       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                       C                The call through test plan is based upon the CALL FLOW DIAGRAMS provided by the customer

                       C                Call Flow Diagrams must be provided two weeks prior to the start of the integration interval to allow time to develop a site specific plan


                9.1.8   Recorded Announcement assignments and required inputs


       Owner           C/L    Comp                              Requirement
       -----           ---    ----                              -----------
                       C                RA Tapes must be provided on or about the start of the
                                        integration interval.


10      DELIVERABLES OF INTEGRATION PROCESS

        10.1    All Equipment is Up and Running


-       Switch and transport equipment are free of alarms.
-       All switching equipment passes machine diagnostic tests.
-       All assigned trunks are ready for service.
-       All assigned recorded announcements have the appropriate announcements.
-       All working facilities are in a "green" condition.

11      SITE HANDLES CALLS AS SPECIFIED IN CALL DIAGRAMS

- An approved test plan which verifies the ability of the switch to process calls as defined in the call flow diagrams will be successfully completed.



                        LUCENT TECHNOLOGIES - PROPRIETARY               10 OF 11

        ATG/LUCENT "NEW SITE" SWITCHROOM AND MAINTENANCE CONTROL CENTER
                               "READY" CHECKLIST


DATE______________________              OFFICE LOCATION________________________

BUILDING/ROOM READY DATE______________  ADDRESS:_______________________________

INSTALLATION START DATE_______________  _______________________________________

                                        _______________________________________

          SWITCH ROOM READY CHECK LIST
   The following items must have a "YES" or "NA" response prior to the start of installation

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 RENEGOTIATED
            ITEM CHECK LIST                     YES   NO   N/A   DUE DATE    ISSUES    YES  NO       DATE       IMPACT ON COMMITMENT
------------------------------------------------------------------------------------------------------------------------------------
1    ACCESS/EQUIPMENT DELIVERY TO SWITCHROOM
------------------------------------------------------------------------------------------------------------------------------------
2    WALLS OR PARTITIONS CONSTRUCTION COMPLETE
------------------------------------------------------------------------------------------------------------------------------------
3    WALLS PAINTED
------------------------------------------------------------------------------------------------------------------------------------
4    HOLES CUT IN WALLS/FLOORS FOR CABLE RACK
------------------------------------------------------------------------------------------------------------------------------------
5    HOLES CUT IN WALLS/FLOORS FOR CONDUIT
------------------------------------------------------------------------------------------------------------------------------------
6    D/C POWER TO FUSE PANEL
------------------------------------------------------------------------------------------------------------------------------------
7    A/C POWER OUTLETS INSTALLED/WORKING
------------------------------------------------------------------------------------------------------------------------------------
8    FIRE SUPPRESSION SYSTEM/INSTALLED/WORKING
------------------------------------------------------------------------------------------------------------------------------------
9    DUST FREE ENVIRONMENT
------------------------------------------------------------------------------------------------------------------------------------
10   INSTALLATION/WORK AREA TRAFFIC FREE
------------------------------------------------------------------------------------------------------------------------------------
11   FLOOR TILES-INPLACE-SWEPT-WAXED
------------------------------------------------------------------------------------------------------------------------------------
12   FLOOR-SWEPT-CLEANED (IF CONCRETE)
------------------------------------------------------------------------------------------------------------------------------------
13   "IF" RAISED FLOORING-INSTALLED & COMPLETE
------------------------------------------------------------------------------------------------------------------------------------
14   OVERHEAD CONSTRUCTION COMPLETE
------------------------------------------------------------------------------------------------------------------------------------
15   AIR CONDITIONING/HEATING INSTALLED/WORKING
------------------------------------------------------------------------------------------------------------------------------------
16   HEATING/COOLING DUCTS INSTALLED
------------------------------------------------------------------------------------------------------------------------------------
17   LIGHTING INSTALLED/WORKING
------------------------------------------------------------------------------------------------------------------------------------
18   "IF" FALSE CEILING INSTALLED
------------------------------------------------------------------------------------------------------------------------------------
19   CEILING TILES INPLACE/CEILING CLOSED
------------------------------------------------------------------------------------------------------------------------------------
20   CABLE RACK IS INSTALLED TO D/C-MDF-DSX
------------------------------------------------------------------------------------------------------------------------------------
21   GROUND POINT/GROUNDING
------------------------------------------------------------------------------------------------------------------------------------
22   LOCKED/SECURE SWITCHROOM FOR EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
23   CLOCK/GPS INSTALLED
------------------------------------------------------------------------------------------------------------------------------------


     Lucent Representative_______________________      DATE________________

     ATG Representative__________________________      DATE________________

     THIS FORM MUST BE COMPLETE PRIOR TO DELIVERY OR START OF INSTALLATION.

------------------------------------------------------------------------------------------------------------------------------------
MILESTONE                                            OWNER       REQUIRE PRIOR TO                          TASK             EXAMPLE
                                                                 SERVICE READINESS                       INTERVAL
------------------------------------------------------------------------------------------------------------------------------------
Host PO's Received (Note 2)                           ATG        25 weeks prior to Service Readiness                        6/4/99
Host Power Manufacturing Complete                    Lucent      16 weeks prior to Service Readiness      9 Weeks           8/6/99
Host Power Equipment Ship to Designated Warehouse    Lucent      15 weeks prior to Service Readiness      1 Week            8/13/99
Host 5ESS Manufacturing Complete                     Lucent      14 weeks prior to Service Readiness      11 Weeks          8/20/99
Host 5ESS Equipment Ship to Designated Warehouse     Lucent      13 weeks prior to Service Readiness      1 Week            8/27/99
Host Site Ready (Note 3)                              ATG        13 weeks prior to Service Readiness                        8/27/99
ODA Questionnaire Complete                            ATG        12 weeks prior to Service Readiness                        9/3/99
5ESS Software Loaded (ODA)                           Lucent      5 weeks prior to Service Readiness                         11/5/99
Host Equipment Installation Complete
  (TURNOVER Acceptance Test)                         Lucent      3 weeks prior to Service Readiness       12 Weeks          11/19/99
All Integration Pre-requisite Deliverables
  Complete (Note 4)                                   ATG        4 weeks prior to Service Readiness                         11/12/99
Commence Host Integration Testing
  (TURNOVER to CUTOVER Acceptance Test)              Lucent      4 weeks prior to Service Readiness       4 Weeks (starts   11/12/99
                                                                                                          1 week prior to
                                                                                                            Installation
                                                                                                             Completion
SERVICE READINESS                                    Lucent/ATG                                                             12/10/99
------------------------------------------------------------------------------------------------------------------------------------

DEFINITIONS:
1. The Schedule of Milestones may be customized for each location dependant on Configuration
2. Host PO's: All PO's for Host, including pre-conditioning ironwork, 5ESS, power, Transmission
3. Host Site Ready: Please refer to Site Ready Checklist for definition
4. Integration Pre-Requisite Deliverables: Please refer to Prerequisite for Deployment of Integration Team for definition
5. Excludes all third party equipment - this will be addressed in a separate exhibit.
6. Service Readiness: Host Integration is complete, Host is ready for service
7. Network Build: Includes site survey, RFQ, PO process, Equipment Engineering, Manufacturing, Shipment, Installation and Integration of Network Elements.

                                  EXHIBIT D-1
                                     TO THE
                            GENERAL SUPPLY AGREEMENT

                COMMUNICATIONS SOFTWARE SUPPORT AGREEMENT BETWEEN
                      LUCENT TECHNOLOGIES INC. AND CUSTOMER

This is an Agreement (hereinafter "Agreement") between LUCENT TECHNOLOGIES, INC., (hereinafter SELLER) a Delaware corporation with offices at 480 Red Hill Road, Middletown, New Jersey 07748, and ADVANCED TELCOM GROUP, INC. having an office at 100 Stony Point Road, Suite 130, Santa Rosa, California 95401 (hereinafter CUSTOMER).

WHEREAS, the parties have entered into an agreement; and,

WHEREAS, the Customer wishes to purchase certain Support services and Seller wishes to provide Support services.

NOW, THEREFORE, the parties agree as follows:

1.      PURPOSE OF THE AGREEMENT
        This Agreement sets forth the terms and conditions under which Support is provided for Lucent Communications Software (LCS). Such LCS, for purposes of this Agreement, means Communications Software that is currently in Customer's embedded base and any New Communications Software. Such Communications Software(s) are listed in Attachment C which may be amended from time-to-time by mutual agreement of the Parties.

2.      TERM
        This Agreement shall have an initial term of one (1) years commencing on January 1, 1999, (hereinafter "Effective Date"), and continuing through December 31, 1999 (hereinafter "Initial Term") and shall be automatically renewable for the following years of support unless otherwise acknowledged by both Parties.

        An annual pricing sheet will be distributed to the customer according to the pricing structure in Attachment B, Clause 6 "Pricing for Support Levels of Coverage". The parties will be able to review the their pricing for software maintenance, however, in the event that the customer does not respond to the new pricing sheet, it will then be agreed to by default.

        Seller may terminate Support for any LCS covered by the Agreement by providing Customer with a one (1) year written notice before discontinuing Support on any LCS covered by this Agreement. If Seller elects to discontinue Support on any LCS covered

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        by this Agreement Customer shall receive a refund for any payments made and applicable after such termination.

        Customer may terminate Support for any LCS covered by this Agreement by providing Seller written notice one (1) year before the effective date of termination. In the event of such termination, Customer agrees to pay the balance of the Initial Term or any renewal term Support price for such LCS in accordance with the scheduled quarterly payments. Customer may change the Support Level of any LCS covered by this Agreement for any renewal term of this Agreement by giving Seller written notice at least ninety (90) days before such renewal term commences.


3.      POST WARRANTY SUPPORT CERTIFICATION
        New Communications Software generic/release/features furnished and installed by Seller or furnished by Seller and installed by Customer shall be eligible for Support without initial evaluation by Seller, provided that Support commences immediately upon conclusion of the warranty period.

        If New Communications Software generic/release/features Support does not commence immediately upon conclusion of the warranty period, the New Communications Software shall not be eligible for Support until Seller, at its option, has made an initial evaluation at Customer's expense, at Seller's then current standard rate, to determine whether modifications are required to make the New Communications Software conform to Seller's specifications and whether the New Communications Software can be maintained in such condition. If, in Seller's judgment, modifications are required for such purpose, Seller will provide a Firm Price Quote ("FPQ") to Customer for the price of making such modifications. Except as set forth in paragraph 1 of this Clause, the New Communications Software will not be eligible for Support unless Seller determines that the New Communications Software is in good working order according to its specifications and can be maintained in such condition.

4.      ORDERS
        Customer shall place an Order for Support indicating the Support Level to be provided for each LCS Application no later than November 30 of each applicable year. Seller shall invoice Customer, on a quarterly basis, in the first month of each quarter, in accordance with the Support Level chosen and the associated price contained in Attachment C. Attachment C will be updated annually, and if required, on a quarterly basis to reflect Support for new LCS products, generics/release/features at the conclusion of any warranty period.

        In addition, a running Purchase Order for Time and Material, if applicable, shall also be provided by the Customer for each LCS application no later than November 30 of each applicable year. Seller shall invoice Customer on a quarterly basis, no later than 45 days after the end of each quarter for any Time and Material charges. T&M disputes from Customer must be forwarded to Seller within 15 days of Customer receipt of invoice.

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5.      ASSIGNMENT
        The rights and obligations of Seller and Customer hereunder shall neither be assigned nor delegated without a sixty (60) day advance written notice. Such notification shall be directed to the parties listed in Clause 7, entitled "Notices".

6. AUTHORIZED USERS, ADMINISTRATION, OR MANAGEMENT OUTSOURCING Customer shall not permit LCS to be used by any other person except for its employees, agents, consultants, contractors, and Outsourcers who need to use the Communications Software for the operation, administration, and/or management of their duties for Customer and who are authorized and enabled by Customer to access and utilize the LCS. Notwithstanding the foregoing, in accordance with the terms of the LCS licenses, Customer is not permitted to sub-license such LCS to any third party.

        If the Customer contracts with any party in accordance with paragraph 1 of this Clause for its network or any site, in whole or in part, Seller agrees to grant such party access and use, but not a separate license to use such LCS, as is necessary for such party to perform its duties as set forth above; provided, that such party executes Seller's nondisclosure agreement. Customer shall give Seller ninety (90) days advance written notice prior to providing access and use of any LCS by such party and Seller agrees to reasonably cooperate with Customer to support Customer's desire to outsource certain of its functions. Any agent, consultant, contractor, or Outsourcer the Customer contracts with shall be bound to the terms and conditions of this Agreement.

        If Customer makes such a contract, and such contract is not transparent to Seller, Seller reserves the right to renegotiate the terms and conditions and prices stated herein.


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7.      SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives on the date written below.

       Lucent Technologies Inc.:                  Advanced TelCom Group, Inc.

       ----------------------------               ------------------------------
       (Authorized Signature)                     (Authorized Signature)

       ----------------------------               ------------------------------
       (Print or Type Name)                       (Print or Type Name)

       ----------------------------               ------------------------------
       (Title)                                    (Title)

       ----------------------------               ------------------------------
       (Date)                                     (Date)

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                                  ATTACHMENT A
                                   DEFINITIONS

ASSISTANCE REQUEST DATABASE means Seller's automated tool for Assistance Requests (AR) for support.

DEFECT means an error condition that causes the Communications Software to fail to operate in compliance with the documented specifications issued at the time the Communications Software is licensed.

FEATURE means additional functionality to the Communications Software.

GENERIC/RELEASE means a new release of Communications Software containing new Features.

LICENSED MATERIAL means the Communications Software and associated documentation covered under this Agreement that Customer has been granted a license to use by Seller.

LUCENT COMMUNICATIONS SOFTWARE OR COMMUNICATIONS SOFTWARE means Seller Licensed Software and embedded Third Party Software identified in Attachment C that are actively embedded at Customer sites at the time this Agreement is executed.

MATURE COMMUNICATIONS SOFTWARE (MATURE PRODUCT) means those products which have reached that stage of their lifecycle where new features and generics are developed only at the specific request of the customer, and fixes requiring software changes are rarely needed therefore product updates are no longer regularly scheduled. This lifecycle stage is defined by Seller. Communications Software which is classified as Mature at the time of execution of this agreement will be identified in the list of supported products in Attachment C. This list will be updated as needed during the Term of the Agreement.

NEW COMMUNICATIONS SOFTWARE GENERICS/RELEASES/FEATURES means any Communications Software which is licensed by Customer after the Effective Date of the Initial Term of this Agreement or any renewal term thereof and was not included in the Customer's embedded base of Communications Software at the commencement of the Initial Term or any renewal thereof.

OBSERVED HOLIDAYS means the following observed holidays:
        New Years Day
        Memorial Day
        Independence Day
        Labor Day
        Thanksgiving Day
        Christmas Day




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OUTSOURCER means a third party under contract to Customer for purpose of managing and implementing the Communications Software to process data for Customer. Such Communications Software is licensed to Customer under the terms of the GPA or Supplemental Agreements thereto and is licensed for use on Designated Processors. Customer warrants that any outsourcing arrangement will be transparent to Seller's Support provided for under this Agreement.

PARTIES means either the Seller or Customer as designated in Paragraph 1 of this agreement.

PROBLEM MANAGEMENT means that Seller shall manage the resolution of a reported condition in a manner that provides Customer a single interface. This service is performed only for Communications Software covered under this Agreement, in accordance with the terms set forth in Attachment C.

RESPOND means a Seller's engineer has contacted Customer regarding a particular assistance request.

RESPONSE TIME means the time between Customer's initial call and response by Seller's engineer to Customer. It is measured for all request types and Severity's of problems reported through Seller's toll-free Call Receipt and Routing Service. Response Time excludes problems directly entered by Customer into the Assistance Request Database unless Customer notifies Seller through Seller's toll-free Call Receipt and Routing Service that the problem was entered.

RESTORE means that the Communications Software or major feature of the Communications Software is temporarily operative, but a permanent resolution has not yet been provided. Restore may mean that a software patch has been provided to temporarily correct the problem, or a workaround has been implemented and mutually agreed upon by the parties.

RESTORAL TIME means the time between the Customer's initial call being identified as an out-of-service condition and the Restoral of the condition.

RESOLVE means that a permanent solution to the problem has been provided. For Service Calls, Resolve means that the question has been answered to Customer's satisfaction. For Defect calls, Resolve means either that a final correction to the Defect has been released to Customer or that Seller has notified Customer that the Defect will not be fixed, but that the workaround (or patch) will become the permanent fix.

RESOLUTION TIME means the time between Customer's initial call and the final resolution of the problem.

SERVICE CALL means a call for remote technical assistance or consultation.


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SERVICE PERFORMANCE REPORT (SPR) means a quarterly report that provides specific performance results of Seller relative to objectives and commitments as described in Attachment B, Section 7 of this Agreement.

SEVERITY LEVEL ONE problems are the conditions under which the Communications Software is inoperative and Customer's inability to use the Communications Software has a critical effect on Customer's operations. This condition is generally characterized by complete system failure and requires immediate resolution or correction. Some examples are:

-    problem affects system operation in the following ways:
    -   total system outage
    -   continuous system outages (reoccurrence of outages)
    - system failure resulting in significant reduction in customer's operation

SEVERITY LEVEL TWO problems are conditions that exists when the Communications Software is partially inoperative, but is still usable by Customer. The inoperative portion of the Communications Software severely restricts Customer operations but has a less critical effect than a Severity Level One condition. Some examples are:

-    loss of system redundancy
- significant degradation in resources or capacity handling (when system is being operated according to specifications at time of license of product)
    -   total loss of major system component or function
    -   loss of ability to apply software updates


SEVERITY LEVEL THREE means the condition that exists when the Communications Software is usable by the Customer, but with limited functions. The condition is not critical to overall Customer operations, and does not severely restrict such operations. Some examples are:

-    loss of administrative functions, routine maintenance functions
- any item, including documentation errors, that can generate procedural problems
-    failures that have minor system impact


SEVERITY LEVEL FOUR means the conditions under which the Communications Software is usable and the condition does not materially affect Customer operations. These problems are those resulting in a minor failure which involve individual components of the system. Some examples are:

-    general documentation problems
-    technical consulting consisting of informational questions


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SOFTWARE PRODUCT UPDATES means changes required for the original Licensed
Material and Third Party Software to correct Defects. Software Product Updates include both corrections requested by Customer as well as corrections requested by other customers. Software Product Updates may be distributed through point issue releases on magnetic media or Broadcast Warning Messages (BWMs) or other on-line delivery mechanism. Upon receipt of Third Party Software fixes, Communications Software will include these fixes with the next available Communications Software Product Update.

STANDARD COVERAGE PERIOD means Monday through Friday, 8:00 a.m. through 5:00 p.m., Customer site specific local time within the contiguous United States with the exclusion of Observed Holidays as listed in this attachment.

SUPPORT means Seller's assistance in analyzing a Communications Software problem, remedying Defects, and handling Service Calls through Seller's toll-free Call Receipt and Routing Service. Support may be purchased by Customer pursuant to the provisions set forth in this Agreement.

SUPPORT LEVEL OR COVERAGE LEVEL means the level of Support or Coverage as described in Attachment B, and as selected by Customer for each Communications Software Product or Application in Attachment C covered by this Agreement.

THIRD PARTY SOFTWARE means software not initially designed or developed by Seller but included in Seller's Licensed Material.

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                                  ATTACHMENT B
                         COMMUNICATIONS SOFTWARE SUPPORT

1. GENERAL SUPPORT

The following general Support will be supplied to Customer in accordance with the Support Level as described in Attachment C.

A. CALL RECEIPT AND ROUTING SERVICE: Customer may access telephone support for all problems twenty-four (24) hours a day, seven (7) days a week by dialing 1-800-932-2273 (1-800-WE2-CARE). However, Seller will work problems outside the Standard Coverage Period only at Customer's request.

B. ASSISTANCE REQUEST DATABASE ACCESS: Pursuant to this Agreement and subject to availability, Customer will be given access to Seller's current Assistance Request Database system at no additional charge. Access to any additional automated tools or databases requested by Customer must be purchased by Customer at Seller's prevailing rates.

C. CONSULTATIVE SERVICES: Telephone remote assistance at Seller's location via Seller's toll-free Call Receipt and Routing Service.

D. THIRD PARTY SOFTWARE SUPPORT: If a condition is caused by Third Party Software embedded in the product delivered by Communications Software. Seller shall be responsible for diagnosing and coordinating resolution of Third Party Software Defects Third Party Software is not subject to either performance objectives.

E.      LICENSED MATERIAL SOFTWARE PRODUCT UPDATE SERVICES

        Seller will correct Defects in the Communications Software and coordinate Third Party Software defects in accordance with the Support as follows:

        - Seller may periodically provide a Software Product Update to the Communications Software to correct Defects. In such case, Seller shall provide documentation to enable Customer to train its personnel in the operation of the Communications Software modified by such Software Product Update.

        - Fees paid under this Agreement cover only Software Product Updates made Generally Available (GA) during the term of this Agreement, and are included in the Gold Support Level, Gold Uplift Support Level and the Silver Support Level. After expiration of this Agreement, Customer is entitled to the next available Software Product Update, which may contain corrections for Defects reported during the term of this Agreement.

        - Due to the nature of Communications Software, Software Product Updates require all previous Software Product Updates for the particular Generic as prerequisites. Thus, it is

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              not possible to install any Software Product Updates unless all previous Software Product Updates have been installed.

        - If the error condition is isolated to the related documentation for the Communications Software, the fix will be given to Customer as part of the Defect correction or Software Product Update procedure.

        - Seller agrees to notify Customer of the availability of a resolution or work-around to a Defect reported by Customer.

F. DIAGNOSTIC SUPPORT: Seller shall support Customer in diagnosing Customer observed Defects, including isolation of Defects to one of the following areas:

        -     Problems arising as a result of Communications Software; or
        - Other problems related to Communications Software, such as Customer operations problems, data base problems, and interfaces to other systems.

G. SEVERITY CONDITIONS AND PRIORITIZATION: Seller shall perform Problem Management in accordance with the severity level identified by Customer. The priority for problem resolution will be based on the severity level of outstanding reported conditions. Severity Level One conditions will receive top priority support. If Customer's notification of a Severity Level One causes Seller to redirect its efforts being expended on a lower severity level condition, Seller shall notify Customer that there will be a delay in correcting the lower severity level condition.

H. PROBLEM MANAGEMENT SERVICE: Seller shall manage the resolution of a reported condition in a manner that provides Customer a single interface as defined below. Performance commitments do not apply to Assistance Requests falling into the Problem Management Service category.

        - DATA BASE PROBLEMS: If the condition is determined to be the result of corruption of the Licensed Material data base, and such corruption is not the direct result of a Defect in the Communications Software, the condition will be referred back to Customer for resolution. At Customer's request, and at Seller's option, Seller may prepare a proposal for billable corrective action to correct Customer's data base. However, if corruption is the result of, or caused by, Seller's other Licensed Materials, Seller shall initiate Problem Management, at no additional charge, regardless of whether such Licensed Material is covered under this Agreement.

        - HARDWARE/FIRMWARE PROBLEMS: When a condition has been isolated to a problem in hardware or firmware not covered under this Agreement, the condition will be referred back to Customer for disposition under whatever maintenance arrangements Customer may have for such hardware or firmware.

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        -     INTERFACING SYSTEMS PROBLEMS: If the condition is determined to be caused by systems other than the Communications Software covered under this Agreement, including, but not limited to, systems that interface with the Communications Software, the condition will be referred to Customer for corrective action unless such other system(s) has been furnished by Seller, in which case Seller shall initiate Problem Management, at no additional charge.

I. ON SITE SUPPORT: At Customer's request and as agreed to by Seller, a support engineer may be dispatched by Seller to Customer's site for resolution of a problem. On-site Support will be billed at minimum of eight hours a day at Seller's then current Time and Material (T&M) rate. Reasonable travel and living expenses incurred by Seller, associated with such on-site support, will be billed.

J. MANAGEMENT NOTIFICATION: Seller will observe the following escalation procedures:

        - Severity Level One - If a Severity Level One condition has not been Restored four (4) hours after the condition is reported, Seller will notify Seller's supervisory management of the unrestored condition. If the condition has still not been Restored within eight (8) hours after the condition is reported, the next higher level of Seller supervisory management will be notified of the unresolved condition.

        - Severity Level Two - If a Severity Level Two condition has not been Restored twelve (12) hours after the condition is reported, Seller will notify Seller's supervisory management of the unrestored condition.

K. SERVICE PERFORMANCE REPORTS: Seller will provide quarterly Service Performance Reports to Customer that demonstrate specific performance relative to the performance objectives set forth in this Agreement.

2.      CUSTOMER RESPONSIBILITIES

        Communications Software knowledgeable individual is responsible to provide the following information to Seller's call receipt and routing service:

A. Identification of the condition and if possible, its isolation to a particular component of the Communications Software believed to be Seller's responsibility.

B. Determination that there are no uninstalled Software Product Updates that correct the condition; and

C.      Customer identifying information, including:

        -     caller's name, location, and company;
        -     call-back telephone number;

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        -     remote dial access to customer system, if available;
        -     nature of the question or situation;
        -     the system name and location;
        -     processor location, type, and serial number;
        -     the calling party's alternate contact;
        - description and history of problem and efforts to solve it by customer;
        -     contract number.

        Customer will be responsible for providing adequate diagnostic support material to enable the diagnosis of any Customer-reported condition. Such support materials may include, but are not limited to, a description of the circumstances, a dump of system logs or buffers, a listing of data base contents, and console printouts as required by Seller.

D.      Maintain the Licensed Material

        - Make no modifications other than those approved by Seller. This includes updates from manufacturers of Third Party Software or hardware processors that have not been certified by Seller.

        - Install all Software Product Updates provided under this Agreement within sixty (60) days, unless Customer has previously notified Seller of Defects uncovered in the Software Product Update that make installation unfeasible.

        - Follow Seller's and relevant Third Party Software or hardware processor manufacturer's applicable installation, operation, administration, and maintenance instructions.

        - Provide the proper environment and electrical and telecommunications connections as specified by Seller or the relevant hardware processor manufacturer.

        - Maintain software and database backups external to the hardware processors sufficient to reconstruct lost or altered files, data, or programs.

        - Provide remote (dial-up) access for Seller's Customer Technical Support diagnostics. If no remote access is provided delay of diagnosis could be possible.


E.      Capacity and Throughput

        - Customer agrees to maintain capacity and throughput within specified guidelines of purchased product (either product specifications or system documentation) at time of license.

        - Exceeding specified capacity and throughput guidelines as set forth in the specifications, or documentation, at the time of purchase or license of Communications Software will


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              VOID the obligation of Seller to support the Communications
              Software for which either the capacity or throughput has been exceeded. Seller may inform Customer that support for the software that is in an exceeded capacity or throughput situation will commence once Customer has corrected the capacity or throughput situation and software is again operating in a manner consistent with the specifications or documentation of the software.

        - Should Customer exceed specified guidelines for either capacity or throughput, and require Seller's assistance in diagnosing or resolving a problem related to the exceeded guidelines, Seller will proceed only at Customers written agreement that problem diagnoses and correction will be treated as an Enhanced Service and billed as such.

3.      SUPPORT EXCLUSIONS

        Unless expressly agreed by Seller, Support to be provided under this Agreement does not include:

        -     Performing preventive maintenance for Communications Software;
        -     Making corrections to user - defined reports;
        - Work External to the Software, whether or not on the Software's Designated Processor;
        - Support which is impractical for Seller to render because of changes not specified by Seller in the Communications Software or certified in the environment in which the Communications Software operates;
        - Modification or replacement of Communications Software, repair of damage, or increase in service time caused by:

        A. Failure to continually provide a suitable operational environment with all facilities prescribed by the applicable document including, but not limited to, the failure to provide adequate electrical power, air conditioning, or humidity control;

        B. The use of the Communications Software in a manner not in accordance with its specifications, operating instructions, or license-to-use;

        C. Accident; disaster, which shall include but not be limited to fire, flood, earthquake, water, wind, or lightning;
              transportation; neglect; or misuse;

        D. Modifications, maintenance, or repair performed by other than Seller;

        E. The conversion from one Communications Software release to another if modification or replacement of such Communications Software is performed by other than Seller, or the failure of Customer to apply previously applicable Software Product Updates in sixty (60) days;

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        F.    Attachment of unspecified or non-approved products to the
              Communications Software, including updates from manufacturers of Third Party Software or hardware processors that have not been certified by Seller, or failure of a processor or other equipment or software not maintained by Seller, or failure of removable or rotating storage media;

        G. This Agreement does not include SUPPORT SERVICES for any Generics/Release/Features delivered after the commencement date hereof.

        Additional services, including but not limited to custom feature development, training, planning sessions, Numbering Plan Area (NPA) splits, on-site Support, site visits to review operations, on-site/remote Software Product Update installation, custom documentation, feasibility studies, data base recovery, system administration, project management services, system backup, report development, script development, accommodations to interfacing systems, services associated with relocating products, service to non-conforming products, Communications Software trial support, annual software inventory, designated customer engineer, network troubleshooting, root cause analysis and other enhanced services, are not included in the fees paid under this Agreement. Such services may be available through a Firm Price Quote (FPQ).

4. SUPPORT OF RELOCATED SOFTWARE Licensed Material covered by this Agreement that is moved to another certified hardware processor within the 48 contiguous United States or the District of Columbia, which is determined by the License for the specific Communications Software, shall continue to be covered under this Agreement provided that Seller has received thirty (30) days prior written notice of such relocation.

        Seller, reserves the right to supervise the unloading of the Communications Software from the original processor and to inspect, reinstall and recertify the Communications Software at the new installation location. Customer shall be charged for all work performed by Seller at Seller's then prevailing rates.

5. COVERAGE LEVEL DESCRIPTIONS All levels of coverage provide the Customer the capability to request assistance seven (7) days a week, 24 hours a day through the toll-free Communications Software Call Receipt and Routing service. The specific descriptions of each level of service are provided below.

        Levels of coverage chosen for each Communications Software Product shall remain intact for the entire calendar year, unless Customer is upgrading to a higher level of coverage.

        Pricing for each level of coverage is provided in Clause 6 of Attachment B.

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        SILVER COVERAGE LEVEL -
        - The Silver Coverage Level provides Remote Customer Technical Support, Performance Objectives for Response times for Severity Levels 1 - 4 Service and Defect Assistance Requests.

        - As a customer of Communications Software Post-Warranty Support and Services, Silver Coverage customers are provided quarterly performance reports with product performance relative to their embedded Communications Software.

        - Software Product Updates and Performance Objectives for Respond, Restore and Resolve as defined in Clause 7, Attachment B.

        - Software Product Updates provide temporary fixes or workarounds and permanent fixes. Delivery of Software Product Updates vary. The update may be delivered via remote dial in to the customer's system, BWM, point releases, or paper documentation, or via electronic media to be loaded on customers system by customer.

    GOLD COVERAGE LEVEL -
        - This level of coverage provides All the features of Silver as well as Remote Customer Technical Support from 8:00 AM to 5:00 PM (customer local time), Monday through Friday excluding US national holidays.

    GOLD UPLIFT -
        - Gold Coverage customers are eligible to purchase an Enhanced Service to provide coverage 24 hours per day, 7 days per week (including US national holidays) on a per software product basis. This offer is provided only to those customers purchasing the Gold level of coverage.

        - The 24 X 7 level of coverage is referred to as Gold Uplift and provides all the features and services of Silver and Gold plus coverage 24 hours per day and 7 days per week.

        - Gold Uplift is the broadest coverage available, and is the coverage Communications Software provides during the new product warranty period.

6.      PRICING FOR SUPPORT LEVELS OF COVERAGE

        Support Levels chosen by Customer and Support prices for the Communications Software covered by this Agreement are listed in Attachment C.

        If New Communications Software or Features are added during the term of this Agreement, the Customer shall choose the Support Level for the New Communications Software and the Seller at the rates shall provide the appropriate Support listed below. New Features are added to the embedded base at the prevailing level selected by the customer in the current contract. Seller's next quarterly invoice shall reflect the prorated

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        Support price based on the number of calendar days remaining in the year from the conclusion of the warranty period.

        - The price for the Gold Uplift Level will be [*] of the Communications Software list price at the time of license by Customer.

        - The price for the Gold Level will be [*] of the Communications Software list price at time of license by Customer. Time and material rates will be billed at [*] per hour, with a 2-hour minimum, for all out of hours calls.

        - The price for the Silver Level will be [*] of the Communications Software list price at time of license by Customer. Time and material rates will be billed at [*] per hour in-hours, and [*] per hour out of hours with a 2-hour minimum.


        The following is applicable for all levels of support:

        Time and material, if applicable, shall be calculated on a fifteen (15) minute interval basis after the minimum time frame has been met. Also, time and material charges, if applicable, will be billed to Customer within forty-five (45) days after the conclusion of each quarter. A blanket purchase order must be submitted to Lucent prior to the execution date of this Agreement. Failure to submit such orders by this date shall result in suspension of all time and material services until orders are submitted. (This means that calls which fall into Time and Material categories will be denied support at the point of Call Receipt and referred to the Customer Contact listed in this agreement).

        Support Levels chosen for each Communications Software shall remain intact for the entire calendar year.

7.      PERFORMANCE OBJECTIVES FOR COMMUNICATIONS SOFTWARE SUPPORT SERVICES

        The performance objectives described in this Clause shall apply to Communications Software covered under the Gold Uplift Support Level, Gold Support Level, and Silver Support Level. The Defect or Service problem must be reproducible at either Seller's location or on Customer's system by Customer and verifiable by Seller in order for terms of this Clause to apply. Problems that are deemed not reproducible will be initially classified as Service AR's. If the problem continues to occur the Service AR's will be reclassified as a Defect AR and performance objectives will apply retroactive to the original trouble initiation. The Severity Level of any Defect or Service call shall be determined by Customer; however, if during resolution Seller determines that the severity level of the problem claimed by Customer to be inaccurate, the Severity Level may be changed by mutual agreement between Seller and Customer.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                               LUCENT TECHNOLOGIES
                       USE PURSUANT TO COMPANY INSTRUCTION

        RESPONSE TIME - During the term of this Agreement, in accordance with the Support Level chosen and upon expiration of any Communications Software warranty, Seller agrees to Respond to Customer's request for Support called in through the Seller's Call Receipt and Routing Service within sixty (60) minutes in-hours and one hundred and twenty (120) minutes out-of-hours, twenty-four (24) hours a day, seven (7) days a week, for all severity levels and problem types as recorded in Seller's Assistance Request Database. Response time will be validated quarterly with the SPR. Customer requests that are not initiated through Seller's Call Receipt and Routing Service will be excluded from the Response Time metric.

        RESTORAL TIME -
        Severity Level One: During the term of this Agreement, and upon expiration of the Communications Software warranty, Seller agrees to Restore service for Severity Level One problems within twenty-four (24) hours from trouble initiation, as recorded in Seller's Assistance Request Database. Restoral Time will be validated quarterly with the SPR.

        Severity Level Two: During the term of this Agreement, and upon expiration of the Communications Software warranty, Seller agrees to Restore service for Severity Level Two problems within seventy-two (72) hours from trouble initiation, as recorded in Seller's Assistance Request Database. Restoral Time will be validated quarterly with the SPR.

        RESOLUTION TIME - Service AR: During the term of this Agreement, and upon expiration of the Communications Software warranty, Seller agrees to Resolve Severity Level One through Severity Level Four Service AR's within forty-five (45) days from trouble initiation, as recorded in Seller's Assistance Request Database. Resolution Time will be validated quarterly with the SPR.

        Defect AR: During the term of this Agreement, and upon expiration of the Communications Software warranty, Seller agrees to Resolve Severity Level One and Severity Level Two Defects within one hundred eighty (180) days from trouble initiation, as recorded in Seller's Assistance Request Database. Resolution Time will be validated quarterly with the SPR.

        The performance objectives can be summarized as follows:

                               LUCENT TECHNOLOGIES
                       USE PURSUANT TO COMPANY INSTRUCTION

       PERFORMANCE OBJECTIVES           SEVERITY        REQUEST TYPE
------------------------------------- ------------- ---------------------
Respond within 60 Minutes               1,2,3,4             All
In-Hours and 120 Minutes
Out-Hours

Restore within 24 Hrs                    1 only       Service, Defect
Restore within 72 Hrs                    2 only       Service, Defect

Resolve within 45 Days                  1,2,3,4         Service Only
Resolve within 180 Days                   1,2           Defect Only



                               LUCENT TECHNOLOGIES
                       USE PURSUANT TO COMPANY INSTRUCTION

                                  ATTACHMENT C
                             COMMUNICATIONS SOFTWARE


                                         SELLING PRICE  LEVEL OF    % OF        ANNUAL SW/MT     NO. OF          TOTAL ANNUAL
         PRODUCT                   MC       RTU FEES       SVC       RTU      FEE (PER SYSTEM)   SYSTEMS           SW/MT FEE
         -------                --------    --------    --------   --------   ----------------  --------    ----------------------
BILLDATS DM Core RTU               DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]

BILLDATS DM Direct-                DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]
Connect Output Interface
Type

BILLDATS DM Grid &                 DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]
Format Conversion Turn-
Key Solution Services

SPM Bundled Package                DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]
(Format Production,
Filter
Production, Search &
browser Modules)

Generic Tape Reader                DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]

Output File Merger -               DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]
Feature

Filter Test Tool - Feature         DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]

Direct-Connect Input               DL387    [*]             GOLD         [*]      [*]                  1    [*]           [*]
Interface Type - Feature

                                                                                                     Total Support Value
                                                                                ----------------------------------------------------
Total Support Fee thru 3/31/2000          [*]               GOLD         [*]      [*]                       [*]           [*]


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


                               LUCENT TECHNOLOGIES
                       USE PURSUANT TO COMPANY INSTRUCTION
                                  Page 11 of 11

                                  EXHIBIT D-2
                                     TO THE
                            GENERAL SUPPLY AGREEMENT


                                                             LUCENT TECHNOLOGIES
                                                           Bell Labs Innovations


                                    PROPOSAL

                                       TO

                                      ATG

                                      FOR

                  LUCENT TECHNOLOGIES BILLDATS(R) DATA MANAGER


                         DATE OF ISSUE: AUGUST 24, 1998
                        REVISION DATE: FEBRUARY 10, 1999
                      FINAL REVISION DATE: MARCH 16, 1999



PREPARED BY:

VINCE L. SEARS
ACCOUNT MANAGER

ATG - LNM99NMY09ATG, Exhibit D-2                                               2
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------
1.0   INTRODUCTION

From new services and technology to business relationships, the world of telecommunications becomes more expansive and comp?? every day. Successful Service Providers and Network Operators will optimize network billing data in near-real time to support customer care, competitive services, internal business tools, Number Portability, wholesale/retail businesses, long distance service and database marketing as well as other initiatives.

Telecommunications service providers must meet the regulatory and competitive challenges of today with flexible, modular tools that enhance and build upon existing infrastructures, processes, and diverse networks without sacrificing future flexibility and functionality. Lucent Technologies understands that Service Providers/Network Operators cannot afford to implement a data collection and management solution today, that does not handle tomorrow's services.

It is widely recognized that network data affords a rich set of customer information that, in addition to providing billing input, offers significant opportunities when processed by downstream applications - opportunities to understand customers/markets better to improve service assurance processes, to manage fraud, and to generate additional revenue.

Moving beyond the collection and transmission of billing data, the BILLDATS(R) Data Manager capitalizes on network data for business and service management needs. The combination of the Data Manager's highly reliable billing data collection capabilities portfolio of standard interfaces, and Specialized Processing Modules will allow ATG to collect call detail records and usage data from almost any switch or network element, filter and deliver it, in user-specified formats, to any downstream application - all in near-real time.

For example, ATG can utilize Basic Distribution (a BILLDATS(R) Data Manager core feature) to send multiple 100% streams (10 copies on a Network Element basis) of data to different destinations such as a second bill rendering application, a data warehouse fraud application. Utilizing the Production Filter Specialized Processing Module, users can filter on any field in the data stream so as Carrier ID, Service, Calling Number, or Elapsed Time. These files of filtered data are essentially customized "subsets" or application specific streams of data that can be sent electronically (via Basic Distribution) to ATG downstream applications other Service Providers, and clearinghouses. The addition of the optional Format Conversion processing module allows users to reform the data before it is distributed to downstream.

The BILLDATS(R) Data Manager is a highly scaleable, modular, UNIX based, open architecture solution. Composed of "off-the-shelf" data collection, management and distribution software application modules on one hardware platform, the Data Manager can easily grow in functionality as ATG requirements change. The BILLDATS(R) Data Manager application provides ATG with high speed collection and distribution functionality. It fits into ATG's current environment without modification, while providing the opportunity to add additional strategic Specialized Processing Modules such as Production Filter, Production Search, and Format Conversion either at time of purchase or at a later date. The BILLDATS(R) Data Manager is designed to be the one flexible solution that meets all of your needs.

Lucent Technologies welcomes the opportunity to present this proposal to ATG for the purchase of a next generation data collect and management solution.








                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS -- MARCH 16, 1999

ATG - LNM99NMY09ATG, EXHIBIT D-2                                               3
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------
2.0  ATG ENVIRONMENT
The proposed ATG network environment includes:
-  Five Lucent Technologies 5ESS switches (1999).
-  Record volume information currently not available.
-  Kenan Arbor BP bill rendering application.
- Ethernet FTP TCP/IP feed of BAF data to a single destination - Kenan billing entity.

Notes:
- Lucent Technologies assumes that the proposed Data Manager(s) will be deployed in full compliance with all BILLDATS(R) Data Manager application/interface specification documents such as the "BILLDATS(R) Data Manager to Downstream Application FTP Interface Specification".

- It is also assumed that the BILLDATS(R) Data Manager will transmit BAF data to the bill rendering application. If a record format other than BAF such as EMI is required by the biller, then the Format Specialized Processing Module must be purchase to map the BAF input records to a different output record format prior to transmission to the biller. The actual format mapping requirements and provisioning of the requirements in the Data Manager is ATG's responsibility unless BILLDATS Professional Services have been purchased for this work.

3.0  PROJECTED GROWTH
ATG plans to grow to 29 switches in four years (5 Lucent 5ESS switches in 1999 and 8 per year for the following three years). No volume estimates available.

The suggested Sun Ultra 2 hardware may, or may not, support all 29 IEs. Hardware configurations are dependent on switch interfaces, selected data management functionality, switch data volumes, and network facilities. The Sun Ultra 2 platform can support 6 - X.25 ports or roughly 14 million records (100 byte records) polled per day, assuming switched 56K network facilities a 12 hour polling day.

4.0  BILLDATS(R) DATA MANAGER SOLUTION

4.1  SOFTWARE




                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS -- MARCH 16, 1999

ATG - LNM99NMY09ATG, EXHIBIT D-2                                               4
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

              [BILLDATS(R) DATA MANAGER END-TO-END SOLUTION CHART]


                  BILLDATS(R) DATA MANAGER END-TO-END SOLUTION

The BILLDATS(R) Data Manager collects usage data from Network Elements, stores the data as files, performs specialized processing of the data, and forwards the usage data to one or more destination systems for bill rendering, fraud detection, service assurance, and other applications.

The Data Manager's primary mission is to provide reliable and efficient data collection, speedy distribution of data, and minimize operations expenses associated with the collection of large amounts of data.

To meet growing customer needs for faster and more efficient delivery of data, and more effective control and management of the telecommunications services, the Data Manager offers enhanced capabilities to protect current revenues, generate new revenue, and improve customer service, while maintaining the reliability and performance customers have grown to expect from Lucent Technologies BILLDATS(R) Products. The BILLDATS(R) Data Manager provides:

o Flexible Architecture: The Data Manager fits easily into many different environments; wireline, wireless, intelligent network; without requiring changes to the existing infrastructure.

o Convergence: The Data Manager supports simultaneous collection from many types of switches. A single Data Manager can be configured to simultaneously collect data from Local Wireline, Long Distance, Wireless, IP, Intelligent Network and ATM network elements.

o Multi-vendor Environment: The Data Manager supports the collection/transmission of data from/to platforms from different vendors using different protocols and data formats.

o Data Integrity and Reliability: The Data Manager provides polling, re-polling, and retransmission of data from Network Elements at the individual file or block level.

                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

ATG - LNM99NMY09ATG, EXHIBIT D-2                                               5
BILLDATA(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

- Near Real-Time Transport of Data: The Data Manager allows the user to schedule all collection and transmission frequency. The Data Manager can support continuous polling of the Network Elements. Distribution of data can be scheduled as frequently as once per minute.

- Flexibility: The Data Manager allows the user to send data from any Network Element to a single destination or multiple downstream destinations on a demand or scheduled basis.

- Activity Logging: The Data Manager provides an audit trail that logs, among other things, files polled, files sent, commands issued and files cleaned up.

- Easy Operation: The Data Manager provides a simple, intuitive Graphical User Interface (GUI) for operation scheduling and control, system configuration, browsing reports and logs, and monitoring alarms.

- Hardware Scalability: The Data Manager runs on a range of platforms, under the powerful UNIX(TM) SVR4 operating system. This offers a range of processing power, storage, and communications options to meet a wide range of customer application requirements.

The GENERIC RECORD IDENTIFICATION (GRID) MODULE is also included in the BILLDATS(R) Data Manager core application. GRID allows customers to specify the input structure of records being collected, down to an individual record field level. A single Data Manager can simultaneously support multiple GRID definitions for various vendor's switches. The GRID Module allows the Data Manager to parse the contents of the collected files in order to support further processing of the records collected. The GRID module supports the definition of multiple data formats (e.g., AMA, Ericsson Toll Ticket, EMI and Motorola DAS), and the assignment of a data format to a particular Network Element. The data format includes a set of record formats as well as definitions of any file headers or trailers, and any nested block headers and trailers. Data formats can be defined and modified by administrator using a Graphical User Interface. When a new Network Element is added, the administrator can either assign an existing data format to that Network Element, or create a new or modified data format. As data formats change, the administrator simply uses the GUI to make the necessary changes to the record format definitions.

The GRID Module is currently available (included as part of the core Data Manager application), and serves as a base for many of the other Specialized Processing Modules offered to provide enhanced data management functionality.

Lucent Technologies 5ESS(R) record structure is pre-populated in the Data Manager's GRID module by BILLDATS engineers. The population of other (non-Lucent) record structure information in GRID is the responsibility of ATG or the work can be purchased from Lucent Technologies as a Professional Service.

4.2 HARDWARE

The hardware platform estimated for ATG is the Sun Ultra 2. See Attachment A for configuration details.

Assumptions used to configure the estimated Sun Ultra 2 platform suggested in this document:

-       5 - Lucent Technologies 5ESS switches.

- ATG specific record volume information not available; used 750,000 records per day per switch (total per day: 3.7 million) for configuration.

-       100 byte average record size.

-       AMATPS input interface.

- Direct Link output interface (FTP) per BILLDATS(R) Data Manager specifications.

-       BAF data transmitted to a single downstream destination.

-       Approximately 5 days of data storage.

-       Scheduled polling.

-       Switched 56K network facilities.

-       10 hour polling day.





                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS -- MARCH 16, 1999

ATG - LNM99NMY09ATG, EXHIBIT D-2                                               6
BILLDATS(R) DATA MANAGER PROPOSAL
AUGUST 24, 1998
FINAL REVISION MARCH 16, 1999
--------------------------------------------------------------------------------
- The suggested hardware platform (Ultra 2) may or may not support the total projected ATG growth to 29 Lucent 5ESS switch over 4 years. Hardware platform sizing is dependent on switch interfaces, selected data management functionality, switch data volumes, record size, and network facilities. Depending on these variables, the full deployment of 29 switches may require a larger hardware platform.

The Sun Ultra 2 can have up to six (6) 56K X 25 ports configured (if a graphics monitor is utilized). A fully loaded Ultra 2 platform can support approximately 14 million 100 byte records per 12 hour polling day. This figure assumes that all ports are switched 5 and that the volume of records is fairly evenly distributed across all switches.

Ethernet link capacity for distribution (BILLDATS(R) Direct Link) is dependent upon bandwidth allowed to the downstream application.

A system console is provided with the base system for console access (the suggested configuration has included a graphics terminal for this purpose). Remote access is available through a dial up port, used for remote support. Other access is via an x-terminal interface which can be used as an administrative terminal to run the GUI. This terminal has no other requirements and can be a PC equipped with an x-terminal software package.

A printer can be added to the configuration if desired; printer prices have not been included in the suggested configuration. An optional tape drive has been included in the configuration.

A modem for dial-in support is needed for Lucent support access (if requested by ATG); modem prices are not included in this proposal.

Network facilities and data communication devices are not included in this proposal and should be furnished by ATG.

5.0 ENHANCED DATA MANAGEMENT - BILLDATS(R) OPTIONAL FEATURES, INTERFACES, AND SPECIALIZED PROCESSING MODULES

BILLDATS(R) Specialized Processing Modules (SPMs) are designed to expand upon the billing data collection and distribution application, by adding one or more Specialized Processing Modules to the Data Manager core application for greater data management functionality.

Individual SPMs can be added to the proposed BILLDATS(R) Data Manager platform as ATG's needs evolve, allowing ATG to architect or customize their own solution effectively as budgets and business needs permit.

- Utilizing the PRODUCTION FILTER MODULE, customized streams of AMA data can be sent to multiple destinations such as billing market analysis, service providers and fraud applications. The user configurable filter capability provides ATG with the flexibility to create application specific customized streams of AMA data easily. The filters are applied an output, thus eliminating the need for storage of additional copies of the input data. Combined with the core Basic Distribution feature, the streams of data can be transmitted to multiple destinations in one minute intervals. The capability to perform re-transmissions and the reporting/auditing mechanisms allow this feature to be used in a production environment where this data is just as important as the primary billing feed. Production Filter is available now.

- The FILTER TEST TOOL provides the user with an interactive method for verifying filter criteria prior to transferring the filtered data to a downstream application. A customer can execute a filter application id against a file of records to see which records are selected by the filter. This allows the user to verify that the filter is working as intended prior to applying the filter to the output stream. Filter Test Tool is available now.

- The DATA SEARCH MODULE will locate specific records on the database meeting ATG's specified criteria (if chosen) in both primary and tertiary data, allowing ATG to accommodate client services, such as verifying test calls, validating new services,

                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

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AUGUST 24, 1998
FINAL REVISION MARCH 16, 1999

--------------------------------------------------------------------------------

     and error isolation. The search consists of identifying fields (such as type of service, calling number, called number, connect data, elapsed time) and selecting records that match the user specified values of these fields. The search output can be viewed at a terminal, routed to a line printer or sent to another application for processing. Search is available now.

 .    The BROWSER module allows the system operator to view detailed contents of data files using a full featured Graphical User Interface (GUI). The operator can select which files they wish to view, and all records and fields within the record can be viewed in detail. Browser is available now.

 .    The FORMAT MODULE allows the user to reformat records prior to delivering them to downstream applications. The Format Module allows the user to define multiple output record formats, define the mapping of input record format to output record format, and assign an output format to each application destination. Each destination may have a different record format. The mapping of input format to output format is done via a GUI.

     The Format Module allows you to convert from one record format to another (e.g. AMA to EMI), to normalize records (convert all records to a single, standardized format), to perform field extraction (e.g. include only select fields in a record, deleting all other fields), or convert field types within a record (e.g. change BCD fields to ASCII). The Format Module is available now.

The addition of strategic optional features would provide ATG with flexible, competitive tools to control and manage the AMA process. These tools move functionality such as filter, search, and format conversion closer to the network element, decreasing dependency on the bill rendering application and increasing ATG's ability to respond efficiently and economically to customer requests and internal revenue processes.

 .    CONNECT: Direct input and/or output interface(s) to support the receipt of billing data from other service providers to the Data Manager for comprehensive data management - reformatting of records, filter etc. The
     CONNECT: Direct output interface supports the transmission of data to other providers or billing entities. CONNECT: Direct is available now.

 .    AMADNS DATA SERVER TO DPMS INTERFACE (DDI)

     Bellcore has defined a new standard for the movement of AMA data from generating systems to applications requiring this data. The transfer, processing, and management of AMA data is called AMA Data Networking and is provided by the AMA Data Networking System (AMADNS). The AMADNS DDI input interface supports billing data collection from AMADNS compliant network elements (Bellcore GR1343, Issue 2).


     The BILLDATS(R) Data Manager is Lucent Technologies' DPMS. As such, it supports an AMADNS compliant interface to a variety of Data Servers (Data Server functionality may be an adjunct to the switch or may be incorporated into the switch footprint). The AMADNS Data Server to DPMS Interface (DDI) is based in the TCP/IP File Transfer Protocol (FTP) and use the standard Ethernet LAN/WAN for connectivity.

 .    OUTPUT FILE MERGING: The Data Manager stores billing data in flat files.
     The size of each file is driven by user provisioning, near real time transmission is desired, then the size of each file stored on the Data Manager is driven by the smallest increment of data that can be collected from a switch and maintain data integrity. This results in a large number of small files. This works well for near real time transmission. However, for batch transmissions (such as a biller), fewer larger files is usually desired, output file merging feature concatenates many small files into a large file per network element. This allows large files to be transmitted to batch applications and small files to be transferred to near time applications.

 .    GENERIC TAPE READER to support the reading of tapes into the Data Manager for comprehensive billing data management. Generic Tape Reader allows a user to define the format of an input tape, and then read in a tape of the specified format. Records are read from tape, stored as files on disk, and can be processed and distributed in the same way as records that were Providers, ATG switches in the instance of a network outage etc.

                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

ATG - LNM99NMY09ATG, Exhibit D-2                                            8
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August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

     In emergency situations, a tape dump of billing data at a switch may be required. In this case, the data cannot be electronically collected by the Data Manager. If the Data Manager is being used for mediation, the tape of billing data must be read into the Data Manager. The generic tape reader feature allows a user to read tapes from any network element, thus solving this situation. The generic tape reader feature also provides a mechanism for reading tapes from network elements that do not have electronic transfer capabilities. Generic Tape Reader is available now.

- DISASTER RECOVERY - the intent of the Data Manager's disaster recovery feature is to prevent a disaster, like a fire, from completely disabling a customer's billing data collection and distribution environment. If a disaster occurs, it is accepted and handled by the customer. Billing data that has not been sent to all of the associated downstream applications may be lost depending on the nature of the disaster. However, the disaster recovery feature allows collection and distribution of new bill data to continue without interruption. The disaster is not compounded by having ATG scramble to determine how to continue their billing operation.

     The Data Manager's disaster recovery feature is NOT intended to provide a 100% high availability environment. This direction was driven by the software complexity and monetary cost of a 100% high availability solution. A 100% high availability automated solution can also cause false triggers, switching a Data Manager's load prematurely. Our strategy is based on customer feedback that indicated a high preference for human intervention making the decision on switching the load to a backup system.

     The disaster recovery feature on the Data Manager allows "clusters" of Data Managers to be configured as one virtual machine. The most common configuration is two Data Managers in geographically separate locations. Each Data Manager hardware platform would be engineered to support the complete load. In normal operation, each Data Manager would only support half the load (i.e., 50-50 load share). In a disaster mode, a single Data Manager would support the complete load.

     Administrative information such as network element definitions (e.g., 5ESS switches) and billing entity definitions (e.g., downstream applications that receive billing data from the Data Manager; Kenan Arbor BP is an example of a billing entity) is stored in a relational database. The disaster recovery feature automatically synchronizes the administrative information over all Data Managers in the cluster.

     The billing data is not replicated over all Data Manager clusters (i.e., each Data Manager stores its own unique copy of the billing data). If an individual Data Manager in a cluster fails, transmission of the unsent data will be delayed or lost depending on the severity of the disaster (i.e., hardware failure vs. a disaster like fire) following the intent of the disaster recovery feature.

     A single command is used to start/stop an individual Data Manager from entering a disaster recovery mode. Each network element and/or billing entity definition is assigned a "home" (i.e., the name of the Data Manager that supports this element in normal operation). To start/stop the disaster recovery mode, a manual command with the "home name" is entered. The manual command will cause the Data Manager to automatically start/stop collection and distribution of the "named" elements.

     The optional "Disaster Recovery" feature automatically replicates administrative database updates across all Data Managers ATG's environment. This allows a user to administer multiple Data Managers as one. It also facilitates a timely start of "recovery" mode in the event of a disaster. The disaster recover feature also provides one command to start/stop recovery on particular Data Manager. Recovery feature is available now.

6.0  PRODUCT DIRECTION

The BILLDATS(R) Data Manager is rapidly evolving to provide additional capabilities for our customers. Several of the optional features and Specialized Processing Modules available in Generic 6.0 include:

- THE DATA VALIDATION AND EDITING SPECIAL PROCESSING MODULES will provide the ability to perform a set of integrity checks based on user defined, pre-record, validation rules. Records which fail validation checks will be filtered out of the data stream. These erred records can then be edited by a user and reinserted into the distribution stream, deleted by a user or sent to a

                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

ATG-LNM99NMY09ATG, Exhibit D-2
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------
     downstream application for further investigation. The optional Data Validation and Edit Modules will be available in Generic 6.0, available in July 1999.

o The REPORT WRITER INTERFACE feature will provide extensive reporting against the usage records. The Data Manager will normalize the usage records, and then feed them to an adjunct Report Writer system. The normalized usage records will be placed in a standard database (e.g. Informix), where they can be queried against using standard relational On-Line Analytical Processing (OLAP) tools. The user will be able to execute ad hoc queries against the data, defining their own reports. The adjunct Report Writer system allows users to generate extensive reports without impacting the performance of the Data Manager and the feeds to other downstream applications. The optional Report Writer Interface feature will be available in Generic 6.0, available in July, 1999.

7.0  TRAINING

The BILLDATS(R) Data Manager training course consists of modules which can be selected to meet the needs of the target audience. Lucent Technologies offers the following modules for BILLDATS(R) Data Manager customers (Course OS7733):

     Module A: BILLDATS(R) Data Manager Operations (required in Base
               BILLDATS(R) Data Manager Package)

     Module C BILLDATS(R) Generic Record Identification (GRID; required in Base BILLDATS(R) Data Manager Package)

     ModuleH-1 Production Filter, Browser, Search (Required if respective SPMs are purchased)

     Module G  Format (Required if respective SPM is purchased)

o    BILLDATS(R) DATA MANAGER OPERATIONS
This module is designed for the BILLDATS(R) Data Manager system operators and administrators responsible for configuring and operating the Data Manager. This course will teach the students to operate the BILLDATS(R) Data Manager in an efficient manner. The students will learn how to use the Graphical User Interface, how to access and use the application menus, forms, reports and logs. Data collection and transmission procedures and scheduling will be covered.

o    GENERIC RECORD IDENTIFICATION
This module is designed for Data Manager administrators responsible for creating and maintaining the call record formats associated with GRID. This module covers the use of the GRID menus and forms, the file components (such as data records, file headers and trailers, block headers and trailers), and how to add, change and delete file formats.

Training is conducted at ATG's location. It is ATG's responsibility to provide training facilities such as classroom space, whiteboard or easel, and access to the ATG Data Manager.


8.0  DOCUMENTATION

One set of BILLDATS(R) Data Manager documentation is supplied per Data Manager purchased. The documentation set consists of:

o    BILLDATS(R) Data Manager Operations Guide (190-135-114)
o BILLDATS(R) Data Manager Installation and Maintenance Guide for Sun Hardware Platform (190-135-112)
o    BILLDATS(R) Data Manager Application Guide (190-135-115)
o    BILLDATS(R) Data Manager Output Messages Guide (190-135-117)
o BILLDATS(R) Data Manager Generic Record Identification (GRID) Guide (190-135-116)


                       PROPRIETARY -- LUCENT TECHNOLOGIES
                          V.L. SEARS -- MARCH 16, 1999

ATG - LNM99NMY09ATG, EXHIBIT D-2                                              10
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

9.0 BILLDATS PROFESSIONAL SERVICES

Lucent Technologies Billing Products technical support team offers a rich portfolio of Professional Services with a wide range of pre-defined options or selections that are customizable to ATG specifications. Our support staff understands the complexity of near-real time teleprocessing and data management, and is uniquely qualified to assist ATG in achieving both their short term and long term objectives. ATG has the option to purchase professional services from the Billing Technical Support Team to augment their own staff expertise. For example:

-    GENERIC RECORD IDENTIFICATION (GRID) POPULATION

Lucent engineers will populate GRID with customer specified format information for Specialized Processing Module administration. For the Lucent 5ESS Switch, the GRID definitions required to support the collection and transmission of 5ESS B data is included in the core product.

-    PROVISIONING MEDIATION CRITERIA - FORMAT

     Provisioning of mediation criteria mostly involves defining input and output record definition templates and logic to convert an input record to a record format. This effort can be performed by the customer through the Data Manager application GUI or it can be contracted through Lucent. If the customer decides to undertake this effort, Lucent will provide hours of consultation. If the customer wants to contract the work through Lucent, a flat fee will be charged to provide this effort. Lucent's provisioning effort will be bounded by the following:

     - Lucent will provide all record template definitions for all Lucent network elements.

     - The customer must obtain record definitions from other vendors and provide those to Lucent. Lucent will then provision record template definitions for other vendors' network elements.

     - Lucent will work with the customer to define requirements for output records and the criteria to map an input record an output record ??? format. The customer must engage other vendors to participate in this task if necessary.

     - Lucent will provision and test all format mapping criteria. It is the customer's responsibility to provide data to test record template definitions and format conversions. To completely test the format conversions, the output produced by the Data Manager must be processed by the respective downstream application.

     - Lucent will be engaged in this activity until the customer accepts the Data Manager system or live data is passed through the Data Manager. After this time, additional engineering services can be contracted through Lucent at d??? rate.

     - Lucent's effort in this area only includes engineering services to provision record template definitions, to consult ??? defining formatting requirements and to provision formatting criteria. This effort does not include any software development activity.

Note:
BILLDATS Professional Services timelines may, or may not, coincide with the Data Manager deployment timeline; project schedules are determined by staff availability and the complexity of ATG requirements.

10.0 CUSTOMER ACCEPTANCE PROCESS

The Lucent Technologies BILLDATS(R) Product Team adheres to a formal customer acceptance process. This process serves to ensure ATG's satisfaction with the deployment, and gates the warranty period. ATG, following a set of written procedures, activates the Data Manager processes and purchased optional features. A formal acceptance document is jointly signed after all purchased functionality of the product has been successfully demonstrated. The customer acceptance process is completed after the turn-up of one Lucent 5ESS Switch Interface in the ATG network on the Data Manager platform. The closure of the acceptance process initiates the Data Manager software warranty period.


                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

ATG - LNM99NMY09ATG, Exhibit D-2                                              11
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

11.0 CUSTOMER RESPONSIBILITIES

- ATG is responsible for the activation and correct configuration of network elements/switches to support teleprocessing.

- Record structure population in GRID is required to support data collection and data management functionality such as filter format. Record structure information for Lucent Technologies 5ESS switches is pre-populated in GRID; if any non-Lucent Technologies network elements are added to the ATG network, it is assumed that ATG will perform the initial GRID population work. It is also assumed that ATG will provide on-going support for GRID updates for any non-Lucent Technologies switches and network elements.

- ATG will create and manage all Specialized Processing Module definitions as required - such as format mappings, filter criteria, etc.

- ATG is responsible for the assignment of one knowledgeable ATG employee to the BILLDATS(R) Data Manager ??? implementation project, to serve as a single-point of contact and liaison to ATG management for the duration of the implementation.

- ATG will provide for hardware staging and support via sales agreement with Sun Microsystems or the VAR of their choice. (Sun hardware staging and support costs have been included with the sample hardware platform configuration included with the quotation).

- It is ATG's responsibility to maintain the integrity of the AMA data. ATG is responsible for understanding their AMA data collection/distribution, service environment, and revenue assurance procedures thoroughly, and identifying the appropriate time and intervals in the process for the BILLDATS(R) Technical Support Engineer to complete implementation activities.

    Lucent Technologies is not responsible for lost and/or damaged AMA data.

- This BILLDATS(R) Data Manager proposal does not include network facilities or data communication devices. It is ATG's responsibility to provide these services and the associated data communications equipment. The BILLDATS(R) Technical Support team is available for data communications equipment recommendations.


                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

ATG-LNM99NMY09ATG, Exhibit D-2                                                12
BILLDATS(R) Data Manager Proposal
August 14, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

12.0  WARRANTY

12.1 BILLDATS(R) DATA MANAGER APPLICATION SOFTWARE WARRANTY

Lucent Technologies stands behind its quality Communications Software products by offering ATG a comprehensive ninety (90) day New Product Warranty. The Warranty period is initiated by successful completion of the Data Manager Acceptance Process or 30 days after completion of software load & test and polling activation, whichever occurs firsts.

Terms of the BILLDATS(R) Data Manager Gold level software warranty are:

- Hotline support, for severity levels 1-4 from 8 AM to 5 PM EST, Monday through Friday, excluding holidays. All system problems are reported by the customer to the Lucent Technologies 1-800-WE2-CARE Hotline and tracked through resolution Experienced software engineers are available to provide technical and consultative services, and problem diagnosis.

- Optional on-site service support is also available (pending resource availability). On-site services are billed in 8 hour day increments at the established Time and Material rate. In addition, reasonable travel and living expenses incurred by the BILLDATS(R) Software Engineers will be billed to ATG.

- Established performance objectives for all calls for assistance (per Severity Level).

- Periodic BILLDATS(R) Product Updates (if released during warranty period).

12.2 INFORMIX(R) WARRANTY

The BILLDATS(R) Data Manager uses the Informix database product to store administrative data required to track and manage the usage data files. The Informix software is supplied as part of the Base BILLDATS Data Manager package. Lucent Technologies handles the licensing and any warranty costs associated with the INFORMIX(R) database product. The INFORMIX(R) restricted license supports only BILLDATS(R) Data Manager use of the database. Any other use of the database requires the purchase of a general INFORMIX(R) license. A general INFORMIX(R) license is not included in this proposal.

12.3 HARDWARE PLATFORM WARRANTY

The warranty for the BILLDATS(R) Data Manager hardware platform is per agreement between the hardware vendor and ATG.

12.4 ADAX WARRANTY (X.25 BOARDS)

ADAX boards are orderable through Lucent Technologies and initially installed by Lucent Technologies during staging of the BILLDATS(R) Data Manager. ADAX boards are covered by a one year parts-only warranty; the installation of cards replaced unwarranty is not included in the warranty. (Installation of the cards is not included in standard Sun warranty or Sun post-warranty support agreements).

13.0 POST WARRANTY SUPPORT SERVICES

13.1 BILLDATS(R) DATA MANAGER APPLICATION SOFTWARE

Lucent Technologies offers the continuation of high quality software support after warranty expiration through two Post Warranty Support Services Options - Gold Uplift and Gold. Information on the Gold option is provided in this proposal; Gold Uplift Support Services information is available upon request from your Lucent Technologies Account Manager.

BILLSDATS(R) Data Manager maintenance point releases are released as necessary, averaging two releases per year. BILLDATS(R) Data Manager customer under New Product warranty or supported by a valid post-warranty software support agreement receive point releases as part of the warranty or post warranty agreement.

13.2 INFORMIX(R) POST WARRANTY SUPPORT SERVICES

Post warranty support for INFORMIX(R) (BILLDATS(R) Data Manager restricted license) is included in BILLDATS(R) Data Manager application software post warranty support services.



                       PROPRIETARY - LUCENT TECHNOLOGIES
                           V.L.SEARS - MARCH 16, 1999

ATG - LNM99NMY09ATG, Exhibit D-2                                             13
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------
13.3  HARDWARE PLATFORM POST WARRANTY SUPPORT SERVICES

Post-warranty hardware support services for the BILLDATS(R) Data Manager hardware platform should be negotiated directly the selected hardware vendor prior to the expiration of the hardware platform warranty.

14.0  TERMS AND CONDITIONS

This quotation and the associated Lucent Technologies BILLDATS(R) Data Manager application software prices are valid for a period of sixty (60) days after issuance date (March 16, 1999 through May 16, 1999) and will become void after this time May 16, 1999) unless written Lucent acceptance of a quotation extension of ATG is issued by Lucent Technologies.

The hardware prices in this quotation are planning estimates only and are not necessarily reflective of the hardware platform price (Sun Microsystems Inc.) that ATG will actually incur. It is expected that ATG will negotiate their own firm price quotation for the Data Manager platform, including hardware staging and support, with the hardware vendor of their choice.


                       PROPRIETARY - LUCENT TECHNOLOGIES
                           V.L. SEARS - MARCH 16, 1999

ATG - LNM99NMY09ATG, Exhibit D-2                                              14
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

ATTACHMENT A - ESTIMATED HARDWARE CONFIGURATION
PROPOSED APPLICATION:           BILLDATS(R) Data Manager Core
                                AMATPS input interface
                                Direct Link (standard FTP) output interface

SAMPLE HARDWARE PLATFORM:       Sun Ultra 2


-----------------------------------------------------------------------------------------------------------
                                                                                   UNIT           EXTENDED
                PRODUCT                                                            LIST             LIST
ITEM            NUMBER                  DESCRIPTION                      QTY      PRICE            PRICE
-----------------------------------------------------------------------------------------------------------
1.0             A14-UEC2-9S-512CJ       Sun Ultra Enterprise 2            1     [*]              [*]
                                        Model 2300 with two 300
                                        MHz UltraSPARC processor,
                                        2Mbyte UltraCache, 512-
                                        Mbyte, 9.1-Gbyte 7200RPM 1-
                                        inch high internal UltraSCSI
                                        Disk, Internal SunCD 32
-----------------------------------------------------------------------------------------------------------
2.0             X55229A                 Internal 9.1-Gbyte 7200 RPM       1     [*]              [*]
                                        UltraSCSI disk drive, 1" high
-----------------------------------------------------------------------------------------------------------
3.0             X3655A                  TurboGXplus 8 bit color           1     [*]              [*]
                                        graphics card, cables &
                                        documentation
-----------------------------------------------------------------------------------------------------------
4.0             X7119A                  19 inch color monitor             1     [*]              [*]
-----------------------------------------------------------------------------------------------------------
5.0             SG-XTAP4MM-011A         12-24GB 4 mm DDS-3 in a           1     [*]              [*]
                                        UniPack desktop enclosure
-----------------------------------------------------------------------------------------------------------
6.0             X3856A                  Fast-Wide 68-68pin SCSI           1     [*]              [*]
                                        cable and GEO specific power
                                        cord
-----------------------------------------------------------------------------------------------------------
7.0             SOLMS-26oW9999          Solaris 2.6 Standard              1     [*]              [*]
                                        English Server Media Kit
-----------------------------------------------------------------------------------------------------------
8.0             X3540A                  Type 5 Country Kits for U.S.      1     [*]              [*]
                                        and Canada Only UNIX
-----------------------------------------------------------------------------------------------------------
9.0             VMR9S-260-R999          Sun StorEdge Volume               1     [*]              [*]
                                        Manager for Solaris SPARC
                                        2.4/2.5/2.5.1/2.6 CD-ROM
                                        media and hardcopy doc
-----------------------------------------------------------------------------------------------------------
10.0            OVMR9S-260-W999         Sun StorEdge Volume               1     [*]              [*]
                                        Manager 2.6 for Solaris
                                        SPARC, license for
                                        workstations and workgroup
                                        servers, RTU only
-----------------------------------------------------------------------------------------------------------
11.0            LT1-U1-U2-STAGING                                         1     [*]              [*]
-----------------------------------------------------------------------------------------------------------
12.0            LT1-U1-U2-SUPPORT                                         1     [*]              [*]
-----------------------------------------------------------------------------------------------------------
13.0                                    SUN U.S. LIST TOTAL                                       [*]
-----------------------------------------------------------------------------------------------------------
14.0            ADAX X.25 board         ADAX board plus licensing fees                            [*]
-----------------------------------------------------------------------------------------------------------
15.0            HARDWARE TOTAL          US LIST SUN + ADAX                                        [*]
-----------------------------------------------------------------------------------------------------------



--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.



                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

ATG - LNM99NMY09ATG, Exhibit D-2                                              15
BILLDATS(R) Data Manager Proposal
August 24, 1998
Final Revision March 16, 1999
--------------------------------------------------------------------------------

Sun Hardware Configuration Notes:

- Sun Ultra Enterprise 2 pricing shown here is U.S. List for planning purposes. No discount has been applied. ATG should negotiate the discount directly with the selected hardware vendor.

- Approximately 5 days of data storage provided at 3.7 million records per day. Data retention period can be increased by adding more disk to the configuration. Retention period should be finalized prior to hardware order. Disk space can also be impacted by utilization of the "N to 1" File Merging optional (billable) feature available in BILLDATS(R) Data Manager Release 5.5.

- ATG must provide hardware staging and support through Sun Microsystems (included with Sun suggested hardware configuration) or through the Value Added Re-Seller of their choice.

ADAX BOARDS - X.25 PORTS

--------------------------------------------------------------------------------
PART          COMCODE      DESCRIPTION              QTY     UNIT      EXTENDED
NUMBER                                                      PRICE     PRICE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
87-4045-28    407-802-263  V.35 ADAX board, X.25,   1      [*]        [*]
                           2 port o/w cables
--------------------------------------------------------------------------------
09-516404-400 407861749    Base License             1      [*]        [*]
                           64 lcn
                           (One license per Data
                           Manager system)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
09-516404-500 407861764    Board License            1      [*]        [*]
                           64 lcn
                           (One per ADAX board)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           EXTENDED TOTAL                             [*]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ADAX NOTES:

- One board provides 2 - X.25 ports; a second board could be added for redundancy.

- One year parts-only warranty; installation of replacement boards not included in warranty.

- 56K (V.35) board is pricing is provided; low speed boards are also available.

-    Boards are ordered through Lucent Technologies.

-    ADAX X.25 boards are required in addition to the Sun Ultra 2 platform.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.




                       PROPRIETARY - LUCENT TECHNOLOGIES
                          V.L. SEARS - MARCH 16, 1999

ATTACHMENT B:

                                                   BILLDATS(R) Data Manager G6.X

                                    PRICING
                                      FOR
                                      ATG

                             Date of Issue: March 8, 1999/REVISED MARCH 16, 1999
                                Valid Until May 16, 1999 (good for 2 months)

--------------------------------------------------------------------------------
THE FOLLOWING TABLE IDENTIFIES THE REQUIRED PARAMETERS USED TO PROVIDE THE DATA MANAGER RECOMMENDED PRICES.

THE BILLDATS DATA MANAGER SOFTWARE RTU PRICED FOR 20 INTERFACE ELEMENTS (INPUT NETWORK ELEMENT STREAMS + OUTPUT FEEDS) AND INCLUDE THE COST OF UPCOMING
GENERIC 6.X RELEASES (GA DATE: 7/1999). GENERIC 6 RELEASES (I.E., 6.0, 6.1,
6.2) WILL BE PRICED TO ATG WITH NO COST (FREE OF CHARGE) AS PART OF EXTENDED MAINTENANCE WARRANTY CONTRACT.
--------------------------------------------------------------------------------

BILLDATS DATA MANAGER SOLUTION PRICING PARAMETERS

-------------------------------------------------------------------------------------------------------
          PARAMETERS                                              REQUIREMENTS
-------------------------------------------------------------------------------------------------------
                                            Total IEs: 20    Minimum configuration of 20IEs
-------------------------------------------------------------------------------------------------------
Switch/NE Types                                        5ESS
                                                       switches
-------------------------------------------------------------------------------------------------------
Downstream Applications                                Biller
-------------------------------------------------------------------------------------------------------
Input Interface Type                                   AMADNS/AMATPS input interface, and
                                                       Connect:Direct input
-------------------------------------------------------------------------------------------------------
Output Interface Type                                  Direct-Link (FTP Out), and Connect:Direct output
-------------------------------------------------------------------------------------------------------
Requested Specialized Processing Modules               Format, Filter, Search,
                                                       Browser
-------------------------------------------------------------------------------------------------------
Requested Features                                     Generic Tape reader
-------------------------------------------------------------------------------------------------------
Training                                               Data Manager Operation, Grid, format, search,
                                                       browser
-------------------------------------------------------------------------------------------------------
Customized Developments                                None
-------------------------------------------------------------------------------------------------------
Create customized GRID database                        None
-------------------------------------------------------------------------------------------------------
Consulting Services                                    None
-------------------------------------------------------------------------------------------------------
Project Management Professional Services               None
-------------------------------------------------------------------------------------------------------
Format Conversion Turn-Key solution services           None
-------------------------------------------------------------------------------------------------------
Edit & Validation Turn-Key solution services           None
-------------------------------------------------------------------------------------------------------
Format Record Definition (beyond 80 hrs)               None
-------------------------------------------------------------------------------------------------------
Filter Record Definition (beyond 40 hrs)               None
-------------------------------------------------------------------------------------------------------
Disaster Recovery Feature                              None
-------------------------------------------------------------------------------------------------------
Disaster Recovery Data Base setup services             None
-------------------------------------------------------------------------------------------------------
Number of Hardware Platforms/Systems                   1     Billdats Data Manager System
-------------------------------------------------------------------------------------------------------

                                                          BILLDATS
                                                          PRICING

BASE BILLDATS(R) DATA MANAGER SOFTWARE &
SERVICES

------------------------------------------------------------------------------------------------------------------------------------
                       ITEM                           QUANTITY   EXTENDED   NOTES/ACTIONS
                                                                   PRICE
------------------------------------------------------------------------------------------------------------------------------------
BILLDATS Data Manager Core RTU                            1      [*]        - Core RTU for BILLDATS Data Manager Generic 6.X

                                                                            Generic Release 5.5 is currently available - These
                                                                            prices are relative to Generic 6.X. Generic Release 6.0
                                                                            planned for 6/99 will be provided upon availability.

                                                                            - Support for 20 interface elements

                                                                            - Year 2000 compliance

                                                                            - Generic Record Identification Definition - GRID

                                                                            - Format & Filter Access to External Tables (G 6.0)

                                                                            - Core RTU valid only for hardware platform specified
                                                                            as part of purchase agreement.
------------------------------------------------------------------------------------------------------------------------------------
AMATPS Input Interface Type                               1      [*]        Included in Core RTU.
------------------------------------------------------------------------------------------------------------------------------------
AMADNS Input Interface Type                               1      [*]        Included in Core RTU.
------------------------------------------------------------------------------------------------------------------------------------
Direct-Connect Input Interface Type                       1      [*]
------------------------------------------------------------------------------------------------------------------------------------
FTP Output Interface Type (Direct-Link-FTP Out)           1      [*]        Included in Core RTU.
------------------------------------------------------------------------------------------------------------------------------------
Direct-Connect Output Interface Type                      1      [*]        The price does not include the required 3rd
                                                                            Party Sterling Software cost.
------------------------------------------------------------------------------------------------------------------------------------
Output File Merger                                        1      [*]
------------------------------------------------------------------------------------------------------------------------------------
Filter Test Tool                                          1      [*]
------------------------------------------------------------------------------------------------------------------------------------
Grid & Format Conversion Turn-Key Solution Services       1      [*]        [*] (Billdats-Kenan Integration)
                                                                            Engineering services to provision record template
                                                                            definitions, to consult on defining formatting
                                                                            requirements and to provision formatting criteria as it
                                                                            is described in Note 1.
                                                                            (EXCLUDING SOFTWARE DEVELOPMENT)
------------------------------------------------------------------------------------------------------------------------------------
Tape Writer Module                                        1      [*]        Included in Core RTU.
------------------------------------------------------------------------------------------------------------------------------------

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

Documentation                                     1      [*]          Included in core RTU. One set of
                                                                      Paper Documentation will be provided
                                                                      in English per Site.

Informix S/W Data Manager Restricted License      1      [*]          Included in Core RTU.

SPM Bundled Package (Format Production,           1      [*]          _ Production Format includes Format
Filter Production, Search and browser                                 definition services of 40 hours
Modules)                                                              (Mon-Fri 8am-5pm EST.) via phone
                                                                      during warranty period.
                                                                      _ Production Filter includes Filter
                                                                      definition services of 80 hours
                                                                      (Mon-Fri 8am-5pm EST.) via phone
                                                                      during warranty period.
                                                                      _ Production Search
                                                                      _ Production Browser

Generic Tape Reader                               1      [*]          Supports any tape drive that the
                                                                      vendors Operating System Interface/
                                                                      drivers officially recognizes at the
                                                                      Data Manager. Customer Configures
                                                                      hardware platform to include Correct
                                                                      tape device to meet sites requirements.

Warranty support (90 days) CORE RTU               1      [*]          Included in Core RTU. Warranty support
(Warranty support starts with 90 Days of                              assumes customer has been through
Installation Date or After Signing Accept-                            standard BILLDATS training and does
ance Test Plan Whichever comes First)                                 not include any on-site support or
                                                                      associated travel and living expenses.

Software Integration Engineering Services         1      [*]          Data Manager software installation and
(includes on-site software load and                                   turn-up services; does not include
start-up support, turn-up support for                                 hardware and operating system
first switch interface of each type,                                  installation services.
product support during customer acceptance                            Assumes that hardware is up and
testing). Maximum 1 staff week of deploy-                             running properly with operating system
ment resource per s                                                   installed prior to Data Manager
                                                                      installation

Training Services                                 1      [*]          _ Data Manager Operation Training
                                                                      (OS7733A) 2 days
                                                                      _ Generic Record Identification (GRID)
                                                                      Training (OS7733C) 1 day
                                                                      - Production Filter (OS7733D)
                                                                      Training - 1 day
                                                                      _ Production Browser Training
                                                                      (OS7733E) - 1/2 day
                                                                      _ Production Format Training
                                                                      (OS7733G) - 2 days
                                                                      _ Production Search Training
                                                                      (OS7733G) - 1 day
                                                                      _ Conducted weekdays between 8am-5pm
                                                                      _ Price covers 6 students. Each
                                                                      additional student is [*] per student
                                                                      per course per day. Maximum class size
                                                                      is 12.
                                                                      _ Training will be provided in Customer
                                                                      facilities.
                                                                      _ Excludes Lucent's travel and living
                                                                      expenses.

Nine (9) months additional Extended               1      [*]          Additional product team support costs
Warranty support - Gold                                               for 9 months extended warranty. This
                                                                      is the Gold extended warranty at [*]
                                                                      of software offered price, includes
                                                                      40-hour (5 Days by 8 Hours M-F)
                                                                      coverage.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

--------------------------------------------------------------------------------
                         Sub-Total:     n/a       [*]
--------------------------------------------------------------------------------

NOTE 1:  GRID & FORMAT CONVERSION TURN-KEY SOLUTION SERVICES

PROVISIONING MEDIATION CRITERIA

Provisioning of mediation criteria mostly involves defining input and output record definition templates and logic to convert an input record to a record format. This effort can be performed by the customer through the Data Manager's application GUI or it can be contracted through Lucent. If the customer decides to undertake this effort, Lucent will provide 80 hours of consultation.

If the customer wants to contract the work through Lucent, a flat fee will be charged to provide this effort. Lucent's provisioning effort will be bounded by the following:

- Lucent will provide all record template definitions for all Lucent network elements.

- The customer must obtain record definitions from other vendors and provide those to Lucent. Lucent will then provision record template definitions for other vendors' network elements.

- Lucent will work with the customer to define requirements for output records and the criteria to map an input record to an output record format. The customer must engage other vendors to participate in this task if necessary.

- Lucent will provision and test all format mapping criteria. It is the customer's responsibility to provide data to test the record template definitions and format conversions. The completely test the format conversions, the output data produced by the Data Manager must be processed by the respective downstream application.

- Lucent will be engaged in this activity until the customer accepts the Data Manager system or live data is passing thru the Data Manager. After this time, additional engineering services can be contracted through Lucent at daily rate [*]

- Lucent's effort in this area only includes engineering services to provision record template definitions, to consult on defining formatting requirements and to provision formatting criteria. This effort does not include any software development activity.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

STATEMENT OF WORK FOR PHASE ONE OPERATIONS PLANNING AND IMPLEMENTATION
-------------------------------------------------------------------------------
Pricing and other critical elements of this Statement of Work ("SOW") are based upon the binding, non-conflicting terms and conditions of the Letter of Intent ("LOI") between Advanced TelCom Group, Inc. ("ATG") and Lucent Technologies Inc. ("Lucent"). Amending the "Services" definition in Exhibit C, "General Terms and Conditions" to include additional Services as stated herein and extending said LOI until the earlier of written termination by either party in accordance with
Section 3.3 of the LOI or execution of the definitive agreement described therein. Lucent, acting through its Global Services Provider Group, will perform and ATG will procure the operations planning Services described in this SOW. By ordering or using these Services from Lucent, including changes or additional orders, ATG agrees to be bound to the terms of this SOW. Lucent reserves the ability to amend its pricing or other conditions if changes to the attached SOW make such amendment advisable. Please reference this SOW by title and number on any order or correspondence to Lucent.

SCOPE OF WORK
-------------------------------------------------------------------------------
In order to meet ATG's operational milestones and provide Services to ATG as described in Section 3.6, "Network Operations services" of the LOI, Lucent's Global Network Operations team, a division of the Network Reliability Center ("NRC"), will perform Phase One of the Operations Planning and Implementation Services prior to execution of the definitive agreement. In consideration for the pricing tendered herein, ATG agrees to procure and the NRC Global Network Operations team agrees to provide such Services to ATG. If either party terminates the LOI in accordance with Section 3.3, ATG agrees to pay Lucent, immediately upon termination, for all unpaid Services performed prior to termination, including all reasonable travel and living expenses incurred by Lucent in providing these Services.

BUSINESS OBJECTIVE ANALYSIS (BOA) AND PRESENT METHOD OF OPERATIONS ANALYSIS
(PMO) OVERVIEW
-------------------------------------------------------------------------------
During this phase, the NRC will work with ATG to establish a specific Network Operations Plan addressing the "full spectrum" of operations components related to the NRC's service offerings, including personnel, organizations, processes, and telecommunications technology, to effectively perform activities related to developing, deploying and managing ATG's telephone network on an outsourced basis. These activities include network monitoring and surveillance, service order entry, service order processing, service and inventory (facilities and equipment) provisioning, service activation, trouble management (trouble ticketing and customer care) and inventory management (end-to-end tracking of equipment, facilities, and telephone numbers).

Lucent's Global Network Operations team will apply its proven Operations Planning Methodology to produce a Business Objective Analysis (BOA) and Present Method of Operations Analysis (PMO). At the conclusion of these steps, Lucent's Global Network Operations will provide a written estimate of the work needed to complete the Future Methods of Operation (FMO) phase of the project.

BUSINESS OBJECTIVE ANALYSIS

Lucent's Global Network Operations team will examine ATG's business strategy, focusing on the following areas:

*Identification of business goals
*Identification of business objectives
*Determination of critical success factors


 Lucent Technologies and Advanced TelCom Group -- Confidential and Proprietary
                                     Page 1

- Identification of business functions and processes

- Identification of major unaddressed critical business issues

- Identification of key organizational metrics

Lucent's Global Network Operations will use a number of techniques to gather information for this project:

- Examining existing documents such as business cases and strategic plans (need to list documents used for this purpose)

- Interviewing key executives of ATG

- Interviewing key managers of ATG

- Interviewing key third party consultants of ATG

- Working with the Lucent customer team dedicated to ATG

- Working with the American Management Systems team dedicated to ATG

Lucent's Global Network Operations will analyze the information gathered, produce models and document this analysis.

PRESENT METHOD OF OPERATIONS

Lucent's Global Network Operations team will document a number of processes to implement during the operations of resale and initial ISP services of ATG's business. These processes are:

- Service Order Entry, Processing, Confirmation, Activation, Tracking,
  Fulfillment

- Provisioning (includes "all" required ATG and third-party interfaces and systems)

- Customer Care (CSR viewpoint and NRC viewpoint)

- Trouble Management (trouble ticketing, trouble identification, trouble resolution)

- Billing Operations

- Inventory Management (ISP "packet switching" facilities, equipment and IP addressing), if applicable

- Enterprise Network Interconnection (ATG sites, NRC site, AMS site)

In addition, Lucent's Global Network Operations team will produce Methods and Procedures for the following functions:

- Trouble Management

- Service Order Function (New Service, Moves, Changes, Disconnects)

Lucent's Global Network Operations team will also produce some recommendations on how to improve the current processes.


PHASE ONE DELIVERABLES
--------------------------------------------------------------------------------

Lucent's Global Network Operations will produce the following SOW deliverables:

1. A BUSINESS OBJECTIVES ANALYSIS DOCUMENT CONTAINING THE FOLLOWING INFORMATION:

   - Executive Summary

   - Value Chain Analysis

   - Business Factor Analysis

     - Goals and Objectives

     - Functions


 Lucent Technologies and Advanced TelCom Group -- Confidential and Proprietary
                                     Page 2

     - Critical Success Factors (CSFs)

     - Problems

   - Competitive Environmental Analysis

     - Strengths, Weaknesses, Opportunities and Threats

     - Competitive Forces Analysis

   - Strategy Analysis

     - Major unaddressed critical business issues

     - Key organizational metrics

2. A PRESENT METHOD OF OPERATIONS DOCUMENT CONTAINING THE FOLLOWING INFORMATION:

   - Process Flows

   - Process Descriptions

3. METHODS AND PROCEDURES

   - Trouble Management

   - Service Order Function (New Service, Moves, Changes, and Disconnects).

4. RECOMMENDATIONS FOR PROCESS IMPROVEMENT

   - Organizational structure in place versus required

   - Organizational roles and responsibilities in place versus required


SCHEDULE AND FEES
--------------------------------------------------------------------------------

Lucent's Global Network Operations team plans to complete Phase One before March 31, 1999. Upon completion of Phase One, ATG shall promptly remit payment to Lucent in the amount of [*], after which Lucent shall begin the work effort stated in Section 3.6, "Network Operations Services" of the LOI for Phase Two. Changes to the SOW requested by ATG shall be considered change orders to be billed as incurred.

Lucent's Global Network Operations team recognizes the criticality of this endeavor to ATG and stands ready to help ensure the overall success of this project. Please indicate ATG's acceptance of this SOW by sending an e-mail message to Neil Gembrin at ngembrin@lucent.com stating your acceptance or by signing below and faxing this SOW to (925) 468-3509. If you have any questions regarding this SOW, please call Rick Cavazos at (303) 368-2575, the Operations Planning Director for Lucent's Global Network Operations team.

Accepted and concurred by:

LUCENT TECHNOLOGIES INC.                ADVANCED TELCOM GROUP, INC.

James P. Goodman                        Curt Wheeling
-----------------------------------     ----------------------------------------
PRINTED                                 PRINTED

/s/ JAMES P. GOODMAN                    /s/ CURT WHEELING
-----------------------------------     ----------------------------------------
SIGNED                                  SIGNED

Sales VP                                Sr. VP Marketing
-----------------------------------     ----------------------------------------
TITLE                                   TITLE

3/22/99                                 3/18/99
-----------------------------------     ----------------------------------------
DATE                                    DATE

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


 Lucent Technologies and Advanced TelCom Group -- Confidential and Proprietary
                                     Page 3

                                EXHIBIT E TO THE
                            GENERAL SUPPLY AGREEMENT
--------------------------------------------------------------------------------
STATEMENT OF WORK FOR PHASE ONE, "OPERATIONS PLANNING
& IMPLEMENTATION" NO. NRC-990210-ATG-A1

Pricing and other critical elements of this Statement of Work ("SOW") are based upon the binding, non-conflicting terms and conditions of the Letter of Intent ("LOI") between Advanced Telcom group ("ATG") and Lucent Technologies Inc. ("Lucent"), amending the "Services" definition in Exhibit C, "General Terms and Conditions" to include additional Services as stated herein and extending said LOI until the earlier of written termination by either party in accordance with
Section 3.3 of the LOI or execution of the definitive agreement described therein. Lucent, acting through its Global Services Provider Group, will perform and ATG will procure the operations planning Services described in this SOW. By ordering or using these Services from Lucent, including changes or additional orders, ATG agrees to be bound to the terms of this SOW. Lucent reserves the ability to amend its pricing or other conditions if changes to the attached SOW make such amendment advisable. Please reference this SOW by title and number on any order or correspondence to Lucent.

SCOPE OF WORK
--------------------------------------------------------------------------------
1.   Network Performance Services.
     Beginning immediately upon acceptance of this proposal, NRC will provide consulting services for the installed DMS 250 and its associated network. These services will analyze current traffic loads and trunk capacities to make recommendations for short- and long-term network routing and planning. This work would be provided on an hourly fee basis.

FEES
--------------------------------------------------------------------------------
2.   Price per hour [*] per hour.

Lucent's Global Network Operations team recognizes the criticality of this endeavor to ATG and stands ready to help ensure the overall success of this project. Please indicate ATG's acceptance of this SOW by sending an e-mail message to Neil Gembrin at ngembrin@lucent.com stating your acceptance or by signing below and faxing this SOW to 925 468 3509.

Accepted and concurred by:

LUCENT TECHNOLOGIES INC.                          ADVANCED TELCOM GROUP

By: J.P. Goodman                                  By: Luis Aguilar
    --------------------------                        --------------------------
    PRINTED                                           PRINTED

    /s/ J.P. GOODMAN                                  /s/ LUIS AGUILAR
    --------------------------                        --------------------------
    SIGNED                                            SIGNED

    Sales VP                                          Executive Director
    --------------------------                        --------------------------
    TITLE                                             TITLE

    6/28/99                                           6-22-99
    --------------------------                        --------------------------
    DATE                                              DATE



            LUCENT TECHNOLOGIES / ATG - CONFIDENTIAL AND PROPRIETARY
                                     PAGE 1

                              LUCENT TECHNOLOGIES

                            GLOBAL SERVICE PROVIDER

                               NETWORK OPERATIONS



                               STATEMENT OF WORK
                                      FOR
                          ADVANCED TELCOM GROUP, INC.



                                   [GRAPHIC]

                  GLOBAL SERVICE PROVIDERS NETWORK OPERATIONS

                               TABLE OF CONTENTS

1    STATEMENT OF WORK........................................................ 1

2    PHASE TWO: OPERATIONS PLAN OVERVIEW...................................... 1

     2.1  INTERIM ORDER MANAGEMENT............................................ 2
     2.2  INTERMEDIATE METHOD OF OPERATIONS (IMO)............................. 2

3    CHANGE CONTROL PROCESS................................................... 2

4    OPERATIONS PLANNING APPROACH AND SCOPE................................... 3

5    PHASE TWO: OPERATIONS PLAN DELIVERABLES.................................. 4

     5.1  INTERIM ORDER MANAGEMENT............................................ 4
     5.2  INTERMEDIATE METHOD OF OPERATIONS................................... 4

6    SCHEDULE AND FEES........................................................ 5

     6.1  ATTACHMENT A: CHANGE CONTROL FORM................................... 6

                  STATEMENT OF WORK FOR PHASE TWO, "OPERATIONS

                                   PLANNING"

                           SOW NO. NRC-990517-ATG-A1

Pricing and other critical elements of Statements of Work provided by Lucent to ATG are based upon the binding, non-conflicting terms and conditions of Letter of Intent ("LOI") between Advanced Telecom Group, Inc. ("ATG") and Lucent Technologies Inc. ("Lucent"). This LOI is incorporated herein by reference and shall be extended until the earlier of written termination by either party in accordance with Section 3.3 of the LOI or execution of the definitive agreement described therein. If at the time such definitive agreement is executed Services under Statements of work are ongoing, the definitive agreement shall supersede any non-conflicting terms and conditions for such Services. Lucent, acting through its Global Services Provider Group, will perform and ATG will procure the Services described in this Statement of Work ("SOW"). By ordering or using these Services from Lucent, including changes or additional orders, ATG agrees to be bound to the terms of this SOW. Lucent reserves the ability to make amendments prior to execution of this SOW, if changes in scope make such amendments advisable and as agreed by ATG. During the SOW term, changes to this SOW which are generally available to other Lucent customers will only be made through the Change Control Process as stated in Section 3, unless otherwise mutually agreed in writing. Please reference the applicable SOW by title and number on any order or correspondence to Lucent.

1    Statement of Work
--------------------------------------------------------------------------------

In order to meet ATG's operational milestones and provide Services to ATG as described in Section 3.6, "Network Operations Services" of the LOI, Lucent will perform Phase Two of the Operations Planning Services at its Network
Reliability Center located in Aurora, Colorado ("NRC"). In consideration for the pricing set forth herein, ATG agrees to procure and Lucent agrees to provide Phase Two of he Operations Planning Services to ATG. If either party terminates the LOI in accordance with Section 3.3, ATG agree to pay Lucent, immediately upon termination, for all unpaid Services performed prior to termination, including all reasonable travel and living expenses incurred by Lucent in providing these Services.

This SOW supersedes both the deliverables and remaining unspent dollars identified in Exhibit G Section 3 "Operations Planning & Implementation" Sub-Section 3.3 "PHASE TWO: FUTURE METHOD OF OPERATIONS." While this SOW has attempted to capture all of the relevant deliverables for the IMO, there may have been an unintentional oversight of required analysis that will not be deemed a Change order. Such oversight shall be treated as a Change under the Change Control Process described in Section 3 to determine whether this Change is an oversight, a Change to an existing order, or an out-of-scope request to be quoted prior to rendering the service.


2    Phase Two: Operations Plan Overview
--------------------------------------------------------------------------------

Lucent will provide Operations Plans for Interim Order Management and for an Intermediate Method of Operations (IMO) analysis to ATG as described below.

2.1  Interim Order Management
--------------------------------------------------------------------------------

Lucent will develop an Interim Order Management Function capable of completing a service order and performing the work necessary to put an end-user customer into service, subject to the completeness and validity of the customer order data provided by ATG. Interim Order Management will include order management functionality for the following services:

     - Ordering unbundled loops from the ILEC

     - Local Number Portability

     - 5ESS(R)-2000 switch and digital cross connect provisioning

     - Provisioning of Internet/xDSL services

     - E911 interface

     - LIDB interface

     - Providing order status back to the Order Entry system

     - Notification of order completion to initiate billing

Pending general availability of a mechanized order management system through the NRC, Lucent will manage orders using a predominately manual process described herein as Interim Order Management.

ATG plans to start full facilities-based service on July 1, 1999. Lucent will develop an Operations Plan for Interim Order Management to meet ATG's business needs for the introduction of its facilities-based service by July 1, 1999, or as otherwise mutually agreed to in writing. Changes and enhancements to these processes will be quoted separately from this SOW and are not included in the price quoted herein.

2.2  Intermediate Method of Operations (IMO)
--------------------------------------------------------------------------------

The IMO will document processes in the initial state of the facilities-based model. Lucent will produce methods and procedures and a set of process flows for the following model features designed to meet ATG's needs for the introduction of its facilities-based service by July 1, 1999.

     - Service Order and Provisioning

       - Provisioning

       - Inventory Management

     - Customer Care and Trouble Management

       - Trouble Management

       - Dispatch Management

     - Network Operations / Performance

     - Interfaces to other processes

Changes and enhancements to the processes will be quoted separately from this SOW and are not included in the price quoted herein.


3    Change Control Process
--------------------------------------------------------------------------------

Changes requested by either party shall be submitted to the receiving party on Attachment A, "Change Control Form." Changes by Customer shall be processed pursuant to Lucent's quotation. All changes shanges shall evaluated and responded to on a date mutually agreed by the parties.

"Change(s)" means any new process, modification, addition, and/or other change to Services, Service-related documentation cited hereunder, and any associated equipment on orders.

"Change Control Process" is the process used to effectively manage changes to the technical scope (such as upscopes), schedule and cost of the Services provided hereunder.

Changes to existing orders shall be treated as new orders and shall be submitted to the following address:

     (Primary Contact)
     -----------------
     Neil Gembrin
     Offer Management Representative for the ATG Account
     Lucent Technologies, Inc.
     4637 Chabot Drive, Suite 213
     Pleasanton, CA 94588
     Facsimile: 925-468-3509

     (Secondary Contact)
     -------------------
     Shari Rogers
     Operations Planning Manager
     Lucent Technologies, Inc.
     11900 East Cornell Avenue
     Room MN02
     Aurora, Colorado 80014
     Facsimile: (303) 368-2388 or (303) 368-2464

Each of the parties shall be entitled to propose Changes to this SOW by utilizing the Change Control Process. Proposed Changes shall be made in writing and submitted to the other party. Such proposal shall document the justifications for the Change. If the receiving party requires additional information to consider the proposal, such information shall be requested within (5) five business days of receiving the proposal. The party initiating the proposed Changes shall respond to the request for additional information within (5) five business days of receiving the request for additional information. If the receiving party has sufficient information, the receiving party shall respond in writing to the furnishing party within five (5) business days of receiving such proposed Changes.


4    Operations Planning Approach and Scope
--------------------------------------------------------------------------------

Lucent will apply its Operations Planning Methodology to produce an Operations Plan Phase Two. Lucent will use a number of techniques to gather information for this project including:

     - Examining existing documents such as the BOA, PMO and M&Ps

     - Meeting with operational process owners at ATG

     - Interfacing with AMS, Quintessent and DCI

     - Interfacing with SCC Communications, Illuminet, Octel and others as required

     - Working with the Lucent Customer Team

     - Working closely with the NRC in Denver

     - Meeting with operational process owners at ATG

     - Working with the other Lucent teams engaged on this project

Lucent will analyze the information gathered, produce models and document their analysis.

5 Phase Two: Operations Plan Deliverables
--------------------------------------------------------------------------------

Lucent will provide Interim Order Management and IMO documentation as identified in the below Sections 5.1, "Interim Order Management" and 5.2 "Intermediate Method of Operations":

5.1 Interim Order Management
--------------------------------------------------------------------------------

The Operations Plan documenting Interim Order Management shall contain the following information:

        o       Executive Summary

        o       Introduction

                -       References

                -       Assumptions

                -       Data Collection

                -       Services Offered

                -       Organizational Structure

                _ IT Infrastructure/Architecture -- physical and logical elements

        o       High-Level Process Flows

                -       Description

                -       Performance Characteristics

                -       Assumptions

        o       Low-Level Process Flows

                -       Process Flows

                -       Descriptions

        o Detailed description, function, and interaction of external interfaces to the Lucent NRC

        o       Analysis of external interface agreements

        o       Issues

        o       Operational model for ATG/Lucent NRC/AMS Enterprise

5.2 Intermediate Method of Operations
--------------------------------------------------------------------------------

1.      IMO documentation shall contain the following information


        o       Executive Summary

        o       Introduction

                -       References

                -       Assumptions

                -       Data Collection

                -       Services Offered

                -       Organizational Structure

                -       IT Infrastructure

        o Process Flows (for the processes described below in item #2 below)

                -       Process Flows

                -       Descriptions

        o       Interfaces to the Lucent NRC

        o       Other Interfaces

        o       Issues

2. Methods and Procedures for ATG for the following processes at the same level as have been produced for the Resale phase ATG's business:

       o  Service Order and Provisioning

          - Provisioning

          - Inventory Management

       o  Customer Care and Trouble Management

          - Trouble Management

          - Dispatch Management

       o  Network Operations / Performance

       o  Interfaces to other processes

3. Lucent will provide support for the implementation of these processes until July 31, 1999.


6   Schedule and Fees
--------------------------------------------------------------------------------
Lucent plans to complete Phase Two, "Operations Plan" before July 31, 1999, assuming a March 22, 1999 start date. Upon completion of the Phase Two Operations Plans, ATG shall promptly remit payment to Lucent as detailed below. This price assumes that ATG will start the facilities-based phase of their business on July 1, 1999. If this date is delayed, then the cost and schedule described below may change. In addition, changes to the SOW requested by ATG shall be considered change orders to be billed as incurred.

                 Service                     Price
                 -------                     -----
Interim Order Management Operations Plan      [*]
Intermediate Method of Operations Plan        [*]

Please indicate ATG's acceptance of this SOW by sending an e-mail message to the Lucent Offer Manager, Neil Gembrin, at ngembrin@lucent.com stating your acceptance or by signing below and faxing this SOW to (925) 468-3509. If you have any questions regarding this SOW, please call the Lucent Operations Planning Manager, Shari Rogers, at (303) 368-2055.


Accepted and concurred by:


LUCENT TECHNOLOGIES INC.              ADVANCED TELCOM GROUP, INC.

By: S. Tim Gropp                      By: Michael Black
-------------------------------       --------------------------------
PRINTED                               PRINTED

/s/ S. TIM GROPP                      /s/ MICHAEL BLACK
-------------------------------       --------------------------------
SIGNED                                SIGNED

CT VP -- ESP WEST                     SVP
-------------------------------       --------------------------------
TITLE                                 TITLE

7/29/99                               6/22/99
-------------------------------       --------------------------------
DATE                                  DATE

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                     6.1 ATTACHMENT A: CHANGE CONTROL FORM

CUSTOMER SECTION

Customer Name:   _______________________  Customer PO#:    _____________________
Requester Name:  _______________________  Date of Request: _____________________
Requester Title: _______________________

Description Of Change: _________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for Change: _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Requested Implementation Date: ______________

Reference SOW Title and Number: _________________


LUCENT TECHNOLOGIES SECTION

Lucent Technologies Order #: _____________________     Date: ___________________

Change Impact:
Scope:    ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
Schedule: ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
Revised Price: ___________________________________

Lucent Representative: _______________________________________


APPROVAL SECTION


Customer:  _______________________    Lucent Technologies: ____________________

Name:      _______________________    Name:      __________________________
Signature: _______________________    Signature: __________________________
Date:      _______________________    Date:      __________________________

THE ABOVE PRICES ARE GOOD FOR _____ DAYS AFTER ___/___/_____.

                                   EXHIBIT F
                                     TO THE
                            GENERAL SUPPLY AGREEMENT

                     CHECKMATE DIRECT AND INDIRECT ELEMENTS

CHECKMATE DIRECT ELEMENTS:

      CHECKMATE Direct - are elements owned by Lucent. The CHECKMATE Direct elements to be covered by this MDF are listed below and are effective upon execution of the General Agreement.

CODE:       CHECKMATE ELEMENT/DESCRIPTION       QTY   VALUE
-----       -----------------------------       ---   -----


         REFER TO THE CHECKMATE PROPOSAL MAY 29, 1998 ATTACHED HERETO.

TOTAL CHECKMATE DIRECT VALUE PROVIDED _______________________ $________.

      In the event Customer elects to obtain additional CHECKMATE Direct elements as set forth in the aforementioned Exhibit C to the General Agreement, the value of these additional elements shall also be debited against Customer's MDF balance.

      Changes to the CHECKMATE DIRECT elements (e.g., quantities, items) shall require the written approval of the Lucent Technologies Customer Team, the CHECKMATE Marketing Team and the Customer.

      The CHECKMATE Marketing Team will provide the selected element(s) to the customer upon receipt of an approved Purchase Order from the Customer.

      CHECKMATE INDIRECT ELEMENTS

      CHECKMATE Indirect - These are CHECKMATE elements that are supplied by a CHECKMATE consortium of vendor partners. The CHECKMATE indirect elements are covered by this MDF are listed below. The respective CHECKMATE vendor partner upon their receipt of an approved purchase order will provide the selected element(s) to the Customer. The respective CHECKMATE vendor partner will bill the customer, and payment will be made directly by the Customer to the CHECKMATE vendor partner. Upon pre-approval by Lucent the Customer shall apply to Lucent for credit toward future billing. When the Customer's MDF has accrued sufficient marketing credits to cover the paid invoice(s), the Lucent MDF administrator shall issue a Credit Certificate Form to the Customer which shall be applied toward future billing.

      Within the CHECKMATE MDF program, the following CHECKMATE Indirect elements will be provided to Customer as set forth in the Addendum Section entitled, "CHECKMATE Marketing and Business Solutions Program - Marketing Development Fund Allowance"

      The cost for the following CHECKMATE Indirect Elements shall be covered from the available balance in Customer's MDF. Pre-approval is required as stated herein.

Listed below is a list of the applicable CHECKMATE Indirect Elements:

CODE:                   Checkmate Element:
-----                   ------------------

                              No Indirect Elements Apply

Any CHECKMATE Indirect Elements must be purchased directly by Customer from the respective CHECKMATE vendor partner.

                        CHECKMATE PROPOSAL MAY 29, 1998

ITEM                                                                             VALUE           CLEC                    CLEC TOTAL
#       INDIVIDUAL CHECKMATE ELEMENTS                                         PROPOSITION       PRICING         QTY        PRICE
----    ------------------------------------                                  -----------    -------------   ---------   -----------
201     DUN & BRADSTREET & PNR CUSTOMER PROSPECT RECORDS                          [*]             [*]        650,000        [*]
        Includes the following PNR Models:
         1. Estimated Number of Access Lines by Building
         2. Estimated Number of Access Lines by Customer
         3. Estimated Total Toll Bill used by a Single Business
         4. Estimated Intralata Toll Minutes used by a Single Business
         5. Percent of Probability of PBX or CTX by Business
         MINIMUM ORDER OF $500.00 or 1666 RECORDS

202     PRECISION MAPPING PROGRAM
        Mapping Tool (without BLR Boundry Files) First seat                       [*]             [*]              1        [*]
        Mapping Tool (each additional seat)                                                       [*]             19        [*]
        **** Each additional MSA                                                                  [*]              0        [*]
        **** Each additional STATE                                                                [*]              0        [*]
        **** Six (6) States                                                                       [*]              0        [*]
        **** National                                                                             [*]            1.3        [*]

203     Options:
        Redistricting Module                                                                      [*]              1        [*]
        Training on site 2nd day plus (plus T&L)                                                  [*]              0        [*]
        Wire Center/Tandem Module                                                                 [*]             20        [*]
        GDT Wire Center Premium State                                                             [*]              0        [*]
                 Region Six States                                                                [*]              0        [*]
                 United States                                                                    [*]              0        [*]
        GDT Wire Center Basic State                                                               [*]              0        [*]
                 Region Six States                                                                [*]              0        [*]
                 United States                                                                    [*]            1.3        [*]

204     Run Time version of Map Info                                                              [*]             19        [*]
        Map Info Professional                                                                     [*]              1        [*]
        LOCAL EXCHANGE ROUTING GUIDE (LERG) - LICENSE FEE                                         [*]              1        [*]

        TELEMARKETING, LEAD QUALIFICATION & GENERATION                            [*]             [*]              0        [*]
        203A Leads faxed directly to AE or Sales Office (Per Location)                            [*]              0        [*]

301     MULTI-MEDIA CUSTOMER PRESENTATION PACKAGE (CORP LICENSE)                  [*]             [*]              0        [*]
        -Includes Tool-Kit, IAP Services Guide & Forms & 20 CD's
         Additional CD's                                                                          [*]              0        [*]

302     MULTI-MEDIA CUSTOMER PRESENTATION SYSTEM (CORP LICENSE)                   [*]             [*]              1        [*]
        -Corporate License includes 20 CD's
         Additional CD's                                                                          [*]             30        [*]

303     SALES TOOL-KIT (CORP LICENSE)                                             [*]             [*]              0        [*]
        -Includes Tool-Kit, (AP Services Guide & Forms & 20 CD's
         Additional CD's                                                                          [*]              0        [*]

304     SALES PROCESS SYSTEM GUIDES (CORP LICENSE)                                [*]             [*]              1        [*]
        -Includes AE, Sales Manager & Branch Manager Guides
          and 20 CD's
         Additional CD's                                                                          [*]             30        [*]

401     INTRODUCTION TO TELECOM FOR SALES PERSONNEL (CBI)                         [*]             [*]              1        [*]
        -Customer License (Includes 20 CD's)
        -each additional CD                                                                       [*]             30        [*]
        -Inclusion of course Item #402                                                            [*]              1        [*]

402     INTRODUCTION TO TELECOM FOR SALES PERSONNEL SELF-PACED                    [*]             [*]              0        [*]
        -Student Guide w/Power/Point Presentation
                 -Customer License (Includes 20 Guides and
                  and Diskettes
                 -each additional Guide                                                           [*]              0        [*]



                        CHECKMATE PROPOSAL MAY 29, 1998

                                                                                                                         CLEC
                                                                               VALUE            CLEC                     TOTAL
ITEM                                                                         PROPOSITION       PRICING      QTY          PRICE
----                                                                         -----------       -------      ---          -----
  E  INDIVIDUAL CHECKMATE ELEMENTS

        - each additional Diskette set                                                       [*]              0       [*]
        - inclusion of course item ? 401                                                     [*]              0       [*]

403  INTRODUCTION TO CENTREX FEATURES AND EQUIPMENT & TELEPHONE              [*]             [*]              0       [*]

     Systems & How They Work (self-paced student guide each topic)
        - Customer License (includes 20 sets of Guides)
        - each additional set of Guides                                                      [*]              0       [*]

404  CENTREX APPLICATIONS (INSTRUCTOR LED TRAINING)                          [*]             [*]              0       [*]
        - Includes Delivery Fee & 10 Student Guides                          [*]
          - Guide books (one per student) OVER 10                                            [*]              0       [*]

405  INTEGRATED ACCESS PLATFORM (CBT)                                        [*]             [*]              1       [*]
        - Customer License (includes 20 CD's)
        - each additional CD                                                                 [*]             30       [*]
     IAP Strategy to Market and Use of its US Patent                         [*]             [*]                      [*]

406  MARKETPLACE (CBT)                                                       [*]             [*]              1       [*]
        - Customer License (includes 20 CD's)
        - each additional CD                                                                 [*]             30       [*]

501  INTEGRATED ACCESS PLATFORM TRAINING                                     [*]             [*]             20       [*]
     (2 days - instructor led)
        - Per session
        (includes travel, lodging, & all materials)

502  INTEGRATED ACCESS PLATFORM - NEW CITY ROLLOUT                           [*]             [*]             20       [*]
     (3 days - instructor led)
        - Per session
        (includes travel, lodging, & all materials)

503  ISDN CONFIGURATOR                                                       [*]             [*]              1       [*]
        - Includes Customer License, 10 Disks & Job Aids
        - Additional Job Aids (each)                                                         [*]              0       [*]

504  LEXICAT (1-19 SEATS)                                                    [*]             [*]              0       [*]
     504A LAN Based                                                                          [*]              0       [*]
     504M Maintenance Updates                                                                [*]              0       [*]
        20 and over                                                          [*]             [*]            100       [*]

600  CHECKMATE MARKETING CONSULTING SERVICES
        - negotiated at the project level (per day)                          [*]             [*]              0       [*]

601  CHECKMATE MARKETING MISCELLANEOUS SERVICES                              [*]             [*]                      [*]

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                        CHECKMATE PROPOSAL MAY 29, 1998


                                                                                                                         CLEC
                                                                               VALUE            CLEC                     TOTAL
ITEM                                                                         PROPOSITION       PRICING      QTY          PRICE
----                                                                         -----------       -------      ---          -----
 #   INDIVIDUAL CHECKMATE ELEMENTS

        - negotiated at the project level (per day)

                        TOTALS                                              [*]                                       [*]
                                                                            =============                             ===========
701

702

703


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

EXHIBIT G

-------------------------------------------------------------------------------

                              LUCENT TECHNOLOGIES

                            Global Service Provider
                               Network Operations


                               Statement of Work
                                      for
                          Advanced TelCom Group, Inc.





                                    [PHOTO]






-------------------------------------------------------------------------------

                                   Exhibit G

                                                                       EXHIBIT G

                             NRC SERVICE OFFERINGS

                               Table of Contents

Section                                                                    Page
-------                                                                    ----
1      SCOPE OF WORK......................................................    1

2      NETWORK OPERATIONS SERVICES SUMMARY................................    2

3      OPERATIONS PLANNING & IMPLEMENTATION...............................    6

   3.1    SCOPE OF WORK...................................................    6
  *3.2    PHASE ONE: A BUSINESS OBJECTIVE ANALYSIS (ALSO "BOA") AND
   PRESENT METHOD OF OPERATIONS ANALYSIS (ALSO "PMO") OVERVIEW............    6
     3.2.1   Business Objective Analysis for Phase One....................    7
     3.2.2   Present Method of Operations for Phase One...................    7
     3.2.3   Phase One Deliverables.......................................    8
   3.3    PHASE TWO: FUTURE METHOD OF OPERATIONS..........................    9
   3.4    OPERATIONS PLANNING AND IMPLEMENTATION PRICING..................   10

4      NETWORK INTEGRATION AND CUTOVER....................................   11

   4.1    NETWORK INTEGRATION CUSTOMER PREREQUISITES......................   11
     4.1.1   Facility Orders..............................................   11
     4.1.2   SS7 Links Ordered And Installed..............................   11
     4.1.3   Office Records...............................................   12
     4.1.4   Work Area And Telecommunications.............................   12
     4.1.5   Contact Information For Other Service Providers..............   12
     4.1.6   Alarm Assignments............................................   12
     4.1.7   Call Flow Diagrams...........................................   13
     4.1.8   Transmission Test Equipment Provided by the Customer.........   13
   4.2    SERVICE DELIVERY MANAGEMENT.....................................   13
   4.3    NETWORK ACCEPTANCE TESTING / E&I................................   14
   4.4    SWITCH ACCEPTANCE TESTING IS....................................   14
   4.5    TRANSMISSION TESTS (DCS) IS.....................................   15
   4.6    SLC SERIES TEST.................................................   15
   4.7    POWER TESTS AND VERIFICATIONS...................................   15
   4.8    ALARM PROVISIONING..............................................   16
   4.9    EMERGENCY ENGINE/GENERATOR TESTING:.............................   16
   4.10   NETWORK ELEMENT AND SYSTEMS CONNECTIVITY........................   16
   4.11   LEC / IXC / OTHER SERVICE PROVIDERS.............................   17
   4.12   OPERATIONAL SUPPORT SYSTEMS.....................................   17
   4.13   SIGNALING SYSTEM 7 TESTING......................................   17
   4.14   TRUNK TESTING...................................................   17
   4.15   AMA VERIFICATION................................................   18
   4.16   ROUTING TESTS...................................................   18
   4.17   FEATURE TESTING.................................................   18
   4.18   EMERGENCY RECOVERY TESTS........................................   19
   4.19   NETWORK INTEGRATION COMPLIANCE..................................   19
   4.20   NETWORK INTEGRATION COMPLIANCE - CO ADMINISTRATION..............   20

--------------------------------------------------------------------------------
                                 Exhibit G - i

                                                                       EXHIBIT G

   4.21   CUT-OVER PLAN TABLE OF CONTENTS.................................   20
   4.22   NETWORK INTEGRATION, CUTOVER SERVICES PRICE.....................   22

5      CUSTOMER REQUIREMENTS / CONNECTIVITY - SERVICE ACTIVATION..........   23

   5.1    OBTAINING THE LATEST SITE CONFIGURATIONS / GROWTH...............   23
   5.2    ESTABLISHING CUSTOMER CONNECTIVITY..............................   24
   5.3    CONNECTIVITY PRICING............................................   27

6      NETWORK MONITORING & SURVEILLANCE..................................   28

   6.1    COMPONENT SERVICES..............................................   28
   6.2    NRC STANDARD ESCALATION GUIDELINES..............................   29
     6.2.1   5ESS(R)-2000 Problem Escalation and Notification
     Guidelines...........................................................   29
     6.2.2   Network Monitoring and Surveillance Pricing..................   30

7      NETWORK PERFORMANCE SERVICES.......................................   33

   7.1    TRAFFIC DATA COLLECTION.........................................   33
   7.2    CAPACITY MANAGEMENT.............................................   33
  *7.3    NETWORK MANAGEMENT..............................................   33
   7.4    SPECIAL STUDIES.................................................   34
   7.5    D&F SERVICES....................................................   34
   7.6    NETWORK RELIEF PLANNING.........................................   34
   7.7    NETWORK PERFORMANCE SERVICES PRICING............................   35

8      SERVICE PROVISIONING AND INVENTORY.................................   36

   8.1    SERVICE ORDER DESCRIPTION.......................................   36
   8.2    SERVICE ORDER HOURS OF OPERATION................................   36
   8.3    SERVICE ORDER VOLUMES PER HOURS OF OPERATION....................   36
   8.4    NEW SERVICE ORDER INITIATIVES...................................   36
   8.5    STANDARD SERVICE ORDERS.........................................   36
   8.6    SPECIAL SERVICE ORDERS..........................................   37
   8.7    TRUNK SERVICE PROVISIONING AND INVENTORY MANAGEMENT.............   37
   8.8    LINE SERVICE PROVISIONING.......................................   38
   8.9    TEST AND TURN UP................................................   38
     8.9.1   Test and Turn Up Description.................................   39
     8.9.2   Test and Turn Up Prerequisites...............................   39
     8.9.3   Test and Turn Up Hours of Operations.........................   39
   8.10   SERVICE ORDER PROVISIONING PRICING..............................   39

9      TRANSLATIONS AND SWITCH INVENTORY..................................   40

   9.1    COMPLEX TRANSLATIONS............................................   41
   9.2    TRANSLATIONS PRICING............................................   42

10     TROUBLE MANAGEMENT SUPPORT.........................................   43

  10.1    CUSTOMER CARE SUPPORT...........................................   43
  10.2    TROUBLE MANAGEMENT PRICING......................................   44

--------------------------------------------------------------------------------
                                 Exhibit G - ii

EXHIBIT G


1    SCOPE OF WORK

     All Services and pricing associated with this proposal are subject to change based on Customer's requirements and/or specifications. "Services" for this Statement of Work includes the Professional Services as stated herein. The pricing in this Agreement is valid only for 1999, pending execution of the definitive Agreement(s) between Customer and Supplier. Lucent and ATG will meet in September/October 1999, to review the work performed under this agreement and at that time a true up or price adjustments, up or down, as necessary to reflect additional or deleted equipment or hours required to perform these services on a longer term basis. For Services performed at Customer's request, Supplier will invoice and Customer will promptly remit payment Services performed on a monthly, time and materials basis. Customer may request additional Services from Supplier not covered in this Statement of Work or beyond 1999. If Supplier agrees to furnish such additional Services, the charges thereof shall be at Supplier's prevailing time and material rates in effect when Services are rendered. If Supplier is providing Services and the definitive Agreement term expires, the Parties agree to automatically extend the non-conflicting terms and conditions of the definitive Agreement until such time as the Parties mutually agree upon similar terms and conditions for on-going or new Services. In this event, the Parties agree to promptly negotiate similar terms and conditions.

     SERVICES PRICING AS PROVIDED IN THIS STATEMENT OF WORK DOES NOT INCLUDE TRAVEL AND LIVING EXPENSES, WHICH WILL BE BILLED TO CUSTOMER AS INCURRED.

                              Exhibit G - 1 of 47

EXHIBIT G


2    NETWORK OPERATIONS SERVICES SUMMARY

          Network Operations Services is a group of services designed to help ATG bring their network into service as fast as possible by outsourcing its Network Operations Center (NOC) functions. Lucent Technologies provides numerous choices. These options are designed to meet your evolving needs and help you activate services quickly. We understand that you need to put networks in service with quality and speed. In response, Lucent's services are available today offering ATG world class expertise, resources and facilities ready to support you.

          Service options that are not defined in this Statement of Work may be added based on ATG's written request. Any service not defined in this Statement of Work can be developed and priced separately from the scope and pricing within this document upon written request from ATG.

          Services offered in this proposal consist of providing Asymmetrical Digital Subscriber Line (ADSL) services and traditional voice 5ESS services for ATG.

          ATG has chosen to provide their own On-Site Technicians who will be responsible for maintaining their 5ESS switch sites and ATG provided Customer Premises Equipment.

                              Exhibit G - 2 of 47

                                                                       EXHIBIT G







                                   [DIAGRAM]










--------------------------------------------------------------------------------

                              Exhibit G - 3 of 47

                                                                       EXHIBIT G







                                   [DIAGRAM]










--------------------------------------------------------------------------------

                              Exhibit G - 4 of 47

                                                                       EXHIBIT G










                                   [DIAGRAM]














--------------------------------------------------------------------------------

                              Exhibit G - 5 of 47

                                                                       EXHIBIT G

3 OPERATIONS PLANNING & IMPLEMENTATION

     Pricing and other critical elements of this Statement of Work ("SOW") are based upon the binding, non-conflicting terms and conditions of the Letter of Intent ("LOI") between Advanced Telcom Group, Inc. ("ATG") and Lucent Technologies Inc. ("Lucent"). Amending the "Services" definition in Exhibit C, "General Terms and Conditions" to include additional Services as stated herein and extending said LOI until the earlier of written termination by either party in accordance with Section 3.3 of the LOI or execution of the definitive agreement described therein. Lucent, acting through its Global Services Provider Group, will perform and ATG will procure the operations planning Services described in this SOW. By ordering or using these Services from Lucent, including changes or additional orders, ATG agrees to be bound to the terms of this SOW. Lucent reserves the ability to amend its pricing or other conditions if changes to the attached SOW make such amendment advisable. Please reference this SOW by title and number on any order or correspondence to Lucent.

3.1  SCOPE OF WORK
--------------------------------------------------------------------------------
     In order to meet ATG's operational milestones and provide Services to ATG as described in Section 3.6, "Network Operations Services" of the LOI, Lucent's Global Network Operations team, a division of the Network Reliability Center ("NRC"), will perform Phase One of the Operations Planning & Implementation Services prior to execution of the definitive agreement. In consideration for the pricing tendered herein, ATG agrees to procure and the NRC Global Network Operations team agrees to provide such Services to ATG. If either party terminates the LOI in accordance with
     Section 3.3, ATG agrees to pay Lucent, immediately upon termination, for all unpaid Services performed prior to termination, including all reasonable travel and living expenses incurred by Lucent in providing these Services.

3.2  PHASE ONE: A BUSINESS OBJECTIVE ANALYSIS (ALSO "BOA") AND PRESENT
     METHOD OF OPERATIONS ANALYSIS (ALSO "PMO") OVERVIEW
--------------------------------------------------------------------------------

     During this phase, the NRC will work with ATG to establish a specific Network Operations Plan addressing the "full spectrum" of operations components related to the NRC's service offerings, including personnel, organizations, processes, and telecommunications technology, to effectively perform activities related to developing, deploying and managing ATG's telephone network on an outsourced basis. These activities include network monitoring and surveillance, service order entry, service order processing, service and inventory (facilities and equipment) provisioning, service activation, trouble management (trouble ticketing and customer care) and inventory management (end-to-end tracking of equipment, facilities, and telephone numbers),

--------------------------------------------------------------------------------
                              Exhibit G - 6 of 47

EXHIBIT G

            Lucent's Global Network Operations team will apply its proven Operations Planning Methodology to produce a Business Objective Analysis (BOA) and Present Method of Operations Analysis (PMO). At the conclusion of these steps, Lucent's Global Network Operations will provide a written estimate of the work needed to complete the Future Methods of Operation (FMO) phase of the project.

     3.2.1  BUSINESS OBJECTIVE ANALYSIS FOR PHASE ONE

            Lucent's Global Network Operations team will examine ATG's business strategy, focusing on the following areas:

            - Identification of business goals
            - Identification of business objectives
            - Determination of critical success factors
            - Identification of business functions and processes
            - Identification of major unaddressed critical business issues
            - Identification of key organizational metrics

            Lucent's Global Network Operations will use a number of techniques to gather information for this project:

            - Examining existing documents such as business cases and
              strategic plans (need to list documents used for this purpose)
            - Interviewing key executives of ATG
            - Interviewing key managers of ATG
            - Interviewing key third party consultants of ATG
            - Working with the Lucent customer team dedicated to ATG
            - Working with the American Management Systems team dedicated to
              ATG

            Lucent's Global Networking Operations will analyze the information gathered, produce models and document this analysis.

     3.2.2  PRESENT METHOD OF OPERATIONS FOR PHASE ONE

            Lucent's Global Network Operations team will document a number of processes to implement during the operations of resale and initial ISP services of ATG's business. These processes are:

            - Service Order Entry, Processing, Confirmation, Activation,
              Tracking, Fulfillment
            - Provisioning (includes "all" required ATG and third-party interfaces and systems)
            - Customer Care (CSR viewpoint and NRC viewpoint)
            - Trouble Management (trouble ticketing, trouble identification, trouble resolution)
            - Billing Operations

--------------------------------------------------------------------------------

                              Exhibit G - 7 of 47

EXHIBIT G

     - Inventory Management (ISP "packet switching" facilities, equipment and IP addressing), if applicable
     - Enterprise Network Interconnection (ATG sites, NRC site, AMS site)

     In addition, Lucent Global Network Operations team will produce Methods and Procedures for the following functions:

     - Trouble Management
     - Service Order Function (New Service, Moves, Changes, Disconnects)

     Lucent's Global Network Operations team will also produce some recommendations on how to improve the current processes.

3.2.3 PHASE ONE DELIVERABLES

Lucent's Global Network Operations will produce the following SOW deliverables:

1. A Business Objectives Analysis document containing the following information:

     - Executive Summary
     - Value Chain Analysis
     - Business Factor Analysis
       - Goals And Objectives
       - Functions
       - Critical Success Factors (CSFs)
       - Problems
     - Competitive Environment Analysis
       - Strengths, Weaknesses, Opportunities and Threats
       - Competitive Forces Analysis
     - Strategy Analysis
       - Major unaddressed critical business issues
       - Key organizational metrics

2. A Present Method of Operations Document containing the following information:
     - Process Flows
     - Process Descriptions

3. Methods and Procedures
     - Trouble Management
     - Service Order Function (New Service, Moves, Changes, Disconnects)

4. Recommendations for Process Improvement

     - Organizational structure in place versus required


--------------------------------------------------------------------------------
                              Exhibit G - 8 of 47

EXHIBIT G


   -  Organizational roles and responsibilities in place versus required.


3.3 PHASE TWO: FUTURE METHODS OF OPERATIONS
-------------------------------------------------------------------------------

      Lucent's Global Network Operations team will document a number of processes in the facilities-based-phase of ATG's business. These processes are:

      -  Order Management (Interim) - This includes the following areas:

        -  Service Order Processing, Confirmation, Activation and Fulfillment
        - Provisioning (includes "all" required ATG and third-party interfaces and systems)
        - Inventory Management (ISP "packet switching" facilities, equipment and IP addressing), if applicable

      -  Trouble Management - This includes the following areas:

        - Trouble Identification Trouble Ticketing, Case Management, Dispatch, Trouble Resolution
        -  Network monitoring and surveillance
        -  Network performance services

This phase will be further defined in an additional Statement of Work to follow.

--------------------------------------------------------------------------------

                               Exhibit G-9 of 47

EXHIBIT G

3.4  OPERATIONS PLANNING AND IMPLEMENTATION PRICING

        Lucent's Global Network Operations Team plans to complete Phase One before March 31, 1999. Upon completion of Phase One, ATG shall promptly remit full payment to Lucent for this phase as detailed below.


        For Phase 2, [*] of the amount shall be payable on June 1, 1999. The remainder shall be payable at the conclusion of the project, estimated to be June 30, 1999.

                        Phase                     Price
                      ----------          --------------------
                       Phase 1            [*]
                       Phase 2            [*]


         *This scope of work will be refined by April 1, 1999 and the price adjusted accordingly.

         These prices assume that ATG will begin offering facilities-based services on July 1, 1999. If there is a delay, Lucent will occur additional costs which be passed on the ATG.



--------------------------------------------------------------------------------
                              Exhibit G - 10 of 47





--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

EXHIBIT G

4      NETWORK INTEGRATION AND CUTOVER

       Lucent Technologies' Network Integration and Cutover Services group will provide the critical functions needed by Customer to integrate network node equipment into an operational node on an end-user customer's network. This Service will include a dedicated Integration Team, who remains on site with the network, and in direct contact with Customer's organization, from Turnover to Cutover. For each switch location, a Cut-Over Plan will be developed; progress and performance will be monitored with the Cut-Over Plan. During the final phases of installation, Professional Services will perform integration of Network elements specified in the Cut-Over Plan. The Cut-Over will be considered complete when the plan is signed as approved by Lucent Technologies and Customer.

4.1    NETWORK INTEGRATION CUSTOMER PREREQUISITES

          The following Prerequisites will be provided by customer for the Integration Process prior to the start of Cutover Services, 6.1.1 through 6.1.8:

          - Site equipment installation complete.

          - 5ESS(R) -2000 switch installation complete and FULLS loaded.

          - Transport equipment installation complete.

          - Cross connect equipment installation complete.

          - Timing source tested, wired to equipment, and synchronization active.

          - All 3rd party supplied equipment installation complete and in a normal operating condition.

          - All 3rd party documentation for respective elements must be on hand, and a company contact or on-site representative available upon request.

4.1.1  FACILITY ORDERS

          (DS-3's, DS-1's and DS-0's) placed with due dates on or before the start of integration interval.

          - Facilities will appear within the locatio, and be terminated on the appropriate frames.

          - Due dates for facilities should coincide with the start of the integration interval.

          - Due dates from trunk orders should be during the integration interval, at least two weeks prior to Cutover.

4.1.2  SS7 LINKS ORDERED AND INSTALLED

        - Due dates for SS7 links should be on or before the start of the integration interval.


--------------------------------------------------------------------------------
                              Exhibit G - 11 of 47

                                                                       EXHIBIT G

        -  Diversity of the SS7 links should be planned for and provided.

4.1.3   OFFICE RECORDS

           Need to be available at the start of the integration interval.

        - Facility assignment records (e.g., DLRs, CLRs) need to be available at the site at the beginning of the integration interval.

        - Trunk layout records, which associate the trunks with the facilities they will ride, need to be available.

        - Any changes to facility or trunk assignments must be accompanied by updated records.

4.1.4   WORK AREA AND TELECOMMUNICATIONS

        - Customer shall provide sufficient quantities of tables and desks for Supplier's integration crew. This is in addition to the maintenance center.

        - Customer shall provide sufficient telecommunications resources to support the expected population of the site during the interval. The integration crew needs a minimum of two (2) lines (hunting), which appear in the maintenance center area and near the transport equipment, and two (2) lines (hunting) which only appear in the maintenance center. The integration crew shall use these lines in completing the integration process.

        - If other people will be at the location during the integration process, Customer shall provide separate lines.

        - Customer shall install telephone lines required for remote access (e.g., SCANS, AMA, NRC and remote TLWS) to the site prior to Supplier initiating the integration work effort.

4.1.5   CONTACT INFORMATION FOR OTHER SERVICE PROVIDERS

        - Telephone numbers for vendor contacts should be obtained when facilities or circuits are ordered. This should include contacts for initial testing of circuits, ongoing maintenance, and escalation information.

        -  Contact information for the SS7 provider is required.

4.1.6   ALARM ASSIGNMENTS

        - At the beginning of the integration effort, Customer shall provide a list of miscellaneous alarms, such as building and environmental alarms.

        - If a specific layout on the alarm page is desired, Customer shall provide this information at the start of the integration interval.

        - Customer shall place alarm leads from miscellaneous equipment on the main distributing frame or other cross connect bays for Supplier to connect to the 5ESS(R)-2000 switch(es).



--------------------------------------------------------------------------------
                              Exhibit G - 12 of 47

EXHIBIT G

             - Customer shall make appropriate arrangements with third-party vendors of miscellaneous equipment such as air conditioning and fire detection to perform alarm tests from the equipment.

     4.1.7   CALL FLOW DIAGRAMS

             - The call-through test plan is based upon the call flow diagrams provided by Customer.

             - Call flow diagrams must be provided two weeks prior to the start of the integration interval to allow time to develop a size specific plan.

             - If other equipment is to be tested (e.g., calls requiring interaction with a SCP), a detailed plan, complete with specific numbers to be called must be provided prior to the start of the integration interval.

     4.1.8   TRANSMISSION TEST EQUIPMENT PROVIDED BY THE CUSTOMER

             (TTC310, 224, 500 and 650 or like) available on-site.

     4.2     SERVICE DELIVERY MANAGEMENT

             As Customer's single point of contact, the Service Delivery Manager will provide the total assurance and coordination of the Integration Process; Functions of the Service Delivery Manager are as follows:

             - Customer Single Point Of Contact

             - Leader Cut-Over team

             - Pre Cut-Over plan development

             - Coordinates all activities associated with Cut-Over

             - Manage all Multi-Vendor activities

             - Oversee acceptance testing

             - Publish Status Reports on Cut-Over Activities

             - Manage customer Acceptance / Cut-Over Plan Completion

             - Responsible for Turn-Over to customers a Ready For Service switch

--------------------------------------------------------------------------------
                              Exhibit G - 13 of 47

EXHIBIT G

4.3  NETWORK ACCEPTANCE TESTING / E&I
--------------------------------------------------------------------------------
     Acceptance testing will be the observation and review of installation Services, switching, transmission and power equipment installed in the central office during switch installation. These items are as follows:

     -    Office Drawings
     -    Office Records
     -    Office Telephones
     -    DACS IV Cross Connect Printout
     -    DACS IV Mapping Printout
     -    Diagram of all Frame Blocks
     -    Permanent T-Berd Test Site equipment
     -    Central Office Repair Person Toolkit
     -    Copy of all Circuit CLRs
     -    Call Out Escalation List
     -    Line Assignment Log Class 5
     -    Office Equipment Assignments Log Class 5
     -    Trunk Group Inventory Records
     -    DACS IV Office Assignments for DS1/DS3 Packs
     -    Circuit Pack Inventory
     -    Spares Assessment & Inventory
     -    Trouble referral Process

4.4  SWITCH ACCEPTANCE TESTING IS...
--------------------------------------------------------------------------------
     -    Verifying summary status display
     -    Verifying recent change
     -    Verifying protection A/C
     -    Testing 16A announcement units
     -    Testing switch fan units
     -    Testing switch fuse alarms
     -    Testing office alarms
     -    Testing SN516 control and display circuit packs
     -    Performing trunk and line work station procedures
     -    Generating Local AMA tape
     -    Communication modules
     -    Dual link interfaces
     -    MCTSI
     -    Local digital service units
     -    Global digital service units
     -    Digital line and trunk units

--------------------------------------------------------------------------------
                              Exhibit G - 14 of 47

                                                                       EXHIBIT G

     - Metallic service units

     - Digital carrier line units

     - Directly connected test units

     - Packer switch units

     - Integrated digital carrier units

     - Digital network units - SONET

     - Common Network interface units.


4.5  TRANSMISSION TESTS (DCS) IS...
--------------------------------------------------------------------------------

     - Visual inspection

     - Link Operation Control Complexes

     - Frame alarm operation

     - Inter-bay cables: DS-1 interface module

     - Inter-bay cables: DS-3 interface module

     - External cables

     - Fan assemblies

     - Alarm and telemetry outputs

     - Protection switch function

     - Print out DS-1 cross connects

     - NRC access to DACS 14 days before Cut-Over

     - Site mapping complete, with copy on site and NRC.


4.6  SLC SERIES TEST
--------------------------------------------------------------------------------

     - Visual inspection and power

     - Looped back acceptance


4.7  POWER TESTS AND VERIFICATIONS
--------------------------------------------------------------------------------

     - Verify plant capacity appropriate for office load

     - Verify correct float voltage

     - Test alarms

     - Test battery connections

     - Verify correct grounding for power bays and battery stands

     - Test load sharing on rectifiers

     - Test alarms on disconnect to batteries

     - Inspect cabling from batteries to rectifiers

     - Inspect load cabling connections

     - Verify cabling has 145c tags and accuracy of designations

     - Overall installation quality check.

--------------------------------------------------------------------------------
                              Exhibit G - 15 of 47

EXHIBIT G

4.8  ALARM PROVISIONING
--------------------------------------------------------------------------------

     Local alarms will be monitored through the switching equipment. The customer will ensure alarms will be in place at start of work. Included are building, power, environmental and miscellaneous alarms. Activities undertaken by Supplier to establish connectivity between the alarms and the switch include:

     - Running jumpers from the alarm appearance on the CDF to the alarm point within the switch

     - Assigning the alarm within the switch's miscellaneous alarm tables

     - Simulating an alarm condition to verify the switch's ability to detect and report the alarm.

     The following list is not complete but provides various examples:

     BUILDING & POWER ALARM                     TEXT
     ----------------------              ------------------
     Fire                                       FIRE
     Fire Alarm Trouble                  FIRE ALARM TROUBLE
     Battery Discharge                       BAT DSCHG
     Power Monitor Battery Discharge            PMBD
     Battery Discharge Fuse Bay                 BDFB

     ENVIRONMENTAL ALARM                        TEXT
     -------------------                        ----
     Door                                       DOOR
     Low Temperature                            LOTP
     High Temperature                           HITP

     MISCELLANEOUS ALARM                        TEXT
     -------------------                        ----
     Digital Access Cross Connect               DACS
     Clock                                      CLK
     Service Control Point                      SCP

     The above list is not complete. Supplier understands that the offices may have more, less, or different alarms.


4.9  EMERGENCY ENGINE/GENERATOR TESTING:
--------------------------------------------------------------------------------

     - Start engine on manual, followed by auto start check

     - Observe proper load transfer to generator

     - Monitor switch performance during and after load transfer to generator power

     - Shut engine down and observe transfer back to commercial power

     - Monitor switch performance during and after transfer back to commercial power.

4.10 NETWORK ELEMENT AND SYSTEMS CONNECTIVITY
--------------------------------------------------------------------------------

     Supplier will make physical connections of the network elements and related systems to establish logical connectivity both within and external to the central office. End to


--------------------------------------------------------------------------------
                              Exhibit G - 16 of 47

EXHIBIT G

       end connectivity of the hardware and software elements within the central office will be established and verified:

       - Set options in the switching and transport equipment

       - Establish physical cross connects between switching and transport for test lines and trunks

       - Establish recorded announcements by:

              - Running analog trunk jumpers

              - Recording the actual recordings on each channel

              - Setting the transmission level on each channel.

              For non Lucent supplied equipment the provider will establish and test the functionality of each of the provided elements in conjunction with the testing performed by the Lucent integration team.

4.11 LEC / IXC / OTHER SERVICE PROVIDERS

       - Establish Cross Connects to Inter Office Facility

       - Establish Cross Connects in Office

       - Verify Trunk Group Software Assignments

       - Establish 800-900 Service Routing

4.12 OPERATIONAL SUPPORT SYSTEMS

       Establish and test connections to the Operational Support Systems (OSS) for NRC and AMA functions which interface with the central office associated network elements. The activities conducted by Supplier are:

       - Establishing the required cross connects in the office

       - Create the translations that define the OSS in the switch

       - Test with distance end to ensure the switch and OSS are communicating properly.

4.13  SIGNALING SYSTEM 7 TESTING

       Supplier shall perform SS7 integration testing with the SS7 provider. Supplier shall enable and support the SS7 provider's test program throughout the activity by trouble shooting any Supplier equipment and/or software related problems. SS7 testing must be accomplished before any trunks which use the SS7 signaling can be tested.

4.14 TRUNK TESTING

       Supplier will test all working trunks with the distant end at Cut-over.

       - Diagnostics will be run on all outgoing and two way trunks

       - Levels will be measured on all outgoing and two way trunks


--------------------------------------------------------------------------------
                              Exhibit G - 17 of 47

                                                                       EXHIBIT G


o Coordinate with distant end to ensure that they have tested their outgoing portion of the trunks

o  Correct problems discovered during the trunk testing process.


4.15 AMA VERIFICATION
--------------------------------------------------------------------------------

Supplier will test to ensure that data resulting from calls made from the switch is accurate for billing. A quiet period on the switch is required, with the exception of test calls. The testing will include:

o Making sample calls outgoing and incoming to all rate areas translated on the switch and all Line Class Code over various trunk groups

o Providing Customer reports so Customer can compare records between those test calls recorded and the records that are returned from the billing center

o  Making sure that each outgoing and incoming call gets logged on the AMA tape.


4.16 ROUTING TESTS
--------------------------------------------------------------------------------

Testing will be conducted by Supplier to verify the routing translations on the switch. Test calls, as defined by customer and as agreed to by Supplier, are placed to verify that traffic correctly routed from Customer central office through LEC and IXC networks and from LECs and IXC carriers to customer customers. This will include the following:

o  Place a call to valid NXX in the home NPA

o Place a call to valid NPA (for six digit translations for multiple NPAs, each valid NXX in those NPAs must be called)

o Place a call without a 10XXX or 101XXXX prefix (ensure that call goes to the PIC) for each PIC identified by customer for the central office location

o  Place a call with 101XXXX prefix

o  Place a 911 call to test 911 Service

o  Place calls to 0 and 011 to test operator Services.

4.17 FEATURE TESTING

Supplier will conduct feature testing of Services ordered by customer. Customer will purchase the needed equipment (analog cards or RT, such as a SLC96) to have lines available in each office for the testing. Supplier will conduct tests from a switch site specific test plan jointly developed and agreed to by customer and Supplier. Testing of features interaction will be limited to recognition of the numerous combinations possible, to reduce impact on the turnover interval.

o Build a test CENTREX, using central office line, to test dialing plan and features

o Equip a full feature ISDN terminal in the central office and test ISDN functionality on the switch

o Equipment test line in the central office to test CLASS features as well as basic switch hook features on the switch

o  Test Caller ID

--------------------------------------------------------------------------------
                              Exhibit G - 18 of 47

                                                                       EXHIBIT G


     * Other features to be identified by customer and approved by Supplier which approval shall not be unreasonably withheld

     * Testing shall continue until all features are operational and up to the standards in the industry. The number of features to be tested should be done on a switch basis not to exceed a total of twenty work hours per switch site.

4.18 EMERGENCY RECOVERY TESTS

     This testing ensures the emergency recovery features of the switch are working properly. It is performed close to Cut-Over, after most of the translations and other testing work has been completed, to ensure that the testing interval activities did not disable any of the switch's emergency recovery capabilities. This testing cannot be performed after Cut-Over of Service as it is definitely Service affecting. Supplier recovery testing will perform the various levels of initialization to verify proper recovery.

4.19 NETWORK INTEGRATION COMPLIANCE

     Supplier will schedule the Network Integration activities to be completed based on the agreed schedule approved by Lucent Technologies and customer. If delays occur in activities to be performed by customer, (or other vendors providing services for customer other than Supplier employees, consultants, or agents) which impact Supplier's ability to perform the standard interval Network Integration activities, the process outlined below will be implemented provided that such delays are not attributable to anything done or not done (which should have been done) by Supplier:

     * customer will provide 72 hour's notification of a delay that would materially impact integration testing

     * Supplier will schedule the completion Network Integration turnover to Cut-Over activities based on the defined window as determined by switch size, and the agreed upon schedule approved by Supplier technologies and customer, of the targeted Cut-Over dates for each site. A pre-deployment conference call between the integration team leader, Customer representatives will be held twenty-four (24) hours before integration team's departure, to review the readiness of Customer site for undertaking the scheduled integration activities. See Prerequisites section 6.

     * After Supplier's arrival at the site, should Supplier be delayed in performing the integration Services, customer may choose the following:
        (a) to send Supplier's personnel home and customer will pay for their transportation (limited to 4 people), or, (b) have Supplier personnel stand by during the delay in which case customer will pay [*] per day per person (limited to 4 people), plus such personnel's travel and living expenses.

     * Supplier's Network Integration team is dedicated to performing the integration activities set forth in the Agreement; if customer requires the team to perform additional activities, customer will first inform Supplier and receive concurrence


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


--------------------------------------------------------------------------------
                              Exhibit G - 19 of 47

                                                                       EXHIBIT G


        on the impact to the integration schedule before proceeding and will agree in writing on the amount of payment due.

4.20  NETWORK INTEGRATION COMPLIANCE - CO ADMINISTRATION
--------------------------------------------------------------------------------

        The central office administration consists of putting in place all the necessary documents, records, and test equipment to ensure the office is ready for operation. It includes the activities listed below which will be performed by Supplier:

        - Filing any paper trunk records and a complete copy of CLR records of DACS cross-connections, or establishing electronic access to those records.

        - Inventory spare packs

        - Inventory test equipment
          Establishing switch room telecommunications as specified by Supplier

Following is a description of the Contents of the Cut-Over Plan; Only the progress and performance portion of the Cut-Over Plan will remain on-site at Customer's location.

4.21 CUT-OVER PLAN TABLE OF CONTENTS
--------------------------------------------------------------------------------

        * INTRODUCTION

        * DELIVERABLES OF INTEGRATION PROCESS

        * PREREQUISITES FOR INTEGRATION PROCESS

        * SITE INFORMATION

        * INTEGRATION TURNOVER TO CUTOVER TEAM

        * SWITCH LOCATION ESCALATION LISTS

        * SWITCH DIAGRAM

        * MILESTONES

        * SITE ACCEPTANCE

        * CUSTOMER NAME / CONNECTIVITY

        * 5ESS ACCEPTANCE

        * TRANSPORT ACCEPTANCE

        * VERIFICATION OF 3RD PARTY EQUIPMENT TESTING

        * CHECK LIST OF ALL 3RD PARTY EQUIPMENT TEST RESULTS
          FROM ALL LOCATIONS

        * LOCAL ALARMS

        * INTEGRATION END-TO-END TRUNK TESTING

        * MISCELLANEOUS

--------------------------------------------------------------------------------

                              Exhibit G - 20 of 47

                                                                       EXHIBIT G

        * NRC REQUIREMENTS

        * TEST NUMBER ASSIGNMENTS

        * RECORDED ANNOUNCEMENT VERIFICATION

        * ASSIGNMENT DRAWINGS

        * NORMAL OFFICE CODE ASSIGNMENTS

        * SYNC/TIMING

        * STP INFORMATION

        * CALL THROUGH TEST

        * BRCS / LASS FEATURE TESTING

        * DIAL PLAN

        * E911 CALLING

        * OPERATOR SERVICES TEST PLAN

        * ODA VERIFICATION

        * CUTOVER TROUBLE TRACKING LOG












--------------------------------------------------------------------------------

                              Exhibit G - 21 of 47

                                                                       EXHIBIT G

4.22 NETWORK INTEGRATION, CUTOVER SERVICES PRICE
--------------------------------------------------------------------------------

Billing for the 5ESS Integration occurs at the completion of each 5ESS Switch Site.

The following pricing is a one-time charge for integration of the 5ESS switch and associated equipment located at a host site.

                    Santa Rosa       Salem          Tacoma       Host Total
                   -----------    -----------    -----------     -----------
5ESS switch            [*]            [*]            [*]              [*]
Jetstream              [*]            [*]            [*]              [*]
Cerent                 [*]            [*]            [*]              [*]
Cisco ATM              [*]            [*]            [*]              [*]
                   -----------    -----------     ----------       --------
Total                  [*]            [*]            [*]              [*]
                   ===========    ===========     ==========       ========

The following pricing is a one-time charge for each CoLo cage that is connected back to the host 5ESS:

                      Cerent      Diamond Lane    Fast Shelf    CoLo Total
                    ----------    ------------    ----------    ----------
Santa Rosa
  (Third Street)       [*]            [*]            [*]           [*]
Rohnert Park           [*]            [*]            [*]           [*]
Cotati                 [*]            [*]            [*]           [*]
Petaluma               [*]            [*]            [*]           [*]
Tacoma 62nd Ave        [*]            [*]            [*]           [*]
Tacoma Fawcett         [*]            [*]            [*]           [*]
Tacoma J St.           [*]            [*]            [*]           [*]
Olympia                [*]            [*]            [*]           [*]
Puyallup               [*]            [*]            [*]           [*]
Salem                  [*]            [*]            [*]           [*]
Eugene                 [*]            [*]            [*]           [*]
Springfield            [*]            [*]            [*]           [*]
                    ----------     ----------     ----------     --------
Total                  [*]            [*]            [*]           [*]
                    ==========     ==========     ==========     ========


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


--------------------------------------------------------------------------------
                              Exhibit G - 22 of 47

                                                                       EXHIBIT G

5    CUSTOMER REQUIREMENTS / CONNECTIVITY - SERVICE ACTIVATION

The NRC will start customer service activities upon establishing and certifying connectivity between the required NRC operations support systems and customer provided central office and transport equipment. Once the T1 Frame Relay Network is in place, tested, and connected to the customer's host switch and transport network elements (NE), the NRC operations team will begin providing customer requested services. At this point in the process the monthly connection charges to the customer begin. The following steps are involved in providing a reliable network.

NOTE - CONNECTIVITY / SERVICE ACTIVATION IS A 60 DAY PROCESS. ALL REQUIREMENTS FOR CUSTOMER INFORMATION MUST BE RECEIVED BY THE NRC prior to the placement of the circuit order in order to meet the customer's time to market requirements.

STEP #1 Obtaining The Latest Site Configurations

STEP #2 Establishing Customer Connectivity

STEP #3 Responsibility Matrix

5.1  OBTAINING THE LATEST SITE CONFIGURATIONS/GROWTH
--------------------------------------------------------------------------------

All work performed by the NRC will be based upon the latest site configurations. Any configuration changes must be provided to the NRC in writing and are subject to engineering and pricing reviews to ensure capacity availability. If the NRC has an existing router capacity at the customer host site and at the Denver NRC to support the addition of a new element, then only the one time new element connectivity fee will be charged. If the NRC does not have enough router capacity at the customer site or the Denver NRC location the new element and element connectivity fees will be quoted separate from the final statement of work. Please allow up to three weeks to connect a new network element, if the NRC has existing capacity.

The customer will be responsible to provide the 5ESS switch packs and cables to support their desired services as described in Table A.

o The NRC requires growing all ports below during the Engineering and Design phase.

--------------------------------------------------------------------------------
                              Exhibit G - 23 of 47

                                                                       EXHIBIT G

                   NRC PORTS AND CABLES REQUIREMENTS FOR 5ESS
                                    Table A

                               Switch
NRC Service                    Appearance    Circuit Pack   IOP/Comm/
Usage             NRC System   (Grow AS)     Loc.           Slot/Channel   Circuit Pack:    Cable ID:
----------------  ----------   ----------    ------------   ------------   -------------    ---------
5ESS Switch:                                                                                (5ESS Cable
                                                                                            ED5D500-21)
5ESS              NFM (TNM)    SCC0          19-094         0/0/0/1        UN583            G-38A(2)
Surveillance                   SCC1          45-094         1/0/0/1        UN583            plus one spare
Translations for  ConnectVu    TOPAS         28-110         0/2/2/3        UN582/X.25 SDL   G-43C
Trunk & Line      ATP &        ATPRC         45-118         1/0/3/2        UN582/X.25 SDL   G-43C
Provisioning      ANCM         Echo Back     28-102         0/2/1/3        UN582/TTY        G-39F

RSTLWS            Terminal     RSTLWS 0      28-102         0/2/1/1        UN582/TTY        G-39F
                  Server       RSTLWS 1      28-102         0/2/1/2                         G-39F
                               RSTLWS 2      53-094         1/2/0/1        UN582/TTY        G-39F
                               RSTLWS 3      53-094         1/2/0/2                         G-39F
Recent Change     Terminal     RCV           28-102         0/2/1/0        UN582/TTY
VFY               Server                     53-094         1/2/0/3        UN582/TTY
5ESS Loop         MLT4         MLT4          28-110         0/2/2/0        UN582/SDL        G-43C
Testing
Traffic Data      Traffic      TDMS/EDAS     28-110         0/2/2/2        UN582/SDL        G-43C
Information       Netminder
Spare Pack                                   45-118         1/0/3/3        UN582/SDL

TRANSPORT EQP.      Application         Ports          Cable
--------------      -----------         -----          -----
DDM-2000            Async & X.25 ports                 Standard RS232M/RS232M
                                                       cable (2 cables)

5.2  ESTABLISHING CUSTOMER CONNECTIVITY

--------------------------------------------------------------------------------
Lucent will order, install, test, and maintain Frame Relay and ISDN backup circuits along with their associated equipment for each customer location. The NRC, will direct its network provider to have the local exchange company (LEC) install the Frame Relay and ISDN circuits at the customer provided LEC demarcation point. The circuit will be extended from the demarcation point to the dataset cabinet by a Lucent Technician. Circuits will be ordered when: the full site address location; phone number; and on-site customer contact information is provided to the NRC, (see customer responsibilities below). Upon placement of the circuits and after ensuring that the pre-installation and certification criteria is met, the NRC will dispatch a connectivity installation team. The connectivity installation team will install, test and turn-up all required Frame Relay and ISDN equipment. Upon completing the work at the customer site, additional work and testing will be completed at the Denver NRC site. This work includes connecting the circuits to the required Operations Support Systems and making the necessary database configuration settings. The NRC will establish an ISDN backup circuit that will ensure NRC visibility of the customer network elements if the primary link is not operational. The connectivity drawing below outlines a typical NRC to customer site circuit configuration. The actual equipment used and network elements connected to the NRC



--------------------------------------------------------------------------------
                              Exhibit G - 24 of 47

                                                                       EXHIBIT G

are based upon customer provided configurations. The NRC will connect directly to all major network elements, except for nodes on a SONET ring.

                                   [GRAPHIC]

NRC RESPONSIBILITIES INCLUDE:
-----------------------------

     1. Cabling the Frame Relay & ISDN circuits from the LEC's demarcation point to the dataset cabinet that contains the NRC equipment.

     2. Install the NRC Frame relay equipment, which include the Multi Protocol Router, Cisco Router and terminal server and Hub, Frame Relay DSU, ISDN, DSU, and any required modems.

     3. Cable the NRC equipment to all the required Network elements. See table A below for details. The NRC will provide all cables, except 5ESS cables noted in Table A.

     4. Test circuits to ensure the functionality and reliability of the Frame Relay and ISDN backup circuits.

     5. Configure the Denver NRC operations support systems to receive customer's network elements and environmental alarms.

     6. Perform overall End-to-End testing of network connectivity and functionality.


ATG RESPONSIBILITIES INCLUDE:
-----------------------------


--------------------------------------------------------------------------------
                              Exhibit G - 25 of 47

EXHIBIT G

Connectivity/Service Activation requires 60 days from the time the NRC receives the customer specific information for each site. See requirements below:

1. Local Service Office - NPA-NXX (LSO). This is a local number provided by the LEC.

2.   Local On - Site Contact names and numbers:

3. Provide all Engineers, Furnish and Install (EF&I) 5ESS IOP circuits packs and cables as described in table A.

4.   Provide 1 23" Dataset cabinet to install NRC equipment.

5. Provide 50' of cables for all 5ESS IOP connections. Please cable 5ESS circuit packs to the dataset cabinet tagged for NRC use.

6.   Provide four shelves in the dataset cabinet for NRC use.

7. Provide 8 amps 110/120 AC (IKVA) protected power and backup inverter. Provide 12 AC power outlets.

8.   Provide a site layout drawing and detail any special cable requirements.

9.   Cable all environmental alarms and scan points to the 5ESS switch.

10. Provide all adapters or converters on Transport equipment that will allow the NRC to connect to RS 232 DB25 sync connections.

11. Provide four analog telephone lines and modems for NRC remote in dial access. The NRC recommends adding additional 3811 modems to the existing 3000 carrier.

12. Ensure Lucent installation team to connect the 5ESS cables to the 5ESS switch IOP ports.

13. Assign a customer onsite point of contact to assist in completion of the site survey and help resolve installation issues.

14.  Terminal ID (TID) numbers for all transport equipment.



                              Exhibit G - 26 of 47

EXHIBIT G

5.3 CONNECTIVITY PRICING
------------------------------------------------------------------------------

The following pricing is a one-time charge for establishing connectivity to the 5ESS switch and associated equipment located at a host site:

-------------------------------------------------------
Santa Rosa     Salem          Tacoma         Host Total
-------------------------------------------------------
[*]            [*]            [*]            [*]
-------------------------------------------------------

The following pricing is a one-time charge for establishing connectivity for each CoLo cage that is connected back to the host 5ESS:

----------------------------------
Santa Rosa             [*]
(Third Street)
----------------------------------
Rohnert Park           [*]
----------------------------------
Cotati                 [*]
----------------------------------
Petaluma               [*]
----------------------------------
Tacoma 62nd Ave        [*]
----------------------------------
Tacoma Fawcett         [*]
----------------------------------
Tacoma J St.           [*]
----------------------------------
Olympia                [*]
----------------------------------
Puyallup               [*]
----------------------------------
Salem                  [*]
----------------------------------
Eugene                 [*]
----------------------------------
Springfield            [*]
----------------------------------
Total                 [*]
----------------------------------

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


------------------------------------------------------------------------------
                               Exhibit G - 27 of 47

                                                                       EXHIBIT G



6    NETWORK MONITORING & SURVEILLANCE

Lucent Technologies' Remote Monitoring and Surveillance Services will be provided based on the Service package chosen by Customer. Remote Surveillance capabilities for monitoring Customer's network, including all associated Supplier network elements (excluding any non-Supplier network elements, which must be approved in writing by the Lucent Technologies NRC prior to initiating Monitoring Services). Monitored conditions will include Service interruptions, alarm reporting, system outages, call processing loss, initializations, and duplex hardware failures. Problems may be addressed and resolved remotely or on-site, or trouble notifications may be provided to Supplier and/or Customer-specified personnel for resolution.

6.1  COMPONENT SERVICES

     o Alarm Testing. Critical, major, minor and fuse alarm status indicators are tested on an agreed upon basis not to exceed one (1) time each Term year. Environmental alarm conditions are monitored on an on-going basis.

     o Alarm Resolution. The NRC will initiate corrective action in response to critical, major, and minor alarm conditions identified during remote and/or on-site surveillance periods.

     o Trunk Maintenance. The NRC will respond to switch, customer, and repair Service-reported trunk problems.

     o Escalation and Resolution of Network Problems. The NRC will initiate corrective action in response to any alarm condition. In line with Customer-specific escalation plans, unresolved problems will be escalated to the appropriate Lucent Technologies Technical Assistance organization as necessary, including Bell Laboratories. When Customer has selected Lucent Technologies for Case Management of each problem, the NRC will retain ownership of the problem through resolution.

     o Software Updates. Supplier plans to correct generic program software problems and provide feature enhancements in Customer's network system and maintain associated history logs.

     o Emergency Recovery Procedures. If Customer's 5ESS(R)-2000 switch is unable to automatically recover from fault conditions or initializations, Supplier will deploy manual procedures to clear failures, restore operation, and minimize Service interruptions.

     o Dispatch of On-Site Technical Personnel. Depending on Customer's selection of on-site support, Supplier can dispatch designated technical personnel to the affected site to resolve hardware problems.

     o Alarm and Service Outage Analysis. The NRC will conduct root-cause analysis of system initializations, maintenance interrupts, major alarms, and software and hardware failures, utilizing chronological data of system activity to assist in avoiding similar recurrences of system failures. These root-cause analysis reports will be limited to Severity levels which result in a loss of call processing. Lucent

                               Exhibit G - 28 of 47

EXHIBIT G


     Technologies will be responsible for determining the extent and frequency of the analysis.

o Diagnostic Failures. Routine automatic and manual diagnostic procedures will be conducted to detect 5ESS(R)-2000 switching hardware faults.

o Memory Administration. The NRC will monitor Customer's network to ensure that adequate memory capacity is available for system operation.

If the NRC identifies the need for an on-site dispatch and Customer has arranged for third party on-site coverage, the NRC will direct the dispatch to Customer's help desk or other mutually agreed-upon central source.

The current Escalation criteria documented below may be modified to meet Customer's expectations. A detailed Customer internal escalation process will be established to ensure that Customer personnel are properly notified in the event of a Service-affecting activity.

6.2  NRC STANDARD ESCALATION GUIDELINES
-------------------------------------------------------------------------------

     The following items will be used as criteria for establishing what constitutes a Service-affecting incident. Incidents which fall into these categories shall be reported to Tier III (RTAC) immediately without regard to cause or resolution.

     o    DMERT init level two or higher.
     o    AM application software init level S5 or higher.
     o    AM application hardware init level H3 or higher.
     o    SM init level FG1, S1, and F1.
     o    AMA duplex failure for more than two (2) minutes.
     o    Duplex failure of any peripheral frame affecting call processing.

6.2.1     5ESS(R)-2000 PROBLEM ESCALATION AND NOTIFICATION GUIDELINES

     PROBLEM TYPE             SEVERITY                         NRC TIME     NRC TO RTAC
     ------------             --------                        ---------     ----------
     Frame/item 1E           Notification and/or
     processor equipment     escalation to failure state   On-site NRC   TIER III, IV

     5ESS(R)-2000            Call processing               ASAP          ASAP

     AMA                     Total                         ASAP          ASAP

     ADMINISTRATIVE MODULE
     ---------------------

     CU                      Duplex                       ASAP           ASAP
                             Simplex                      1 hour         3 hours

     DFC                     Duplex                       ASAP           ASAP
                             Simplex                      1 hour         3 hours

     MHD                     Duplex                       ASAP           ASAP




                              Exhibit G - 29 of 47

EXHIBIT G

------------------------------------------------------------------------------
PROBLEM TYPE           SEVERITY         NRC TIME        NRC TO RTAC
------------------------------------------------------------------------------
                       Simplex          1 hour          3 hours
------------------------------------------------------------------------------
IOP                    Duplex           ASAP            ASAP
                       -------------------------------------------------------
                       Simplex          2 hours         5 hours
------------------------------------------------------------------------------
IOP sub-unit           Duplex           ASAP            ASAP
                       -------------------------------------------------------
                       Simplex          4 hours         12 hours
------------------------------------------------------------------------------
IOP sub-device         Duplex           ASAP            ASAP
                       -------------------------------------------------------
                       Simplex          4 hours         12 hours
------------------------------------------------------------------------------
COMMUNICATION MODULE
------------------------------------------------------------------------------
MSCU                   Duplex           ASAP            ASAP
                       -------------------------------------------------------
                       Simplex          1 hour          3 hours
------------------------------------------------------------------------------
MSPU                   Duplex           ASAP            ASAP
                       -------------------------------------------------------
(MMP, FCP, PPC)        Simplex          4 hours         18 hours
------------------------------------------------------------------------------
ONTC                   Duplex           ASAP            ASAP
                       -------------------------------------------------------
(MICU/TMS/DLI)         Simplex          1 hour          3 hours
------------------------------------------------------------------------------
SWITCHING MODULE
------------------------------------------------------------------------------
Controller             Duplex           ASAP            ASAP
                       -------------------------------------------------------
(MP,SP,TSI,ECT)        Simplex          4 hours         24 hours
------------------------------------------------------------------------------
Line Unit/ISLU         512 circuits     ASAP            1 hour
                       -------------------------------------------------------
     Grid              64 circuits      ASAP            3 hours
                       -------------------------------------------------------
     Channel Board     8 circuits       1 hour          4 hours
------------------------------------------------------------------------------
Trunk Unit             64 circuits      6 hours         24 hours
------------------------------------------------------------------------------
Digital                240 circuits     2 hours         8 hours
------------------------------------------------------------------------------
Line/Trunk Unit
(DLTU) DFI             24 circuits      6 hours         24 hours
------------------------------------------------------------------------------
Digital CXR/Line Unit
(DCLU)                 576 ciruits      ASAP            1 hour
------------------------------------------------------------------------------
Remote Terminal (SLO)  96 circuits      ASAP            3 hours
------------------------------------------------------------------------------

6.2.2  NETWORK MONITORING AND SURVEILLANCE PRICING

          Seven-by-Twenty-Four-Hour (7 X 24) Monitoring & Surveillance Services pricing below includes those Services as stated above in Section 6.1, "Component Services." Component Services.

The recurring monthly charge for each host site (including the monthly circuit charge) is:

------------------------------------------------------------------------------
                              Exhibit G - 30 of 47

EXHIBIT G

-----------------------------------------------------------------------------
                 Santa Rosa        Salem         Tacoma         Host Total
-----------------------------------------------------------------------------
 5ESS switch            [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Jetstream              [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Cerent                 [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Cisco ATM              [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Total                  [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------

 Assuming that operations commence on July 1, 1999 the total charge for the remainder of 1999 for each host (including the monthly circuit charge) is:

-----------------------------------------------------------------------------
                 Santa Rosa        Olympia         Tacoma         Host Total
-----------------------------------------------------------------------------
 5ESS switch            [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Jetstream              [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Cerent                 [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Cisco ATM              [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------
 Total                  [*]            [*]           [*]              [*]
-----------------------------------------------------------------------------

ATG will only be billed for these services from the date that operations commence.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                              Exhibit G - 31 of 47

EXHIBIT G

The recurring monthly charge for each co-locate site (including the monthly circuit charge) is:

------------------------------------------------------------------------------
                       Cerent      Diamond Lane    Fast Shelf    CoLo Total
------------------------------------------------------------------------------
 Santa Rosa             [*]            [*]           [*]              [*]
 (Third Street)
------------------------------------------------------------------------------
 Rohnert Park           [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Cotati                 [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Petaluma               [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Tacoma 62nd Ave        [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Tacoma Fawcett         [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Tacoma J St.           [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Olympia                [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Puyallup               [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Salem                  [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Eugene                 [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Springfield            [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Total                  [*]            [*]           [*]              [*]
==============================================================================

 Assuming that operations commence on July 1, 1999 the total charge for the remainder of 1999 for each co-location site (including the monthly circuit charge) is:

------------------------------------------------------------------------------
                       Cerent      Diamond Lane    Fast Shelf    CoLo Total
------------------------------------------------------------------------------
 Santa Rosa            [*]            [*]           [*]              [*]
 (Third Street)
------------------------------------------------------------------------------
 Rohnert Park          [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Cotati                [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Petaluma              [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Tacoma 62nd Ave       [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Tacoma Fawcett        [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Tacoma J St.          [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Olympia               [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Puyallup              [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Salem                 [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Eugene                [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Springfield           [*]            [*]           [*]              [*]
------------------------------------------------------------------------------
 Total                 [*]            [*]           [*]              [*]
==============================================================================

 ATG will only be billed for these services from the date that operations commence.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                              Exhibit G - 32 of 47

                                                                       EXHIBIT G



7    NETWORK PERFORMANCE SERVICES

     Network Performance Services will consist of six component Services essential to Customer's ability to manage the investment in their network and to maximize their service to end-users and/or resellers.

7.1  TRAFFIC DATA COLLECTION
--------------------------------------------------------------------------------
     This Service provides the collection of real time traffic data from network elements and related facilities within the network Collection of data will be on 5ESS(R)-2000 switch components, trunk groups, and 5ESS(R)-2000 switch performance.

     Traffic Data Collection includes:

     o    Connectivity and scheduling
     o    Establishing thresholds
     o    Time consistent and true busy hour reports
     o    Exception reports based on threshold items
     o    Exception report analysis
     o Data retention - 45 days of raw data, 13 months of summarized data (on-line), 5 years of summarized data (off line)


7.2  CAPACITY MANAGEMENT
--------------------------------------------------------------------------------
     The NRC will perform capacity management on Customer's networks. Using data collected, weekly and monthly reports will be generated as follows:

     o    Switch Performance
     o    Switch Components
     o    Trunk Groups
     o    Threshold Exception Trending
     o    Memory Administration

     Supplier will analyze note recommendations and items requiring attention on the monthly reports sent to Customer.


7.3  NETWORK MANAGEMENT
--------------------------------------------------------------------------------
     The NRC will use real-time surveillance and monitoring of message traffic (5 minute data) to allow for network control capabilities and for the patterning of network call irregularities. The systems will use manual and automatic/dynamic control capabilities to maximize call-carrying capacity and to interact with the network to minimize the adverse effects of traffic overloads and disaster situations such as switch, signaling or facility failures.

--------------------------------------------------------------------------------

                              Exhibit G - 33 of 47

EXHIBIT G

7.4  SPECIAL STUDIES
--------------------------------------------------------------------------------

     Special Studies deliverables fall into two categories - Customer and Equipment/Network

     Customer Special Studies includes data on a particular customer group such as Single Line, Series Complete, MLHG, SFG, or customer TGN. This data will be a one week study that will include graphical as well as summarized data by hour for a specific customer. The data includes peg count, overflow, usage and grade of service recommendations. This data includes both peak and time consistent busy hour. These studies can be used for internal administration as well as marketing data for Customer sales teams.

     The Equipment/Network Special Studies includes any study that is not part of the normal capacity monitoring package, such as studies on TR008/TR303 Remote Terminals, specific type or group of switch peripherals, and special switch interactions.


7.5  D & F SERVICES
--------------------------------------------------------------------------------

     Planning, designing and engineering the configuration of the network is a multifaceted discipline. Supplier will provide information on installed and working components of Supplier equipment to enable Customer to utilize the engineered capacity and plan for timely relief.

     The NRC's D & F (Demand and Facility) Service will provide the following information to enable Customer to properly administer and plan for timely relief:

     o Develop Demand and Facility (Capacity) charts for port limited switch components. These components include:

          DNU-S
          IDCU
          DCS

     This Service complements the information provided on traffic sensitive components in the Capacity Management Services offering.

     This information will be provided on a monthly basis. Additional components will be provided as part of the network special study category of the SOW.

7.6  NETWORK RELIEF PLANNING
--------------------------------------------------------------------------------

     The NRC's goal in providing Relief Planning Services is to determine the amount of equipment required to meet the increased end-user service demands in a timely fashion while minimizing Customer's total network costs. This Service is provided as an additional offering to those customers who have subscribed to the D & F Services and Capacity Management Services.



--------------------------------------------------------------------------------
                              Exhibit G - 34 of 47

EXHIBIT G

To accomplish this:

o Supplier and customer will jointly develop the thresholds (75%, 85%, etc.) at which time a relief job will be triggered or recommended. The size of switch addition will be based either on historical trends and/or customer forecast as well as agreed upon relief interval.

o Depending on the agreed upon process/procedure, customer can be provided with a recommendation of equipment to be ordered or even a TEO to be reviewed, approved and ordered by Customer:

Combined with Capacity Management Services and D & F Services, this Service will allow Customer to effectively and efficiently manage its capital investments while continuing to meet the demands of its end-users while offering a specific grade of service to end-user customers.

7.7  NETWORK PERFORMANCE SERVICES PRICING
--------------------------------------------------------------------------------

The monthly recurring price for this service is [*] per switch per month for 1999.


Host Location       Monthly Charge      Charge for six months
-------------       --------------      ---------------------
Santa Rosa          [*]                 [*]
Salem               [*]                 [*]
Tacoma              [*]                 [*]
                    ------              -------
Total               [*]                 [*]
                    ======              =======

ATG will only be billed for these services from the date that operations commence.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

--------------------------------------------------------------------------------
                              Exhibit G - 35 of 47

EXHIBIT G

8    SERVICE PROVISIONING AND INVENTORY

     Lucent Technologies' Network Reliability Center (NRC) will provide the Customer with Service Provisioning as described below. These Services will be directed from the NRC Service Order Processes will be jointly designed, documented as mutually agreed by Customer and Supplier. These processes will include the following Service order functions: review, acceptance confirmation, network element (NE) assignment, switch and transport translations, record inventory and order completion. The manner in which orders are received can be manual, mechanized or automated, based on Customer's data communication capabilities.

8.1  SERVICE ORDER DESCRIPTION
------------------------------------------------------------------------------
     A "Service Order" is any extension or order submitted by Customer and accepted by the NRC which is a new, change to new, or change to an existing order. Service Orders will be billed as described below.

8.2  SERVICE ORDER HOURS OF OPERATION
------------------------------------------------------------------------------
     The NRC Service Order Provisioning center hours of operation are Monday through Friday, 6:00 a.m. MST to 10:00 p.m. MST (excluding any holidays recognized by Supplier). If received after 10:00 p.m. MST, orders will be processed after 6:00 a.m. MST on the next business day.

8.3  SERVICE ORDER VOLUMES PER HOURS OF OPERATION
------------------------------------------------------------------------------
     The maximum number of orders (Standard and Special) Supplier will accept during the Service Order Provisioning Centers upon agreement between both parties in a Joint Service Level Agreement Hours of Operation listed above may not exceed a quantity; orders in excess of the daily agreement shall be carried over to the next business day.

8.4  NEW SERVICE ORDER INITIATIVES
------------------------------------------------------------------------------
     Future market initiatives outside of the Standard and Special Service order descriptions listed above will be renegotiated for price, completion intervals, billing intervals and process, and must be pre-approved in writing by the Lucent Technologies NRC prior to implementing the initiative.

8.5  STANDARD SERVICE ORDERS
------------------------------------------------------------------------------
     Standard Service Orders (also known as "Plain Old Telephone Service" or "POTS") will be no more than five (5) lines and will be billed at the rate of [*] per line. Any incorrect POTS orders will be billed at an additional [*] per line and processed with the correct information, a copy of the error and corrected information to be provided to Customer documenting the error and billing. Any orders received as an Escalated/Expedited order will be billed at an additional [*] per line. Customer will provide a pre-approval list of names designating personnel authorized to escalate an

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


--------------------------------------------------------------------------------
                              Exhibit G - 36 of 47

EXHIBIT G

order. All Escalated order requests must be accompanied by a signed approval for the Escalation.

Incorrect orders are defined as: any order containing any invalid mismatch of facility/equipment, or telephone number or channel, or Service Promised to a customer by Customer.

Escalated/Expedited orders are defined as: any order with a request to complete prior to the standard intervals.

8.6  SPECIAL SERVICE ORDERS
--------------------------------------------------------------------------------
o  Hunt Groups

o  Centrex

o  LDP (ANI Table updates & PIC changes)

o  LD

o  LNP

o  ISDN

o  Millennium Voice/Data Orders

Special Service Orders will be no more than fifteen (15) lines and billed at [*] per line. Any orders received incorrectly will be billed at an additional [*] per line. Incorrect orders will be processed with the correct information with a copy of the error and corrected information provided to Customer documenting the error and billing. Any orders received as an Escalated/ Expedited order will be billed at an additional [*] per line. There will be a pre-approval list of names provided by Customer of who can escalate an order. All Escalated order requests must be accompanied by a signed approval for the Escalation.

Incorrect orders are defined as any order containing any invalid mismatch of facility/equipment, telephone number or channel, or Service promised to an end-user customer by Customer.

Escalated/Expedited orders are defined as any order or Customer requests to be completed in less time than Supplier's standard intervals.

8.7  TRUNK SERVICE PROVISIONING AND INVENTORY MANAGEMENT

--------------------------------------------------------------------------------
The NRC will work with Customer to identify and track managed network facilities. Customer must first provide accurate and timely inventories of Customer's network equipment first. Customer must update and compare inventories on a monthly basis to ensure accuracy. The NRC will also create and maintain the inventory records used for assigning these network facilities. Record requirements will be mutually defined by Customer and the NRC. The network element data, which is managed by Customer, will be combined with the NRC

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

--------------------------------------------------------------------------------
                              Exhibit G - 37 of 47

                                                                       EXHIBIT G

     information to provision service orders. Services can include any or all of the following:

     o Inventory Management - Create, organize, and maintain physical and administrative telecommunications records (unbundled loop, network facilities, telephone numbers, circuit identifiers and trunk group ids)

     o Facility Management - Select from a customer provided list of transport facilities. This information will be used to establish service for a customer. Track all changes in the status and availability of these transport facilities.

     o    Translate trunk information into appropriate switch.

     o Translate Electronic Cross Connects information for the specified network elements.

     o    Provide support for Trunk maintenance and turn-up.

     o Provide service request completion information to customer when requested.

8.8  LINE SERVICE PROVISIONING

     Line Service Provisioning will include the establishment of network connectivity, for the purpose of originating or terminating calls. This service will provide activities in response to service order requests for adds, moves, and changes to customer services. Line service provisioning includes:

     o Electronic receipt of service requests from customer or their representative.

     o    Acknowledgement of order receipt.

     o    Analysis of service request for accuracy.

     o Telephone number/network resource management assignment, aging and database administration.

     o    Translation of Centrex feature groups and dialing plans.

     o    Assignment and tracking of multi-line hunt groups.

     o Identification of service request jeopardous. And notification to Customer.

     o Provide information for the creation and issuance of circuits design records. This record will be used by Customer, the NRC and the NRC trouble management teams.

     o Assignment of network resources and/or telephone numbers to service requests.

     o    Distribution of service request to defined personnel if required.

     o    Input and validation of required standard switch translations.

     o Dispatch management of vendors providing inside premise wiring for customers.

     o    Initial tests of unbundled loop to validate good facilities.

     o    Acknowledgment to customer of service request completion.

8.9  TEST AND TURN-UP

     Lucent Technologies' Network Reliability Center (NRC) will provide the Eagle Test & Turn Up support as described below. These Services will be directed from the NRC.



                              Exhibit G - 38 of 47

                                                                       EXHIBIT G

          Test & Turn Up processes will be designed, documented and accepted by Customer and the NRC.

     8.9.1  TEST AND TURN UP DESCRIPTION

          These processes will include the following Test & Turn Up functions: review, acceptance confirmation, network element (NE) assignment, switch and transport translations, record inventory, complete service turn up with field technician and order completion.

     8.9.2  TEST AND TURN UP PREREQUISITES

          o  Completed LTR (Line Trunk Record), Provided by Eagle

          o  Completed DVA (Design Verity Assign), Completed by NRC
             Provisioning.

          o  Provisioning translations completed (Except LNP translations).

          o  Completed CLR (Circuit Layout Record), Completed by Eagle.

          o  CLR delivered to NRC Test and Turn Up and Eagle switch technician.

          o  Facility tested end to end.

          o  DCS cross-connects complete.

          o Field technician dispatch list delivered to the NRC Test and Turn Up 24 hour prior to field technician dispatched. (Advanced notification of large projects for timely completion of work).

     8.9.3  TEST AND TURN UP HOURS OF OPERATION

     The NRC Test & Turn Up Order Center hours of operation are Monday through Friday, 6:00 a.m. MST to 7:00 p.m. MST (excepting any Supplier recognized Holidays). Turn Up orders received after 7:00 p.m. MST will be processed the following business day.


8.10  SERVICE ORDER PROVISIONING PRICING
--------------------------------------------------------------------------------
     Standard Service Orders

     Special Service Orders

     Standard Orders (5 or less lines per order);

     [*] per line per order.

     Order is based on the entire order process: from the initial order receipt throughout the processing, activation, and testing time of the order.

     ANY ORDER RECEIVED WITH INCORRECT DATA:

     [*] additional per line per order.

     ANY ORDER WITH AN ESCALATION REQUEST:

     [*] additional per line per order.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

--------------------------------------------------------------------------------
                              Exhibit G - 39 of 47

                                                                       EXHIBIT G


     COMPLEX SERVICE ORDERS (15 OR LESS LINES PER ORDER)

     [*] per line per order.

     Order is based on the entire order process: from the initial order receipt throughout the processing, activation, and testing time of the order.

     ANY ORDER RECEIVED WITH INCORRECT DATA:

     [*] additional per line per order.

     ANY ORDER WITH AN ESCALATION REQUEST:

     [*] additional per line per order.

     TEST AND TURN UP PRICING FOR STANDARD AND COMPLEX ORDERS

     [*] per line additional for Standard or Complex orders

     [*] per line additional for incorrect or escalated orders
     Standard or Complex

9.   TRANSLATIONS AND SWITCH INVENTORY

     The NRC will perform on-going Switch Software Translations which will enable the switch to perform call processing. This assumes all initial data bases have been established, and the switch is switching calls. On-going provisioning must be done to reflect changes in switch equipment and changes in customer information.

     The NRC will maintain records inventory and changes to the switch data bases. The office specific data records capture the equipment in the central office.


     TRANSLATION ORDER DESCRIPTION

     A Translation Order is described as any order received by the NRC from ATG as a new, change to new, change to existing, and an extension to a new, existing, or changed order and will be billed as described below.

     TRANSLATION ORDER HOURS OF OPERATION

     The NRC Translations Order center hours of operation are; Monday through Friday, 6:00 a.m. MST to 7:00 p.m. MST (excluding any Lucent recognized Holidays). No order will be processed, until 6:00 a.m. MST the following business day, if received after 10:00 p.m. MST.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                              Exhibit G - 40 of 47

                                                                       EXHIBIT G



     NEW TRANSLATIONS ORDER INITIATIVES.

     Any Future Market initiatives outside of the Translations order descriptions listed, will be renegotiated in the areas of: price, completion intervals, billing intervals and process, and must be pre-approved in writing by the Lucent Technologies NRC, prior to the start of the initiative.

     Complex Translations Orders (as defined below) will be negotiated for completion intervals and billed in 1 hour increments. Total time charged to a complex order is based on the entire order process from initial order receipt throughout the processing, activation, and testing time of the order. Any orders received incorrectly will be billed at no less than a 3 hour increment. Incorrect orders will be processed with the correct information and a copy of the error and corrected information will be provided to ATG as backup documentation to the error and billing. Any orders for translations received as an Escalated/Expedited order will be billed at no less than a 4 hour increment. There will be a pre approval list of names provided by ATG of who can escalate an order. All Escalated/Expedited order requests must be accompanied by a signed approval for the Escalation.

     Complex Translations are defined below:

9.1  COMPLEX TRANSLATIONS

          The below translations efforts are efforts that will be negotiated for completion at the time of request. They will not be billed or tracked as listed above and will require a negotiated time frame prior to the beginning of the project. The efforts listed below will retire hours from the Translations blocks of hours as per the negotiated time frames per incident.

          o    Building Rate Centers
          o    Rating
          o    LNP Implementation on New Switches
          o    LNP NOC
          o    LNP Routing
          o    LDP Routing
          o    LDP Additional Trunk Group Routing
          o    LERG Administration
          o    Line Class Codes
          o    SS7 Trunking, Point Code Additions and Routing
          o    NPA Splits in the same LATA
          o    NPA Splits in ATG Rate Centers
          o    NPA NXX Additions
          o    OPERATOR and 911 Additions, Changes and Testing
          o Preparation of Large Terminal Growth - After preparation is complete the NRC passes off the Growth to the Software Evolution Group in Lisle, ILL.



                              Exhibit G - 41 of 47

EXHIBIT G

     This group contacts the customer for scheduling of actual growth. This growth is an additional charge to the customer from the Software Evolution Group in Lisle, ILL.

o    Translations Consulting and Analyzation

9.2  TRANSLATIONS PRICING
------------------------------------------------------------------------------

     Translations        500 hour block      [*] per block

     One-time set-up fee                     [*]
     Billable in 1 hour increments:

     Total time charged per Translation order is based on the entire order process: from the initial order receipt throughout the processing, activation, and testing time of the order.

          Any order received with incorrect data will be billed at no less than a 3 Hour minimum.

          Any order with an escalation request will be billed at not less than a 4 Hour minimum.

          A review will be held monthly with ATG to review usage of hours with the ability for ATG to add additional hours upon request.



--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

--------------------------------------------------------------------------------
                              Exhibit G - 42 of 47

EXHIBIT G

10   TROUBLE MANAGEMENT SUPPORT

All information in this section is contingent upon Customer obtaining and being responsible for all interface agreements, negotiations and execution of the definitive agreements with all other service providers with whom the NRC will communicate on behalf of Customer. Customer is also responsible for providing all necessary system interfaces between Customer's order management offices and the NRC.

Total time charged to a trouble ticket is based on the entire process, from initial trouble ticket receipt throughout the duration processing, testing, and resolution time of the ticket. Any trouble tickets received as an Escalated request will be billed at no less than a two (2) hour increment. There will be a pre-approval list of names provided by Customer of who can escalate a trouble ticket. All Escalated trouble tickets must be accompanied by a signed approval for the Escalation. Supplier's NRC will, in every case, treat each trouble ticket with the utmost importance. Each trouble ticket will be logged and processed as soon as it is received by the NRC Trouble Management personnel.

ADSL Service Assurance (or Maintenance Testing) is process of performing tests on a line when a customer calls in with a trouble, or if there is trouble noted by the Monitoring & Surveillance group. The objective of such testing is to isolate trouble so that the proper repair personnel can be dispatched to the correct location with the appropriate equipment. The objective of ADSL service assurance is to provide this level of detail automatically in a manner similar to that done currently for POTS and ISDN services. Unlike special services testing, the tester is not required to know the details of the test process or the interconnections which makes it appropriate choice for automation and flow-through processes.

The ADSL signature detection feature and the ADSL wideband access and test features are also appropriate to the service assurance process. Together with the digital testing capabilities (described next) and the enhanced narrowband test capabilities (such as load coil detection), they provide a complete solution for ADSL Service assurance.

10.1 CUSTOMER CARE SUPPORT
------------------------------------------------------------------------------
     Supplier shall provide Around-the-Clock (also referred to as "7 x 24") Customer Care Support Service to Customer and Customer's end-user customers via a toll-free access line for problem and trouble reporting.

     o At Customer's request, Supplier shall answer calls in the name of "Advanced TelCom Group, Inc."

     o    Caller data will be validated for purposes of entitlement.

     o For ISP trouble calls, only Tier 1 support will be provided. Tier 1 support is defined as receipt of trouble calls, screening of the trouble based on a script provided by ATG and transfer of the call to the ATG ISP technical services group if the trouble cannot be resolved using the script.



--------------------------------------------------------------------------------
                              Exhibit G - 43 of 47

                                                                       EXHIBIT G

     o For technical and/or network malfunction problems, resolution is either initiated directly by the NRC, or forwarded to Customer-designated source (including third party vendors) for resolution and/or disposition.

     o If all Switching equipment functions are working properly, MLT tests can be initiated to further define the nature of the trouble.

     o For administrative, billing, and procedural inquiries, the NRC will either respond directly to the end-user or forward the caller to Customer's organization (as contractually agreed).

     o On-Site dispatch, when required, will be scheduled in accordance with customer's on-site coverage parameters.

     o Trouble Ticket Database Management. NRC personnel will create, track, and retain all pertinent data associated with each trouble and/or inquiry. Such database is summarized monthly and a report is generated highlighting call volume, failure data, resolution times, and type of inquiry. Monthly activity reports will be made available to Customer.

     o Customer Notification. For each technical trouble or network malfunction, current status, call completion, and trouble resolution information will be provided to Customer, either on a scheduled daily basis, or in accordance with documented and mutually agreed-upon escalation and notification plans and processes.

     o End-User Notification. End-users will be notified upon resolution of each technical problem or network malfunction.

     o Case Management. In accordance with documented and mutually agreed-upon escalation and notification plans and processes, resolution of technical and/or network malfunction problems is either initiated directly by the NRC, or forwarded to Customer-designated source (including third party vendors) for resolution and/or disposition. In line with this offering, the NRC will retain ownership of each problem through the resolution process. Current status, call completion, and trouble resolution information will be provided to Customer, either on a scheduled basis, or as documented in formal escalation and notification plans. Response and service level commitments will be in accordance with the parameters of each vendor's agreement.

10.2 TROUBLE MANAGEMENT PRICING
--------------------------------------------------------------------------------

     The price for Trouble Management is [*] for a block of 1,500 hours to be used prior to December 31, 1999.

     There will also be a one-time setup charge of [*]. This includes the interface to the ATG ISP Remedy trouble system and the Remedy application image file.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

--------------------------------------------------------------------------------
                              Exhibit G - 44 of 47

                                                                       EXHIBIT G


If Customer retires this 1,500 block of hours and requests additional Trouble Management Services during 1999, Supplier shall provide Trouble Management Services under a renewed block at the same price for the remainder of 1999. Services provided beyond 1999 or for professional services not covered in this Statement of Work shall be provided in increments of 1,500 blocks of hours at Supplier's time and material rate in effect at the time such additional services are rendered.




--------------------------------------------------------------------------------
                              Exhibit G - 45 of 47

                                                                       EXHIBIT G


Lucent's Global Network Operations team recognizes the criticality of this endeavor to ATG and stands ready to help ensure the overall success of this project. Please indicate ATG's acceptance of this SOW by sending an e-mail message to Neil Gembrin at ngembrin@lucent.com stating your acceptance or by signing below and faxing this SOW to 925 468 3509.

Accepted and concurred by:

LUCENT TECHNOLOGIES INC.                ADVANCED TELCOM GROUP


By: James P. Goodman                    By: Curt Wheeling
-------------------------------         ---------------------------------
PRINTED                                 PRINTED

/s/ JAMES P. GOODMAN                    /s/ CURT WHEELING
-------------------------------         ---------------------------------
SIGNED                                  SIGNED

Sales VP                                Sr. VP Marketing
-------------------------------         ---------------------------------
TITLE                                   TITLE

3/22/99                                 3/18/99
-------------------------------         ---------------------------------
DATE                                    DATE





--------------------------------------------------------------------------------
                              Exhibit G - 46 of 47

                                    EXHIBIT H
                                     TO THE
                            GENERAL SUPPLY AGREEMENT

                     STATEMENT OF WORK FOR ORDER MANAGEMENT


1. STATEMENT OF WORK

Lucent Network Reliability Center (NRC) will provide an Order Management function for Advanced TelCom Group, Inc. (ATG) utilizing both the Digital Counterpart Inc. (DCI) eC.Order product along with newly created or existing NRC manual processes. This Order Management System is intended to be for an interim period only; pending general availability of a completely mechanized order management system, Lucent NRC will manage orders using a mixture of manual and automated processes. Order Management will provide the capability to complete and track a service order and perform the work necessary to put an ATG end-user customer into voice and/or data service. Order Management will include order management functionality described below:

        -   Ordering unbundled loops from the ILECs (e.g., Pacific Bell and US
            West);

        - Local Number Portability (Interface to Illuminet and switch provisioning);

        -   5ESS-2000 switch provisioning (Lucent 5ESS-2000 and AnyMedia FAST);

        -   SONET electronics and digital cross connect provisioning (Cerent);

        - Provisioning of Internet/xDSL services ( Nokia/Diamond Lane and various selected xDSL CPE suppliers);

        - Interface with ATG INOC for ATM routing (Cisco), Modem Pooling (Port Master IV) and ATM-to-TR-303 Conversion (Jetstream);

        -   Interface for long distance provisioning (Qwest and other DBAs);

        -   Calling Card Fulfillment interface;

        -   Voice and Fax Messaging interface (Octel MCS);

        -   E911 interface (SCC Communications);

        -   LIDB interface (Illuminet);

        - All physical and logical inventories, including network transport, to support provisioning and capacity planning functions above;

        -   Providing order status back to the Order Creation system (eC.Order);

        -   Notification of order completion to ATG to initiate billing (Arbor
            BP).


2. ORDER MANAGEMENT PROCESS FLOWS

See Attachment of written and graphical representations.

3. REPORTING PROCESS

ATG will receive daily and weekly performance reports for the first thirty (30) business days from the Lucent NRC that will quantify actual time spent for each task on a daily basis as required for the Order Management process for each service performed. These performance reports will also include the specific work performed and who performed the work. Further, summary reports will provide the number of minimum billing increments (15 minutes) plus total cumulative hours consumed for each type of work. Upon consuming the first thirty (30) business days worth of hours, the NRC and ATG will continue tracking hours in this same manner until such time as ATG and NRC can agree to convert, with sufficient data collected during the first thirty (30) business days to develop metrics allowing such change, to a fixed fee, transaction based pricing model.

4. SCHEDULE AND FEES

Lucent's NRC will start the Order Management process on July 1, 1999 and continue using the above noted reporting process for thirty (30) business days or until a fixed-fee, transaction based pricing model is agreed to or for no more than ninety (90) business days. It is hoped that by no later than September 1999, the process will be reviewed and from data compiled, transition to a more mechanized and transaction-based process and pricing model.

The price for this service starting July 1, 1999 is to be based on a [*] per hour fee for each resource with a cap of five hundred (500) total hours [*]. ATG will issue a purchase order for this amount, Lucent will immediately issue an invoice upon receipt of purchase order (due via fax within two (2) business days), and ATG will remit payment on net thirty (30) day terms. ATG agrees to issue subsequent purchase orders for similar amounts (based on previous month's history) for each following monthly period or until the transaction based pricing model is implemented. Billing will be calculated in 15-minute increments or multiples of 15-minute increments. The goal is to match daily, weekly, monthly reporting detail with each invoice.

Please indicate ATG's acceptance of this SOW by sending an e-mail message to the Lucent Offer Manager, Neil Gembrin, at ngembrin@lucent.com stating your acceptance or by signing below and faxing this SOW to (925) 468-3509.



Accepted and concurred by:


LUCENT TECHNOLOGIES INC.                 ADVANCED TELCOM GROUP, INC.


By: JAMES P. GOODMAN                     By: MICHAEL R. BLACK
-----------------------------------      ---------------------------------------
PRINTED                                  PRINTED

/s/ J. P. GOODMAN                        /s/ MICHAEL R. BLACK
-----------------------------------      ---------------------------------------
SIGNED                                   SIGNED

SALES VP                                 SENIOR VICE PRESIDENT
-----------------------------------      ---------------------------------------
TITLE                                    TITLE

7/22/99                                  7/12/99
-----------------------------------      ---------------------------------------
DATE                                     DATE


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                                   [DIAGRAM]

       HIGH-LEVEL FACILITIES-BASED CUSTOMER SERVICE FULFILLMENT PROCESS



This narrative describes the steps outlined in the accompanying flowchart.

1.1  PRE-SALE CHECKLIST PROCESS

Sales will gather information for the customer as they do in resale. There will be different sales package for facilities that will require additional information based upon the services ordered. Telephone numbers will be assigned from an available inventory at this stage. Requests for vanity numbers may be addressed with the Telephone Number Inventory administrator. Requests by Sales to override the standard equipment configuration for an order will be negotiated with Engineering.

1.2  SALES PACKAGE

The completed sales package will be sent to the Customer Service organization where it will be entered into eC.Order by the CSR.

1.3  PROVISIONING

The order will be sent from eC.Order to the Lucent NRC for fulfillment. The
NRC will update the status of the order in eC.Order so that it can be viewed by the CSR. If there are errors on the order or insufficient information to complete the order it will be referred back to the Customer Service organization (with error reason) for correction/completion.

If the promised delivery timeframe cannot be met or the requested equipment is not available, the order will be referred back with a jeopardy code.

Once the order is completed, eC.Order will pass data to Kenan to initiate (or change or stop) customer billing.

1.4  EXTERNAL SYSTEMS INTERFACE

The NRC will handle all of the external interfaces necessary to provision an order with the exception of Directory Listings that will be handled by the Customer Service Organization in each Branch.

1.4.1     E911 -- For emergency location of customers (via SCC)

1.4.2 LNP -- Local Number Portability for transferring numbers from one carrier to another (via Illuminet)

1.4.3     LIDB -- For authorization of 3rd party calls etc. (via Illuminet)

1.4.4     Octel -- For VoiceMail

1.4.5     Qwest -- For Long Distance Service

1.4.6 Other IXC PIC Care -- For customers who select a different long distance carrier than ATG.

1.5  EQUIPMENT PROVISIONING

This covers the assignment of all the physical equipment necessary to provision an order.

1.5.1     LOOP ASSIGNMENT

The NRC will order the unbundled loop from the ILEC (if necessary).

1.5.2     TRANSLATIONS

The NRC will perform the switch translations for this order.

1.5.3     TRANSPORT

The NRC will provision all of the transport equipment needed for the order (Diamond Lane, Pairgain, etc.)

1.5.3     TEST & TURN-UP

The NRC will notify the Local Field Organization if they have to perform work to turn-up the customer's service and will coordinate testing. The LFO will perform the work at the customers location including the installation of any required CPE.

1.6  SUPPLEMENTS FOR DD CHANGE, CANCEL, OTHER

Supplements may be issued against the order if there is a change in the due date or the order is canceled.

                                   EXHIBIT J
                                     to the
                            General Supply Agreement

                          LUCENT CO-MARKETING PROGRAM
                         TERMS AND CONDITIONS (JP/MDF)

1.   Term

          This Agreement shall be effective for a term of <ONE YEAR> from the date of Lucent's acceptance of Buyer's enrollment form (as used herein "Buyer" shall refer to the company submitting the enrollment form regardless of how such company may be referred to in other documents), unless terminated earlier in accordance with these Terms and Conditions. This Agreement may be renewed for successive <ONE YEAR> terms upon thirty days notice.

2.   Lucent's Obligations and Miscellaneous Program Items

     a. Lucent shall provide copies of its "Co-Marketing Program Guidelines" and "Co-Marketing Program Brand & Logo Usage Guidelines" (these and all other documentation regarding the Program as they may now or in the future exist shall be called "Program Documentation").

     b. Lucent shall provide copies of its Co-Marketing Brand and/or logo materials in electronic format or on printed logo sheets at no cost to Buyer.

     c. Lucent will provide funding support by reimbursing Buyer for all qualified promotion activities according to the guidelines identified in the Program Documentation at the reimbursement percentage specified in the Enrollment Form up to the accrued and available allowance. THE ACCRUAL PERCENTAGE REIMBURSEMENT PERCENTAGE AND IDENTIFICATION OF PRODUCTS OR CONTRACTS ELIGIBLE FOR ACCRUAL ARE MATERIAL ELEMENTS OF THIS AGREEMENT AND MUST BE IDENTIFIED ON THE ENROLLMENT FORM. IF ANY ONE OF THESE ITEMS IS NOT COMPLETED ON THE ENROLLMENT FORM, THEN THIS AGREEMENT IS VOID AND OF NO FORCE AND EFFECT UNTIL SUCH ITEMS ARE CONFIRMED IN A WRITING EXECUTED BY BOTH PARTIES.

     d. Lucent shall have the right in its sole discretion to modify or replace the Co-Marketing Brand and/or logo materials at any time.

     e. Lucent shall have the right in its sole discretion to modify or cancel the Program or modify or amend the Program Documentation upon sixty
          (60) days notice without further obligation to Buyer.

3.   Buyer's Obligations

          a. Buyer shall abide by terms and conditions set forth in the Program Documentation as it exists or shall be modified from time to time as permitted by this Agreement, including, but not limited to, the guidelines for accruals and reimbursements of qualifying promotional activities and the procedures and documentation necessary for such reimbursements.

     b. Without limiting the foregoing or anything in this Agreement, Buyer expressly agrees to submit all proposed usage of Lucent's Indicia (as defined in Article 5) for approval by the Lucent Co-Marketing Program Office on such forms as may be developed by Lucent from time to time, and shall not use such Indicia unless and until the Lucent Co-Marketing Program Office grants such approval.

     c. Without limiting the foregoing or anything in this Agreement, Buyer acknowledges it has no ownership or other interest in the Indicia and shall make no claim to such Indicia.

     d. Without limiting the foregoing or anything in this Agreement, Buyer expressly agrees that accruals shall be only for qualifying purchasers of specific products for its own use and not for resale.

     e. Without limiting the foregoing or anything in this Agreement, Buyer expressly agrees to submit requests for reimbursement for qualifying promotions within ninety days after deployment of the subject promotional activity and to utilize reimbursement funds within one year of the time the accruals is reported to Buyer.

4.   Relationship of the Parties

     a. The relationship of the parties under this Agreement shall be and at all times remain one of independent contractors and shall not create the relationship of franchisor and franchisee, joint venturer or principal and agent. Buyer shall not have authority to assume or create obligations on Lucent's behalf with respect to the Products, Licensed Materials, or Services furnished by Lucent hereunder or otherwise, and Buyer shall not take any action which has the effect of creating the appearance of having such authority. Buyer has not paid Lucent any fee in consideration of this Agreement.
     b. All persons furnished by Buyer shall be considered solely Buyer's employees or agents, and Buyer shall be responsible for payment of all unemployment, Social Security and other payroll taxes including contributions from them when required by law.

     c. Buyer agrees that it has no exclusive right to use of Indicia as defined herein in any geographical area or for any product identified herein. Lucent expressly reserves the right to contract with others to promote, market, sell and/or install Products, to use the Indicia and to permit others to engage in such activities at any time and in any place.

5.   Use of Marks

     The use of Lucent's tradenames, trademarks, trade devices, logos, codes, Co-Marketing Brand and logo or other symbols (collectively "Indicia") shall be solely for the purpose of and in the manner permitted by the Program Documentation. Lucent hereby grants Buyer permission to use Indicia in Buyer's marketing and advertising of, and in Buyer's publicity relating to, the Products and Agreements identified in Program Documentation, PROVIDED such use conforms to Lucent standards and guidelines contained in the Program Documentation which Lucent may furnish from time to time. Without limiting the terms of such Program Documentation, the following shall also apply: (1) Buyer may not conduct business under Lucent's name or logo; (2) Buyer may not use any of Lucent's Indicia or variations thereof to identify Buyer or Buyer's products or services except as specifically permitted by the Lucent's Co-Marketing Program Office identified in the Program Documentation; and (3) Buyer may not use any of Lucent's Indicia in a manner that is likely to confuse the public concerning the relationship of the parties. Buyer's use of Indicia shall inure to the benefit of Lucent and shall not invest in Buyer any rights in or to the Indicia. All users of Indicia by Buyer shall be subject to prepublication or pre-use review and written approval buy Lucent. If, in Lucent's judgment, any use of Indicia by Buyer is deemed detrimental to the Indicia or Lucent's reputation, or is deemed otherwise undesirable, Lucent may withdraw such permission without liability as a result thereof.

6.   Confidentiality of Information

     Buyer and Lucent shall, except to allow Buyer to represent itself to the public in accordance with the Program or as otherwise agreed in writing, keep this Agreement and all Program Documentation confidential. Where mandated by law, this Agreement may be disclosed to any court or legislative body or filed with, or disclosed to, any governmental organization or agency, in which case the party making the disclosure shall promptly inform the other of such disclosure and the disclosing party shall, at the request of the other party, take all reasonable steps to preserve the confidential nature of this Agreement and its contents including, without limitation, seeking to obtain a protective order or similar confidential treatment.

7.   Infringement

     a. Lucent will defend all suits against Buyer alleging that any Indicia furnished hereunder infringes any United States patent, or United States trademark, and will pay direct damages and costs which, by final judgments, are awarded against Buyer on account of such infringement, provided that:

               i.) Lucent has been given prompt written notice of all claims of such infringement and suits by Buyer and the full opportunity and authority in the name of the Buyer or otherwise to assume the sole defense of and to settle or compromise such suits;

              ii.) Lucent has been furnished by Buyer, upon request, all information and assistance available to the Buyer for such defense, including abstention from making any admissions to claimant regarding the claim; and

             iii.) Lucent's responsibility hereunder shall not exceed the purchase price of the allegedly infringed items.

     b. If any item in such suit is held to constitute infringement and the use of said Indicia is enjoined, or in Lucent's opinion is likely to be enjoined, Lucent will, at its sole option, either:

               i.)  replace the Indicia with a non-infringing one;

              ii.)  procure for Buyer the right to continue using said Indicia;

             iii.) modify the Indicia so that it becomes non-infringing; or, iv.) remove the Indicia.

     c. The obligation set forth in this Paragraph 7 shall not apply to the extent that such infringement arises from:

          i.) Lucent's adherence to specifications or drawings supplied by Buyer; or

          ii.) the sale or use of any item not supplied or specified by Lucent in combination with product supplied by Lucent

THE FOREGOING STATES THE ENTIRE LIABILITY OF LUCENT FOR PATENT OR TRADEMARK INFRINGEMENT BY ANY INDICIA.

8.   Limitation Of Liability

LUCENT AND ITS AFFILIATES AND THEIR EMPLOYEES, AGENT AND SUPPLIERS SHALL IN NO EVENT BE LIABLE TO BUYER, ITS AFFILIATES OR ITS END-USER CUSTOMERS FOR INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR FROM THE USE OR PERFORMANCE OF ANY LUCENT INDICIA, PRODUCTS OR SERVICES WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, DELAY, STRICT LIABILITY, OR OTHERWISE.

No action or proceeding against Lucent, its Affiliates, or its suppliers may be commenced more than twenty-four (24) months after the claim arises.

This Paragraph 8, entitled "Limitation Of Liability" shall survive failure of an exclusive remedy.

9.   Indemnity by Buyer

     Buyer agrees to indemnify and save harmless Lucent from and against any losses, damages, claims, demands, suits and liabilities (including reasonable attorneys' fees) that arise out of or result from injuries or death to persons or damage to property caused by Buyer's acts or omissions, or those of persons furnished by Buyer or in any way arising out of the Buyer's performance of this Agreement; or assertions made by persons furnished by Buyer under Workers' Compensation or similar acts; or claims, demands, suits, liabilities or costs arising out of or in any way relating to the Buyer's performance or failure of performance under this Agreement. Buyer agrees to defend Lucent at Lucent's request against any such claims, demands or suits. Buyer's obligation to indemnify and save Lucent harmless shall survive the expiration or earlier termination of this Agreement. In the event Lucent permits Buyer to select counsel, such selection shall be subject to Lucent's approval.

     Lucent agrees to notify Buyer within a reasonable time of any written claims or demands against Lucent for which Buyer is responsible under this clause.

10.  Termination Of Agreement

     Either party may terminate this Agreement without cause or reason upon thirty (30) days written notice to the other party given at any time.

     Either party may terminate this Agreement for material breach or default of any term or condition of this Agreement if such breach or default is not cured within thirty (30) days of written notice of such breach or default from the non-breaching party.

     In the event of change in the controlling ownership of Buyer, if such change is perceived as unacceptable to Lucent, or in the event of a sale of all or substantially all of the assets of Buyer, Lucent shall have the right to terminate this Agreement, immediately, on twenty-four (24) hour written notice.

     Either party may terminate this Agreement, on twenty-four (24) hour written notice, if the other party files a petition in bankruptcy, or is adjudicated bankrupt, or makes a general assignment for the benefit of creditors, or becomes insolvent, or is otherwise unable to meet its business obligations for a period of three (3) consecutive months.

     Upon the expiration or earlier termination of this Agreement, Buyer shall immediately:

     a) discontinue any and all use of Indicia (as defined in Article 5) including, but not limited to, such use in advertising or business material of Buyer;

     b) return to Lucent or destroy at Lucent's request, any and all promotional material supplied without charge by Lucent;

     c)   cease engaging in any promotional activities involving Lucent's
Indicia;

     d) notify and arrange for all publishers and others who may identify, list or publish Buyer's name with Lucent's Indicia including, but not limited to, publishers of telephone directories, yellow pages and other business directories to discontinue such listings;

     e) return, upon request, all Lucent's Information and cease using said Information except that which Lucent agrees is necessary to operate and maintain previously furnished Products; and

Upon expiration or earlier termination of this Agreement pursuant to this
Article 23, neither party shall be liable to the other, either for compensation or for damages of any kind or character whatsoever, whether on account of the loss by Lucent or Buyer of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of Buyer's business, or on account of any other cause or thing whatsoever, provided that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to transactions hereunder prior to such termination.

     Expiration or termination of this Agreement shall not relieve the parties of their obligations due at the time of such expiration or termination, nor shall such expiration or termination prejudice any claim of either party accrued, or to accrue, on account of any default or breach by the other.

11.  Survival of Obligations

     The respective obligations of Buyer and Lucent under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof, including by way of example and not by limitation, Use of Information, Limitation of Liability, Use of Marks and Arbitration.

12.  Force Majeure

     Neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, strikes, embargoes, explosion, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or other causes beyond its control whether or not similar to the foregoing. If any Force Majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the Force Majeure condition and any action being taken to avoid or minimize its effect.

13.  Assignment

     Except as provided in this clause, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, (an "assignment") without the other party's prior written consent (which consent shall not be unreasonably withheld). Any attempted assignment in contravention of this shall be void and ineffective. Nothing shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement. A party's use of such subcontractor shall not release the party from its obligations under this Agreement.

     Lucent shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, in whole or in part, at any time and without Buyer's consent, to any corporate parent or to any present or future Affiliate of Lucent or to any combination of the foregoing. Lucent shall give buyer prompt written notice of the assignment.

     For purposes of this clause, the term "Agreement" includes this Agreement, any subordinate contract placed under this Agreement and any order placed under such Agreement or subordinate contract.

14.  Severability.

     If any of the provisions of the Agreement shall be invalid or unenforceable such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of each party shall be construed and enforced accordingly. However, in the event such provisions is considered an essential element of this Agreement, the parties shall promptly negotiate a replacement thereof.

15.  Releases Void

     Neither party shall require releases or waivers of any personal rights from representatives of the other in connection with visits to its premises and both parties agree that no such releases or waivers shall be pleaded by them in any action or proceeding.

16.  Non-Waiver

     No course of dealing, course of performance or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

17.  Choice Of Law

     The construction, interpretation and performance of this Agreement shall be governed by the law of New Jersey except for its choice of law rules.

18.  Notices

     All notices under this Agreement shall be in writing and shall be given by confirmed facsimile, by nationally recognized overnight courier or by certified or registered mail, addressed to the addresses set forth immediately below or to such other address as either party may designate by notice pursuant hereto. Such notices shall be deemed to have been given when received.

To Lucent:                                   To Buyer:

Alan Aiken                                   TO THE NAME AND ADDRESS
Lucent Technologies Inc.                     SET FORTH ON THE
283 King George Road (Room A2C22)            ENROLLMENT FORM
Warren, NJ 07059
Telephone No.:  (908) 559-7208
Facsimile No.:  (908) 559-3994

20.  Headings

     The headings contained in this Agreement are for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

21.  Entire Agreement

     The terms and conditions contained in this Agreement which consist of the Enrollment Form and these Terms and Conditions supersede all prior oral or written understandings between the parties and shall constitute the entire Agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between Lucent or any of its Affiliates and Buyer or any of its Affiliates.

     Lucent's employees' statements and its advertisements or description do not constitute warranties or other contractual obligations and shall not be relied upon by Buyer as such. There are no understandings or representations, express or implied, not expressly set forth in this Agreement. This Agreement shall not be modified or amended except by a writing signed by the party to be charged, and no changes or additions to this Agreement shall be binding upon either party unless signed by an authorized representative of such party.





ADVANCED TELCOM GROUP INC.              LUCENT TECHNOLOGIES INC.



By:                                     By:
   ----------------------                  ---------------------

Name:                                   Name:
     --------------------                    -------------------

Title:                                  Title:
      -------------------                     ------------------

Date:                                   Date:
     --------------------                    -------------------

[LUCENT TECHNOLOGIES LOGO]                                  CO-MARKETING PROGRAM
                                                                 ENROLLMENT FORM
                                                               (JOINT PROMO/MDF)

-------------------
COMPANY INFORMATION
-------------------

Company Name:                                         Primary Contact
             -----------------------------------

DBA:                                                  Name:
    --------------------------------------------           --------------------------------------------------

Business Address:                                     Title:
                 -------------------------------            -------------------------------------------------

                                                      Phone:             Fax:             E-mail:
------------------------------------------------            -------------    -------------       ------------

                                                      Address (if different from left):
------------------------------------------------                                       ----------------------

City:               State:     Zip:
     ---------------      -----    -------------      -------------------------------------------------------

---------------------
LUCENT REPRESENTATIVE
---------------------

Name:                               Signature:                             Date:
     -------------------------------          -----------------------------     -----------------

Address:
        -----------------------------------------------------------------------------------------

Phone:                        Fax:                      E-mail:
      ------------------------    ----------------------       ----------------------------------

-------------------------
REIMBURSEMENT INFORMATION
-------------------------

Contract No.:                               Total Contract Amount:
             -------------------------------                      -------------------------------

Co-Marketing Program Model:                 Co-Marketing Accrual %:
                           -----------------                       ------------------------------

Reimbursement %:                            Payment Method:
                ----------------------------               --------------------------------------

Products or Contract No. for which reimbursement will accrue:

-------------------------------------------------------------------------------------------------

Make reimbursements payable to (if different from above):
                                                         ----------------------------------------

Finance Department Contact


Name:                                       Title:
      --------------------------------------      -----------------------------------------------

Phone:                   Fax:                                   E-mail:
      -------------------    -----------------------------------       --------------------------

Address (if different from left):
                                 ----------------------------------------------------------------

================================================================================

In order to participate in the Lucent Technologies Co-Marketing Program, your company must agree to the following:

Enrollment: To participate in this program, customer will complete and forward this Co-Marketing Program Enrollment Form to Lucent's Co-Marketing Program Office. Only when signed by Lucent and returned to customer from Lucent is customer formally enrolled in the program. No use by customer of the Lucent Technologies Co-Marketing logo and/or the Lucent Technologies brand name and/or trademarked Lucent product names is authorized or will be reimbursed until:

1.   Customer is formally notified by Lucent by return of customer's approved
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2.   Customer has received prior approval from the Lucent Co-Marketing Program
     Office for any planned creative and media placements

Creative Terms and Conditions: If the Lucent Technologies Co-Marketing logo and/or the Lucent Technologies brand name and/or trademarked Lucent product names are used in a customer promotion, customer agrees that the right to use these trademarked properties of Lucent Technologies is limited exclusively to
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Violation of these creative guidelines can result in Lucent Technologies suspending or removing customer from the Lucent Co-Marketing Program. Or, Lucent
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Lucent Technologies Co-Marketing logo and/or the Lucent Technologies name and/or the name of trademarked Lucent products in customer's promotions. Customer agrees that every usage of the Lucent Technologies Co-Marketing logo and/or the
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guidelines document.

BY SIGNING BELOW, THE CUSTOMER AGREES TO ABIDE BY THE LUCENT TECHNOLOGIES CO-MARKETING PROGRAM GUIDELINES, CO-MARKETING BRAND AND LOGO USAGE GUIDELINES AS THEY EXIST OR MAY BE AMENDED FROM TIME TO TIME. THE TERMS AND CONDITIONS SUPPLIED HEREWITH, AND FURTHER AGREES TO SUBMIT ANY NEW CREATIVE MATERIAL BEARING THE LUCENT CO-MARKETING LOGO, LUCENT TECHNOLOGIES NAME AND/OR TRADEMARKS TO THE LUCENT TECHNOLOGIES CO-MARKETING PROGRAM OFFICE PRIOR TO PLACING THE CREATIVE MATERIAL IN ANY MEDIA.

Customer Signature:                             PLEASE FAX OR MAIL THIS FORM TO:
                   ---------------------------  LUCENT TECHNOLOGIES
Printed Name:                                   ATTN: ALAN AIKEN
             ---------------------------------  283 KING GEORGE RD., RM. A2C22
Title:                      Date:               WARREN, NJ  07059
      ----------------------     -------------

-----------------------------------------------------------------
Co-Marketing Program Office Appvl::
                                   ------------------------------

Co-Marketing Acct. No.:                     Date:
                       ---------------------     ----------------
-----------------------------------------------------------------

[ATG LOGO]

                                    EXHIBIT K
                                     TO THE
                            GENERAL SUPPLY AGREEMENT

                           ADVANCED TELCOM GROUP, INC.

                           OPERATIONAL READINESS PLAN

                           BUSINESS OBJECTIVE ANALYSIS

                                  FINAL VERSION
                                 April 30, 1999


                          PREPARED IN COOPERATION WITH

                            LUCENT TECHNOLOGIES INC.
                            Global Network Operations

                                TABLE OF CONTENTS


  1      EXECUTIVE SUMMARY .......................................................................   1

       1.1    OBJECTIVE OF THE OPERATIONAL READINESS PLAN ........................................   1
       1.2    OBJECTIVE OF THE BUSINESS OBJECTIVE ANALYSIS (BOA) PHASE ...........................   2
       1.3    BARRIERS TO SUCCESS ................................................................   2
       1.4    CONCLUSIONS ........................................................................   3

  2      VALUE CHAIN ANALYSIS ....................................................................   5


  3      BUSINESS FACTOR ANALYSIS ................................................................   7

       3.1    GOALS AND OBJECTIVES ...............................................................   7
         3.1.1    Goals ..........................................................................   8
         3.1.2    Objectives .....................................................................   9
       3.2    FUNCTIONS ..........................................................................   9
       3.3    CRITICAL SUCCESS FACTORS (CSFS) ....................................................  10
       3.4    PROBLEMS ...........................................................................  11

  4      COMPETITIVE ENVIRONMENT ANALYSIS ........................................................  13

       4.1    STRENGTHS, WEAKNESSES, OPPORTUNITIES, THREATS ......................................  13
       4.2    COMPETITIVE FORCES ANALYSIS ........................................................  15

  5      STRATEGY ANALYSIS .......................................................................  19

       5.1    KEY STRATEGIC DIRECTIONS ...........................................................  19
       5.2    SIGNIFICANT RELATIONSHIPS ..........................................................  20
         5.2.1    Corporate Strategies Important For Achievement Of Strategic Goals ..............  21
         5.2.2    Corporate Strategies Important For Achieving Critical Success Factors (CSFs)....  22
         5.2.3    Corporate Strategies Important For Addressing Problems .........................  23
         5.2.4    Functions Supporting Strategy Execution ........................................  24
       5.3    OBJECTIVES BY FUNCTION .............................................................  27

  APPENDIX A: HOW THE BUSINESS OBJECTIVE ANALYSIS REPORT WAS PRODUCED ............................  29
  APPENDIX B: SOURCES OF INFORMATION .............................................................  31

                                Table of Figures

Figure 1.  Operational Readiness Planning Process ........................       2
Figure 2.  ATG Value Chain ...............................................       6
Figure 3.  Business Factors Model ........................................       7
Figure 4.  ATG Objectives ................................................       9
Figure 5.  SWOT Analysis 13
Figure 6.  Competitive Forces Model ......................................      15
Figure 7.  Strategies supporting Goals matrix ............................      21
Figure 8.  Strategies supporting CSFs Matrix .............................      22
Figure 9.  Strategies addressing Problems matrix .........................      23
Figure 10. Functions supporting Strategy execution matrix ................      24
Figure 11. Strategy Weights ..............................................      25
Figure 12. Impact of Strategies on Business Factors chart ................      25
Figure 13. Relationship of Functions to Strategies and Business Factors...      25
Figure 14. Impact of Functions on Stated Strategies matrix ...............      26
Figure 15. Impact of Functions on Stated Strategies chart ................      27

1 EXECUTIVE SUMMARY

1.1 OBJECTIVE OF THE OPERATIONAL READINESS PLAN

Advanced TelCom Group, Inc. (ATG) has contracted with Lucent Technologies Professional Services to provide a full range of Network Reliability Center
(NRC) services. These services include a team of professionals to work with ATG management to develop an Operational Readiness Plan. The Operational Readiness Plan collects valuable information, performs some analysis and serves as a useful document to assist ATG management with the successful implementation of their entry into offering communications services.

Initially, these service offerings will be provided by ATG in three markets. At start-up in April of this year, ATG will resell Incumbent Local Exchange Carrier
(ILEC) services to its customers and dial-up internet service. Later in the year, ATG will implement their own network and will be offering the following services:

                  -        Local phone service
                  -        Long distance phone service
                  -        Voice mail
                  -        Packet-Switched services
                           -        XDSL
                           -        Dial-up
                           -        Web hosting
                           -        Etc.

ATG is also investigating other services that may be offered over their network including video-on-demand.

The three phases that the Operational Readiness Plan encompasses are:

        -       Business Objective Analysis (BOA)

        - Present Method of Operation (PMO): describes the resale and initial ISP phase of the business

        - Future Method of Operations (FMO): describes the facilities-based ATG network

This document describes the BOA phase of the Operational Readiness Planning project.



         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 1

FIGURE 1. OPERATIONAL READINESS PLANNING PROCESS




                 [OPERATIONAL READINESS PLANNING PROCESS CHART]





        1. A Business Objective Analysis (BOA). The BOA is the first step in the Operational Readiness Plan. The BOA provides an analysis of corporate objectives and strategic directions as they have been understood by ATG's management team. The BOA is part of the Operational Readiness Plan and as such is not an independent document that defines strategies, planning or specific actions.

        2. A Present Method of Operation (PMO). As the second step in the Operational Readiness Plan, Lucent will develop process models that describe the way ATG will be doing business in the Resale phase of their business

        3. A Future Method of Operations (FMO). As a third component of the Operational Readiness Plan, Lucent will deliver to ATG a document which: (1) will analyze the gaps between the Present Method of Operations and where ATG wishes to be after the implementation of the Lucent network; (2) documents ATG's business processes in the Facilities-based environment; and (3) may make recommendations to improve the efficiency and effectiveness of ATG's business operations.

1.2 OBJECTIVE OF THE BUSINESS OBJECTIVE ANALYSIS (BOA) PHASE

The intent of this phase is to understand and document ATG's day-to-day and strategic directions. Both these long-term and short-term business perspectives (i.e., goals, objectives, critical success factors and problems) will be used to prioritize and guide the development of the Future Method of Operations model that will support the implementation of the Facilities-based environment. The information contained in this document was gathered in a series of interviews conducted with



         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 2

ATG executives and managers. The information obtained in the interviews was then analyzed and the models described below were produced. Dan Cruz guided the BOA team in determining the list of interviewees and was responsible for reviewing early drafts of this document.

1.3 BARRIERS TO SUCCESS

During the interview process and based upon the observations and analysis of the BOA team, there are a number of critical issues that have not been addressed or do not seem to be receiving the appropriate level of attention.

Revenue Assurance - ATG needs to be able to reconcile what it is paying for vs. what it is billing for. This includes unbundled loops from the ILECs, LD usage, etc. This will be almost impossible to do manually and will require a dedicated resource with support from appropriate information systems.

Inventory - In discussions of inventory between ATG and the NRC, no request was made to maintain a physical inventory of equipment (model numbers, serial numbers, location, etc.) This will become an especially serious issue if ATG starts providing CPE (e.g. xDSL modems).

Telemarketing - The stated strategy is that those customers with 1 -3 business lines will be telemarketed. No one in the organization appears to have decided whether this will be done internally or outsourced.

Quality and Service - ATG is pursuing a differentiation strategy based on quality and service over price. Specific instances include short provisioning intervals, accuracy (orders, bills) and superior customer service. However those things that will provide quality and service such as information systems are not in place. This compounded by the aggressive implementation schedule. This could be overcome by hiring a large number of staff, but this is both difficult and contrary to ATG's goal of minimizing the number of in-house staff.

ISP Marketing Strategy - There seems to be some confusion over the marketing strategy for Packet-switched services. The initial roll-out is going to be dial-up access at 56k. This would seem to attract the residential rather than the business customer. Will ATG be selling to business-only or business and residence customers? Also, there is uncertainty across the organization about how service is being sold - will the same sales force be used as for telephony or will there be a dedicated sales force?

ISP Support - Since ATG has made the decision to enter the dial-up ISP market, it is possible that the company will attract a large customer base. In this case there is the potential for a high volume of inquiry and trouble calls. Although the Lucent NRC is providing Tier 1 support, many call swill still have to be fielded by ATG. There is unlikely to be a sufficiently large staff in place to handle these calls effectively. This could lead to significant customer service issues.

Service Intervals - There do not deem to be any predefined intervals for how long it will take to provide service to a customer. The sales force will need to make a commitment to the customer as to when their ATG service will start, especially for customers that do not currently have ILEC service.

No predefined metrics - Most managers felt that metrics would be developed later from actual results. An initial set of measurements should be defined and captured. These can be refined as



         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 3
the business matures. If no metrics are in place it is impossible to tell how well a job is being performed or to measure improvement.

Absence of Key Executives - ATG is at a critical stage in developing its business, organizational and operational business model. However, at least two critical executive positions are not in place. A Chief Operating Officer should be overseeing the development and implementation of operating practices and procedures. A Chief Financial Officer should be taking the lead on revenue assurance and other finance-related matters.

1.4 CONCLUSIONS

As described in more detail in the rest of this document, ATG has adopted a combination of market niching and product and service differentiation strategies to support the primary goal of becoming the number one CLEC in Tier 3 and Tier 4 markets. The company has a lot of strengths, especially in the experience and contacts that the senior management team brings to the table. Thorough market research and a local focus are other areas that can help ATG be a success.

This analysis identified a number of problems that could hinder ATG's success that are not being addressed by ATG's current strategies. The most immediate of these are:

(1) THE DIFFICULTY OF ATTRACTING AND RETAINING THE NUMBER AND QUALITY OF STAFF needed to meet ATG's aggressive expansion plans. This is particularly true in the areas of technical staff (e.g. 5ESS technicians), sales (people with both local knowledge and technical expertise) and General Managers (assuming that the Brooks pipeline of proven talent is tapped out). This problem can be attributed to a number of factors including the smaller labor pool in smaller cities and a general shortage of many of these kinds of resources. This problem is difficult to overcome but could be ameliorated by an extensive and comprehensive internal training program.

(2) THE ONGOING RELIANCE OF ATG ON THE INCUMBENT CARRIERS. The foundation of ATG's business rests with ILEC facilities for the "final mile". ATG's ability to offer quality service in a timely fashion is totally dependent upon the ILEC's willingness to provide timely access to their facilities, co-location space and speedy resolution of problems. This could be partially addressed by seeking new technological solutions to providing access such as LMDS. In the short term it is essential to keep comprehensive records of ILEC performance to ascertain compliance to interconnect agreements and regulations.

(3) THE LACK OF BUSINESS AND OPERATIONS SUPPORT SYSTEMS. Quality customer service, speed of provisioning and convergent billing are all part of ATG's differentiation strategy. These are almost impossible to achieve without the support of robust, flexible OSSs. This will become especially apparent if the business grows as rapidly as predicted. This is being addressed to a high degree by partnerships with AMS and Lucent.


         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 4

2 VALUE CHAIN ANALYSIS

A company's value chain consists of the key activities or functions that it performs that add value to the product and services the company brings to the marketplace. An understanding of ATG's value chain can help determine which functions of the organization give it a competitive edge in the marketplace. It can also indicate how to maximize ATG's competitive ability by introducing new technology to support the functions that make up ATG's value chain.

Function analysis is especially important given the entrepreneurial nature of ATG. As an entrepreneurial company, the organizational structure is always in flux and the company operates without a formal chain of command. Rather people step into the breach and take on duties as the need arises. It is therefore more helpful to analyze what is done (functions performed) rather than the organizational structure of ATG.

The Value Chain Analysis highlighted eleven functions that are central to ATG delivering its products and services to its customers. The value chain model describes two major categories of functions or activities that a company performs to provide value to its customers:

PRIMARY FUNCTIONS are the key functions that are directly related to the production and delivery of products and services. For ATG, there are six primary functions:

1. SERVICE ACQUISITION - this includes acquiring components of ATG's service offerings from external sources, e.g. Qwest, Verio, US West.

2. NETWORK DEVELOPMENT - puts in place the needed infrastructure upon which ATG will build its products and services. In the Value Chain model Network Development provides the basic physical network infrastructure from design and build through integration testing.

3. SERVICE ASSURANCE - is the production engine that operates and maintains the network upon which services are built and provided to the company's subscribers.

4. MARKETING - anticipates demand to determine the requirements and characteristic of products needed to serve the company's customers now and more importantly in the future. The product and service requirements developed by the marketing function drive the network infrastructure needed to meet these requirements.

5. SALES - is responsible for bringing the products and services defined by Marketing to the end customer.

6. CUSTOMER SERVICE - is the function that interfaces with the subscribers and users of telecommunications service and ensures that the products and services are sold, perform correctly and meet the needs of the customer.

SUPPORT FUNCTIONS are activities performed by the organization in support of the primary functions. Support functions are not less important than primary functions. In fact, they may be crucial to the successful operation of the primary and support activities.

 If an organization is especially skillful at one or more of these activities, it can give the primary activities a competitive advantage over competitors who are less skilled. Such a company is considered to have a "core competency" that its competitors do not have.

For example, an organization that is extremely good at attracting and retaining key employees has an advantage over its competitors in marketplaces where key skilled individuals are scarce. This



         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 5

"core competency" for attracting and
retaining skilled employees allow the company's primary functions to operate more effectively than those of its competitors do.

The key support functions for ATG are:

1. MARKET DEVELOPMENT - the identification and development of new markets in which to do business.

2. OUTSOURCING - the procurement of relationships to perform portions of business operations.

3. HUMAN RESOURCES - deals with hiring, training, developing and separation of employees.

4. SYSTEMS DEVELOPMENT - deals with establishing and maintaining the computer hardware and software that are needed by all functions within the ATG value chain. This includes acquisition and development of application programs and operational systems needed to support both the primary and support functions of ATG.

5. FINANCIAL AND CORPORATE MANAGEMENT - deals with the basic financial and accounting functions needed by the firm. Also includes other Corporate functions such as securing funding and regulatory affairs.


FIGURE 2.                           ATG VALUE CHAIN




                            [ATG VALUE CHAIN CHART]




         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 6

3 BUSINESS FACTOR ANALYSIS

The business factors analyzed in this section are Goals and Objectives, Critical Success Factors and Problems. Goals and Critical Success Factors indicate what a company needs to achieve to be successful. In section 5, these business factors will be related to ATG's Strategies. Strategies indicate what the company will do to ensure that goals are achieved, Critical Success Factors are met and problems are overcome. The following model illustrates the relationship between these factors:




                         [BUSINESS FACTORS MODEL CHART]




FIGURE 3. BUSINESS FACTORS MODEL

3.1 GOALS AND OBJECTIVES

 "Goal" and "Objective" have very specific definitions as they are used in this document:

TERM                   DEFINITION
----                   ----------
GOAL                   A summarized statement of a major business aim that
                       supports the overall purpose and mission of the
                       organization.

OBJECTIVE              A more detailed business aim that is measurable and/or
                       quantifiable and that directly supports the achievement
                       of a goal.

                               COMPARISON OF TERMS



         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 7

3.1.1 GOALS

The following items describe the major ATG goals that were identified during the data gathering process. These goals are supported by quantifiable Objectives, which are described below:

BECOME THE NUMBER ONE CLEC IN TIER 3 AND TIER 4 MARKETS

ATG is targeting Tier 3 (100,000 - 249,000 population) and Tier 4 (20,000 - 99,999) markets. These markets are typically not targeted by current CLECs. ATG will concentrate on serving these markets and wishes to become the largest CLEC serving these markets.

BECOME THE NUMBER ONE CLEC IN EACH MARKET ENTERED

ATG will usually enter a market only if there is no competition from other CLECs. ATG wishes to become so successful in these markets that it discourages other CLECs from attempting to enter a city in which ATG is doing business.

QUICKLY EXPAND THE NUMBER OF MARKETS SERVED

ATG is entering three markets initially (Santa Rosa, CA, Tacoma, WA & Salem,
OR). It wants to expand the number of markets rapidly over the next five years.

PROVIDE A UNIQUE COMBINATION OF SERVICE OFFERINGS

ATG will provide a unique combination of services that cannot be obtained from any other single vendor. These are local phone service, long distance, voice mail and high-speed internet access.

PROVIDE TOP QUALITY PACKET-SWITCHED  SERVICES

ATG will offer leading edge packet-switched services to its customers including ADSL, SDSL and derived voice in addition to more standard services such as dial-up access and web hosting.

PROVIDE EXCELLENT CUSTOMER SERVICE

ATG will provide excellent customer service by having well-trained sales and customer service staff who are knowledgeable about both ATG's product offerings and the local community. The customer service staff will also need convenient access to all of the systems and data they need to do their job.

PRODUCE AN ACCURATE CONVERGENT BILL (ONE BILL, MANY SERVICES

ATG wishes to produce a single bill per customer that will contain information about all the services provided to the customer.

FOLLOW THE BUSINESS PLAN

Although most of the goals detailed above refer to elements of the Business Plan "Follow the Business Plan" appears to be a universal sentiment. This includes not only the things listed above but also making sure that investments are in line with revenue (i.e. don't spend $20m on systems when there is only $1m in revenue), verifying that the business plan assumptions are accurate as actual data becomes available and meeting revenue, new market and subscriber goals.



         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 8

3.1.2 OBJECTIVES

The following chart shows the objectives that support each of the goals described above:

                   Goals                                                        Supporting objectives
                   -----                                                        ---------------------
1. Become the number one CLEC in Tier 3 and Tier 4 markets   ->   Be in 50 markets by 2005
                                                             ->   Generate over $1 billion per year in revenue by 2005
                                                             ->   Break even on cash flow within 24-27 months

2. Become the number one CLEC in each market entered         ->   2 1/2% of residence lines in 5 years
                                                             ->   20% of business lines in 5 years

3. Quickly expand the number of markets served               ->   Enter 5 markets in 1999
                                                             ->   Add 2 new markets per quarter
                                                             ->   Be in 50 markets by 2005
                                                             ->   Have 20 markets in the pipeline at all times

4. Provide a unique combination of service offerings         ->   Provide local phone service, long distance service, voice mail and packet-switched services

5. Provide top quality packet-switched services              ->   Network available 99.97% of the time
                                                             ->   Begin providing service in April 1999
                                                             ->   Provide leading-edge technology

6. Provide excellent customer service                        ->   Provide customer service support 7 x 24
                                                             ->   Visit all targeted business customers within two months
                                                             ->   Resolve customer problems with one call resolution
                                                             ->   Install service on-time

7. Produce an accurate, multi-service bill                   ->   Produce bills on-time
                                                             ->   Minimize customer bill inquiry calls
                                                             ->   Present all ATG services on a single bill
                                                             ->   Provide internet access to billing information

8. Follow the business plan                                  ->   Be in 50 markets by 2005
                                                             ->   Generate over $1 billion per year in revenue by 2005
                                                             ->   Enter 5 markets in 1999
                                                             ->   Add 2 new markets per quarter
                                                             ->   Adjust business plan to market dynamics

FIGURE 4. ATG OBJECTIVES

3.2 FUNCTIONS

Functions are different from organizational units, such as Departments or Divisions. Functions are what a company does, while organizations are how the company organizes itself to perform the functions. An organization chart reflects the organizational structure of the company.



         Advanced TelCom Group, Inc. - Confidential and Proprietary       Page 9

Functions are reflected in the numerous processes that are performed and linked within the company to bring products and services to the marketplace. "Marketing" is an example of a function.

ATG Functions are described in Section 2, Value Chain Analysis.

3.3 CRITICAL SUCCESS FACTORS (CSFS)

Critical Success Factors are key factors that the organization must achieve to ensure success in meeting its goals or objectives. An example of a CSF might be the completion of a management training program for all first level managers.

GET THE NETWORK FACILITIES UP AND RUNNING ON SCHEDULE

In order to meet the revenue and penetration goals for 1999 the network facilities that are going to allow for the generation of significant revenue must be in place and working in accordance with the schedule.

IMPLEMENT EFFICIENT AND ACCURATE OPERATIONAL SUPPORT SYSTEMS (OSS)

In order to provide a high-level of customer service, fast and accurate provisioning and billing, the appropriate OSS must be in place to support the business. Especially important are Inventory Management, Order Management and Billing.

MAKE THE FIRST THREE MARKETS A SHOWCASE FOR THE COMPANY

ATG's performance in the first three markets is necessary for its future success. If these are not a success then it will not be possible to raise additional investment to expand the business.

DIFFERENTIATE ATG FROM THE ILEC AND OTHER CLECS IN MARKETS

In the eyes of the customer ATG must differentiate itself from other carriers by means other than price. This will be achieved by having a focus on building relationships within the community and providing the highest quality customer service.

NEED ACCESS TO THE RIGHT CAPITAL

In order to meet the company's expansion plans, including acquisitions, ATG must be able to get capital at a reasonable cost at the right time.

DEVELOP APPROPRIATE PARTNERSHIPS

ATG does not wish to develop a huge staff or operations infrastructure so it is relying on partners such as Lucent, Qwest, Verio and AMS to provide products and services.

INTEGRATION OF ACQUISITIONS

ATG is planning to expand by acquiring existing companies as well as building its own network. It is essential that the customers served by the acquired companies be integrated as seamlessly as possible into the ATG environment



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INTEGRATION OF THE PACKET-SWITCHING AND VOICE LINES OF BUSINESS

Traditionally, telephone companies and internet services companies have been run in quite different manners. This is due to a number of factors including the degree of regulation and the costs associated with developing a network and providing service. In order to be successful, ATG needs to bring these two cultures together to produce a seamless service offering to the end customer.

SPEED TO MARKET

ATG follows a very rigorous qualification process to determine if a market should be developed. This includes the absence of CLEC competition. Once a market has been selected it is critical that service be offered there as soon as possible before another CLEC decides to target that market.

3.4 PROBLEMS

A problem is defined as a set of factors that hinder the ability of an organization to achieve its objectives and critical success factors. An example of a problem is poorly trained employees. The major problems identified at ATG are listed below.

LACK OF QUALIFIED STAFF

With the growth of the CLEC and wireless telephony markets, it is becoming increasingly difficult to find qualified telecom personnel at reasonable salaries, especially outside of major metropolitan areas. Consequently, it will be difficult to find the quality and quantity of people needed to run the business in line with the aggressive expansion goals. A qualified staff is needed if ATG is going to compete on the basis of quality. Additionally, a current overall lack of staff is resulting in people being overworked and possibly "spread too thinly" to do all the work that needs to be done comprehensively.

COST AND PRICING OF SERVICES

The high cost of unbundled local loops, especially in California, makes it very difficult to make money. Additionally, the ILECs have been pricing xDSL services very aggressively, which makes it difficult to compete on price in this arena.

ILEC ROADBLOCKS

The ILECs obviously do not have any incentive to cooperate with ATG. Issues concerning the availability of co-location space will most likely continue to be an issue. It is unrealistic to expect that they will perform any better than the worst case scenario dictated in interconnection agreements. This puts additional emphasis on ATG to excel so that the ILEC has all the information they need correctly the first time, so they will have no excuse for performing up to the level of their agreements. Additionally, some ILECs have resisted swift and robust implementation of interconnect agreements and new FCC requirements. There have also been problems with the quality of their outside plant.



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NO TRACK RECORD

ATG has no track record of offering services in any market. This makes it hard to persuade customers, especially business customers, to put their business in the hands of an unproven company. Since ATG is not employing a low-price strategy, which might entice some customers, this may make breaking into the markets even more difficult.

LACK OF OPERATIONS SUPPORT SYSTEMS (OSS) AND BUSINESS SUPPORT SYSTEMS (BSS)

ATG needs to build a portfolio of OSSs and BSSs to support both current operations and future growth. Some systems are available but many others such as an integrated order management system and a system to compare ILEC unbundled loop charges to ATG customers will have to be developed.

INTEGRATION OF ACQUISITIONS BEFORE OPERATIONS ARE STABLE

ATG's expansion plans call for the acquisition of other CLECs and ISPs to facilitate rapid growth. If these acquisitions are made before ATG has a stable set of business processes and information systems the changes of a smooth integration are severely jeopardized.



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4 COMPETITIVE ENVIRONMENT ANALYSIS

The BOA Team collected information dealing with the competitive environment in which ATG operates and the problems and opportunities posed by that environment. The team analyzed the ability of ATG to compete in the telecommunications environment.

As an aid to analyzing this information, the BOA team developed the following models:

1.      Strengths, Weaknesses, Opportunities, Threats ("SWOT") Analysis
2.      Competitive Forces Analysis

4.1 STRENGTHS, WEAKNESSES, OPPORTUNITIES, THREATS

From the information collected as part of the Business Objective Analysis, the BOA team completed a SWOT analysis model again based on the Porter constructs. SWOT stands for Strengths, Weaknesses, Opportunities and Threats. The diagram depicts the SWOT analysis that the BOA team performed on the information gained from interviews and documents supplied by ATG.

The BOA Team developed a high-level model of the SWOT for ATG. This model provides the Team with an overall picture of ATG's planned business environment. This analysis is only a starting point and is not an in-depth analysis. It will help the ATG Executive Team capitalize on Strengths and Opportunities and position itself to overcome Weaknesses and Threats. The following diagram depicts the results of the SWOT analysis.

FIGURE 5. SWOT ANALYSIS




                             [SWOT ANALYSIS CHART]





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STRENGTHS - These are the strengths of the organization, which allow it to effectively compete in the marketplace. Strength should be built upon, especially if the competitors are weak in the area that the company is strong. The key strengths of ATG are:

        1. Start-up Funding: The company has acquired the funding it needs to begin business and is well on the way to securing additional funding.

        2. Experienced Executive Team: The executive team and many of the employees have been with a start-up company before and understand what it takes to make this kind of business successful.

        3. Unique Service Offering (Internet, Local and Long Distance Packages): - The combination of these services is currently not available from any single provider.

WEAKNESSES - The weaknesses of the organization can put it at a disadvantage, especially if competitors are strong in the areas in which the company is weak. Many of these weaknesses offset the strengths that ATG has and limit its capabilities to capitalize on the opportunities presented to the Company. The key weaknesses of ATG are:

        1. ILEC Cooperation - The ILECs have little or no incentive to provide exceptional service to ATG. Since ATG will be reliant on the ILECs to provide service to their end-customers, this could become a serious problem.

        2. Brand New Organization - It is always a challenge to build an organization from ground zero. Many new personnel have to be hired and integrated into the business quickly.

        3. New Operations Systems and Processes - An entirely new set of operations systems and operational processes can be both a strength and a weakness. However, the goal of excellent customer service could initially be compromised if the implementation of new systems and processes does not go well.

OPPORTUNITIES - These are environmental and internal factors which present opportunities for the firm to capitalize on and allow it to gain a competitive advantage. The key opportunities for ATG are:

        1. Develop Partnerships - ATG is entering into agreements with Lucent and AMS to outsource segments of their operations. Drawing on the experience of these companies provides an opportunity to benefit from their experience with other companies in the field.

        2. Convergent billing - If ATG can produce a single bill for all of the services they provide in a timely fashion this will provide a significant competitive advantage.

        3. State-of-the-art Technology - ATG is starting its internet business at the same time as xDSL technology is starting to mature. ATG has the opportunity to offer products and services in this arena that were not previously available.

        4. Automation - Since ATG has no legacy systems or processes, it can take a "green-field" approach to developing them. This allows for the opportunity to automate as much of the operations as possible, reducing costs and headcount. An example of this is "flow-through" provisioning.

        5. Industry Consolidation - The CLEC industry has spawned many new entrants over the past few years and more companies enter the fray every day. In these situations there tends to be a process of consolidation with a large number of companies eventually combining into a smaller number. This provides the opportunity for ATG to purchase other CLECs to rapidly increase its size or for ATG to be acquired and maximize investor return.



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THREATS - These are environmental and internal factors that can present threats to the competitive ability or profitability of the company. The key threats faced by ATG are:

        1. Rapidly changing technology - ATG is investing a lot of money to build a brand new network. Although ATG is using the most up-to-date technology available, the marketplace is changing so rapidly now that it is hard to judge how quickly the network may be outdated.

        2. Broad range of competitors - Although no one company can provide all of the services that ATG can, there are many companies that can provide some of these services. However, new CLECs with these capabilities are entering the market all the time.

        3. Funding uncertainty - Although ATG has proved to have extremely good contacts in the investment community, the current economic situation is subject to rapid change. This could easily effect both the availability and cost of funds for future investment.

4.2 COMPETITIVE FORCES ANALYSIS

This analysis looks at five of the forces that may affect ATG as it competes for market share in the telecommunications marketplace. This analysis is only a starting point to help identify processes and areas where ATG may place additional emphasis, to strengthen its position in the markets that it has chosen. The forces considered include Customers, Suppliers, Competitors and Regulators. The following diagram summarizes the competitive forces model.

FIGURE 6. COMPETITIVE FORCES MODEL




                        [COMPETITIVE FORCES MODEL CHART]




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CUSTOMERS

Companies may have marketing segments in which the customer has strong bargaining power. This is true if the customer has multiple companies from which to obtain the needed products and services. Buyer power influences the prices that firms can charge.

Potential customers for ATG's services will certainly have a choice of providers. The ILEC, various IXCs and ISPs will all be vying for a piece of the pie even if there are no other CLECs. This gives the customer a strong bargaining position. It is crucial to ATG's success that they are able to effectively differentiate themselves to the consumer from their competitors.

SUPPLIERS

This area of the model deals with the bargaining power of a company's suppliers and is a key factor that dictates how a company can function in the marketplace. This is especially true if the suppliers have great bargaining power and can dictate prices or quantities supplied. Environments where only one or two suppliers are the source of needed resources can be extremely constraining on the competitive strategy of a company. Such suppliers can demand high prices for their products or limit supply. For example, ATG is particularly reliant on the ILECs as suppliers of the local loop and also co-location space.

Environments where there are many suppliers who compete heavily among themselves are least restrictive. Forming strong alliances with key suppliers is an effective strategy many U.S. companies are implementing to ensure a source of supply at reasonable prices and with the quality needed. If ATG meets its growth projections it will have significant bargaining power with other categories of suppliers such as equipment manufacturers (e.g. Lucent, Diamond Lane) and Long Distance carriers (e.g. Qwest).

COMPETITORS

These are the other companies that offer the same or similar products. The effectiveness of these competitors and the strategies they employ (e.g., low cost, product and service differentiation, targeting niches of customers) dictate how the company must react to overcome the threats posed by these competitors. The key competitors faced by ATG are:

~       Incumbent Local Exchange Carriers (ILECs)
~ Other CLECs - As of 1/5/99 there are 90 facilities-based CLECs doing business in California, and 87 resellers. In Washington state there were 52 facilities-based CLECs (12/23/98).
~       Inter Exchange Carriers (IXCs)
        ->      Sprint
        ->      AT&T
        ->      MCI-Worldcom
~       Wireless Companies
~ Internet Service Providers (ISPs) for xDSL services e.g. CNM Network, Pages3, DSLnetworks, ILECs.

Although none of these competitors can singly offer the same services and billing arrangements as ATG, they can between them provide significant price competition.



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REGULATORS

In many industries, regulatory agencies greatly influence the environment in which competitors operate. The telecommunications industry in the U.S. is a prime example of such an environment. Telecommunications companies who can interact effectively with the regulatory bodies often position themselves competitively in the industry. Regulatory decisions often affect the directions of the entire industry.

There are many unresolved issues as a result of the 1996 Telecom Act and the picture has been clouded further by Supreme Court ruling on the regulatory control of the Telecom Act and the pricing of unbundled network elements (UNEs). ATG is especially sensitive to these issues, as it will be relying on the ILEC for the local loop, at least in the short to medium term. Changes in pricing and access could have a significant effect on ATG's business plan.

SUBSTITUTE PRODUCTS

It is important to analyze the development of substitute products as they can change the whole nature of competition in an industry. Wireless technology can be viewed as a substitute product that could radically change the environment in which ATG operates. The advent of cheaper and more effective cellular and fixed wireless technology could challenge the current network infrastructure that ATG has put in place. Customers of the future may not be burdened with having to have wires to communicate. More importantly, future customers of wireless may not need to obtain service from a telephone company that is geographically located close to the customer. Customers with such a capability will have a great deal of bargaining power in obtaining their telecommunication services.

Internet telephony is another possible substitute for traditional telephone service. This service is growing rapidly in popularity and currently operates in an unregulated environment.

Cable Modems can provide the same high-speed internet access as the xDSL technology being employed by ATG. AT&T's acquisition of TCI and alliances with other cable companies such as Time Warner will probably speed the availability of telephony services through cable plant. However, the small business segment of the market that ATG is targeting is not currently well served by the cable industry.



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5 STRATEGY ANALYSIS

Strategies set by an organization indicate the broad directions that must be undertaken in order to:

->      Achieve the organizational goals
->      Ensure that critical success factors are met
->      Capitalize on opportunities presented to the company
->      Leverage the company's strengths
->      Overcome problems and company weaknesses
->      Meet threats facing the company

Goals, Critical Success Factors and opportunities are indicators of what it is important for a company to achieve. Strategies indicate how the company will go about achieving what it considers important.

5.1 KEY STRATEGIC DIRECTIONS

The first thing a company must do is to determine whether it will complete broadly in its marketplace or to concentrate or segments of its marketplace (Niching). Once that decision is made then the company must decide if it will compete by being the low cost producer of services or by differentiating its product or service to the marketplace it competes in.

A differentiation strategy concentrates on valuing or differentiating the product or service in the eyes of the buyer. If done successfully the service is so prized that the buyer is willing to pay a premium for the product.

ATG has chosen a niche strategy by concentrating on providing service to small business / high-end residential market segment within specific geographical markets where there is minimal CLEC competition. To execute this strategy requires that ATG choose suitable markets and provide an attractive combination of services that the customer cannot receive elsewhere. Key supporting strategies to accomplish this are:

        1.      CONCENTRATE ON TIER 3 AND TIER 4 MARKETS

                ~       Tier 3: 154 cities with a population of (epsilon)100,000
                        < 249,000
                ~       Tier 4: 1152 cities with a population of (epsilon)29,000
                        < 100,000
                ~       (epsilon) 50,000 business lines
                ~       (epsilon) 100,000 residence lines

        2.      PERFORM IN-DEPTH MARKETING ANALYSIS TO QUALIFY MARKETS

                ~       Minimal CLEC presence
                ~       Cooperative local government
                ~       Favorable regulatory climate
                ~       Favorable ILEC tariff structure

        3.      PROVIDE A UNIQUE MIX OF TELECOMMUNICATIONS PRODUCTS TO CUSTOMERS



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                ~       Local
                ~       Voice mail
                ~       Internet Services
                ~       Long Distance
                ~       Convergent bill

ATG is also pursuing a strategy of differentiation from its competitors based on a local presence and excellent customer service. Key supporting strategies to accomplish this are:

        1.      PUT THE "LOCAL" BACK IN LOCAL SERVICE

                ~ Having a downtown ATG office where customers can pay their bill or talk to an ATG representative.
                ~ Having sales representatives personally visit all customers with 4 or more lines
                ~ Hiring people with knowledge of the geographic area in which they are working.

        2.      PROVIDE EXCELLENT CUSTOMER SERVICE

                ~       Hiring knowledgeable people.
                ~       Resolving as many issues as possible with only one call
                        to ATG.
                ~       Always having the phone answered by a human being (not
                        voice mail).

        3.      PROVIDE LEADING-EDGE PACKET-SWITCHED PRODUCTS

                ~       Currently ADSL and SDSL.
                ~       Become an early adopter of new technologies.

Additional key strategies that are required of ATG to achieve the desired goals, meet Critical Success Factors and overcome the identified problems are summarized as follows:

        1. STRATEGIC OUTSOURCING OF OPERATIONS WHERE IT MAKES ECONOMIC AND BUSINESS SENSE

                ~ Outsourcing network operations to providers of networking services such as Lucent who can provide more sophisticated network provisioning and maintenance at low cost due to economies of scale they have by providing services to a broad range of telephone companies. This will also allow ATG to minimize the size of its internal organization.

                ~ Outsourcing billing and billing mediation operations to AMS.


5.2 SIGNIFICANT RELATIONSHIPS

The following key relationships between strategies, goals, and functions have been identified:

1.      Strategies key to attaining goals set by ATG
2.      Strategies key to ensuring critical success factors are met
3.      Strategies key to overcoming problem areas
4.      Functions most important to the successful execution of the strategies.

These relationships are described in detail below.



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5.2.1 CORPORATE STRATEGIES IMPORTANT FOR ACHIEVEMENT OF STRATEGIC GOALS

There is a key relationship between corporate strategies and ATG's goals. The strategies are essential to achieving the goals. Furthermore, the goals have an impact on how the strategies themselves are devised and executed.

In the following matrix, strategies are listed horizontally and goals are listed vertically. If the BOA team found that a goal is supported by a strategy, they checked the appropriate row and column. The more checks in a row, the more important a strategy is to meeting the goals of the organization.

FIGURE 7. STRATEGIES SUPPORTING GOALS MATRIX

                                                                                GOALS
                                    --------------------------------------------------------------------------------------------
                                                                       Unique    Top quality  Excellent    Accurate      Follow
                                    #1 CLEC in  #1 CLEC in  Expand #   service     Internet   customer   Multi-service  Business
MAJOR STRATEGIES                    Tier 3 & 4    market    markets   offerings    service    service        bill         Plan
----------------                    ----------    ------    -------   ---------    -------    -------        ----         ----
Concentrate on Tier 3 & 4 Markets        X                     X                                                            X
Pre-qualify markets                      X           X         X                                                            X
Provide unique product mix               X           X                    X                                                 X
Emphasize local service                  X           X                                           X
Differentiate through excellent
 customer service                        X           X                                           X
Provide "leading edge" technology                    X                    X           X
Strategic outsourcing                    X                                                       X            X


This matrix shows that most of the corporate strategies are directed at the following Corporate goals:

1.       Become the #1 CLEC in Tier 3 & 4 Markets
2.       Become the #1 CLEC in each market entered

The following goals have the fewest supporting strategies:

1.       Provide top quality packet-switched service
2.       Produce an accurate, multi-service bill

The two strategies most key to achieving the strategic goals of the company are:

1.       Perform In-depth market analysis
2.       Provide a unique mix of telecommunications products to customers



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5.2.2 CORPORATE STRATEGIES IMPORTANT FOR ACHIEVING CRITICAL SUCCESS FACTORS
      (CSFS)

Corporate strategies have been derived from the interviews conducted with various ATG executives. The relationship between corporate strategies and critical success factors is important because specific strategies will be instrumental in ensuring the Critical Success Factors are met. The relationships have been established from interviews and various documents provided by ATG and are documented in the following matrix

FIGURE 8. STRATEGIES SUPPORTING CSFS MATRIX

                                                                        CSFS
                        ------------------------------------------------------------------------------------------------------------
                                                 1st 3                  Access to
                        Network on  Efficient   markets                  quality                  Integrate    Merge Voice  Speed to
MAJOR STRATEGIES         schedule     OSS      showcase  Differentiate   capital   Partnerships  Acquisitions  & Internet    Market
----------------         --------     ---      --------  -------------   -------   ------------  ------------  ----------    ------
Concentrate on Tier
 3 & 4 Markets                                                              X
Pre-qualify markets                               X                         X                          X
Provide unique product
 mix                                              X            X
Emphasize local service                           X            X
Provide excellent
 customer service                                 X            X                                       X
Provide "leading edge"
 technology                                       X            X                                                    X
Strategic outsourcing        X         X          X                                      X                                      X


In this matrix, strategies are listed horizontally and Critical Success Factors are listed vertically. If the BOA team found that a strategy helps fulfill a CSF, they checked the appropriate row and column. The more checks in a column, the more important is a strategy to ensuring that Critical Success Factors are met.

The matrix identifies that most strategies will play a key role in meeting the following Critical Success Factors:

1.       Make the first three markets a showplace for the company
2.       Differentiate ATG from the ILEC and other CLECs in the market

The following Critical Success Factors have the least number of supporting strategies

1.       Get network facilities up and running on schedule
2.       Implement efficient and accurate Operational Support Systems
3.       Develop appropriate partnerships
4.       Integration of the Internet and Voice lines of business
5.       Speed to market



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The strategies most key to meeting the critical success factors are:

1.       Strategic outsourcing
2.       Perform In-depth market analysis
3.       Provide excellent customer service
4.       Provide leading-edge packet-switched products

5.2.3 CORPORATE STRATEGIES IMPORTANT FOR ADDRESSING PROBLEMS

Mapping corporate strategies to problems highlights those strategies which are key to addressing problems that will prevent the meeting of goals.

In the following matrix, strategies are listed horizontally and problems affecting the attainment of goals are listed vertically. If the BOA team found that a strategy could help overcome a problem, they checked the appropriate row and column. The more checks in a column, the more important the strategy is to overcoming problems.

FIGURE 9. STRATEGIES ADDRESSING PROBLEMS MATRIX

                                                                             PROBLEMS
                                           ------------------------------------------------------------------------------
                                            Lack of       Cost &                          No       Lack
                                           Qualified    Pricing of        ILEC          track       of        Premature
MAJOR STRATEGIES                             Staff       Services      Cooperation      record      OSS       Integration
----------------                             -----       --------      -----------      ------      ---       -----------
Concentrate on Tier 3 & 4 Markets
Pre-qualify markets
Provide unique product mix                                   X                             X
Emphasize local service                                      X                             X
Provide excellent customer service                           X                             X
Provide "leading edge" technology                            X                             X
Strategic outsourcing                          X                                           X         X


This matrix identifies that the most strategies are directed at the following problems:

1.       Cost and Pricing of services
2.       No track record

The following problems have the least number of supporting strategies:

1.       ILEC roadblocks
2.       Lack of qualified staff
3.       Lack of OSS



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The strategy most key to overcoming problems is:

1.       Strategic outsourcing

5.2.4 FUNCTIONS SUPPORTING STRATEGY EXECUTION

Strategies are what the company does to achieve its goals, ensure the Critical Success Factors are met and address the major problems facing it. Functions are groupings of major activities performed within the organizational structure of the company. Organizations performing functions are how a company goes about executing its strategies.

Mapping corporate strategies to functions performed by the enterprise highlights those functions that are key to successful execution of the corporate strategies. The matrix below indicates which of the ATG value chain functions play a role in carrying out the major strategies of the company.

FIGURE 10. FUNCTIONS SUPPORTING STRATEGY EXECUTION MATRIX

                                                                  FUNCTIONS
                                      ----------------------------------------------------------------
                                         Service    Network       Service                     Customer
MAJOR STRATEGIES                      Acquisitions  Development  Assurance  Marketing  Sales  Service
----------------                      ------------  -----------  ---------  ---------  -----  -------
Concentrate on Tier 3 & 4 Markets                                               X
Pre-qualify markets
Provide unique product mix                 X             X                      X
Emphasize local service                                               X         X        X       X
Provide excellent customer service                                    X                  X       X
Provide "leading edge" technology          X             X            X
Strategic outsourcing                      X                          X

                                                              FUNCTIONS
                                      -------------------------------------------------------------
                                          Market                   Human      Systems    Corporate
MAJOR STRATEGIES                       Development  Outsourcing  Resources  Development  Management
----------------                       -----------  -----------  ---------  -----------  ----------
Concentrate on Tier 3 & 4 Markets            X
Pre-qualify markets                          X                                                X
Provide unique product mix                                                        X
Emphasize local service
Provide excellent customer service                       X           X            X
Provide "leading edge" technology                        X                        X
Strategic outsourcing                                    X                                    X

The columns of this matrix list the ATG functions while the strategies are listed in the rows of the matrix. If the BOA team found that a function supports a strategy, they checked the appropriate row and column. The more checks in a column, the more important a function is to the execution of the ATG strategic directions.



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To properly assess the importance of a function, we need to understand how important a strategy is to achieving goals, meeting Critical Success Factors and overcoming problems. The following table indicates how many goals, Critical Success Factors and problems are addressed by each strategy. This table was derived from the matrices developed earlier in this chapter. The numeric weight column represents an overall importance of a strategy derived by adding the number of goals, Critical Success Factors and problems addressed by that strategy.

FIGURE 11. STRATEGY WEIGHTS

       STRATEGIES                      GOALS   CSFS   PROBLEMS  WEIGHT
       ----------                      -----   ----   --------  ------
Concentrate on Tier 3 & 4 Markets        3       1       0        4
Pre-qualify markets                      4       3       0        7
Provide unique product mix               4       2       2        8
Emphasize local service                  3       2       2        7
Provide excellent customer service       3       3       2        8
Provide "leading edge" technology        3       3       2        8
Strategic outsourcing                    3       5       3       11

The following chart pictorially depicts the importance of each strategy to addressing the goals, CFSs and problems of ATG:



                [IMPACT OF STRATEGIES ON BUSINESS FACTORS CHART]



FIGURE 12. IMPACT OF STRATEGIES ON BUSINESS FACTORS CHART

As can be seen, the strategies contributing the most to addressing the major goals, Critical Success Factors and problems of ATG are:



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1.       Strategic outsourcing
2.       Provide excellent customer service
3.       Provide unique product mix
4.       Provide leading-edge internet products

The following diagram illustrates the relationship between functions and strategies:




      [RELATIONSHIP OF FUNCTIONS TO STRATEGIES AND BUSINESS FACTORS CHART]




FIGURE 13. RELATIONSHIP OF FUNCTIONS TO STRATEGIES AND BUSINESS FACTORS

Applying the weight of each strategy to the functions that play a role in executing the strategy provides us with view of the relative importance of each function to strategy execution:


                                      Service      Network     Service                     Customer
Strategies                          Acquisition  Development  Assurance  Marketing  Sales  Service
----------                          -----------  -----------  ---------  ---------  -----  --------
Concentrate on Tier 3 & 4 Markets                                          4
Pre-qualify markets
Provide unique product mix              8           8
Emphasize local service                                          7         7         7        7
Provide excellent customer service                               8         8         8        8
Provide "leading edge" technology       8           8            8
Strategic outsourcing                  11                       11

Total                                  27          16           34        19                 15


                                      Market                    Human      Systems    Corporate
Strategies                          Development  Outsourcing  Resources  Development  Management
----------                          -----------  -----------  ---------  -----------  ----------
Concentrate on Tier 3 & 4 Markets        4
Pre-qualify markets                      7                                                7
Provide unique product mix                                                     8
Emphasize local service
Provide excellent customer service                    8           8            8
Provide "leading edge" technology                     8                        8
Strategic outsourcing                                11                                  10

Total                                   11           27           8           24         17

FIGURE 14. IMPACT OF FUNCTIONS ON STATED STRATEGIES MATRIX



         Advanced TelCom Group, Inc. - Confidential and Proprietary      Page 26

The following chart pictorially depicts the importance of functions to addressing the currently stated strategies of ATG:




                [IMPACT OF FUNCTIONS ON STATED STRATEGIES CHART]




FIGURE 15. IMPACT OF FUNCTIONS ON STATED STRATEGIES CHART

The chart above shows us that the functions of Service Assurance, Service Acquisition, Outsourcing and Systems Development are most key to the execution of strategies that will ensure that ATG's key goals are attained, the critical success factors are met and the major problems facing the company are overcome.

5.3 OBJECTIVES BY FUNCTION

The following are objectives that must be met by the specified functions in order for ATG to be successful:

FUNCTION                                     OBJECTIVES
--------                                     ----------
SERVICE ACQUISITION      1.       Select and negotiate agreements with IXCs
                         2.       Negotiate agreement with Verio
NETWORK DEVELOPMENT      1.       Deliver initial 3 networks on time
                         2.       Provide dial-up internet services by 4/1/99
SERVICE ASSURANCE        1.       Provision service within 24 hours
                         2.       Network up 99.97% of the time
                         3.       7 X 24 hour operation for customer calls
                         4.       Always have phone answered by a person



         Advanced TelCom Group, Inc. - Confidential and Proprietary      Page 27

FUNCTION                                     OBJECTIVES
--------                                     ----------
MARKETING                1.       Develop product catalog
                         2.       Develop service metrics
SALES                    1.       $1-1/2 to 2-1/2 million in sales in 1999
                         2.       25% Business lines in 5 years
                         3.       2-1/2% Residence lines in 5 years
                         4.       Sign up 10% of community
                         5.       Telemarket all customers with 1-3 lines
                         6.       Sales Reps visit 12 accounts daily
                         7.       Visit all customers > 3 lines within the first two months of operations
CUSTOMER SERVICE         1.       M & P's in place at start-up
                         2.       Provide excellent customer service
                         3.       Order rejection errors 10% or less
                         4.       Produce accurate, timely bill
MARKET DEVELOPMENT       1.       20 markets in funnel
                         2.       Identify and qualify new markets
                         3.       Be in 50 markets in 5 years
OUTSOURCING              1.       Negotiate and monitor billing agreement with AMS
                         2.       Negotiate and monitor services agreement with Lucent
HUMAN RESOURCES          1.       Hire resources in timely fashion as needed
                         2.       Develop training plans
                         3.       Develop employee retention programs
SYSTEMS DEVELOPMENT      1.       Provide accurate billing 5/1/99
                         2.       On-line billing service
                         3.       Produce multi-service bill
                         4.       Provide flow-through provisioning solution
FINANCIAL AND            1.       Raise required capital
CORPORATE MANAGEMENT     2.       Satisfy PUC and FCC requirements
                         3.       Control fixed assets
                         4.       Obtain certification in target states
                         5.       Ensure ILEC compliance to Interconnect agreements
                         6.       Ensure all ILEC-billed lines and LD billed usage is billed to ATG customers



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

APPENDIX A: HOW THE BUSINESS OBJECTIVE ANALYSIS REPORT WAS PRODUCED

The process of preparing this document was divided into four stages:

        ->      Gather data
        ->      Analyze the information
        ->      Summarize and consolidate the information
        ->      Develop this Business Objective Analysis to present the team's conclusions.

INFORMATION GATHERING BY INTERVIEWS

To gather key business information, the project team arranged interviews with executives throughout ATG. Before the start of the interviews, questionnaires were developed. The questions that were asked during the executive interviews are listed in Appendix A.

The project team then met with the executives who were to be interviewed to discuss and explain each question and document their answers. A total of 20 interviews were conducted with senior and operational executives. After each interview, the interview team met to consolidate their notes into a single view of the questionnaire.

INFORMATION GATHERING BY DOCUMENT REVIEW

Along with the interviews, there were key documents that were a valuable source of information for the Business Operations Analysis. Please see Appendix A for a list. The project team reviewed each of these documents to identify executive strategies and key business perspectives. Similar to the interview questionnaires, these documents were used as a reference for the documentation and analysis of key relationships.

INFORMATION ANALYSIS BY TELECOMMUNICATIONS SUBJECT MATTER EXPERTS

The BOA team includes telecommunications subject matter experts. They have broad experience in telephone company operations and are able to provide insights into methods, information needs and customer service operations. They were able to build models of processes that make up a modern phone company and apply their knowledge of current trends to the development of this document.



         Advanced TelCom Group, Inc. - Confidential and Proprietary      Page 29

INFORMATION ANALYSIS, CONSOLIDATION AND DOCUMENTATION OF CONCLUSIONS

Information from interviews, documents and subject matter experts was collated. It was then used to create ATG Strategy Models, which are representations of business factors such as ATG goals, objectives, critical success factors etc. These Strategy Models are known as "objects'.

        OBJECT                            DEFINITION
        ------                            ----------
Problems                          Difficulties within the ATG business environment
Critical Success Factors          What is critical to the success of ATG
Functions                         What ATG does to deliver products and services
Opportunities                     Events that ATG should capitalize on
Objectives                        Measurements  to track the success of ATG business
Goals                             What ATG wants to achieve



         Advanced TelCom Group, Inc. - Confidential and Proprietary      Page 30

APPENDIX B: SOURCES OF INFORMATION

The following sources of information were used for the analysis that leads to the conclusions in the Business Objective Analysis.

INTERVIEW QUESTIONNAIRE

ATG OPERATIONAL EXECUTIVE INTERVIEW QUESTIONS

The following questions were used to guide the information gathering during the interviews with operational executives:

1.      What is the primary business function that your organization supports?
2.      What are the major goals of your organization?
3. For each goal, please list measurable and / or quantifiable objectives that are necessary to achieve each goal?
4. What are the most important factors ("critical success factors") that are under your control and that are absolutely necessary to achieve your goals (i.e. what things absolutely must happen in order to achieve your goals)?
5. What other groups within ATG does your organization interact with, and for what purpose?
6. What are the major problems (internal or external) that are limiting your organization's ability to meet its goals?
7.      What do you think is the solution to each of these problems?
8.      What are your organization's priorities during the next 12 months?
9.      What are your organization's priorities over the next 5 years?



         Advanced TelCom Group, Inc. - Confidential and Proprietary      Page 31

DOCUMENTS

The following ATG documents were consulted in the course of gathering information:

                          ATG DOCUMENTS
1.      Advanced TelCom Group - Building on Success ... Creating the #1 CLEC in
        Tier 3 & 4 Markets (Presentation)
2.      Advanced TelCom Group, Inc. - Market Selection Process, 12/14/98
        (Presentation)
3.      ATG Information Technology Plan, January 28, 1999 (Presentation)
4.      ATG High-Level OSS / BSS Project Scope, December 1998
5.      1999 New Market Development Goals
6.      An ATG CSR Perspective - Customer Management Systems and Procedures
7.      ATG Customer and Line Forecast
8.      ATG - Competitive Local Exchange Carrier Business Functions
9.      ATG Draft v.01 OSS/BSS IT Architecture - Resale Only
10.     ATG Draft v.03 OSS/BSS IT Architecture
11.     ATG's High Availability Server Architecture Santa Rosa, CA Dec. 1, 1998
12.     ATG Product Codes
13.     ATG Site Roll-out 12/10/98
14.     RESALE SERVICE QUESTIONS FOR ATG
15.     DATA EXCHANGE AGREEMENT FOR THE DISTRIBUTION OF INTRALATA MESSAGE DETAIL
        AND/OR THE SETTLEMENT OF INTRALATA MESSAGE REVENUE BETWEEN PACIFIC BELL
        AND .........
16.     Resale User Guide Basic Information and Order Preparation Pacific Bell
        Industry Operations October 12, 1998
17.     Colorado US West Interconnect Agreement
18.     Idaho US West Interconnect Agreement
19.     Nevada Bell Proposed Interconnect Agreement
20.     Oregon US West Interconnect Agreement
21.     Washington US West Interconnect Agreement
22.     Olympia, Washington Business Plan, 12/8/1998
23.     ATG's Packet Switched Services (Presentation)



         Advanced TelCom Group, Inc. - Confidential and Proprietary      Page 32

INTERVIEWEES


       PERSON               TITLE                                   COMPANY     FUNCTIONAL AREA                PHONE
       ------               -----                                   -------     ---------------                -----
1    Bruce Peterson     VP Engineering                                DCI     Order Management             (206) 447-9620
                                                                                                           (425) 269-3426
2    Charlene Curry     Controller                                    ATG     Finance & Accounting         (707) 535-8998
3    Chris Ward         VP Internet Services                          ATG     Internet Network,            (707) 535-8915
                                                                              Products & Services
4    Chuck Seefloth     Exec. Dir. Field & Engineering Operations     ATG     Voice Network &              (707) 535-8943
                                                                              Field Operations
5    Curt Wheeling      Sr. VP Marketing & Business Development       ATG     Voice Product                (707) 535-8935
                                                                              Marketing
6    Dan Cruz           VP & Chief Systems Officer                    ATG     Enterprise network,          (707) 535-8902
                                                                              OSS, BSS, &
                                                                              Corporate Operations
7    Dan Fee            Regional VP (CA)                              ATG     Sales & Field Operations     (707) 568-3888
8    Dave Anderson      Principal                                     AMS     Billing, mediation, &        (703) 227-7546
                                                                              CABS                         (202) 253-5912
9    Dave Henderson     Sr. Principal                                 AMS     Information Technology &     (972) 569-9190
                                                                              external interfaces
10   Dean Handy         Dir. Switch Engineering                       ATG     Switching, mediation,        (707) 535-8969
                                                                              external interfaces
11   Gary Hunt          Manager Shared Tenant Services                ATG     Sales, voice products,       707-535-8945
                                                                              voice service
                                                                              offerings, training
12   John Harkin        Dir. Internet Technology                      ATG     Internet network &           (707) 535-8914
                                                                              service delivery
                                                                              technology
13   Kath Thomas        VP Regulatory & Public Policy                 ATG     Regulatory Affairs           (707) 535-8999
14   Lee Hsaio          Manager Internal Information Technology       ATG     Internal IT network          (707) 535-8980
                                                                              (LAN/WAN), servers
                                                                              & desktops
15   Luis Aguilar       Exec. Dir. Sales & Field Operations           ATG     Business development,        (707) 535-8940
                                                                              mergers, acquisitions,
                                                                              sales, & field
                                                                              operations
16   Mark Ritter        VP New Market Development                     ATG     Expansions &                 (703) 421-5249
                                                                              Acquisitions                 (707) 535-8975
17   Mike Black         Sr. VP Sales & Field Operations               ATG     Sales and Field              (520) 571-7185
                                                                              Operations                   (707) 535-8905
18   Mike Kimsey        Exec. Dir. Customer Service                   ATG     Corporate and Field          (916) 631-1731
                                                                              Customer Services            (707) 535-8955
19   Ron Wynes          Dir. Transmission Engineering                 ATG     Network co-location,         (707) 535-8911
                                                                              transmission, transport
                                                                              & access



         Advanced TelCom Group, Inc. - Confidential and Proprietary      Page 33

       PERSON               TITLE                                   COMPANY     FUNCTIONAL AREA                PHONE
       ------               -----                                   -------     ---------------                -----
20   Scott Shultis      Manager Internet Products & Services          ATG     Internet Products &          (707) 535-8916
                                                                              Services
21   Sheila Botein      Sr. Principal                                 AMS     Resale requirements,         (650) 508-5332
                                                                              methods & procedures
22   Steve Farmiloe     Sales Manager                                 ATG     Sales                        (707) 568-3888
23   Steve Roth         Regional VP (OR) & (WA)                       ATG     Sales & Field                (360) 570-1504
                                                                              Operations
24   Tony Rivera        Exec. Dir. Long Distance Services             ATG     Long distance                (707) 535-8950
                                                                              products & services
25   Traci Johnson      HR Manager                                    ATG     Human Resources              (707) 535-8906



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


[ATG LOGO[
                                    EXHIBIT L
                                     TO THE
                            GENERAL SUPPLY AGREEMENT


                           ADVANCED TELCOM GROUP, INC.


                            OPERATIONS READINESS PLAN

                          PRESENT METHOD OF OPERATIONS

                         Version 1.5 (Draft for Review)
                                  June 04, 1999


                          Prepared In Cooperation With

                            LUCENT TECHNOLOGIES INC.
                            Global Network Operations



           Advanced TelCom Group, Inc. - Confidential and Proprietary

                                Table of Contents

1   EXECUTIVE SUMMARY.................................................................3
  1.1   OBJECTIVE OF THE OPERATIONAL READINESS PLAN...................................3
  1.2   OBJECTIVE OF THE PRESENT METHOD OF OPERATIONS (PMO) PHASE.....................5
  1.3   SCOPE.........................................................................5
  1.4   APPROACH......................................................................5
  1.5   PROCESSES MODELED.............................................................7
2   INTRODUCTION......................................................................8
  2.1   REFERENCES....................................................................8
  2.2   DATA COLLECTION...............................................................9
  2.3   ACRONYMS.....................................................................11
3   EXISTING INFRASTRUCTURE..........................................................13
  3.1   INFORMATION SYSTEMS..........................................................13
  3.2   SERVICE PROVIDERS............................................................13
  3.3   NETWORK INFRASTRUCTURE.......................................................14
  3.4   SERVICES OFFERED.............................................................15
4   ORGANIZATIONAL STRUCTURE ANALYSIS................................................16
  4.1   CORPORATE ORGANIZATIONAL STRUCTURE...........................................16
  4.2   CURRENT BRANCH ORGANIZATION..................................................19
    4.2.1   Specific Job Responsibilities............................................19
  4.3   OUTSOURCED OPERATIONS........................................................21
    4.3.1   Trouble Management.......................................................21
    4.3.2   Billing Operations.......................................................21
  4.4   ORGANIZATIONAL RECOMMENDATIONS...............................................22
5   PROCESS FLOWS....................................................................24
  5.1   PROSPECTING..................................................................25
  5.2   PRE-ORDER....................................................................27
  5.3   ORDER MANAGEMENT FOR MIGRATE AS IS ORDERS....................................30
  5.4   ORDER MANAGEMENT FOR MOVE/ADD/CHANGE ORDERS..................................32
  5.5   ISP ORDER MANAGEMENT.........................................................34
  5.6   TELEPHONY TROUBLE MANAGEMENT.................................................36
  5.7   ISP TROUBLE MANAGEMENT.......................................................39



           Advanced TelCom Group, Inc. - Confidential and Proprietary
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1       EXECUTIVE SUMMARY

1.1 OBJECTIVE OF THE OPERATIONAL READINESS PLAN

Advanced TelCom Group, Inc. (ATG) has contracted with Lucent Technologies Professional Services to provide a full range of Network Reliability Center
(NRC) services along with American Management Systems (AMS) providing billing and other revenue assurance outsourcing services and Digital Counterpart Inc.
(DCI) providing an order entry and order tracking solution. These services include a team of professionals to work with ATG management to develop an Operational Readiness Plan. The Operational Readiness Plan collects valuable information, performs analysis and serves as a useful document to assist ATG management with the successful implementation of their entry into offering integrated communications services. Initially, these service offerings will be provided by ATG in three markets. At start-up in April of this year, ATG will resell Incumbent Local Exchange Carrier (ILEC) and Internet Dial-up services to its customers. As resale and Dial-up services are being delivered to business customers, ATG will be building their own network and will be in the final stages of offering the following Facilities-based services:

        -       Local phone service
        -       Long distance phone service
        -       Voice mail
        - Internet services (Dial-up, xDSL, Web Hosting, Web Content, etc.)


The four phases that the Operational Readiness Plan encompasses are:

        -       Business Objective Analysis (BOA)
        - Present Method of Operations (PMO): describes the ILEC resale and Internet dial-up phase of the ATG business
        - Interim Method of Operations (IMO): describes the continued resale and initial facilities-based phase of the ATG business
        - Future Method of Operations (FMO): describes the predominantly facilities-based phase of the ATG business. This phase will be covered as part of Project Cabernet which will produce a fully automated Order Management solution.

This document describes the PMO phase of the Operational Readiness Planning project.



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



                                  [FLOW CHART]



1. A BUSINESS OBJECTIVE ANALYSIS (BOA). Completion of the BOA on April 15, 1999 was the first step in the Operational Readiness Plan. The BOA provides an analysis of corporate objectives and strategic directions as they have been understood by ATG's management team. The BOA is part of the Operational Readiness Plan and as such is not an independent document that defines strategies, planning or specific actions.

2. A PRESENT METHOD OF OPERATION (PMO). As the second step in the Operational Readiness Plan, Lucent will develop process models that describe the way ATG will be doing business in the Resale and Internet Dial-up phase of their business.

3. AN INTERIM METHOD OF OPERATIONS (IMO). As a third component of the Operational Readiness Plan, Lucent will deliver to ATG a document which:
        (1) will analyze the gaps between the Present Method of Operations and where ATG wishes to be after the implementation of the Lucent network;
        (2) documents ATG's business processes in the Facilities-based environment; and (3) may make recommendations to improve the efficiency and effectiveness of ATG's business operations.

        There may be additional iterations of the IMO as a result of opportunities for continuous process improvement during the early stages of the Facilities-based environment.

4. A FUTURE METHOD OF OPERATIONS (FMO). In this phase, the Plan will be updated to reflect the changes that are introduced as a result of the mechanization of the Order Management function (Project Cabernet).




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

1.2 OBJECTIVE OF THE PRESENT METHOD OF OPERATIONS (PMO) PHASE
The intent of this phase is to understand and document ATG's business plans and strategies for entering the telecommunications market by reselling ILEC voice services and offering ATG Internet dial-up data services to its customers. This information will be used in constructing the future state processes in the FMO phase. The specific Process Flows include Prospecting, Pre-Order, Order Management, Customer Service, Customer Care/Trouble Management, and Billing. This valuable information will be used for gap analysis that must be addressed in the FMO.

1.3   SCOPE
The PMO initiative and this document only pertains to those start-up services offered for resale and Internet dial-up by ATG in the markets it is entering. ATG plans to resell certain ILEC services and offer ATG branded Internet dial-up data services in the three market areas identified for start-up, while the Lucent switches are being installed and processes and procedures are developed to begin offering integrated voice and data services in a Facilities-based environment. The ILEC services that ATG plans to offer for resale during this start-up phase include POTS lines, business trunks, Centrex services, ISDN services, Voice Mail services, and Internet (standard dial-up and ISDN connectivity). During facilities-based operations, ATG be required to continue to offer voice services via ILEC Unbundled Network Elements (UNEs) often referred to as Unbundled Loops.

1.4   APPROACH
The PMO was developed using the following approach:

1. IDENTIFY THE START-UP SERVICES AND PRODUCTS TO BE OFFERED

After several key meetings and working sessions with the appropriate ATG managers it was determined that ATG's start-up offering would be as a reseller of ILEC and ATG branded Internet Dial-up services to its customers.

2. EXAMINE EXISTING DOCUMENTS, PROCESSES AND DATA

Draft Requirements, Methods, and Procedures developed by AMS and DCI were reviewed and updated, and ATG Business Plans and Market Selection processes were reviewed to develop process work flows and analyze the present method of operation. This analysis provides an assessment of how well the goals and objectives of ATG, as identified in the BOA are likely to be met.

3.  MEET WITH KEY ATG MANAGERS

The Lucent Team conducted or participated in strategy sessions and meetings with ATG managers and Subject Matter Experts (SMEs) to discuss plans for customer service, processing information for Local, Internet and Long Distance services and merging these procedures for operations usability. Most of the process data was extracted from information provided by other partners who had previously developed some ATG operations methods and procedures for use during the voice resale and dial-up data phase.



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

4.  CONDUCT A STRATEGY SESSION WITH THE NRC

Using information collected from the previous steps, a meeting was held with NRC Managers, to define the procedures and to discuss anticipated results of the NRC handling the Trouble Management/Customer Care responsibilities.

5.  DEVELOP PROCESS WORK FLOWS

Flows were developed for each of the major processes.



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

1.5 PROCESSES MODELED

The following processes were modeled as part of this phase:


Process Name               Process Description
------------               -------------------
Prospecting                Interest ILEC customers in transferring to ATG. and
                           signing up for ATG Internet Dial-up data services.

Pre-Ordering               Assemble ILEC-specific forms and gather credit
                           information about customer to complete customer order
                           package. This also holds true for potential Internet
                           Dial-up data.

Migrate As-is Telephony    Includes entering the order into the ILEC order system
Order                      or order form, working with the ILEC to change the
                           billing information of the customer from the ILEC to
                           ATG, and updating the internal ATG order management
                           and billing systems with the customer's information.

Move Add Change (MAC)      Making changes to a customer's telephony service
Telephony Order            after they  have been migrated to ATG.

ISP Order                  Take an order to establish a customer's ISP service.

Telephony Trouble          Includes referring a telephony trouble report to the
Management                 NRC, monitoring the problem until the customer's
                           problem is resolved, and confirming with the customer
                           that their service has been restored to their
                           satisfaction.

ISP Trouble Management Includes referring an ISP trouble report to the NRC, transferring the call to the ATG
                           INOC if necessary and confirming with the customer that their service has been restored to their satisfaction.



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

2    INTRODUCTION

The PMO phase of the Operational Readiness Plan models services and network operations for the resale to its customers of ILEC services, as is planned for start-up by ATG in May, 1999. The intent of this phase is to understand and document ATG's business plans and strategies to perform gap analysis and evaluate the probable success rate for this market entry. This detail permits:

        - Review of essential day-to-day service activities to develop key performance indicators to be detailed in the FMO.

        - Identify opportunities for development of additional processes and procedures that may be vital to a successful implementation.

        - Review of the quantity and quality of the staff required, and in place, to meet the business needs and the needs of the customer.

        - Identify the required interactions and information flows between ATG corporate, ATG market, NRC services, and AMS services affecting end-to-end service delivery.

To proceed with the analysis, the PMO Team used various documents and reference material supplied by ATG and information collected from interviews with the ATG executives and subject matter experts. The project team reviewed each of the following documents to identify executive strategies and key business perspectives relating to the planned PMO. Similar to the interview questionnaires, these documents were used as a reference for the documentation and analysis of key relationships.

2.1   REFERENCES

The following key ATG documents were utilized while gathering information for the PMO:

                                     ATG DOCUMENTS
--------------------------------------------------------------------------------
1.  Advanced TelCom Group - Building on Success ... Creating the #1 CLEC in
    Tier 3 & 4 Markets (Presentation)

2.  Advanced TelCom Group, Inc. - Market Selection Process, 12/14/98
    (Presentation)

3.  ATG Information Technology Plan, January 28, 1999 (Presentation)

4.  ATG High-Level OSS / BSS Project Scope, December 1998

5.  1999 New Market Development Goals

6.  An ATG CSR Perspective -  Customer Management Systems and Procedures

7.  ATG Customer and Line Forecast

8.  ATG - Competitive Local Exchange Carrier Business Functions

9.  ATG Draft v.01 OSS/BSS IT Architecture - Resale Only

10. ATG Draft v.03 OSS/BSS IT Architecture

11. ATG's High Availability Server Architecture Santa Rosa, CA Dec. 1, 1998

12. ATG Product Codes

13. ATG Site Roll-out 12/10/98

14. RESALE SERVICE QUESTIONS FOR ATG

15. DATA EXCHANGE AGREEMENT FOR THE DISTRIBUTION OF INTRALATA MESSAGE DETAIL
    AND/OR THE SETTLEMENT OF INTRALATA MESSAGE REVENUE BETWEEN PACIFIC BELL
    AND .........



Page 8      Advanced TelCom Group, Inc. - Confidential and Proprietary

                                     ATG DOCUMENTS
--------------------------------------------------------------------------------
16. Resale User Guide Basic Information and Order Preparation Pacific Bell  Industry
    Operations October 12, 1998

17. Colorado US West Interconnect Agreement

18. Idaho US West Interconnect Agreement

19. Nevada Bell Proposed Interconnect Agreement

20. Oregon US West Interconnect Agreement

21. Washington US West Interconnect Agreement

22. Olympia, Washington Business Plan, 12/8/1998

23. ATG's Packet Switched Services (Presentation)

24. Methods and Procedures developed for ATG's Resale Business.


2.2   DATA COLLECTION

As discussed in Section 1.4.3, the Lucent PMO Team met with key ATG managers responsible for implementing the strategies and procedures for the start-up resale service, to identify and verify existing processes and procedures. After these processes and procedures were reviewed for completeness, workflow diagrams were developed for to identify the work activities that must happen at each step. In addition to this data collection and development, some information collected by the Lucent BOA Team was also reviewed to complete the data collection for the PMO. A list of the ATG executives and subject matter experts interviewed by the BOA Team follows:


           PERSON               TITLE            COMPANY       FUNCTIONAL AREA          PHONE
           ------               -----            -------       ---------------          -----
1      Bruce Peterson   VP Engineering         DCI          Order Management       (206) 447-9620
                                                                                   (425) 269-3426

2      Charlene Curry   Controller             ATG          Finance & Accounting   (707) 535-8998

3      Chris Ward       VP Internet Services   ATG          Internet Network,      (707) 535-8915
                                                            Products & Services

4      Chuck Seefloth   Exec. Dir. Field &     ATG          Voice Network &        (707) 535-8943
                        Engineering                         Field Operations
                        Operations

5      Curt Wheeling    Sr. VP Marketing &     ATG          Voice Product          (707) 535-8935
                        Business Development                Marketing

6      Dan Cruz         VP & Chief Systems     ATG          Enterprise network,    (707) 535-8902
                        Officer                             OSS, BSS, &
                                                            Corporate Operations

7      Dan Fee          Regional VP (CA)       ATG          Sales & Field          (707) 568-3888
                                                            Operations

8      Dave Anderson    Principal              AMS          Billing, mediation,    (703) 227-7546
                                                            & CABS                 (202) 253-5912

9      Dave Henderson   Sr. Principal          AMS          Information            (972) 569-9190
                                                            Technology &
                                                            external interfaces

10     Dean Handy       Dir. Switch            ATG          Switching,             (707) 535-8969
                        Engineering                         mediation, external
                                                            interfaces

11     Gary Hunt        Manager Shared         ATG          Sales, voice           707-535-8945
                        Tenant Services                     products, voice
                                                            service offerings,
                                                            training


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


12     John Harkin      Dir. Internet          ATG          Internet network &     (707) 535-8914
                        Technology                          service delivery
                                                            technology

13     Kath Thomas      VP Regulatory &        ATG          Regulatory Affairs     (707) 535-8999
                        Public Policy

14     Lee Hsaio        Manager Internal       ATG          Internal IT network    (707) 535-8980
                        Information                         (LAN/WAN), servers &
                        Technology                          desktops

15     Luis Aguilar     Exec. Dir. Sales &     ATG          Business               (707) 535-8940
                        Field Operations                    development,
                                                            mergers,
                                                            acquisitions, sales,
                                                            & field operations

16     Mark Ritter      VP New Market          ATG          Expansions &           (703) 421-5249
                        Development                         Acquisitions           (707) 535-8975

17     Mike Black       Sr. VP Sales & Field   ATG          Sales and Field        (520) 571-7185
                        Operations                          Operations             (707) 535-8905

18     Mike Kimsey      Exec. Dir. Customer    ATG          Corporate and Field    (916) 631-1731
                        Service                             Customer Services      (707) 535-8955

19     Ron Wynes        Dir. Transmission      ATG          Network co-location,   (707) 535-8911
                        Engineering                         transmission,
                                                            transport & access

20     Scott Shultis    Manager Internet       ATG          Internet Products &    (707) 535-8916
                        Products & Services                 Services

21     Sheila Botein    Sr. Principal          AMS          Resale requirements,   (650) 508-5332
                                                            methods & procedures

22     Steve Farmiloe   Sales Manager          ATG          Sales                  (707) 568-3888

23     Steve Roth       Regional VP (OR) &     ATG          Sales & Field          (360) 570-1504
                        (WA)                                Operations

24     Tony Rivera      Exec. Dir. Long        ATG          Long distance          (707) 535-8950
                        Distance Services                   products & services

25     Traci Johnson    HR Manager             ATG          Human Resources        (707) 535-8906



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



2.3   ACRONYMS


      Acronym                                Description
      -------                                -----------
        AMS           American Management Systems

      ARBOR/BP        Biller Software Product (from Kenan Systems)

        ARS           Action Request System (trouble management software from Remedy
                      Corporation)

        ATG           Advanced TelCom Group, Inc.

        BOA           Business Objective Analysis

        CLEC          Competitive Local Exchange Carrier

        CSC           Customer Service Coordinator

        CSR           Customer Service Representative / Customer Service Record

        DCI           Digital Counterpart Inc. (order entry and tracking system vendor)

        DS1           Transmission facility operating at 1.544 Mbps

        DS3           Transmission facility operating at 45 Mbps

        DSL           Digital Subscriber Line

      eC.Order        Order Entry System (DCI)

        FCC           Federal Communications Commission

        FMO           Future Method of Operations

  256K Frame Relay    A streamlined packet switching protocol
                      designed to provide high-speed frame or packet switching
                      with minimal delay and efficient bandwidth usage

        ILEC          Incumbent Local Exchange Carrier

        IMA           Interconnection Mediation Access (US West)

        INOC          Internet Network Operations Center

        ISDN          Integrated Services Digital Network

      ISDN BRI        ISDN Basic Rate Interface

      ISDN PRI        ISDN Primary Rate Interface

        ISP           Internet Service Provider

        IXC           Inter-eXchange Carrier

       KENAN          Kenan Systems Corporation (biller system vendor)

         LD           Long Distance

        LEX           LSR eXchange System

        LOA           Letter of Agreement / Agency

        LSR           Local Service Request

        MAC           Move, Add, Change

        MACD          Move, Add, Change, Delete

        MAI

        NRC           Network Reliability Center

        OCSR          Outside Customer Service Representative

         OE           Order Entry

        OMS           Order Management Specialist

         OT           Order Tracking

        PBSM          Pacific Bell Service Manager

        PBX           Private Branch Exchange

        PMO           Present Method of Operations

        POS           Point Of Service (Pacific Bell)



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
        POTS          Plain Old Telephone Service

        PUC           Public Utility Commission

       Qwest          Branded ATG long distance service provider

       REMEDY         Remedy Corporation (trouble administration/management software)

        SME           Subject Matter Expert

         SR           Sales Representative

        TSA           Telecommunications Service Agreement

        UBL           Unbundled Loops

        UNE           Unbundled Network Element

      VERIGATE        (Pacific Bell)



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3       EXISTING INFRASTRUCTURE

3.1 INFORMATION SYSTEMS

During the resale phase, the following systems have been identified for use by
ATG:

1. Arbor/BP - a billing system. This system will be supplied by Kenan Systems and operated by AMS on a service bureau basis. Arbor/BP will be the repository for the ATG product catalog and all customer information as well as produce bills.

2.      IMA - This is US West's system for accepting Unbundled Network Element
        (UNE) orders from CLECs.

3. LEX/Verigate and PBSM - These are Pacific Bell's system's for accepting UNE orders from CLECs.

4. eC.Order - An order entry and order tracking system being developed by Digital Counterpart for ATG internally.

5. ARS - Remedy Corporation software used by the Lucent NRC to assist in trouble management.

3.2   SERVICE PROVIDERS

LOCAL TELEPHONY SERVICE

During this phase, ATG will be reselling local telephone service from the ILECs. For Santa Rosa, CA this will be Pacific Bell, and for Salem, OR and Olympia, WA this will be US West.

LONG DISTANCE SERVICE

      ATG WILL BE RESELLING LONG-DISTANCE SERVICES FROM QWEST AND WILL BILL FOR THESE SERVICES ON AN ATG-BRANDED BILL. QWEST WILL ALSO BE PROVIDING ATG-BRANDED TELEPHONE CALLING CARDS.



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3.3   NETWORK INFRASTRUCTURE

The following diagram represents the high-level infrastructure of the Business Support Systems to support ATG's business in the Resale and Internet dial-up phase.


                                  [FLOW CHART]



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3.4 SERVICES OFFERED

ATG plans to offer both the resale of ILEC telephony services and the direct sale of dial-up ISP services in the time period between entry into a market and the full availability of their own network facilities. Specifically, the services offered will be:

        Type                                       Services
        ----                                       --------
Telephony
                      Business Analog Line
                      Digital DID Trunk
                      Centrex
                      Analog PBX Trunk
                      Analog DID Line
                      ISDN BRI
                      ISDN PRI
                      Centrex
                      Long Distance
                      Calling Cards
Internet
                      Personal Advantage Analog or ISDN (2 e-mail boxes)
                      Business Advantage Analog or ISDN (5 e-mail boxes, 5 aliases, 0 IP)
                      LAN-Advantage Analog or ISDN (10 e-mail boxes, 5 aliases, 6 IP)


In addition the following telephony features will be available. Not all features are available with all services:

    -   Hunting
    -   3-Way Calling
    -   Speed Calling 30
    -   Block Services
    -   Remote Call Forwarding
    -   Priority Ringing
    -   Call Waiting
    -   Speed Calling 8
    -   Auto Busy Redial
    -   Call Forwarding
    -   Call Block



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4       ORGANIZATIONAL STRUCTURE ANALYSIS

4.1 CORPORATE ORGANIZATIONAL STRUCTURE

With ATG offering Local, Long Distance, and Internet services at start-up, many executives, departments and organizations (functional areas) have been identified. Other major roles have been identified, although specific job descriptions have not been developed, nor in some cases, knowledgeable staff hired to fill these positions. The following organizations exist today in ATG:

-   Marketing and Sales
-   Customer Service
-   Human Resources
-   Financial and Corporate Management
-   Internet Services and Technology
-   Field Operations
-   Regulatory Affairs
-   Business Development
-   Expansions and Acquisitions
-   Collocation and Transport
-   Long Distance
-   Information Technology

ATG CORPORATE ORGANIZATIONAL STRUCTURE



                                  [FLOW CHART]



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Marketing

This function analyzes customer's needs and anticipates the products and services needed to serve customers and potential customers now and in the future. The objectives of the business plan are to market services using a city-centric approach, with skilled people to take customers orders and put them through the system without error. The sales team will call on customers with 4 lines or more and will conduct telemarketing for customers with 1-3 lines. Another group responsible for sales and marketing is the Shared Tenant organization who will be targeting office parks and business complexes. This team must know the products, be well trained and possess outstanding customer skills.

Internet Services and Technology

This group will build the Internet backbone and server complex and provide all Internet access services. The objective is to be a top quality, leading edge Internet provider becoming an early adopter and provider of new technology services.

Long Distance

This function manages the Long Distance Services, negotiating contracts, negotiating with vendors, monitoring service levels and providing high quality LD service.

Regulatory Affairs

These functions include all interaction required from a regulatory perspective of the FCC and PUC, as well as contract agreements and escalation problems with ILECs.

Financial and Corporate Management

This function is responsible for all the financial and accounting needs of the business. These include:

        - Purchasing
        - Fixed asset management
        - Financial Reporting
        - Billing, credit and collections policies
        - Matching revenue to billing and to costs
        - Taxes

Customer Service

There will be a centralized organization that will ensure standardization of procedures, sales forms, and policies for all Branches. Additionally, there will be a customer service organization in each branch. This organization will include customer service representatives and an order management group to ensure intervals are met as well as customer expectations, monitor billing, collections and interface with the NRC for trouble management.



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Field Operations

These functions include engineering and construction of the transport and switched networks. This group is responsible for new installations, maintenance, product selection & building lease agreements.

Expansions and Acquisitions

The function of this organization is to identify and evaluate all appropriate Tier 3 markets and determine the appropriate ones for entry. This determination is based on criteria including size of city, competition already in place, city clustering capabilities, fiber in place, etc. A six-step process is in place for deciding on a market before submitting the recommendation for Board approval.

Business Development

The function of this organization is to develop strategies to interconnect cities, connect markets, develop concepts for moving from a resale CLEC to a facilities CLEC, pursue revenue opportunities and generally grow all markets.

Systems

This organization is responsible for the selection and acquisition of strategic partners to supply information systems to support ATG's business.



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4.2 CURRENT BRANCH ORGANIZATION

The current ATG organization places the responsibility for operational success on these organizations within each region.



                                  [FLOW CHART]



4.2.1   SPECIFIC JOB RESPONSIBILITIES

The following specific job responsibilities have been identified within each branch:

4.2.1.1  SALES ORGANIZATION

ACCOUNT REPRESENTATIVE

The Account Representative (AR) is the initial point of interaction between ATG and the customer. The AR will be given a list of all businesses in their territory and will visit all of them personally. The Sales Representative reports to the Sales Manager in each Branch. Specific responsibilities include:

- Inform the customer about ATG's products and services

- Obtain the customer's signature on the LOA

- Obtain customer's signature on TSA

- Notify customer if deposit is required



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- Act as primary customer interface

SALES ADMINISTRATOR

The Sales Administrator reports to the Sales Manager in each Branch. Their primary responsibility is to support the sales process. Specific responsibilities include:

- Validates that ATG can provide same services as ILEC

- Prepares TSA

- Performs Credit Check

- Determines if Deposit is required

- Assembles Order Package

SALES ENGINEER

The Sales Engineer reports to the Sales Manager in each Branch. Their primary responsibility is to provide technical support to the sales process. Specific responsibilities include:

-   Validate that the order is technically feasible and complete
- Validate with Operations Manager that the services being offered within the order are being delivered via the most appropriate and cost effective solution
-   Answer technical questions for a customer


4.2.1.2  OPERATIONS ORGANIZATION

The Operations Organization does not play a role in the resale environment.

4.2.1.3  CUSTOMER SERVICE ORGANIZATION


CUSTOMER SERVICE REPRESENTATIVE (CSR)

The CSR reports to the Customer Service Manager in each Branch. One of their responsibilities is the receipt & review of the Order package from the Sales Group. The CSR then needs to insure that the cover sheet containing the authorization signatures is present from the Sales Manager and from the Customer Service Manager.

One major function will be to answer incoming phone calls from the outside world, primarily from the Customers. These calls may require the Soft handoff to the NRC for trouble resolution. Other responsibilities include:

- Verify that the order packages contains the required forms for the appropriate order type and service ordered.
- Verify all information is correct & that all required fields on the forms are completed.
-   Note missing, incomplete or incorrect information.
- Return the package to the Sales Group if there are any discrepancies that can not be easily resolved by simple means. (phone call, etc)
-   Forward-approved order packages to the Order Management Specialist.
-   Interact with the Sales Group & the CSC.



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CUSTOMER SERVICE COORDINATOR (CSC)

The CSC reports to the Customer Service Manager in each Branch. The CSC' primary task is to create the inputs for the Order Entry System (OE) after receiving the order package from the CSR. Other responsibilities include:

- After the entry of the appropriate forms, the CSC would start the tracking process of the orders utilizing the Order Tracking System (OT).

- The CSC may be required at times to manually prepare the forms & fax to the ILEC, the ISP, or to Qwest.

- The CSC will make the original entry (MAI) into the Arbor BP system and any updates to that system required due to additional orders. (MAC)

- The CSC would be the recipient of any rejected order due to errors after the order was submitted to the ILEC.

- Inform the Outside CSR that the order has been completed by the ILEC so that notification can be given to the Customer.

4.3   OUTSOURCED OPERATIONS

The following operations are outsourced in the Resale timeframe:

        -  Trouble Management
        -  Billing Operations

4.3.1   TROUBLE MANAGEMENT

Lucent Technologies Network Reliability Center (NRC) will be performing trouble management functions for ATG on an outsourced basis. This will include the following activities:

        -  Taking customer trouble calls for telephony and ISP service
        - Provide 1st level support only for ISP calls (2nd level calls transferred to Internet Network Operations Center (INOC) for resolution)
        - Case management for all telephony calls (Interface with ILECs and LD carriers to resolve problem)
        - Enter all trouble calls into Remedy ARS system

4.3.2   BILLING OPERATIONS

American Management Systems (AMS) is performing billing operations for ATG on an outsourced basis. This will include the following activities:

      - Collection of call detail records from the ILECs and Qwest
      - Maintenance of the product catalog in Arbor BP
      - Processing of customer payments through the lock box
      - Running bill production
      - Bill verification
      - Sending bills to the customer



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4.4 ORGANIZATIONAL RECOMMENDATIONS

ROLES OF CENTRALIZED AND LOCAL ORGANIZATIONS

In the current organization, both the customer service and field support organizations in each region report up through the general manager. If this structure is to be maintained then the corporate customer service and field support organizations must still play a significant role in the management of these groups (dotted line responsibility). It is recommended that the corporate organizations play a policy making and quality assurance role with respect to the local organizations. Specifically:

-  Establishing policies and procedures
-  Training
-  Establishing job descriptions and levels
-  Determining metrics and measurement criteria
-  Evaluation of effectiveness of current processes
-  Establishing escalation scenarios

If ATG is to successfully expand into a large number of markets, there must be a high degree of standardization. This will make entry into these markets much smoother. This, of course, must be balanced against the need to make adjustments for local conditions.

CUSTOMER ADVOCATE / OPERATIONS MANAGER

The day-to-day operations of ATG are spread out over a number of organizations and executive responsibilities. It is important to have a single individual responsible for operations as opposed to policy-making and business development. This person's primary responsibility would be to ensure customer satisfaction from the initial sales visit through establishment of service and including ongoing contact such as receiving bills, trouble calls and customer service activity.

VENDOR MANAGEMENT

Since ATG has chosen to outsource major portions of their operations, Vendor Management becomes even more important than usual. A manager should be appointed to manage the ongoing relationship with major vendors, especially Lucent, AMS and DCI.

ATG PROJECT MANAGERS

ATG has outsourced the project management role to its vendors for both the Resale and Facilities phases of the project. These endeavors are so important to ATG that the person in charge should be a key ATG executive. Progress in these areas may have suffered because close ATG oversight was not available.

LACK OF RESOURCES

It is part of ATG's business philosophy not to build a vast internal organization, hence the outsourcing of large portions of the business to Lucent and ATG. Also, since there is no revenue currently flowing into the company it is understandable that ATG would want to keep costs down. However, in almost all areas of the organization there appears to be insufficient staff to



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perform the work at hand, or to handle the potential level of business that is anticipated. This has been a contributing factor to missing deadlines and delaying the start of business.

If the Internet business is successful, the Internet Network Operations Center
(INOC) will be severely understaffed. If either the Internet or Resale businesses are successful, then the local branches will find themselves severely pressed to meet customer commitments. If the business is successful additional resources will need to be hired anyway. Hiring sooner rather than later will enhance ATG's chances of providing excellent customer service. Given the difficulty of hiring qualified staff, it is better to be out in front of this issue.

Building a telephone and an Internet company from scratch is a complex operation. It will be difficult to achieve successfully without the right type and number of resources.



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5       PROCESS FLOWS

This following section documents the PMO process flows for those services and processes that have been identified as being needed to provide the resale of ILEC services. The process flows modeled are:

Process Name               Process Description
------------               -------------------
Prospecting                Interest ILEC customers in transferring to ATG.

Pre-Ordering               Assemble ILEC-specific forms and gather credit
                           information about customer to complete customer order
                           package.

Migrate As-is Telephony    Includes entering the order into the ILEC order system or
Order                      order form, working with the ILEC to change the billing
                           information of the customer from the ILEC to ATG, and
                           updating the internal ATG order management and
                           billing systems with the customer's information.

Move Add Change Delete     Making changes to a customer's telephony service after they
(MACD) Telephony Order     have been migrated to ATG.

ISP Order                  Take an order to establish a customer's ISP service.

Telephony Trouble          Includes referring a telephony trouble report to the NRC,
Management                 monitoring the problem until the customer's problem is
                           resolved, and confirming with the customer that their
                           service has been restored to their satisfaction.

ISP Trouble Management     Includes referring an ISP trouble report to the NRC,
                           transferring the call to the ATG INOC if necessary
                           and confirming with the customer that their service
                           has been restored to their satisfaction.

These process flows are not a comprehensive list of all business processes performed by ATG. The information contained in these flows will be updated in the Future Method of Operations (FMO) phase to reflect the changes necessary to operate during the conversion to the facilities phase.


NOTE: WHEN THESE FLOWS WERE DESIGNED IT WAS ASSUMED THAT EC.ORDER WOULD BE IN PLACE. IT WAS DETERMINED AT LAUNCH DATE THAT eC.ORDER WOULD NOT BE DEPLOYED FOR THE TIME BEING. CONSEQUENTLY, ANY OPERATIONS DESCRIBED AS BEING PERFORMED BY EC.ORDER IN THESE FLOWS IS BEING DONE MANUALLY TODAY.



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5.1     PROSPECTING

1.      OBTAINS SIGNATURE

The Sales Representative obtains Prospect's signature on Part 1 of the LOA to request a copy of the Customer Service Record from ILEC.

2.      OBTAIN ILEC INVOICE

The Sales Representative requests a copy of the Prospect's ILEC invoice to determine what services the Prospect is being billed for by the ILEC.

3.      CUSTOMER ACCEPTS OFFER

The Sales Representative compares the Prospect's invoice with the ATG list of services available for resale.

4.      OBTAIN BILLING INFORMATION

The Sales Representative asks the Prospect for his/her billing information and enters on the ATG Subscriber Information form.

5.      PROVIDE LOA & FORMS

The Sales Representative provides Part I and Part II, of the Letter of Agency
(LOA), the Prospect's invoice, and the ATG Subscriber Form to the Sales Administrator.

6.      RETRIEVE CSR

The Sales Administrator retrieves the Customer Service Record (CSR) from the ILEC system.

7.      VERIFIES INVOICE AGAINST CSR

The Sales Administrator reviews the Prospect's invoice to the ILEC CSR to determine if the USOCs and FIDs on the CSR match those on the Prospect's invoice.

8.      PREPARES & SENDS MIGRATE ORDER PACKAGE

The Sales Administrator prepares the Migrate Order Package & Sends to the Sales Representative for obtaining the Customers Signature.

9.      OBTAIN CUSTOMER SIGNATURE

The Sales Representative obtains the Prospect's signature on the Order Package, which concludes the Prospecting process.



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                                  [FLOW CHART]



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5.2     PRE-ORDER

1.  OBTAIN AND PRINT CUSTOMER'S CREDIT REPORT

The Sales Administrator obtains and prints the Dun and Bradstreet Credit Report and checks the credit score. If there is no D&B, the Sales Administrator obtains a Credit Score from other information provided by the customer.

2.  APPLY RISK MITIGATION

The Sales Administrator (SA) applies the risk mitigation strategy to calculate the necessary deposit required by the customer. The SA compares the credit score to the ATG Deposit Matrix and determines the amount of the deposit. If the SA has no credit score information, he/she uses the worst case scenario from the deposit matrix.

3.  DETERMINE DEPOSIT REQUIRED

The SA reviews the credit information and determines the deposit required from the customer.

4.  NOTIFY ACCOUNT REP. TO CONTACT CUSTOMER

The SA notifies the Account Representative that a deposit is required and the amount of the deposit.

5.  NOTIFIES CUSTOMER OF DEPOSIT REQUIRED

The Account Representative notifies the Customer of the amount of deposit.

6.  COLLECT DEPOSIT

The Account Representative collects the deposit from the Customer.

7.  ASSEMBLE ORDER PACKAGE

After receipt of the deposit from the Customer, the SA assembles the order package. The order package includes:

-  Telecommunications Service Agreement (TSA) signed properly
-  Completed Letter of Agreement (LOA) with appropriate sections initialed
-  Printed copy of Dun & Bradstreet Report
-  Printed copy of the CSR
-  Credit Bureau Score reflecting the deposit amount required (if applicable)
-  Deposit payment from Customer
-  Sales Package with applicable product-specific information and billing forms.

8.  OBTAINS APPROVAL

The Sales Administrator contacts the Sales Manager and obtains his/her approval and signature on the sales package.



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9.  APPROVES AND FORWARDS

The Sales Manager approves the Order Package and forwards to Order Management.

10. FORWARD ORDER PACKAGE TO ORDER MANAGEMENT

The Sales Administrator passes the complete order package to Order Management. This completes the Pre-Order process.



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                                  [FLOW CHART]







Page 29     Advanced TelCom Group, Inc. - Confidential and Proprietary

5.3     ORDER MANAGEMENT FOR MIGRATE AS IS ORDERS

1.      RECEIVE MIGRATE ORDER PACKAGE

The Customer Service Representative (CSR) receives and reviews the completed order package from the Sales Group and sends to the Order Management Specialist
(CSC).

2.      OCSR ASSIGNED

Assign Outside Customer Service Representative.

3.      INPUTS TO eC.ORDER SYSTEM

The CSC completes and submits the service order forms into the eC.Order System.

4.      RETRIEVES eC.ORDER INFORMATION

The CSC retrieves the completed order forms and prepares the necessary forms for submittal to the ILEC.

5.      SUBMITS FORMS TO ILEC

The CSC submits the forms to the ILEC using the appropriate ILEC OSS.

6.      TRACK AND POST STATUS IN eC.ORDER

The ILEC issues the Firm Order Completion (FOC) with the order Due Date and other related pertinent information. The CSC updates and posts order status and other pertinent information in the eC.Order System.

7.      ADD CUSTOMER TO ARBOR BP

The CSC receives completion notification and posts the updated information in the eC.Order system. The CSC enters the customer record information the Arbor BP system. The customer billing is activated.

8.      NOTIFY OUTSIDE CUSTOMER SERVICE REPRESENTATIVE (OCSR)

The CSC notifies the OCSR of the order completion.

9.      OCSR NOTIFIES CUSTOMER

The OCSR notifies the customer the order activity is completed.

10.     OCSR DELIVERS FIRST BILL

The OCSR hand delivers the first bill to the customer.



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5.4 ORDER MANAGEMENT FOR MOVE/ADD/CHANGE ORDERS

1.  RECEIVE MAC ORDER PACKAGE

The Customer Service Representative (CSR) receives and reviews the completed order package from the Sales Group and sends to the Order Management Specialist
(CSC).

2.  INPUTS TO eC.ORDER SYSTEM

The CSC completes and submits the service order forms into the eC.Order System. The eC.Order System reformats the information into ILEC format.

3.  RETRIEVES eC.ORDER INFORMATION

The CSC retrieves the completed order forms and prepares the necessary forms for submittal to the ILEC.

4.  SUBMITS FORMS TO ILEC

The CSC submits the forms to the ILEC using the appropriate ILEC OSS. The ILEC receives and reviews the submitted orders for correctness and makes any appropriate corrections. The ILEC issues the Firm Order Completion (FOC) with the order Due Date and other related pertinent information.

5.  TRACK AND POST STATUS IN eC.ORDER

The CSC updates and posts order status and other pertinent information in the eC.Order System.

6.  UPDATE RECORD IN ARBOR BP

The CSC receives completion notification and posts the updated information in the eC.Order system. The CSC enters the customer record information in the Arbor BP system. The customer is billed for the move/add/change activity on their bill.

7.  NOTIFY OUTSIDE CUSTOMER SERVICE REPRESENTATIVE (OCSR)

The CSC notifies the OCSR of the order completion.

8.  OCSR NOTIFIES CUSTOMER

The OCSR notifies the customer the order activity is completed.



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5.5 ISP ORDER MANAGEMENT

1.      COMPLETES TSA & ATTACHMENT

If the customer is ordering internet service with telephony the required sales forms should be filled out at the customer's site and submitted via the normal process.

2.      FORWARDS TO OM / CSR

The sales organization submits the completed package to Customer Service.

3.      COMPLETES TSA, OBTAINS EMAIL INFO

If the customer is ordering internet service alone a customer signature and D&B credit score are not required. A TSA and Internet Sales Form are required.

4.      COMPLETES & CONFIRMS AVAILABILITY

The Order Management Specialist determines if the customer's requested email address is available. If not, they contact the customer to get a new email address.

5.      ENTERS ORDER

The order is entered into eC.Order system.

6.      ENTERS ORDER FOR BILLING

The CSC prints the Arbor data entry forms from the eC.Order system and enters the information into Arbor/BP.

7.      FORWARDS CD AND LETTER

An installation CD and welcome letter is sent to the customer



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5.6 TELEPHONY TROUBLE MANAGEMENT


1.      RECEIVES REPAIR REPORT


Receive trouble call from subscriber. Determine nature of problem. Verify subscriber's records to confirm ATG subscriber

2.      ONLINE TRANSFER TO THE NRC

After confirming ATG subscriber, On-line transfer to NRC stating subscriber's name, telephone number and describing problem. Note subscriber's account of call and referral date and time

3.      RECEIVES REPAIR REPORT

Receive call as on-line transfer from Customer Service Representative or from ATG subscriber. Access subscriber's records. Verify subscriber is an ATG customer.

4.      CREATES TICKET IN REMEDY

Create Remedy ticket

5.      REFERS TICKET TO ILEC/LD CARRIER

Refer repair problem to ILEC/LD Carrier. Follow up to assure repaired within approved intervals. The ILEC will confirm receipt of repair report with NRC & perform testing and diagnostics. The ILEC will dispatch or exercise resolution methods, as appropriate & notify the NRC of resolution.

6.      RECEIVE DAILY LOG

The NRC will send a log listing calls received, customer name, and repair problem to CSR each morning.

7.      RECEIVES NOTIFICATION

The NRC will receive notification from ILEC of resolution.

8.      CALLS END USER TO CONFIRM RESOLUTION

Call subscriber and confirm problem is resolved.

9.      NOTIFIES CSR OF RESOLUTION

The NRC will notify Customer Service Representative with resolution information. Note daily report with resolution and date and time ticket closed. Note resolution on Remedy ticket and close ticket.

10.     NOTES CUSTOMER RECORDS



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Receive daily log from NRC listing calls received, customer name, and repair problem each morning. Receive notification from NRC that problem is resolved. Note subscriber's records of resolution.



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5.7 ISP TROUBLE MANAGEMENT

1.      RECEIVES REPORT AND VALIDATES CUSTOMER

Receives ISP trouble repair call from customer. Validates that customer calling, is ATG's ISP customer. Uses an ATG supplied ISP script and qualifies that there is a legitimate ISP problem.

2.      WARM TRANSFERS TO ISP TECHNICAL GROUP

Warm transfers the customer to the ISP Technical Group providing the customer record information (customer's name, telephone number, address) and nature of the ISP problem.

3.      RECEIVES REPORT, QUANTIFIES AND VALIDATES

Receives out of hours or overflow ISP trouble repair calls from ISP customer. Validates that customer calling is ATG's ISP customer. Uses an ATG supplied ISP script and qualifies that there is a legitimate ISP problem.

4.      CREATES REMEDY TICKET

Creates Remedy ticket

5.      RESOLVES OR FORWARDS TO ISP GROUP

Resolves problem if able, or forwards it to ATG ISP Technical Group. For calls received out of hours, sends an activity list to the ISP Technical Group in the morning.

6.      RECEIVES OR CREATES TROUBLE TICKET

Receives trouble ticket from NRC or creates one in ATG's Remedy for customers transferred by the CSR.

7.      UPDATES REMEDY

Updates and closes ticket in Remedy when trouble is resolved.

8.      RESOLVES AND UPDATES REMEDY

Resolves ISP problem, updates and closes ticket in Remedy when fixed.

9.      RECEIVES NOTIFICATION

Receives notification from NRC and/or ISP Technical group that the trouble has been resolved and closed.



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10.     CALLS CUSTOMER TO CONFIRM AND INFORM

Calls ISP customer to inform them that the trouble is fixed and to confirm that they agree, and are satisfied.



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